EXHIBIT 99.2

                                   ARMSTRONG



                      DISCLOSURE STATEMENT, DATED MARCH 14,
               2003, FOR THE FIRST AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.


     THE FIRST AMENDED PLAN OF REORGANIZATION OF ARMSTRONG WORLD INDUSTRIES,
      INC., WHICH IS ATTACHED AS EXHIBIT "A" TO THIS DISCLOSURE STATEMENT, CONTAINS THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION, AN INJUNCTION AGAINST CONDUCT NOT OTHERWISE ENJOINED UNDER THE BANKRUPTCY CODE. FOR A DESCRIPTION OF THE ACTS TO BE ENJOINED AND THE IDENTITY OF THE ENTITIES
    THAT WOULD BE SUBJECT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION, SEE SECTION VI.D OF THIS DISCLOSURE STATEMENT, ENTITLED, "THE ASBESTOS PI
   TRUST - THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION," AND SECTION 1.25
     OF THE PLAN OF REORGANIZATION. THE FIRST AMENDED PLAN OF REORGANIZATION ALSO CONTAINS THE CLAIMS TRADING INJUNCTION, WHICH RESTRICTS THE TRANSFER
   OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS. SEE
            SECTION 1.44 OF THE FIRST AMENDED PLAN OF REORGANIZATION.


   This Disclosure Statement has not been approved by the Bankruptcy Court as containing "adequate information" within the meaning of section 1125(a) of the Bankruptcy Code. Prior to the solicitation of votes to accept or reject the Plan, Armstrong World Industries, Inc. intends to seek an order of the
              Bankruptcy Court approving this Disclosure Statement.

                                   ARMSTRONG

TO: HOLDERS OF CLAIMS (INCLUDING ASBESTOS PERSONAL INJURY CLAIMS) AGAINST AND EQUITY INTERESTS IN ARMSTRONG WORLD INDUSTRIES, INC.

           HOLDERS OF COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

GENERAL

We are transmitting to you with this letter the Disclosure Statement with respect to the first amended chapter 11 plan of reorganization (the "PLAN") of Armstrong World Industries, Inc. ("AWI"). The Disclosure Statement describes the provisions of the Plan for AWI, which is supported by the major constituencies in AWI's chapter 11 case - the Official Asbestos Claimants' Committee (the "ASBESTOS PI CLAIMANTS' COMMITTEE"), the Legal Representative for Future Personal Injury Claimants (the "FUTURE CLAIMANTS' REPRESENTATIVE"), and the Official Committee of Unsecured Creditors (the "UNSECURED CREDITORS' COMMITTEE"). The Disclosure Statement has been approved for dissemination to parties in interest. You should read the Disclosure Statement carefully. A summary of the distributions that will be made under the Plan is included in Sections II and V of the Disclosure Statement. If you are entitled to vote on the Plan, a ballot is enclosed for you. WE URGE YOU TO VOTE TO ACCEPT THE PLAN.

THE PLAN IS THE PRODUCT OF EXTENSIVE NEGOTIATIONS AMONG AWI AND THE REPRESENTATIVES OF ITS PRINCIPAL CONSTITUENCIES, INCLUDING UNSECURED CREDITORS AND ASBESTOS PERSONAL INJURY CLAIMANTS. AWI AND THESE REPRESENTATIVES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS AND WILL ALLOW AWI TO EMERGE FROM CHAPTER 11 AS A VIABLE ONGOING BUSINESS ENTERPRISE. THE PLAN HAS THE SUPPORT OF AWI, THE REPRESENTATIVES OF ALL OF THE HOLDERS OF PRESENT AND FUTURE ASBESTOS-RELATED PERSONAL INJURY CLAIMS AGAINST AWI, AND THE REPRESENTATIVES OF ALL UNSECURED CREDITORS.

ARMSTRONG HOLDINGS, INC. SHAREHOLDERS

Although we are concurrently distributing the Disclosure Statement (and related
Plan) to shareholders of Armstrong Holdings, Inc. ("HOLDINGS"), such shareholders are not entitled to vote on the Plan. By order of the Court overseeing AWI's chapter 11 case, however, Holdings' shareholders do have standing to object to confirmation of the Plan. In addition, as discussed in
Section V.P, entitled "THE PLAN OF REORGANIZATION -- Holdings Plan of Liquidation," in connection with AWI's solicitation of votes with respect to the Plan, Holdings will solicit its shareholders for approval of the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved prior to the first anniversary of the Effective Date, AWI will issue to Armstrong Worldwide, Inc. ("AWWD"), the direct parent of AWI and a wholly-owned subsidiary of Holdings, or directly to Holdings, warrants to purchase shares of the new common stock of reorganized AWI, which Holdings will distribute under the Holdings Plan of Liquidation.

CREDITORS OF AWI

The Plan is attached to the Disclosure Statement as Exhibit "A." In order for a class to accept the Plan, at least two-thirds in dollar amount of the claims voted in such class and more than one-half in number of the claims voted in the class must be voted to accept the Plan. Moreover, the Plan requires that at least 75% of the holders of asbestos-related personal injury claims who vote on the Plan vote in favor of the Plan. Your acceptance will facilitate and expedite the emergence of AWI from chapter 11.

If you did not receive a ballot with the Disclosure Statement, please see the summary of who may not vote on the Plan on page __ of the Disclosure Statement. If you believe that you are entitled to vote on the Plan but did not receive a ballot, received a damaged ballot, lost your ballot, or if you have any other questions about the Plan or this Disclosure Statement, please call Innisfree M&A Incorporated, AWI's special ballot tabulation and solicitation agent, at (877) 750-2689.

Please note that BALLOTS MUST BE RECEIVED NO LATER THAN 5:00 P.M., _____________, TIME, ON _________________. If you are entitled to vote on the Plan, a ballot and return envelope are enclosed for your convenience. IT IS OF THE UTMOST IMPORTANCE THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

                                                    Sincerely,


                                                ARMSTRONG WORLD INDUSTRIES, INC.


                                                --------------------------------
                                                  Michael D. Lockhart, Chairman

                                                --------------------------------
                                                ASBESTOS PI CLAIMANTS' COMMITTEE


                                                --------------------------------
                                                [             ]
                                                 Chairperson


                                                 UNSECURED CREDITORS' COMMITTEE

                                                --------------------------------
                                                [              ]



                                                FUTURE CLAIMANTS' REPRESENTATIVE


                                                --------------------------------
                                                 Dean M. Trafelet

                                TABLE OF CONTENTS
                                -----------------

I.         Introduction......................................................................................................1

II.        Overview of the Plan..............................................................................................5

III.       General Information..............................................................................................11

           A.        Description and History of Business....................................................................11
           B.        Competition............................................................................................13
           C.        Proposed Dissolution of Armstrong Holdings, Inc........................................................14
           D.        Events Leading to the Commencement of the Chapter 11 Case..............................................14

                     1.        AWI's Involvement with Asbestos-Containing Materials.........................................14
                     2.        Prepetition Asbestos-Related Personal Injury Litigation Against AWI..........................17
                     3.        Owens Corning Fiberglas Filing for Protection under Chapter 11...............................17
                     4.        Downgrading of AWI's Credit Rating...........................................................17


IV.        The Chapter 11 Case..............................................................................................18

           A. General.......................................................................................................18
           B. Professionals Retained in the Chapter 11 Case.................................................................18

                     1. AWI's Attorneys and Advisers........................................................................18
                     2. Committees..........................................................................................19

           C.        Significant Events During the Chapter 11 Case..........................................................21

                     1.        Employee Related Matters.....................................................................21
                     2.        Vendor and Customer Issues...................................................................21
                     3.        The DIP Credit Facility......................................................................22
                     4.        AWI's Exclusive Right to File and Confirm a Plan.............................................23
                     5.        The Bar Date (for Claims other than Asbestos Personal Injury Claims).........................23
                     6.        Asbestos Property Damage Claims..............................................................25
                     7.        Insurance Coverage Issues....................................................................27
                     8.        Litigation Involving the Center for Claims Resolution........................................30
                     9.        Other Litigation.............................................................................32
                     10.       Settlement of Claims.........................................................................35
                     11.       Settlement and Release of Intercompany Claims................................................36
                     12.       Department of Labor Investigation............................................................36
                     13.       Delisting of Holdings' Common Stock and Certain of AWI's Debt
                               Securities from the New York Stock Exchange..................................................36

V. The Plan of Reorganization...............................................................................................37

           A.        Classification and Treatment of Claims and Equity Interests in AWI.....................................37

                     1.        Administrative Expenses......................................................................37
                     2.        Priority Tax Claims..........................................................................40
                     3.        Class 1:  Priority Claims....................................................................41
                     4.        Class 2:  Secured Claims.....................................................................41
                     5.        Class 3:  Convenience Claims.................................................................42
                     6.        Class 4:  Asbestos Property Damage Claims....................................................42
                     7.        Class 5:  COLI Claims........................................................................43
                     8.        Class 6:  Unsecured Claims other than Convenience Claims.....................................44
                     9.        Class 7:  Asbestos Personal Injury Claims....................................................45
                     10.       Class 8:  Environmental Claims...............................................................47
                     11.       Class 9:  Affiliate Claims...................................................................47
                     12.       Class 10:  Subsidiary Debt Guarantee Claims..................................................47
                     13.       Class 11:  Employee Benefit Claims...........................................................48
                     14.       Class 12:  AWWD's Equity Interests in AWI....................................................48

           B.        Conditions to Confirmation.............................................................................49


                                       i

                               TABLE OF CONTENTS
                               -----------------


           C.        Conditions Precedent to the Effective Date under the Plan..............................................52
           D.        Description of the Reorganization Consideration........................................................53
           E.        144A Offering..........................................................................................55
           F.        Exit Facility..........................................................................................56
           G.        Executory Contracts and Unexpired Leases...............................................................56
           H.        Insurance Policies and Agreements......................................................................57
           I.        Indemnification and Reimbursement Obligations..........................................................58
           J.        Compensation and Benefit Programs......................................................................58
           K.        Cancellation of Existing Debt Securities...............................................................61
           L.        Expiration of the Retention Period.....................................................................61
           M.        Compensation of the Applicable Trustees................................................................61
           N.        Listing of the New Common Stock........................................................................61
           O.        Corporate Reorganization Actions.......................................................................61
           P.        Holdings Plan of Liquidation...........................................................................62
           Q.        Distributions Under the Plan...........................................................................64

                     1.        Distribution Date............................................................................64
                     2.        Disputed Unsecured Claims Reserve............................................................64
                     3.        Timing of Distributions under the Plan.......................................................64
                     4.        Fractional Shares............................................................................65
                     5.        Provisions for Treatment of Disputed Claims..................................................65
                     6.        Amendments to the Claims Settlement Guidelines...............................................65
                     7.        Distribution of Unclaimed Property...........................................................66

           R.        Discharge of AWI.......................................................................................66
           S.        Modification of the Plan...............................................................................66
           T.        Revocation or Withdrawal of the Plan...................................................................66
           U.        Rights of Action.......................................................................................67
           V.        Dissolution of the Committees..........................................................................67
           W.        Exculpation............................................................................................67
           X.        Supplemental Documents.................................................................................68


VI. The Asbestos PI Trust...................................................................................................69

           A. General Description of the Asbestos PI Trust..................................................................69

                     1.        Creation and Purposes of the Asbestos PI Trust...............................................69
                     2.        The Asbestos PI Trustees.....................................................................69
                     3.        The Trustees' Advisory Committee.............................................................70
                     4.        The Future Claimants' Representative.........................................................70
                     5.        Transfer of Certain Property to the Asbestos PI Trust........................................71
                     6.        Ability to Amend Asbestos PI Trust Documents.................................................73
                     7.        Asbestos PI Trust Distribution Procedures....................................................73

           B.        The Asbestos PI Insurance Asset........................................................................84
           C.        The Asbestos PI Permanent Channeling Injunction........................................................85
           D.        Application of the Claims Trading Injunction to Asbestos Personal Injury Claims........................87
           E.        Compliance with QSF Regulations........................................................................88


VII. The Asbestos PD Trust..................................................................................................89

           A. Creation of Asbestos PD Trust.................................................................................89

                     1. General Description of the Asbestos PD Trust........................................................89


                                       ii

                               TABLE OF CONTENTS
                               -----------------

                     2. The Asbestos PD Trustees............................................................................89
                     3. Transfer of Certain Property to the Asbestos PD Trust...............................................89

           B. Asbestos PD Claims Resolution Procedures......................................................................90
           C. Discharge of Asbestos Property Damage Claims..................................................................90
           D. Application of the Claims Trading Injunction to Asbestos Property Damage Claims...............................90

VIII. Confirmation and Consummation Procedure...............................................................................91

           A. Solicitation of Votes.........................................................................................91
           B. The Confirmation Hearing......................................................................................91
           C. Confirmation..................................................................................................92

                     1.        Acceptance...................................................................................92
                     2.        Unfair Discrimination and Fair and Equitable Tests...........................................92
                     3.        Feasibility..................................................................................93
                     4.        Best Interests Test..........................................................................93

           D. Consummation..................................................................................................94

IX. Management of Reorganized AWI...........................................................................................95

           A. Board of Directors and Management.............................................................................95

                     1. Composition of the Board of Directors...............................................................95
                     2. Identity of Officers................................................................................95

           B.        Compensation of Executive Officers.....................................................................96
           C.        Incentive Compensation Plans and New Long-Term Incentive Plan..........................................97
           D.        Management Contracts...................................................................................98
           E.        Amendment and Restatement of AWI's Articles of Incorporation and By-Laws...............................98

X. Exemptions from Securities Act Registration..............................................................................99

           A. Stockholder and Registration Rights Agreement.................................................................100
           B. "Deemed" Issuance of New Warrants to the Asbestos PI Trust....................................................101

XI. Reorganization Value....................................................................................................102

XII. Risk Factors...........................................................................................................106

           A. Overall Risks to Recovery by Holders of Claims................................................................106

                     1.        Ability to Refinance Certain Indebtedness...................................................106
                     2.        Ownership by the Asbestos PI Trust..........................................................106
                     3.        Dividend Policies...........................................................................106
                     4.        Projected Financial Information.............................................................106
                     5.        Value of Consideration to Be Distributed under the Plan.....................................107

           B. The Asbestos PI Permanent Channeling Injunction..............................................................107
           C. Absence of Public Market for the Plan Notes, New Common Stock and New Warrants...............................107
           D. Certain Provisions of AWI's Amended and Restated Articles of Incorporation, Bylaws and
           the Pennsylvania Business Corporation Law.......................................................................107

XIII. Certain Federal Income Tax Consequences of the Plan..................................................................108

           A. Consequences to AWI..........................................................................................108

                     1.        Cancellation of Debt........................................................................108
                     2.        Limitation on NOL Carryforwards and Other Tax Attributes....................................109
                     3.        Alternative Minimum Tax.....................................................................110
                     4.        Treatment of the Asbestos PI Trust and Asbestos PD Trust....................................110


                                      iii

                               TABLE OF CONTENTS
                               -----------------

           B.        Consequences to Holders of Unsecured Claims and Convenience Claims....................................111

                     1.        Gain or Loss - Generally....................................................................111
                     2.        Treatment of Unsecured Claims that Constitute Securities....................................112
                     3.        Distributions in Discharge of Accrued but Unpaid Interest...................................113
                     4.        Ownership and Disposition of the Plan Notes.................................................113
                     5.        Disposition of New Common Stock.............................................................115

           C. Consequences to Holders of Asbestos Personal Injury Claims...................................................115 D.
           Consequences to Holders of Asbestos Property Damage Claims......................................................115 E.
           Information Reporting and Withholding...........................................................................116

XIV. Alternatives to Confirmation and Consummation of the Plan.............................................................117

           A. Liquidation under Chapter 7..................................................................................117
           B. Alternative Plan of Reorganization...........................................................................117

XV. Conclusion and Recommendation..........................................................................................118


                      DISCLOSURE STATEMENT, DATED MARCH 14,
              2003, FOR THE FIRST AMENDED PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.


                                I. INTRODUCTION

Armstrong World Industries, Inc. ("AWI") submits this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "BANKRUPTCY CODE") to the holders of Claims (each a "CLAIMANT," and all or some of them "CLAIMANTS") and to Armstrong Worldwide, Inc. ("AWWD"), the holder of the common stock of AWI, in connection with (i) the solicitation of acceptances or rejections of the first amended chapter 11 plan of reorganization (the "PLAN") of AWI, dated March 14, 2003, filed with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), and (ii) the hearing on confirmation of the Plan (the "CONFIRMATION HEARING") scheduled for
___________________.

This Disclosure Statement is also being provided to shareholders of AWI's publicly held indirect parent company, Armstrong Holdings, Inc. ("HOLDINGS"). In connection with the Plan, Holdings' shareholders will be requested to approve the dissolution and winding up of Holdings following consummation of the Plan. See Section V.P, entitled "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for more information.

UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

Attached as Exhibits to this Disclosure Statement are the following documents:

               1.   the Plan (Exhibit "A");

               2. the Order of the Bankruptcy Court, dated ____________, approving this Disclosure Statement (Exhibit "B");

               3.   Financial Appendix (Exhibit "C");

               4. Ballot Tabulation and Solicitation Procedures, as approved by the order of the Bankruptcy Court, dated ____________ (the "VOTING PROCEDURES") (Exhibit "D");

               5.   Liquidation Analysis (Exhibit "E"); and

               6.   list of AWI's Subsidiaries (Exhibit "F").

In addition, the Ballot for acceptance or rejection of the Plan is enclosed with this Disclosure Statement if you are entitled to vote to accept or reject the Plan.

Holdings is the publicly held Armstrong parent holding company. It owns all of the stock of AWWD, which in turn owns all of the stock of AWI. Holdings became the parent company of AWI on May 1, 2000, following AWI shareholder approval of a plan of exchange under which each share of AWI was automatically exchanged for one share of Holdings. Stock certificates that formerly represented shares of AWI were automatically converted into certificates representing the same number of shares of Holdings. As a result, all publicly held stock certificates that bear the name "Armstrong World Industries, Inc." actually represent shares of stock of Holdings. The publicly held debt of AWI was not affected in the transaction. Holdings was formed for purposes of the share exchange, and Holdings does not have any other significant assets or operations.

Additional information concerning AWI and its financial condition, on a consolidated basis, and results of operations, on a consolidated basis, is set forth in AWI's and Holdings' joint (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2002, June 30, 2002, and March 31, 2002, and (iii) Current Reports on Form 8-K filed since the most recent 10-K report. You may read and copy these documents (and any other document AWI or Holdings files with the Securities and Exchange Commission (the "SEC")) at the SEC's Public Reading Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site (www.sec.gov) through which you can access reports, proxy and information statements and other information regarding Holdings and AWI. These documents also may be viewed by accessing the Internet site maintained by AWI in connection with the Plan (www.armstrongplan.com).

Certain exhibits to the Plan are included with this Disclosure Statement. The remaining exhibits to the Plan will be contained in a separate exhibit volume, which will be filed with the clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objections to confirmation of the Plan and (ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and AWWD, as well as Holdings' shareholders, also may obtain a copy of the exhibit volume, once filed, from AWI by written request sent to the following address:

                               Armstrong World Industries, Inc.
                               Post Office Box 3666
                               Lancaster, Pennsylvania  17604-3666

On _____________, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable hypothetical, reasonable investors typical of the Claimants to make an informed judgment as to whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

On __________, after notice and a hearing, the Bankruptcy Court entered an order approving the Voting Procedures. Among other things, these procedures (i) designate which Claimants are entitled to vote on the Plan and (ii) establish other procedures governing the solicitation and tabulation of Ballots. A copy of the Voting Procedures is attached to this Disclosure Statement as Exhibit "D." See Section VIII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE - Solicitation of Votes," for a complete description of the Voting Procedures.

Each Claimant entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

Under the Bankruptcy Code, only classes of claims or equity interests that are "impaired" are entitled to vote to accept or reject the Plan. The Claims in each of Classes 3, 4, 6, 7, and 8 and AWWD's Equity Interests in AWI in Class 12 of the Plan are impaired (see Section V.A, entitled, "THE PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Equity Interests in AWI," for a description of these classes). Claimants in these classes who, pursuant to the Voting Procedures, are entitled to vote on the Plan and AWWD may do so by completing and mailing the enclosed Ballot to the address set forth on the Ballot so that it is received by 5:00 p.m., Eastern Time, on ______________ (the "VOTING DEADLINE").

BENEFICIAL OWNERS OF DEBT SECURITIES OF AWI THAT ARE REGISTERED EITHER FULLY OR AS TO PRINCIPAL ONLY ("DEBT SECURITIES") WHO HOLD SUCH SECURITIES THROUGH NOMINEES SHOULD RETURN THEIR INDIVIDUAL BALLOTS TO THEIR NOMINEES IN SUFFICIENT TIME TO ALLOW THEIR NOMINEES TO COMPLETE AND RETURN A MASTER BALLOT PRIOR TO THE VOTING DEADLINE UNLESS SUCH BENEFICIAL OWNERS RECEIVE "PREVALIDATED" BALLOTS. "PREVALIDATED" BALLOTS MAY BE SENT DIRECTLY TO THE ADDRESS SET FORTH ON THE BALLOT. See the Voting Procedures, a copy of which is annexed hereto as Exhibit "D," and Section VIII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- Solicitation of Votes," for a more detailed description of the Voting Procedures. If you have any questions about the type of Ballot you received, please call AWI's special balloting and solicitation agent, Innisfree M&A

Incorporation ("INNISFREE"), at (877) 750-2689. Shareholders of Holdings are not entitled to vote on the Plan, but may object to confirmation of the Plan.

If you did not receive a Ballot, it is because AWI believes that, in accordance with the Voting Procedures, you are not entitled to vote on the Plan. Because AWI does not have records of the addresses of individual holders of Asbestos Personal Injury Claims and because no deadline for the filing of Asbestos Personal Injury Claims (other than Asbestos PI Contribution Claims) has been set in the Chapter 11 Case, this Disclosure Statement is being sent to attorneys who may represent holders of Asbestos Personal Injury Claims, together with a form of Ballot. The Voting Procedures provide special procedures for voting by attorneys on behalf of holders of Asbestos Personal Injury Claims (to the extent such attorneys are authorized to do so) or voting by individual holders of Asbestos Personal Injury Claims. Please review the Voting Procedures for detailed instructions regarding how to vote with respect to Asbestos Personal Injury Claims.

 ===============================================================================

                The following are NOT entitled to vote on the Plan
               and, therefore, have not received Ballots with this
                          Disclosure Statement:

               >>   SHAREHOLDERS OF ARMSTRONG HOLDINGS, INC.

               >>   ADMINISTRATIVE EXPENSE CLAIMANTS

               >>   HOLDERS OF PRIORITY TAX CLAIMS

               >>   HOLDERS OF SECURED CLAIMS

               >>   HOLDER OF COLI CLAIMS

               >>   HOLDERS OF AFFILIATE CLAIMS

               >>   HOLDERS OF SUBSIDIARY DEBT GUARANTEE CLAIMS

               >>   HOLDERS OF EMPLOYEE BENEFIT CLAIMS

               >>   CLAIMANTS WHOSE CLAIMS HAVE BEEN FULLY DISALLOWED

               >> CLAIMANTS WHOSE CLAIMS ARE THE SUBJECT OF PENDING OBJECTIONS AND HAVE NOT BEEN ALLOWED FOR VOTING PURPOSES
 ===============================================================================

If you are not listed above and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, please call Innisfree, at (877) 750-2689.

If you are not entitled to vote solely because your Claim is the subject of a pending objection, you may apply to the Bankruptcy Court for an order allowing your Claim for voting purposes only. YOU MUST FILE ANY SUCH MOTION NO LATER THAN _____________________ (FIFTEEN (15) DAYS AFTER THE DEADLINE FOR AWI TO COMPLETE ITS MAILING OF SOLICITATION PACKAGES).

The Bankruptcy Code defines "acceptance" of a plan by a class of claimants as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that cast ballots for acceptance or rejection of the plan. AWI is seeking acceptance of the Plan by Claimants in Classes 3, 4, 6, 7, and 8, as well as by AWWD, the holder of the Equity Interests in Class 12. For a complete description of the requirements for acceptance of the Plan, see Section VIII, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE." Moreover, the Plan requires that at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan vote to accept the Plan.

The record date for determining which holders of Unsecured Claims (including holders of Debt Securities) are entitled to vote on the Plan is ___________. THE TRUSTEES FOR THE DEBT SECURITIES ARE NOT ENTITLED TO VOTE ON BEHALF OF THE HOLDERS OF SUCH SECURITIES, AND, CONSEQUENTLY, SUCH HOLDERS MUST SUBMIT THEIR OWN BALLOTS. Please see the Voting Procedures for further information regarding voting procedures that have been established for holders of Debt Securities.

After carefully reviewing this Disclosure Statement, including the exhibits, each Claimant in an impaired class that is entitled to vote and AWWD should vote on the enclosed Ballot and return the Ballot in the envelope provided so that it is actually received by the Voting Deadline -- 5:00 p.m. Eastern time on ____________. If you have a Claim in more than one class and you are entitled to vote Claims in more than one class, you will receive separate Ballots for each Claim.

           All Ballots for Debt Securities should be returned to the following address:

                          Innisfree M&A Incorporated
                          501 Madison Avenue, 20th Floor
                          New York, NY  10022
                          (Attn:  Armstrong World Industries, Inc.)

           All Claimants other than holders of Debt Securities should vote and return their Ballots to Trumbull Services LLC ("TRUMBULL") at one of the following two addresses:

BY HAND DELIVERY OR COURIER:             BY MAIL:
4 Griffin Road North                     P.O. Box 1117
Windsor, CT  06095                       Windsor, CT  06095
(Attn: Armstrong World Industries, Inc.) Attn:  Armstrong World Industries,Inc.)

IF YOU HAVE ANY QUESTIONS ABOUT THE PLAN, THIS DISCLOSURE STATEMENT, OR THE VOTING PROCEDURES, PLEASE CALL INNISFREE AT (877) 750-2689.

TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED AT THE APPROPRIATE ADDRESS BY THE VOTING DEADLINE -- 5:00 P.M., EASTERN TIME ON _______________. BALLOTS MUST BE DELIVERED BY MAIL, COURIER, OR DELIVERY SERVICE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED. ANY COMPLETED BALLOTS RECEIVED THAT DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATE BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on _____________, at _________ [a.m.] [p.m.], before the [INSERT NAME OF JUDGE AND ADDRESS OF COURTROOM]. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before __________, at 4:00 p.m. (Eastern Time), in the manner described in this Disclosure Statement under Section VIII.B, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned date of the Confirmation Hearing.


 ===============================================================================

     AWI AND THE REPRESENTATIVES OF THE UNSECURED CREDITORS AND THE ASBESTOS PERSONAL INJURY CLAIMANTS BELIEVE THAT THE PLAN PROVIDES THE BEST POSSIBLE RECOVERIES TO THE CLAIMANTS AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST
    INTERESTS OF EVERY CLASS OF CLAIMANTS. ACCORDINGLY, AWI, THE ASBESTOS PI
       CLAIMANTS' COMMITTEE, THE FUTURE CLAIMANTS' REPRESENTATIVE, AND THE UNSECURED CREDITORS' COMMITTEE ALL RECOMMEND THAT YOU VOTE TO ACCEPT THE
      PLAN. THE ASBESTOS PD COMMITTEE, HOWEVER, DOES NOT SUPPORT THE PLAN.

 ===============================================================================

                            II. OVERVIEW OF THE PLAN

The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the Plan, a copy of which is included as Exhibit "A." In addition, for a more detailed description of the terms of the Plan, see Section V, entitled, "THE PLAN OF REORGANIZATION."

The Plan accomplishes the following objectives, which AWI believes are essential components of a successful reorganization:

               o Resolution of AWI's liability for all Asbestos Personal Injury Claims;

               o    Fair treatment for Unsecured Claims;

               o Resolution of AWI's liability for all Asbestos Property Damage Claims; and

               o    Corporate reorganization of AWI and liquidation of Holdings.

The Plan designates 12 classes -- eleven classes of Claims and one class of Equity Interests in AWI (which are held by AWWD, AWI's sole shareholder). These classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

The Plan accomplishes, and is premised on, a resolution of AWI's liability for all Asbestos Personal Injury Claims (Class 7) by channeling them to a trust established by AWI (the "ASBESTOS PI TRUST"). In exchange for the Asbestos PI Insurance Asset and the Reorganization Consideration (see Section V.D, entitled, "THE PLAN OF REORGANIZATION - Description of Reorganization Consideration") to be transferred pursuant to the terms of the Plan, the Asbestos PI Trust will assume and be responsible for all liability for Asbestos Personal Injury Claims and certain other obligations associated with the Asbestos PI Insurance Asset. All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. Moreover, as described in Section VI.C, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction," Asbestos Personal Injury Claimants will be permanently enjoined from pursuing their claims against Reorganized AWI and certain other parties.

Similarly, the Plan accomplishes, and is premised on, a resolution of AWI's liability for all Asbestos Property Damage Claims. Under the Plan, AWI may elect, if fewer than 25 Disputed Asbestos Property Damage Claims are outstanding as of the Effective Date, to channel such claims to a trust (the "ASBESTOS PD TRUST") or to seek individual adjudications of the merits of the remaining claims. If established, the Asbestos PD Trust will be funded with the Asbestos PD Trust Funding Obligation. If Class 4 (Asbestos Property Damage Claims) votes to accept the Plan, the Asbestos PD Trust Funding Obligation will be determined based upon the number of Disputed Asbestos Property Damage Claims remaining (ranging from $2 million to $500,000), which amount will be funded solely from insurance proceeds as provided in section 11.2 of the Plan. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created, the Asbestos PD Trust Funding Obligation will be equal to the Asbestos PD Insurance Asset having a value equal to the aggregate value of all Allowed Asbestos Property Damage Claims as estimated by the Bankruptcy Court. In exchange for the Asbestos PD Trust Funding Obligation, the Asbestos PD Trust will assume and be responsible for all liability for Asbestos Property Damage Claims and certain other obligations associated with the Asbestos PD Insurance Asset. All Asbestos Property Damage Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust, the Asbestos PD Claims Resolution Procedures, and the Asbestos PD Trust Agreement, and all Asbestos Property Damage Claimants will be permanently enjoined from pursuing their claims against Reorganized AWI and certain other parties.

Pursuant to the terms of the Plan, each holder of a Convenience Claim (Class 3) will receive a cash payment of 75% of the Allowed Amount of such Convenience Claim on the Effective Date or as soon as practicable after such Convenience Claim becomes Allowed. A "CONVENIENCE CLAIM" is an Unsecured Claim other than a

Debt Security Claim that otherwise would be classified as a general Unsecured Claim, but which either (i) is in an amount less than or equal to $10,000 or
(ii) has been reduced to $10,000 by the holder of such Claim on the Ballot.

For all Unsecured Claims other than Convenience Claims (Class 6), each holder of an Allowed Unsecured Claim in Class 6 will receive its Pro Rata Share of the following elements of Reorganization Consideration:

               >>   34.43% of the New Common Stock,

               >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) principal amount of Plan Notes and/or 144A Offering Proceeds,

               >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

               >> 60% of the amount of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

               >> 34.43% of the remaining Available Cash and Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

The proposed capital structure for Reorganized AWI, including post-Effective Date financing arrangements that Reorganized AWI expects to enter into in order to meet the working capital needs of its ongoing business operations (and, if necessary, increase the amount of Available Cash to $350 million), is as follows:

               >> Retained cash for working capital purposes of up to $100 million on a consolidated basis. AWI currently estimates that it will retain cash in the amount of $90 million for working capital purposes.

               >> Exit financing facility for working capital needs in the approximate amount of $300 million. AWI's projections assume that $76 million will be drawn under the exit financing facility to increase Available Cash to $350 million. AWI estimates that such borrowing will be repaid by the end of 2003. In addition, letters of credit will be issued under the exit financing facility to replace the Letters of Credit and to issue letters of credit in the ordinary course of Reorganized AWI's business. See Section V.F, entitled, "THE PLAN OF REORGANIZATION - Exit Facility," for a description of the proposed exit financing facility.

               >> Plan Notes in an aggregate principal account equal to the higher of (x) $1.125 billion less the amount of Available Cash and (y) $775 million (the "PLAN NOTE AMOUNT"). See
                    Section V.D.2, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - Plan Notes," for a description of the Plan Notes. If Reorganized AWI completes a 144A Offering, the aggregate principal amount of Plan Notes will be reduced by the amount of the 144A Offering Proceeds.

               >> 60-70 million shares of New Common Stock to be issued to the Asbestos PI Trust and holders of Unsecured Claims. See
                    Section V.D.1, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Common

                    Stock," for a description of the New Common Stock. The Existing AWI Common Stock, which is held directly by AWWD (and indirectly by Holdings), will be cancelled on the Effective Date.

               >> If the Holdings Plan of Liquidation is approved within one year after the Effective Date, New Warrants to purchase 5% of the New Common Stock on a fully diluted basis. See
                    Section V.P, entitled, "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for a description of the Holdings Plan of Liquidation and Section V.D.4, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," for a description of the New Warrants.

IMPORTANT NOTE: The industry in which AWI operates is affected by numerous uncertainties. Those uncertainties and other investment risks make it difficult to determine a precise value for AWI and the equity interests distributed under the Plan. The recoveries described in the table below represent AWI's best estimate of these values given the information available at this time. This estimate does not predict the potential trading prices of the securities under the Plan. Unless otherwise noted, the information in the following table and in the sections below is based upon an assumed Effective Date of July 1, 2003. The estimated recoveries set forth below are based upon the following assumptions:

               >> The Plan Notes, together with the 144A Offering Proceeds (if any), will be in the aggregate principal amount of $775 million, and the Plan Notes will be worth their face value. If the 144A Offering is completed, the 144A Offering will yield net proceeds of at least $775 million.

               >> The estimated reorganization value for AWI is between $2,700 million and $3,300 million (with a midpoint valuation of $3,000 million).

               >> The estimated Equity Value of the New Common Stock (based on the residual value of the equity of Reorganized AWI) is between $25.60 per share and $34.40 per share, with a midpoint value of $30.00 per share (assuming a distribution of approximately 67.5 million shares of New Common Stock to holders of Unsecured Claims and the Asbestos PI Trust).

               >> AWI will have Available Cash of approximately $350 million as of the Effective Date.

               >>   The estimated value of the New Warrants is $40-50 million.

Based upon these assumptions, AWI estimates that the total value of the Reorganization Consideration to be available to be distributed pro rata to holders of Allowed Unsecured Claims in Class 6 will be approximately $1.098 billion, consisting of New Common Stock with an aggregate value of approximately $698 million (or approximately 64% of the Reorganization Consideration distributed to Class 6), Available Cash in the amount of approximately $133 million (or approximately 12% of the Reorganization Consideration distributed to Class 6), and Plan Notes and/or 144A Offering Proceeds in the amount of approximately $267 million (or approximately 24% of the Reorganization Consideration distributed to Class 6). Based upon AWI's estimate of total Allowed Unsecured Claims in Class 6 of approximately $1.65 billion, AWI estimates that each holder of an Allowed Unsecured Claim will receive total Distributions equal to 66.5% of its Allowed Unsecured Claim. That means, for example, that a holder of an Allowed Unsecured Claim in the amount of $100,000 would receive approximately $66,500 of Reorganization Consideration consisting of approximately $42,500 in value of New Common Stock, $8,000 in cash, and $16,000 in either Plan Notes or cash (depending upon whether and the extent to which the 144A Offering is completed).

                          SUMMARY OF CLASSIFICATION AND


TREATMENT UNDER THE PLAN1

The Plan classifies Claims and Equity Interests in AWI for all purposes, including voting, confirmation, and distribution, as follows:



---------------------------- ----------------------------------------------------------- ---------------- --------------- ----------
CLASS                        TREATMENT                                                   STATUS              ENTITLED      ESTIMATED
                                                                                                             TO VOTE?      RECOVERY
---------------------------- ----------------------------------------------------------- ---------------- --------------- ----------
CLASS 1:  Priority Claims    Paid in full, in cash, on the later of the Effective Date   Unimpaired           No           100%
                             or as soon as practicable after such Priority Claim
                             becomes Allowed.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 2:  Secured Claims     Reinstated - Any defaults related to Secured Claims will    Unimpaired           No           100%
                             be cured.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 3:  Convenience        Paid 75% of Allowed Amount of Convenience Claim, in cash,   Impaired             Yes           75%
Claims                       on later of the Effective Date or as soon as practicable
                             after such Convenience Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 4:  Asbestos           All Asbestos Property Damage Claims will be channeled to    Impaired             Yes         Unknown
Property Damage Claims       the Asbestos PD Trust, which will be funded exclusively
                             with the Asbestos PD Trust Funding Obligation. If
                             fewer than 25 Disputed Asbestos Property Damage
                             Claims remain outstanding as of the Effective Date,
                             however, AWI may elect, in its sole discretion, not
                             to channel Asbestos Property Damage Claims to the
                             Asbestos PD Trust, but to litigate the merits of
                             each Disputed Asbestos Property Damage Claim before
                             the Bankruptcy Court and pay the Allowed Amount of
                             each such Asbestos Property Damage Claim in full,
                             in cash, from the proceeds of insurance.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 5:  COLI Claims        Reinstated -  Any defaults related to the COLI Claims       Unimpaired           No           100%
                             will be cured.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 6:  Unsecured Claims   Each holder of an Allowed Unsecured Claim will receive      Impaired             Yes          66.5%
other than Convenience       its Pro Rata Share of (i) 34.43% of the New Common Stock,
Claims                       (ii) 34.43% of the first $1.05 billion of (x) up to $300
                             million of Available Cash and (y) the Plan Notes
                             and/or 144A Offering Proceeds, (iii) 60% of the
                             next $50 million of the remaining Available Cash,
                             (iv) 60% of the remaining amount of Plan Notes
                             and/or 144A Offering Proceeds to the extent that
                             Available Cash in (iii) is less than $50 million,
                             and (v) 34.43% of the remaining Available Cash and
                             Plan Notes and/or 144A Offering Proceeds.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------

-------------------
 1 This table is only a summary of the classification and treatment of
Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of such classification and treatment.






                                       8

---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 7:  Asbestos           All Asbestos Personal Injury Claims will be channeled to    Impaired             Yes         Unknown
Personal Injury Claims       the Asbestos PI Trust, which will be funded pursuant to
                             section 10.1 of the Plan.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 8:  Environmental      Each Environmental Claim will be treated as an Allowed      Impaired             Yes          66.5%
Claims                       Unsecured Claim to the extent it becomes Allowed prior to
                             any Distribution Date.  Other treatment determined as
                             applicable under the relevant settlement agreement.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 9:  Affiliate Claims   Reinstated                                                  Unimpaired           No           100%
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 10:  Subsidiary Debt   Reinstated                                                  Unimpaired           No           100%
Guarantee Claims
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 11:  Employee          Reinstated                                                  Unimpaired           No           100%
Benefit Claims
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------
CLASS 12:  AWWD's Equity     If the Holdings Plan of Liquidation is approved by the      Impaired             Yes           N/A
Interests in AWI             board of directors and requisite shareholders of Holdings
                             prior to the first anniversary of the Effective
                             Date, the holder of the Equity Interests in AWI
                             will receive the New Warrants (which will be
                             distributed in accordance with the Holdings Plan of
                             Liquidation). If such approval is not obtained
                             prior to the first anniversary of the Effective
                             Date, the holder of the Equity Interests in AWI
                             will not receive any distribution, and no New
                             Warrants will be issued.
---------------------------- ----------------------------------------------------------- ---------------- ------------ -------------



As a separate condition to confirmation of the Plan, at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan must vote to ACCEPT the Plan. Moreover, for confirmation of the Plan to occur, the Confirmation Order must contain findings that are consistent with and those that are required by section 524(g) of the Bankruptcy Code. Section 524(g) contains requirements for a "channeling injunction" of the type that is provided under the Plan (see
Section V.B, entitled, "THE PLAN OF REORGANIZATION -- Conditions to Confirmation" and Section VI.C, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction"). Only AWI and the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may waive the satisfaction of these conditions to confirmation of the Plan.

Following confirmation of the Plan, the Plan will not become effective until the first Business Day of the month immediately following the date by which all of the conditions precedent to the effectiveness of the Plan have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day of the month immediately following the date of the expiration, dissolution, or lifting of such stay (the "EFFECTIVE DATE"). These conditions are described in Section V.C, entitled, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan." For purposes of this Disclosure Statement, AWI has assumed that the Effective Date will be July 1, 2003. Of course, there can be no certainty that the Effective Date will occur by such date. The satisfaction of many of the conditions to the occurrence of the Effective Date is beyond the control of AWI.

Distributions on account of Allowed Unsecured Claims will be made on the "INITIAL DISTRIBUTION DATE" (a date selected by Reorganized AWI within fifteen
(15) days after the Effective Date) and on subsequent Distribution Dates.

Distributions on account of all other Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) will be made on the Effective Date or as soon as practicable thereafter, but in no event more than fifteen (15) days after the Effective Date.

The timing of distributions to holders of Allowed Asbestos Personal Injury Claims will be established by the Asbestos PI Trustees pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The timing of distributions to holders of Allowed Asbestos Property Damage Claims will be established by the Asbestos PD Trustees pursuant to the Asbestos PD Trust and the Asbestos PD Claims Resolution Procedures.

Notwithstanding the foregoing, a payment will only be made on account of a Disputed Claim after, and to the extent that, such Disputed Claim becomes Allowed. All payments to be made in cash under the Plan will be made, at the election of Reorganized AWI or the Disbursing Agent, by check or wire transfer.

                            III. GENERAL INFORMATION

       A.         DESCRIPTION AND HISTORY OF BUSINESS.

AWI is a Pennsylvania corporation that was incorporated in 1891 to carry on the business founded by Thomas M. Armstrong in 1860. Together with its subsidiaries, it is referred to here as "Armstrong." Through its U.S. operations and U.S. and international subsidiaries, Armstrong designs, manufactures and sells flooring products (resilient, wood, carpeting and sports flooring), as well as ceiling systems, around the world. Armstrong products are sold primarily for use in the finishing, refurbishing and repair of residential, commercial and institutional buildings. Armstrong also designs, manufactures and sells kitchen and bathroom cabinets.

Holdings became the indirect parent company (and AWWD became the direct parent company) of Armstrong on May 1, 2000, following AWI shareholder approval of a plan of exchange pursuant to which each share of AWI was exchanged for one share of Holdings. As a result, stock certificates dated before that date that bear the name "Armstrong World Industries, Inc." actually represent stock of Holdings. Until the filing of the Plan, the common stock of Holdings was publicly traded on the New York Stock Exchange under the ticker symbol "ACK." The Holdings common stock currently is quoted on the OTC (over-the-counter) bulletin board with the ticker symbol "ACKHQ." Holdings and AWWD were formed for purposes of the share exchange and do not hold any other significant assets or engage in any operations.

Armstrong conducts its business through the following business segments:

           Resilient Flooring -- Armstrong is a worldwide manufacturer of a broad range of floor coverings for homes and commercial and institutional buildings, which are sold with adhesives, installation and maintenance materials and accessories. Armstrong's flooring products include vinyl sheet and vinyl tile, linoleum and laminate flooring. Various products offer ease of installation, reduced maintenance (no-wax), and cushioning for greater underfoot comfort. The products are sold in a wide variety of types, designs, and colors to commercial, residential and institutional customers through wholesalers, retailers (including large home centers and buying groups), contractors, and to the hotel/motel and manufactured homes industries.

           Building Products -- The Building Products segment includes commercial and some residential ceiling systems. Commercial suspended ceiling systems, designed for use in shopping centers, offices, schools, hospitals, and other commercial and institutional settings, are available in numerous colors, performance characteristics and designs and offer characteristics such as acoustical control, accessibility to the plenum (the area above the ceiling), rated fire protection, and aesthetic appeal. Armstrong sells commercial ceiling materials and accessories to ceiling systems contractors and to resale distributors. Ceiling materials for the home provide noise reduction and incorporate features affording ease of installation. These residential ceiling products are sold through wholesalers and retailers (including large home centers). Framework (grid) products for Armstrong suspension ceiling systems products are manufactured through a joint venture with Worthington Industries (WAVE) and are sold by both Armstrong and the WAVE joint venture.

           Wood Flooring -- The Wood Flooring segment manufactures and distributes wood and other flooring products. These products are used primarily in residential new construction and remodeling, with some commercial applications in stores, restaurants and high-end offices. Wood Flooring sales are generally made through independent wholesale flooring distributors and retailers (including large home centers and buying groups) under the brand names Bruce(TM), Hartco(TM) and Robbins(TM).

           Cabinets -- The Cabinets segment manufactures kitchen and bathroom cabinetry and related products, which are used primarily in residential new construction and remodeling. Through its nationwide system of company-owned and independent distribution centers, the Cabinets segment provides design, fabrication and installation services to single-family builders, multi-family builders and remodelers under the brand names IXL(TM), Bruce,(TM) and Armstrong(TM).

           Textiles & Sports Flooring -- The Textiles and Sports Flooring business segment manufactures carpeting and sports flooring products that are mainly sold in Europe. The carpeting products consist principally of carpet tiles and broadloom used in commercial applications as well as the leisure and travel industry. Sports flooring products include artificial turf surfaces. Both product groups are sold through wholesalers, retailers and contractors.

Armstrong businesses principally sell products through building products distributors, who re-sell its products to retailers, builders, contractors, installers and others. Armstrong also sells a significant portion of its products to home center chains and industry buying groups. For example, in 2001, Armstrong sales to The Home Depot, Inc. totaled approximately $340.8 million. No other customer accounted for more than 10% of Armstrong's revenue.

Raw materials essential to Armstrong businesses are purchased worldwide in the ordinary course of business from numerous suppliers. The principal raw materials used in each business include the following:

BUSINESS                                PRINCIPAL RAW MATERIALS
--------------------------------------------------------------------------------

Resilient Flooring                      Synthetic resins, plasticizers, PVC, l
                                        latex, linseed oil, limestone, films,
                                        pigments and inks

Building Products Mineral fibers and fillers, clays, starches, newspaper, and perlite, as well as steel used in the production of metal ceilings and manufacturing of ceiling grids

Wood Flooring                           Lumber, veneer, acrylics, and plywood

Cabinets                                Lumber, veneer, plywood, particleboard
                                        and fiberboard

Textiles and Sports Flooring            Yarn, latex, bitumen and wool

--------------------------------------------------------------------------------
Armstrong's laminate flooring products are sourced from third parties under long-term supply contracts.

Armstrong also purchases significant amounts of packaging materials for all products and uses substantial amounts of energy such as electricity and natural gas and water in its manufacturing operations. In general, adequate supplies of raw materials were available to all of Armstrong's businesses. Armstrong cannot guarantee that a significant shortage of one raw material or another will not occur, however.

Customers' orders for Armstrong products are typically for immediate shipment. Thus, in each business group, Armstrong keeps sufficient inventory on hand to satisfy orders, or manufactures product to meet delivery dates specified in orders. As a result, there historically has been no material backlog in any industry segment.

Patent protection is important to Armstrong's business in the United States and other markets. Armstrong's competitive position has been enhanced by U.S. and foreign patents on products and processes developed or perfected within Armstrong or obtained through acquisition or license. In addition, Armstrong also benefits from its trade secrets for certain products and processes. Patent protection extends for varying periods according to the date of patent filing or grant and the legal term of a patent in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage, and the availability of legal remedies in the country. Although Armstrong considers that, in the aggregate, its patents and trade secrets constitute a valuable asset of material importance to its business, Armstrong does not regard any of its businesses as being materially dependent upon any single patent or trade secret, or any group of related patents or trade secrets.

Armstrong products are sold around the world under numerous brand-name trademarks that are considered in the aggregate to be of material importance. Certain of Armstrong trademarks, including, without limitation, house marks Armstrong(TM), Bruce(TM), Hartco(TM), Robbins(TM), and DLW(TM), and product line marks Ceramaguard(TM), Cirrus(TM), Corlon(TM), Cortega(TM), Designer Solarian(TM), Excelon(TM), Fundamentals(TM), i-Ceilings(TM), Medintech(TM), Minatone(TM), Natural Inspirations(TM), Second Look(TM), Switftlock(TM), ToughGuard(TM), Traffic Zone(TM), Travertone(TM) and Ultima(TM) are important to Armstrong's business because of their significant brand name recognition. Trademark protection continues in some countries as long as the mark is used and, in other countries, as long as it is registered. Registrations are generally for fixed, but renewable, terms.

Armstrong's world headquarters are located in Lancaster, Pennsylvania. Armstrong owns a 100-acre, multi-building campus comprising the site of its corporate headquarters, most operational headquarters, and its U.S. R&D operations and marketing and service headquarters. Altogether, Armstrong's headquarters operations occupy over 986,000 square feet of floor space.

Armstrong produces and markets Armstrong products and services throughout the world, owning and operating 50 manufacturing plants in 15 countries. Twenty-nine of these facilities are located throughout the United States. In addition, Armstrong has an interest through joint ventures in nine additional plants in five countries.

                               NUMBER
    BUSINESS SEGMENT           OF PLANTS      LOCATION OF PRINCIPAL FACILITIES
    ----------------           ---------   -------------------------------------

Resilient Flooring               14        California,  Illinois, Oklahoma,
                                           Pennsylvania,  Mississippi, Canada,
                                           Germany, Sweden, Australia, and the
                                           U.K.

Building Products                15        Alabama,  Florida, Georgia, Oregon,
                                           Pennsylvania,  China, France,
                                           Germany and the U.K.

Wood Flooring                    13        Arkansas, Tennessee, Texas, and
                                           West Virginia

Cabinets                          3        Nebraska, Pennsylvania, and Tennessee

Textiles and Sports Flooring      5        Belgium, Germany, and The Netherlands


Sales offices are leased and owned worldwide, and leased facilities are used to supplement Armstrong's owned warehousing facilities.

Productive capacity and the extent of utilization of Armstrong facilities are difficult to quantify with certainty because in any one facility, maximum capacity and utilization vary periodically depending upon the product that is being manufactured, and individual facilities manufacture multiple products. Armstrong believes its facilities have sufficient productive capacity to meet its current and anticipated future needs. Armstrong believes that its various facilities are adequate and suitable. Additional incremental investments in plant facilities are made as appropriate to balance capacity with anticipated demand, improve quality and service, and reduce costs.

As of September 30, 2002, Armstrong had approximately 16,700 full and part time employees around the world, of whom approximately 4,900 are located outside of the United States. About 67% of the approximately 8,100 hourly or salaried production and maintenance employees in the United States are represented by labor unions. This percentage includes all hourly production employees of Armstrong plants and warehouses where labor unions exist, regardless of whether or not the employees actually pay union dues.

       B.         COMPETITION.

There is strong competition in all of the industry segments in which Armstrong does business. Competition in each industry segment and each geographic area where Armstrong does business includes numerous companies. Principal methods of competition include price, product performance and service. In addition, product styling is a significant component of competition. Increasing competition in the

U.S. from worldwide producers is apparent in Armstrong's businesses. Over recent years, there has continued to be excess production capacity in many geographic markets, which tends to increase price competition.

       C.         PROPOSED DISSOLUTION OF ARMSTRONG HOLDINGS, INC.

Holdings, which is not a debtor, will be seeking approval from its shareholders of the dissolution and winding up of Holdings in connection with the Plan (and, as part thereof, the termination of the corporate existence of AWWD) pursuant to Subchapter F, Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "PENNSYLVANIA BCL") or in such other manner as is consistent with the terms of the Plan and permitted by law. See Section V.P, entitled "THE PLAN OF REORGANIZATION -- Holdings Plan of Liquidation."

       D.         EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE.

               1. AWI'S INVOLVEMENT WITH ASBESTOS-CONTAINING MATERIALS.

AWI's involvement in asbestos personal injury litigation relates primarily to its involvement in the high temperature insulation contracting business. Throughout the early 1900's, AWI (then known as Armstrong Cork Company) manufactured, installed, and serviced low temperature primarily cork based products for cold storage insulation and pipe covering applications. In addition, as an adjunct to these cold storage contracting activities, from around 1910 to 1933, AWI manufactured various high temperature insulation products, including some that contained asbestos. These products have not been the subject of significant claims.

Commencing in 1939, AWI expanded its low temperature insulation contracting business into high temperature contracting services. AWI generally manufactured its own low temperature insulation materials for use in its contracting services, but did not manufacture the high temperature insulation materials used in its contracting operations. Some of the high temperature products furnished and installed in the contracting operations contained asbestos. AWI believes that its sale and installation of asbestos-containing insulation products was limited to the United States and Canada.

As a part of overall organizational changes that took place in the late 1950's, AWI separated the insulation contracting business from the remainder of the company with the formation of a separate, independent subsidiary, Armstrong Contracting and Supply Corporation ("ACANDS"). From January 1, 1958 through July 1969, ACandS operated as an independent subsidiary in the insulation contracting business. During this period, AWI licensed certain trade names and trademarks to ACandS, which ACandS placed on certain insulation products manufactured by others. In addition, from 1964 through 1969, another independent subsidiary of AWI, National Cork Company ("NCC"), operated an insulation contracting business. Other than two specific products, AWI did not manufacture or sell any asbestos containing thermal insulation materials during this period.

In August of 1969, a group of ACandS management employees formed a holding company and purchased the stock of ACandS from AWI. In connection with such sale, AWI assigned certain trade names to ACandS, but ACandS was not licensed to use, and did not use, AWI's trademark or the trade style "(A)rmstrong." ACandS continues to exist today and is now known as ACandS, Inc. On September 19, 2002, ACandS filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

AWI manufactured only two asbestos containing insulation materials between 1939 and 1968 - LT Cork Covering and Armaspray. LT Cork Covering (1956-1959) was a cork product with a purchased paper wrapper that contained chrysotile asbestos. Armaspray (1966-1968) was an investigatory high temperature spray applied insulation material that contained less than 10% amosite asbestos and was sold only to ACandS for installation. LT Cork Covering with the asbestos paper covering and Armaspray were not commercially successful products, and AWI had no involvement with asbestos containing insulation materials after AWI stopped making Armaspray in 1968. AWI has no information to suggest that LT Cork Covering was sold outside the United States.

The following asbestos containing insulation products were sold and/or installed by AWI during various points of AWI's history from about 1910 to 1957 (and to a very limited extent from 1958 to 1969), or are believed to have been used, installed, or sold by AWI's former subsidiaries ACandS from 1958 to 1969 and NCC from 1964 to 1969. This information is not intended to be an exhaustive list, but is intended to identify those products that have been the most identified by claimants in the course of AWI's history and based upon information acquired about the activities of ACandS from 1958 to 1969 and NCC from 1964 to 1969. These products were primarily (if not exclusively) used in the high temperature insulation contracting installation operations where AWI, ACandS, or NCC employed insulators. This list does not include products that may have contained some portion of the "Armstrong" name but did not contain asbestos.

    Nonpareil Pipecovering, Block and Cement (1910 -1930's only)

    85% Magnesia Pipecovering and Block (Keasbey & Mattison or Ehret Magnesia)?

    Hy-Temp Pipecovering and Block  (Keasbey & Mattison)

    Bestfelt Pipecovering and Block (Keasbey & Mattison)

    Air Cell Pipecovering and Block (Keasbey & Mattison)

    Duplex Pipe Insulation (Keasbey & Mattison)

    No. 152 Asbestos Cement (Keasbey & Mattison)

    Hy-Temp Cement (Keasbey & Mattison)

    85% Magnesia Cement (Keasbey & Mattison)

    Amblerex No. 2 Cement (Keasbey & Mattison)

    Mineral Wool Cement (Keasbey & Mattison)

    Kamatt Pipecovering (Keasbey & Mattison

    Kaytherm Block (Keasbey & Mattison)

    Mani-Ply Insulation (Keasbey & Mattison)

    No. 151 Cement (Keasbey & Mattison)

    Velvet Hard Finish Cement (Keasbey & Mattison)

    Asbestos Floats (Keasbey & Mattison)

    Millboard, Rollboard, Paper and Range Boiler Jackets (Keasbey & Mattison)

    LT Cork Covering

    Armabestos Pipecovering and Block (UNR)

    Armatemp Cements (Eagle-Picher)

    Armstrong LK Pipecovering and Block (Owens-Illinois)

    Armstrong's Limpet (Turner-Newall, Keasbey & Mattison after 1962 only)

    Armaspray

    CC Navy Sealer

    LT Sealer

    P Series (2) Sealer

    Insul Mastic

    Sure Mastic

    Asbestos Asphaltum Mastic

    Fibrated/Aquaseal Emulsion

    SP Emulsion

    Plastic/Weatherproof Emulsion

    Cold Erection Plastic Emulsion

    Asbestos Shorts (Keasbey & Mattison)

    Asbestos Cloth (various manufacturers)

    Kaylo Pipecovering and Block (Owens Illinois)

    No. 1 Insulating Cement (Baldwin Hill)

    V-18 High Temperature Block (Vermiculite Co.)

In addition to the products listed above, AWI, ACandS, or NCC may have used other asbestos-containing high temperature insulation products manufactured by other manufacturers in the course of their contract insulation installation activities, depending on the requirements of the particular contract involved. It is impossible to state with certainty what other specific asbestos-containing products might have been called for by these contracts.

From 1932 until 1982, AWI manufactured various forms of resilient floor tiles, some of which contained encapsulated chrysotile asbestos. From 1954 until 1983, some of the sheet vinyl resilient floor coverings that AWI manufactured and sold were on an asbestos-containing backing material, which was designated as "Hydrocord." The chrysotile asbestos was bound into the Hydrocord backing by a latex binder, and, as installed, the backing was covered by a sheet vinyl floor covering that did not contain asbestos.

From the early 1950's until the late 1980's, AWI manufactured and sold gasket materials primarily intended for mechanical applications, including internal combustion engines. Some of these gasket materials contained encapsulated asbestos fiber. As a general matter, this gasket material was not sold directly to end users but to secondary processors for the creation of prefabricated gaskets for resale.

In addition to plants within the United States, AWI subsidiaries have manufacturing plants in Reservoir (Victoria), Australia; Gateshead (Team Valley), England; Munster, Germany, and Montreal, Canada that produced asbestos-containing floor tiles and/or sheet vinyl products or the Hydrocord backing (in U.K., Canada, and Australia), and AWI's plant in Portumna, Ireland also may have manufactured asbestos-containing floor tiles. Although Hydrocord was manufactured by AWI within the United States, it was shipped as a backing for certain sheet vinyl products manufactured at plants in Canada, Australia, and the United Kingdom.

AWI's resilient floor covering products, including those that contained asbestos, were distributed worldwide. In addition to sales within North America, AWI's gasket products were distributed primarily within Europe and Japan, although an effort was made to distribute them worldwide.

All AWI-manufactured acoustical ceiling products never contained asbestos. AWI, however, sold a specialty asbestos cement ceiling board between the mid 1940's and the mid 1970's. This ceiling product, which was composed of asbestos containing Portland cement manufactured by both Keasbey & Mattison and National Gypsum Company, was slate-like in its appearance (which made it readily distinguishable from AWI's acoustical ceiling materials), was intended for use in high humidity areas, and was generally attached to the surface with furring strips and fasteners (and not a suspended grid system).

During the period between the mid-1930's and mid-1980's, some of the related adhesive products that AWI manufactured and sold for use in the installation of resilient floor tile or acoustical ceiling tile contained encapsulated chrysotile asbestos.

AWI manufactured two distinct roof deck systems: (1) Fluid Applied and (2) Travelon Weather Deck. Components of both systems contained asbestos. These were special-purpose systems that were distinguishable from traditional built-up roofing. Both roofing systems were unique and specially directed to a highly specialized segment of the roofing market. These products were not commercially successful and, therefore, were discontinued shortly after their introduction in the mid-1960's.

               2. PREPETITION ASBESTOS-RELATED PERSONAL INJURY LITIGATION AGAINST AWI.

Nearly all the asbestos-related personal injury and wrongful death lawsuits brought against AWI relate to individuals who claim they were exposed to the asbestos-containing high-temperature thermal insulation products used by AWI in its insulation contracting activities prior to 1958, or used by ACandS in connection with ACandS's use of AWI's licensed tradename or trademarks after 1958. The majority of these claimants seek compensatory and punitive damages arising from their alleged exposure to these products. Many of these claims involve allegations of negligence, strict liability, and breach of warranty, and some allege conspiracy or other claims that seek to make AWI responsible for the activities of ACandS. In some instances, personal injury claims have been asserted against AWI on account of its asbestos-containing gaskets or flooring materials. LT Cork Covering and Armaspray have rarely been identified by plaintiffs as a cause of injury.

As of September 30, 2000, approximately 173,000 asbestos-related personal injury and wrongful death claims were pending against AWI within the tort system in a multitude of jurisdictions. As a result, AWI lacked an effective means to address its liability for asbestos-related personal injury claims in a comprehensive manner. Moreover, only the Bankruptcy Code provides a vehicle for AWI to address both its present, as well as future, unknown Asbestos Personal Injury Claims.

               3. OWENS CORNING FIBERGLAS FILING FOR PROTECTION UNDER CHAPTER
11.

On October 5, 2000 Owens Corning Fiberglas Corp. ("OCF"), a manufacturer of insulation products, filed for protection under chapter 11 of the Bankruptcy Code to address its asbestos liability. This filing adversely affected AWI's attempts at that time to obtain a credit facility to replace its then-existing $450 million credit facility, which was due to expire on October 19, 2000. Following the OCF filing, the potential lenders under the new credit facility reevaluated their credit exposure to AWI, primarily due to AWI's asbestos personal injury liability. AWI could not reach agreement on a new facility with acceptable terms, and the existing credit facility expired. In addition, AWI was concerned about a possibility of increased settlement demands of asbestos plaintiffs given that OCF, which had previously been a major defendant in asbestos litigation, had filed for chapter 11 protection.

               4. DOWNGRADING OF AWI'S CREDIT RATING.

On October 25, 2000, both Standard & Poors and Moody's Investors Services (collectively, the "RATING AGENCIES") downgraded AWI's long-term debt rating, citing the reduction in committed credit facilities, prospects for weaker operating performance, and continued uncertainty surrounding AWI's asbestos personal injury liability as a result of, among other things, OCF's chapter 11 filing. Both agencies also indicated the possibility of additional downgrades. On November 17, 2000, the Rating Agencies further downgraded AWI's long-term debt rating to below investment grade.

After October 25, 2000, AWI was unable to issue commercial paper and instead borrowed from its remaining $450 million credit facility. As of December 6, 2000, approximately $50 million of commercial paper was outstanding, and the entire $450 million credit facility had been drawn and was outstanding.

In response to the large number of Asbestos Personal Injury Claims then outstanding, the increase in settlement demands over recent years and the resulting liquidity issues, AWI filed for protection under chapter 11 of the Bankruptcy Code on December 6, 2000.

                            IV. THE CHAPTER 11 CASE

       A.         GENERAL.

On December 6, 2000 (the "COMMENCEMENT DATE"), AWI filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court in order to use the court-supervised reorganization process to achieve a resolution of its liability for asbestos-related personal injury and wrongful death claims. Also filing under chapter 11 were two of AWI's wholly-owned subsidiaries, Nitram Liquidators, Inc. ("NITRAM") and Desseaux Corporation of North America, Inc. ("DESSEAUX"). The cases are being jointly administered as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (the "CHAPTER 11 CASE").

Currently AWI is operating its business and managing its properties as a debtor in possession subject to the provisions of the Bankruptcy Code. Pursuant to the provisions of the Bankruptcy Code, AWI is not permitted to pay any claims or obligations that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. Similarly, Claimants may not enforce any Claims against AWI that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. In addition, as a debtor in possession, AWI has the right, subject to the Bankruptcy Court's approval, to assume or reject any executory contracts and unexpired leases in existence at the Commencement Date. Parties having Claims as a result of any such rejection may file claims with the Bankruptcy Court, which will be addressed as part of the Chapter 11 Case.

The Chapter 11 Case originally was assigned to the Honorable Joseph J. Farnan, Jr., a U.S. District Court Judge for the District of Delaware. During the fourth quarter of 2001, the U.S. Court of Appeals for the Third Circuit assigned U.S. District Court Judge Alfred M. Wolin of New Jersey to preside over the Chapter 11 Case in the District of Delaware. Judge Wolin also presides over other asbestos-related chapter 11 cases pending in the District of Delaware. Judge Wolin retained issues relating to asbestos personal injury claims and referred other asbestos-related issues and bankruptcy-related matters in the Chapter 11 Case to U.S. Bankruptcy Judge Randall J. Newsome.

Since the Commencement Date, AWI, the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and more recently, the Future Claimants' Representative, have been engaged in substantive negotiations regarding the terms of the plan of reorganization. During the course of the Chapter 11 Case, the parties participated in numerous status conferences before Judge Wolin in an effort to resolve their differences with respect to, among other things, the distribution of assets and classification of Claims in connection with the formulation of a viable plan of reorganization. As a result of such status conferences, on November 4, 2002, AWI filed a plan of reorganization with the consent of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. On ________________, 2003, AWI filed the Plan, which also has the support of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. The Plan is not supported by the Asbestos PD Committee.

THE PLAN ONLY RELATES TO AWI; IT DOES NOT RELATE TO NITRAM AND DESSEAUX, THE TWO AFFILIATED DEBTORS IN THESE CHAPTER 11 CASES. THE DEBTORS AND THEIR AFFILIATES ARE NOT BEING SUBSTANTIVELY CONSOLIDATED UNDER THE PLAN.

       B.         PROFESSIONALS RETAINED IN THE CHAPTER 11 CASE.

               1. AWI'S ATTORNEYS AND ADVISERS:

The principal professionals that AWI has retained with respect to chapter 11 matters are as follows:

ATTORNEYS                          FINANCIAL ADVISOR

Weil, Gotshal & Manges LLP         Lazard Freres & Co. LLC ("LAZARD")
767 Fifth Avenue                   30 Rockefeller Plaza, 61st Floor
New York, New York  10153          New York, New York  10020
(212) 310-8000                     (212) 632-6000
(212) 310-8007 (telecopy)          (212) 332-1748 (telecopy)

Richards, Layton & Finger, P.A.    RESTRUCTURING CONSULTANTS, AUDITORS
One Rodney Square                  AND ACCOUNTANTS
P.O. Box 551
Wilmington, Delaware  19899        KPMG, LLP
(302) 651-7700                     99 High Street
(302) 651-7701 (telecopy)          Boston, Massachusetts  02110
                                   (617) 988-1000
                                   (617) 988-0800 (telecopy)

CLAIMS AGENT                       SPECIAL BALLOT SOLICITATION AND TABULATION
                                   AGENT

Trumbull Services, LLC             Innisfree M&A Incorporated
4 Griffin Road North               501 Madison Avenue, 20th Floor
Windsor, Connecticut  06095        New York, NY  10022
(860) 687-3806                     (877) 750-2689
(860) 683-8697 (telecopy)

               2. COMMITTEES.

On or about December 15, 2000, the United States Trustee for the District of Delaware (the "U.S. TRUSTEE"), pursuant to her authority under section 1102 of the Bankruptcy Code, appointed the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee. On or about July 19, 2001, the U.S. Trustee appointed the Official Committee of Asbestos Property Damage Claimants (the "ASBESTOS PD COMMITTEE," and together with the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee, the "COMMITTEES"). By order dated on or about March 1, 2002, the Bankruptcy Court approved the appointment of Dean M. Trafelet as the Future Claimants' Representative. The Committees and the Future Claimants' Representative have participated actively in all aspects of the Chapter 11 Case.

               (A) ASBESTOS PI CLAIMANTS' COMMITTEE.

The Asbestos PI Claimants' Committee currently consists of the following nine members:

               >>             Robert M. Gardner, Sr.

               >>             Norma H. Garrison, Executor of the Estate of
                              Daniel M. Garrison

               >>             Joe Donald Smiley

               >>             Kaye Smith, Executor of the Estate of Willie
                              Hampton

               >>             Roberta Jeffrey, Executor of the Estate of Frank
                              Jeffrey

               >>             John A. Spague

               >>             Frank H. Biele, Jr.

               >> Susan Wright, Special Administrator of the Estate of Charles Wright; and

               >>             Miron Fidyk.

The Asbestos PI Claimants' Committee has retained the following professionals:

ATTORNEYS                              ACCOUNTANTS AND FINANCIAL ADVISOR

Caplin & Drysdale, Chartered           L. Tersigni Consulting PC
399 Park Avenue, 27th Floor            201 West Main Street, Suite 220
New York, New York  10022              Stamford, CT 06902
(212) 319-7125                         (203) 569-9090
(212) 644-6755 (telecopy)              (203) 569-9098 (telecopy)

Campbell & Levine, LLC                 ASBESTOS BODILY INJURY CONSULTANTS
800 King Street, Suite 300
Wilmington, Delaware 19801             Legal Analysis Research & Planning, Inc.
(302) 426-1900                         970 Calle Arroyo
(302) 426-9947 (telecopy)              Thousand Oaks, California 91360
                                       (805) 499-3572
                                       (809) 499-7126 (telecopy)

               (B) UNSECURED CREDITORS' COMMITTEE.

The Unsecured Creditors' Committee currently consists of the following five members:

               >>             Wachovia Bank, N.A.

               >>             Deutsche Bank

               >>             Wells Fargo Bank Minnesota, N.A. as Indenture
                              Trustee

               >>             Bank One, N.A. as Successor Indenture Trustee

               >>             OCM Opportunities Fund, III, L.P.

The Unsecured Creditors' Committee has retained the following professionals:

ATTORNEYS                                INVESTMENT BANKER AND FINANCIAL ADVISOR

Paul, Weiss, Rifkind, Wharton & Garrison   Houlihan Lokey Howard & Zukin Capital
1285 Avenue of the Americas                685 Third Avenue
New York, New York  10019                  New York, New York  10017
(212) 373-3000                             (212) 497-4100
(212) 757-3990 (telecopy)                  (212) 661-3070 (telecopy)

Cozen O'Connor                             ASBESTOS CLAIMS CONSULTANTS
1201 North Market Street
Wilmington, Delaware  19801                Chambers Associates Incorporated
(888) 207-2440                             805 15th Street, NW-Suite 500
(302) 295-2013 (telecopy)                  Washington, DC  20005
                                           (202) 371-9770
                                           (202) 371-6601 (telecopy)

               (C) FUTURE CLAIMANTS' REPRESENTATIVE.

The Future Claimants' Representative has retained the following professionals:

ATTORNEYS                               INVESTMENT BANKER AND FINANCIAL ADVISOR

Kaye Scholer, LLP                       Peter J. Solomon Company
425 Park Avenue                         767 Fifth Avenue
New York, New York  10022               New York, New York  10153
(212) 836-8000                          (212) 508-1600
(212) 836-8689 (telecopy)               (212) 508-1633 (telecopy)

Young Conaway Stargatt & Taylor, LLP      ASBESTOS BODILY INJURY CONSULTANTS
The Brandywine Building-17th Floor
1000 West Street                          Analysis Research Planning Corporation
Wilmington, Delaware                      1900 M Street, N.W.
(302) 571-6600                            Suite 410
(302) 571-1253 (telecopy)                 Washington, D.C.  20036
                                          (202) 797-1111
                                          (202) 797-3619 (telecopy)

               (D) ASBESTOS PD COMMITTEE.

The Asbestos PD Committee currently consists of the following three members:

               >>             Christine Wood

               >>             TrizecHahn Office Properties

               >>             Stephen Tancredi

The Asbestos PD Committee has retained Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 919 Market Street, Suite 100, Wilmington, Delaware 19801, (302) 426-1189, (302) 426-9193 (telecopy), as its counsel.

       C.         SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE.

               1. EMPLOYEE RELATED MATTERS.

To maintain the continued support, cooperation, and morale of AWI's employees and to minimize any salary, wage, and employee benefit disruptions that might have been occasioned by the commencement of the Chapter 11 Case, AWI obtained orders of the Bankruptcy Court that authorized AWI to (i) pay employees for prepetition wages, salaries, and other compensation and (ii) continue its employee benefit programs, including maintenance of AWI's workers' compensation programs.

In order to (i) ensure that AWI's senior level executives and managers (the "KEY EMPLOYEES") continued to provide essential management and other necessary services during the Chapter 11 Case, (ii) minimize Key Employee turnover and
(iii) provide incentives to attract new senior level employees to fill critical vacant positions, AWI designed a special retention program (the "EMPLOYEE RETENTION PROGRAM") for the Key Employees and sought Bankruptcy Court approval of the program. The Employee Retention Program is comprised of annual cash retention payments for certain Key Employees, a severance benefit plan, the assumption of certain (and the ability to enter into new) change in control agreements and an employment agreement, and the continued maintenance of customary incentive compensation plans in which the Key Employees participate, including an annual incentive plan for key managers and senior level executives and a long-term cash incentive plan.

In addition, during the course of the Chapter 11 Case, AWI sought and obtained the approval of the Bankruptcy Court to assume AWI's indemnification obligations to its officers and directors, as well as officers and directors of Holdings. In addition, counsel for the board of directors of Holdings is continuing to hold a fund of $1 million to fund any unpaid professional fees of Holdings' board or other obligations to Holdings' directors.

               2. VENDOR AND CUSTOMER ISSUES.

Following the commencement of the Chapter 11 Case, AWI took certain actions in the Bankruptcy Court, including obtaining orders of the Bankruptcy Court, that authorized AWI to (i) pay claims of critical trade vendors (the "CRITICAL VENDORS") that supply AWI with essential materials and services; (ii) provide postpetition deposits with the Critical Vendors and other suppliers to secure payment for postpetition materials; (iii) pay Claims of prepetition common carriers, warehouses, and holders of mechanics' liens; (iv) pay prepetition Claims held by certain building products distributors through which AWI sells the majority of its vinyl and laminate flooring products, residential ceiling/grid products, and installation/accessory products; (v) honor certain customer warranty programs in accordance with its prepetition practices and honor any postpetition obligations in respect thereof; and (vi) implement global procedures for resolving and paying valid reclamation claims.

               3. THE DIP CREDIT FACILITY.

In order to fund its ongoing business operations during the pendency of the Chapter 11 Case, AWI, Nitram and Desseaux entered into a debtor in possession financing facility (the "DIP CREDIT FACILITY") with JPMorgan Chase Bank ("JPMORGAN CHASE" or the "AGENT"), as agent for a syndicate of financial institutions, including JPMorgan Chase (collectively, the "LENDERS"). The terms of the DIP Credit Facility are memorialized in a Revolving Credit and Guaranty Agreement dated as of December 6, 2000, as amended from time to time (the "CREDIT AGREEMENT").

The following are the major elements of the DIP Credit Facility:

               >> The DIP Credit Facility originally provided for a total commitment (the "COMMITMENT") of $400 million. The Commitment was available for working capital and other general corporate purposes and for the issuance of standby and import documentary letters of credit for purposes satisfactory to the Agent (collectively, the "LETTERS OF CREDIT"). Through subsequent amendments, AWI and the Lenders agreed to reduce the Commitment to $75 million and limit it to Letters of Credit.

               >> The DIP Credit Facility contemplates that all obligations (i) are secured by a perfected first priority lien on all cash maintained in the Letter of Credit Account (as such term is defined in the Credit Agreement) and (ii) will constitute superpriority obligations over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, subject in each case only to (x) in the event of the occurrence of an Event of Default (as such term is defined in the Credit Agreement), the payment of allowed and unpaid professional fees and disbursements incurred by AWI, Nitram, Desseaux or any of the Committees in an aggregate amount not to exceed $5 million, and (y) the payment of bankruptcy filing fees.

               >> The DIP Credit Facility originally provided that the sum of the aggregate outstanding amount of direct borrowings plus undrawn amount of outstanding Letters of Credit issued for the account of AWI would at no time exceed the borrowing base, which included inventory, receivables and certain other assets of AWI meeting certain eligibility standards determined by the Agent.

               >> The term of the DIP Credit Facility, as amended, extends through December 6, 2003.

As of December 31, 2002, Armstrong had cash on hand of approximately $380 million. As a result, since the Commencement Date, AWI has not drawn on the DIP Credit Facility. In the ordinary course of its business, however, AWI has requested the Lenders from time to time to issue Letters of Credit. As of December 31, 2002, Letters of Credit in the aggregate face amount of approximately $28.7 million had been issued and remained outstanding under the DIP Credit Facility.

In the fourth quarter of 2002, AWI and the Lenders further amended the DIP Credit Facility. The latest amendment (i) extended the maturity date under the Credit Agreement to December 6, 2003, (ii) terminated all obligations of the Lenders to make loans or advances and limited the Commitment under the DIP Credit Facility to issuances of Letters of Credit, (iii) reduced the total Commitment from $200 million to $75 million and (iv) suspended certain reporting requirements under the Credit Agreement. By order dated October 29, 2002, the Bankruptcy Court authorized and approved such amendment.

               4. AWI'S EXCLUSIVE RIGHT TO FILE AND CONFIRM A PLAN.

The Bankruptcy Court has approved five extensions of the periods during which AWI has the exclusive right to file and confirm a chapter 11 plan under section 1121(a) of the Bankruptcy Code (the "EXCLUSIVE PERIODS"). The most recent order of the Bankruptcy Court, entered on September 4, 2002, provides that the Exclusive Periods are extended through and including April 4, 2003 (for filing a plan) and June 3, 2003 (for confirmation of a plan).

               5. THE BAR DATE (FOR CLAIMS OTHER THAN ASBESTOS PERSONAL INJURY CLAIMS).

On January 30, 2001, AWI filed with the Bankruptcy Court its schedules of assets and liabilities, except for Schedule F (Creditors Holding Unsecured Claims Against the Estate), which was filed on March 21, 2001, pursuant to the Bankruptcy Court's order dated February 21, 2001 extending AWI's time to file such schedule (together, the "SCHEDULES"). AWI listed an aggregate of approximately 181,198 Claims on its Schedules.

On March 30, 2001, AWI filed a motion seeking an order fixing a bar date for the filing of proofs of claim against AWI's estate for, essentially, all Claims except those for personal injury based on asbestos exposure. By order dated April 18, 2001 (the "BAR DATE ORDER"), the Bankruptcy Court set a bar date of August 31, 2001 (the "BAR DATE"). AWI mailed notices of the Bar Date and proof of claim forms to all the entities identified in the Schedules, among others (the "BAR DATE NOTICE"). Notice of the Bar Date also was published on two occasions in the national editions of The New York Times, The Wall Street Journal, and The USA Today, as well as in at least fourteen trade publications and various regional newspapers.

Pursuant to the Bar Date Order, each creditor holding a prepetition claim was required, subject to certain limited exceptions, to file a proof of claim on or before the Bar Date. Specifically, as provided in the Bar Date Notice, the following types of creditors were not required to file proofs of claim on or before the Bar Date:

               >> creditors holding claims that already had been properly filed with the clerk of the Bankruptcy Court using a claim form that substantially conforms to Official Form No. 10;

               >> creditors holding claims that (a) are listed on the Schedules, (b) are not described in the Schedules as "disputed," "contingent," or "unliquidated," and (c) are in the same amount and of the same nature as set forth in the Schedules;

               >> creditors asserting an Administrative Expense against AWI's chapter 11 estate under section 503(b) or 507(a) of the Bankruptcy Code;

               >> creditors holding Claims of AWI or a subsidiary of AWI against another debtor or another subsidiary of a debtor;

               >> creditors holding Claims that had been Allowed by an order of the Bankruptcy Court entered on or before the Bar Date;

               >> creditors holding asbestos-related personal injury Claims (other than a claim for contribution, indemnity, reimbursement, or subrogation);

               >> current employees of AWI for prepetition benefits or deferred compensation; and

               >> creditors holding Claims that had been paid in full by AWI prior to the Bar Date.

As discussed below in Section IV.C.6, entitled "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- Asbestos Property Damage Claims," the Bankruptcy Court subsequently extended the Bar Date for Asbestos Property Damage Claims to March 20, 2002.

2,651 proofs of claim against AWI, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, either were received by Trumbull or filed with the clerk of the Bankruptcy Court on or before the Bar Date. In addition, 140 additional proofs of claim, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, were filed against AWI after the Bar Date. Thus, excluding Asbestos Personal Injury Claims and Asbestos Property Damage Claims, as of March 10, 2003, a total of 2,792 proofs of claim had been filed against AWI in the Chapter 11 Case. For information regarding the Asbestos Property Damage Claims filed against AWI in the Chapter 11 Case, see Section IV.C.6, entitled "THE CHAPTER 11 CASE -Significant Events During the Chapter 11 Case - Asbestos Property Damage Claims."

Since the Bar Date, AWI, together with its professionals, has engaged in an extensive process of reviewing and reconciling the proofs of claim asserted against AWI in the Chapter 11 Case. To date, the Debtors have filed and prosecuted seven omnibus objections to Claims, as well as several additional objections addressing specific Claims. In addition, the Debtors have engaged in discussions with a wide variety of Claimants regarding, among other things, the withdrawal of Claims where appropriate.

As a result of these efforts, the Debtors have successfully disallowed and expunged a total of 1,240 Claims asserted against AWI, leaving a total of 1,551 proofs of claim outstanding against AWI in the aggregate amount of approximately $1.88 billion, not including Asbestos Personal Injury Claims, Asbestos Property Damage Claims or Claims listed on the Schedules ("SCHEDULED CLAIMS"). In addition, pursuant to three of the seven omnibus objections to claims, AWI has obtained orders from the Bankruptcy Court reclassifying as Unsecured Claims approximately 123 Claims that were initially asserted as priority or filed as secured or administrative expense Claims.

Furthermore, in connection with each of the omnibus objections to Claims filed by AWI, as well as settlements and compromises between AWI and certain of the claimants, AWI has resolved and agreed to allow a total of 923 Claims in the aggregate amount of approximately $195.9 million.

In addition to the foregoing, of the 7,228 Scheduled Claims that were not scheduled as Asbestos Personal Injury Claims or Asbestos Property Damage Claims, approximately 3,730 Scheduled Claims (in the aggregate scheduled amount of approximately $214.76 million) were listed as contingent, disputed and/or unliquidated, were not superseded by a subsequent timely-filed proof of claim and, therefore, are now deemed null and void. Moreover, 1,353 Scheduled Claims (totaling approximately $1.5 billion) have been superseded by a subsequently filed proof of claim. In addition, on or about March __, 2003, the Debtors filed an amended Schedule F (Unsecured Claims) with the Bankruptcy Court pursuant to which an additional [437] of these 7,228 Scheduled Claims in the total amount of [approximately $20.8 million] have been eliminated (amended to $0.00), and [126] of such Scheduled Claims have been reduced by a total amount of [approximately $19.3 million]. Pursuant to the Bar Date Order, however, the holders of such amended Scheduled Claims have until May __, 2003 to file a proof of claim if they disagree with the amended amount of their Scheduled Claims.

AWI expects the total amount of Allowed Unsecured Claims to be treated in Class 6 will be approximately $1.65 billion as a result of AWI's continued claims reconciliation and objection process.

Effective on September 1, 2002, the Bankruptcy Court amended its Local Rules for Bankruptcy Practice and Procedure (the "LOCAL RULES") by adding Local Rule 3007-1, which governs omnibus objections to claims. Pursuant to the new Local Rule, among other things, all substantive objections (as defined in Local Rule 3007-1) that apply to a particular proof of claim must be asserted in a single omnibus objection. With respect to non-substantive objections, however, multiple objections may be filed regarding a particular proof of claim. Due to the volume of Claims filed against AWI in the Chapter 11 Case and the significant amount of time required for AWI and its professionals to analyze and reconcile such Claims, on or about October 29, 2002, AWI and its affiliated Debtors filed a Motion for an Order Granting Relief from Certain Aspects Relating to the Filing of Omnibus Objections to Claims (the "OMNIBUS CLAIMS Motion"), pursuant to which the Debtors have requested relief from that portion of Local Rule 3007-1 limiting the Debtors' substantive objections to claims. At a hearing held by the Bankruptcy Court on November 22, 2002, the Bankruptcy Court denied the relief requested by the Debtors in the Omnibus Claims Motion, other than to clarify that the mere attachment of a notice or other pleading to a proof of claim does not constitute "documentation" attached to a proof of claim. As a result of the denial of the Omnibus Claims Motion, the modified claims objection procedures imposed by the Local Rules are likely to add delay to AWI's claims reconciliation process.

Basic information regarding Claims that have been scheduled and filed in the Chapter 11 Case can be accessed using the following website:
www.trumbull-services.com.

               6. ASBESTOS PROPERTY DAMAGE CLAIMS.

               (A) AWI'S LIMITED INVOLVEMENT WITH ASBESTOS PROPERTY DAMAGE
CLAIMS

Prior to the commencement of the Chapter 11 Case, AWI had very limited involvement with Asbestos Property Damage Claims. Unlike Asbestos Personal Injury Claims asserted against AWI, AWI's liability for Asbestos Property Damage Claims generally is not the result of AWI's insulation installation contracting activities. Instead, Asbestos Property Damage Claims that have been actively pursued against AWI have concerned primarily resilient floor covering products manufactured and sold by AWI prior to 1983.

Beginning sometime in the 1950's through 1983, AWI manufactured three types of resilient floor covering products that contained asbestos. First, until 1972, AWI manufactured a low priced asphalt floor tile that contained asbestos. There are few claims involving such asphalt tiles. Any such asphalt tiles are now at least 30 years old in any building where they still exist. Second, after World War II AWI began to manufacture and market a new line of sheet flooring, called Corlon, made from vinyl plastic. The Corlon sheet flooring contains no asbestos, but AWI also manufactured a Hydrocord felt backing material containing asbestos that could be used to lay the vinyl sheet flooring directly over on-grade concrete. AWI discontinued the use of asbestos in the Hydrocord backing in 1983. Few property damage claims have been asserted with respect to the Hydrocord backing. This product is not subject to any abrasion unless the vinyl surface layer, which does not contain asbestos, has completely worn through. Third, until 1983 AWI manufactured a vinyl tile, called Excelon, that contained asbestos. Most property damage claims that have involved AWI products are related to Excelon. It was a popular product that has held up well over the years and is still present in many buildings.

In contrast to Asbestos Personal Injury Claims, as of the Commencement Date, only five asbestos property damage actions were commenced against AWI from 1993 to the Commencement Date. Moreover, as of the Commencement Date, only six of the 273 asbestos property damage cases brought against AWI since the early 1980's remained unresolved, and of those six only three were actively being pursued. Furthermore, as to the Asbestos Property Damage Claims that were resolved during the more than 20 year period prior to the Commencement Date, the total amount paid by AWI on account of such claims was less than $10 million.

               (B) THE ASBESTOS PD BAR DATE

On or about August 3, 2001, the Asbestos PD Committee filed a motion (the "MOTION TO EXTEND") pursuant to which it sought to (i) extend the Bar Date to enable holders of alleged Asbestos Property Damage Claims to have additional time to file proofs of claim and (ii) compel AWI to engage in an extensive, nationwide noticing program. By order dated August 27, 2001, the Bankruptcy Court extended the Bar Date for Asbestos Property Damage Claims until the disposition of the Motion to Extend.

At a hearing held on March 1, 2002, the Bankruptcy Court ruled that (i) the deadline for certain law firms to file a class proof of claim on behalf of a putative class of holders of alleged Asbestos Property Damage Claims was March 8, 2002, (ii) the deadline for all other holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 1, 2002, and
(iii) the notice of the Bar Date provided by AWI was consistent and complied with applicable law and satisfied all requirements of due process. The ruling was memorialized in an order of the Bankruptcy Court entered on or about March 18, 2002 (the "ORDER DENYING THE MOTION TO EXTEND"). The Bankruptcy Court subsequently modified its Order Denying the Motion to Extend by order dated May 21, 2002, ruling that the deadline for all holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 20, 2002.

As of December 18, 2002, a total of 581 Asbestos Property Damage Claims, totaling approximately $877 million, had been asserted against AWI. As a result of the claims reconciliation efforts expended by the Debtors to date, however, the Debtors have successfully disallowed and expunged, or the Claimant has withdrawn, a total of 124 Asbestos Property Damage Claims (in the aggregate amount of approximately $81.6 million), leaving a total of 457 Asbestos Property Damage Claims outstanding against AWI in the aggregate amount of approximately $795 million.

               (C) THE CLASS ACTION PROCEEDING.

On August 17, 2001, certain holders of Asbestos Property Damage Claims (the "ASBESTOS PD PLAINTIFFS") commenced a class action adversary proceeding in the Bankruptcy Court and filed a motion seeking certification of a nationwide class for damages and remediation and a separate nationwide class for testing, in each case consisting of all property owners (residential and otherwise) that have AWI asbestos-containing flooring products in their structures. On October 1, 2001, AWI filed a motion to dismiss the class action proceeding on the grounds that
(i) the commencement of the class action proceeding violated the automatic stay imposed by section 362 of the Bankruptcy Code, (ii) the putative class action representatives failed to state claims upon which relief could be granted, and
(iii) the putative class action representatives failed to state a claim for class relief. In addition, on April 12, 2002, AWI and the Asbestos PI Claimants' Committee filed separate objections to the motion for class certification.

After a one-day trial on the issue of class certification, by order dated July 2, 2002, the Bankruptcy Court denied the motion for class certification. On or about July 12, 2002, the Asbestos PD Plaintiffs filed a motion for leave to appeal the Bankruptcy Court's denial of their motion for class certification. AWI filed a memorandum of law in opposition to such motion for leave to appeal on July 26, 2002. By order dated October 4, 2002, the District Court denied the motion for leave to appeal.

               (D) THE DAUBERT HEARING.

On September 26, 2002 and September 27, 2002, the Bankruptcy Court conducted a Daubert hearing on the issue of what evidence holders of Asbestos Property Damage Claims should be required to present to demonstrate proof of property damage in their structures as a result of the presence of AWI asbestos-containing floor products in such structures. In the Daubert hearing, AWI challenged the use of the "settled dust method" proposed by the claimants as a method for determining proof of property damage in their structures. On October 22, 2002, the Bankruptcy Court granted AWI's requested relief and ruled that the "settled dust method" is not a scientifically valid method for proving asbestos property damage from flooring in a building. The Asbestos PD Committee has filed a motion for leave to appeal from such ruling. AWI has objected to such motion, which is still pending before the District Court. If the holders of Asbestos Property Damage Claims are able to appeal from the Daubert ruling and succeed on the merits of such appeal, remaining holders of Asbestos Property Damage Claims will have to meet a lower standard of proof with respect to the issue of property damage in their structures.

               (E) STATUS CONFERENCE ON ASBESTOS PROPERTY DAMAGE CLAIMS FOLLOWING THE DAUBERT RULING.

Following the Daubert ruling, the Bankruptcy Court conducted a status conference on November 1, 2002, after which the Bankruptcy Court entered an order regarding required product identification proof for Asbestos Property Damage Claims. Thereafter, on December 5, 2002, the Court entered an Amended Order Regarding Required Product Identification for Asbestos Property Damage Claims, which requires each holder of an Asbestos Property Damage Claim to submit the following information to AWI's counsel no later than February 10, 2003: (i) the name and address of each building (or other discrete location) alleged to contain asbestos-containing products manufactured or sold by AWI for which an Asbestos Property Damage Claim is asserted; (ii) the type of asbestos-containing product for which an Asbestos Property Damage Claim is asserted; and (iii) the basis, including all documentation, upon which the claimant has identified an asbestos-containing product manufactured or sold by AWI (the "PRODUCT I.D. ORDER"). Such order further provides that any Asbestos Property Damage Claim for which such information is not provided shall be disallowed in its entirety upon further order of the Bankruptcy Court.

               (F) SETTLEMENT OF CERTAIN ASBESTOS PROPERTY DAMAGE CLAIMS

On February 10, 2003, AWI and the holders of 360 Asbestos Property Damage Claims (the "SETTLED CLAIMS") entered into a Settlement Agreement and Release (the "PD SETTLEMENT AGREEMENT"). The Settled Claims represent approximately 78% of the total number of Asbestos Property Damage Claims pending as of February 10. Pursuant to the Settlement Agreement, AWI has agreed to pay $2 million in cash (the "PD SETTLEMENT AMOUNT") to Bilzin Sumberg Baena Price & Axelrod LLP, as agent and attorney for the holders of the Settled Claims, in full and final satisfaction, discharge, settlement and compromise, and release of the Settled Claims and any other Asbestos Property Damage Claims that could have been or may be properly asserted by such claimants. The payment of the Settlement Amount will be made on the Initial Distribution Date. Upon AWI's payment of the PD Settlement Amount, each of the Settled Claims filed by the Claimants shall be deemed immediately withdrawn in its entirety.

On February 10, 2003, AWI filed a motion pursuant to Bankruptcy Rule 9019 seeking an order authoring and approving the PD Settlement Agreement (the "PD SETTLEMENT MOTION"). AWI also requested pursuant to the PD Settlement Motion that, in the event the Bankruptcy Court refuses to approve the PD Settlement Agreement, the holders of the Settled Claims be granted a two week extension to serve their product identification information on AWI in accordance with the Product I.D. Order. Two objections were filed to the PD Settlement Motion--one by the Asbestos PD Committee and one by the Los Angeles Unified School District. A hearing on the Settlement Motion is scheduled for April 4, 2003. If the Settlement Motion is approved by the Bankruptcy Court, there will be a total of 97 remaining Asbestos Property Damage Claims filed against AWI, only 26 of which have responded to the Product I.D. Order.

               (G) PRODUCT IDENTIFICATION RESPONSES

Of the remaining Asbestos Property Damage Claims only 26 (three of which relate to the Asbestos PD Contribution Claims of the Celotex Trust) submitted any information to AWI in response to the Product I.D. Order by February 10, 2003. AWI believes that many of the 26 claimants submitted insufficient or incomplete product identification information. The holders of 71 Asbestos Property Damage Claims did not submit any information in response to the Product I.D. Order. On March 6, 2003, in accordance with the Product I.D. Order, AWI filed an objection seeking the disallowance of such 71 Asbestos Property Damage Claims.

               7. INSURANCE COVERAGE ISSUES.

Throughout the Chapter 11 Case, AWI has been involved in litigation and negotiations concerning the scope of liability insurance coverage available to satisfy the various claims against AWI.

               (A) MAERTIN LITIGATION.

Prior to the Commencement Date, AWI entered into settlement agreements (the "MAERTIN SETTLEMENT AGREEMENTS") with a group of non-asbestos personal injury plaintiffs (the "MAERTIN PLAINTIFFS") in respect of the Maertin Plaintiffs' allegations that they had sustained injuries arising from exposure to polychlorinated biphenyls allegedly found on ceiling material purportedly manufactured by AWI. Pursuant to the Settlement Agreements, the Maertin Plaintiffs settled their claims against AWI for an agreed amount (the "MAERTIN SETTLEMENT AMOUNT") to be paid by AWI on January 21, 2001.

On September 20, 2000, AWI filed an action (the "MAERTIN COVERAGE CASE") in the United States District Court for the Eastern District of Pennsylvania against certain insurers (collectively, the "INSURERS") seeking a declaration that certain insurance policies issued by the Insurers in favor of AWI (collectively, the "MAERTIN INSURANCE POLICIES") provided coverage amounts to be paid pursuant to the Settlement Agreements. Shortly after the filing of the Maertin Coverage Case, AWI engaged in settlement negotiations with the Insurers to resolve the payment obligations of the Insurers under the Maertin Settlement Agreements. These negotiations were not successful, and on February 2, 2001, the Maertin Coverage Case was stayed until such time as all parties to the Maertin Coverage Case agreed or until ordered by the court overseeing the Chapter 11 Case or the court before which the Maertin Coverage Case was pending.

Due to the commencement of the Chapter 11 Case, AWI was prohibited from paying, and the Maertin Plaintiffs were stayed from collecting, the Maertin Settlement Amount. On March 29, 2001, the Maertin Plaintiffs filed a motion (the "MAERTIN STAY RELIEF MOTION") seeking to modify the automatic stay to permit them to enforce their rights under the Maertin Settlement Agreements and, in particular, to recover the Maertin Settlement Amount from the proceeds of the Maertin Insurance Policies (the "MAERTIN INSURANCE PROCEEDS"). On December 10, 2001, the District Court entered an order in connection with the Maertin Stay Relief Motion (the "MAERTIN STAY RELIEF ORDER"), pursuant to which the Maertin Plaintiffs were authorized to proceed with their action. On December 18, 2001, AWI filed a notice of appeal of the Maertin Stay Relief Order to the United States Court of Appeals for the Third Circuit (the "MAERTIN APPEAL"). On or about July 2, 2002, AWI filed its brief in the Maertin Appeal. The Maertin Plaintiffs filed their response brief on November 1, 2002. The Third Circuit has notified the parties that it intends to decide the merits of the appeal on the pleadings and does not require oral argument.

On December 26, 2001, AWI filed a motion (the "MAERTIN STAY PENDING APPEAL MOTION") requesting that the Bankruptcy Court stay the Maertin Stay Relief Order pending the resolution of the Maertin Appeal. After extensive negotiations with the Maertin Plaintiffs, AWI and the Maertin Plaintiffs entered into a stipulation submitted on March 22, 2002, resolving the Maertin Stay Pending Appeal Motion (the "MAERTIN STAY PENDING APPEAL STIPULATION"). The Maertin Stay Pending Appeal Stipulation provides that the Maertin Plaintiffs are stayed from taking any action to collect any claims, judgment or settlement against AWI or its assets, other than with respect to the Maertin Insurance Policies or the Maertin Insurance Proceeds.

On or about April 12, 2002, International Insurance Co. ("INTERNATIONAL") filed an objection to the Maertin Stay Pending Appeal Stipulation on the grounds that it did not prohibit the Maertin Plaintiffs from seeking recovery from the Maertin Insurance Proceeds. On May 3, 2002, the Bankruptcy Court entered an order approving the Maertin Stay Pending Appeal Stipulation (the "MAERTIN STAY PENDING APPEAL ORDER") over International's objections. On May 13, 2002, International filed a motion to reconsider the Maertin Stay Pending Appeal Order, which motion subsequently was denied by the Bankruptcy Court on July 19, 2002.

On or about July 26, 2002, International filed a Notice of Appeal from the Maertin Stay Pending Appeal Order. On or about July 29, 2002, OneBeacon Insurance Company also filed a Notice of Appeal from the Maertin Stay Pending Appeal Order (collectively, with the Notice of Appeal filed by International, the "INSURERS' APPEAL"). On August 26, 2002, AWI filed a motion to dismiss the Insurers' Appeal for lack of subject matter jurisdiction (the "MOTION TO DISMISS") on the grounds that the Maertin Stay Pending Appeal Order was an interlocutory order. On or about August 29, 2002, AWI and the Insurers entered into a stipulation staying the briefing on the Insurers' Appeal until the resolution of the Motion to Dismiss. On September 27, 2002, the Insurers filed a response to the Motion to Dismiss (the "INSURERS' RESPONSE"). On October 7, 2002, AWI filed a reply to the Insurers' Response. The Motion to dismiss is sub judice.

On or about November 14, 2001, the Maertin Plaintiffs commenced an action styled Joan Maertin, et al. v. Armstrong World Industries, Inc., No. 01-CV-5321, in the United States District Court for the District of New Jersey (the "POSTPETITION MAERTIN ACTION"). In the Postpetition Maertin Action, the Maertin Plaintiffs asserted various causes of action against certain insurance companies believed to have issued to AWI insurance that covers the claims of the Maertin Plaintiffs. In addition, in the Postpetition Maertin Action, the Maertin Plaintiffs asserted claims of bad faith and fraud against AWI and certain other defendants, including an employee of AWI (the "MAERTIN FRAUD CLAIMS"). AWI filed a motion to dismiss the Postpetition Maertin Action as against AWI and its employee or, in the alternative, a motion for summary judgment. Although the court denied AWI's motion to dismiss the Maertin Fraud Claims, it granted AWI's motion for summary judgment.

AWI and the Maertin Plaintiffs are currently involved in negotiations to resolve the issues relating to the Postpetition Maertin Action and the Maertin Appeal.

               (B) CENTURY ADVERSARY PROCEEDING.

Prior to the commencement of the Chapter 11 Case, AWI entered into a settlement agreement (the "CENTURY SETTLEMENT AGREEMENT") with Century Indemnity Company, as successor to Insurance Company of North America ("CENTURY"), to settle disputes and coverage issues with respect to asbestos personal injury claims under certain insurance policies (the "CENTURY POLICIES"). The Century

Settlement Agreement permits Century to stretch out payments due to a trust established in connection with the Century Settlement Agreement (the "CENTURY TRUST"). AWI agreed to indemnify Century against certain claims that may be asserted directly against Century and that would have been covered under the Century Policies.

Although Century timely made its first payment to the Century Trust in accordance with the Century Settlement Agreement, Century failed to make a substantial payment that was due on or before January 5, 2001 (the "2001 INSTALLMENT PAYMENT"). On February 12, 2001, Century filed a motion which, among other things, sought to compel AWI to assume the Century Settlement Agreement (the "CENTURY MOTION TO COMPEL"). On or about February 28, 2001, AWI filed a response objecting to the Century Motion to Compel and requesting that the Bankruptcy Court direct Century to make the outstanding 2001 Installment Payment and continue to make all future payments due to the Century Trust. By order dated June 13, 2001, the Bankruptcy Court denied the Century Motion to Compel without prejudice and ordered Century to make payments due to the Century Trust. However the Bankruptcy Court did not rule on the dispute between the parties as to whether the Century Settlement Agreement is an executory contract. On June 21, 2001, Century remitted the 2001 Installment Payment to the Century Trust.

On or about January 3, 2002, Century commenced a proceeding (the "CENTURY ADVERSARY PROCEEDING") against AWI, the CCR (as defined below) and Chase Bank of Texas, N.A., as trustee, pursuant to which Century sought a declaration that (i) Century need not make further payments due under the Century Settlement Agreement, (ii) AWI must indemnify Century for certain claims asserted against Century in an action pending in federal district court, and (iii) Century may offset any indemnification claim against AWI against payments required to be made by Century to the Century Trust (the "CENTURY COMPLAINT").

On August 29, 2001, Century filed a proof of claim (the "CENTURY PROOF OF CLAIM") in the Chapter 11 Case pursuant to which Century asserted that it holds a secured claim against AWI's estate in an unliquidated amount and that its claim is secured by payments under a settlement agreement. On February 6, 2002, AWI filed an objection to the Century Proof of Claim pursuant to section 502(e)(1)(B) of the Bankruptcy Code. On or about March 3, 2002, the Bankruptcy Court entered an order granting Century's motion to consolidate the Century Adversary Proceeding with the objection.

On or about February 6, 2002, AWI filed a Motion to Dismiss (the "CENTURY MOTION TO DISMISS") against Century. Following the Bankruptcy Court's denial of the Century Motion to Dismiss, AWI filed its answer, affirmative defenses, and counterclaim (the "CENTURY ANSWER") to the Century Complaint on or about June 27, 2002. On or about October 24, 2002, Century filed a Motion to Dismiss the Counterclaim asserted in the Century Answer (the "CENTURY MOTION TO DISMISS COUNTERCLAIM"). AWI filed a response to the Century Motion to Dismiss Counterclaim by November 21, 2002.

On or about November 12, 2002, the CCR filed its answer to the Century Complaint. In such answer, the CCR asserted certain cross claims against AWI. These cross claims, and AWI's counterclaims against the CCR in the Century Adversary Proceeding, are discussed more fully in Section IV.C.8(c), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - The CCR's Cross Claims, and AWI's Counterclaims, in the Century Adversary Proceeding." The Century Adversary Proceeding has now been consolidated with the CCR Preference Litigation. See Section IV.C.8(b), entitled "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - The CCR Preference Litigation."

               (C) LIBERTY MUTUAL ARBITRATION/LITIGATION.

AWI and Liberty Mutual Insurance Company ("LIBERTY MUTUAL") are involved in (i) a pending alternative dispute resolution ("ADR") proceeding under the Agreement Concerning Asbestos Related Claims dated June 19, 1985 (the "WELLINGTON AGREEMENT") and (ii) a pending lawsuit in the United States District Court for the Eastern District of Pennsylvania (the "PENNSYLVANIA LAWSUIT"). Both proceedings relate to disputes about insurance coverage for Asbestos Personal Injury Claims.

In the ADR, which was initiated in 1996, AWI is seeking a ruling that a substantial majority of the Asbestos Personal Injury Claims that have been asserted against it are "non-products" or general liability claims, which are not within the definition of "products" or "completed operations hazards," as those terms are defined in the insurance policies that Liberty Mutual issued to

AWI for the period from 1973 through 1981. The Liberty Mutual policies that were in effect from 1973 through 1976 provide $40 million in coverage, plus defense costs, for settlements and judgments incurred in connection with non-products claims. The Liberty Mutual policies in effect for the period from 1977 through 1981 have no aggregate limit for non-products claims.

On January 29, 2002, a final judgment was issued in AWI's favor at the conclusion of the trial phase of the ADR. Liberty Mutual subsequently appealed from that final judgment to a panel of three appellate arbitrators pursuant to the Wellington Agreement's ADR rules. The ADR appeal has been fully briefed. Oral argument in the ADR appeal was originally scheduled to take place on October 8, 2002, but that date was postponed because one of the appellate arbitrators needed to be replaced. Oral argument has been rescheduled to take place on March 11, 2003.

In the Pennsylvania Lawsuit, which was filed on July 1, 2002, AWI is seeking a declaratory judgment with respect to certain issues concerning the Liberty Mutual policies in effect from 1977 through 1981 that were not resolved in the pending ADR. These issues include: (i) Liberty Mutual's relatively recent effort to obtain reformation of the deductible and aggregate limit provisions of its policies in effect from 1977 through 1981 to make them apply to all Asbestos Personal Injury Claims and not, as written, only to products and completed operations hazard claims; (ii) Liberty Mutual's relatively recent assertion that all of the Asbestos Personal Injury Claims constitute a single occurrence for purposes of the per-occurrence limits of its policies; (iii) the manner in which AWI is entitled under the Wellington Agreement to expand its coverage block so as to obtain coverage from Liberty Mutual's 1977 policy; and (iv) disputes about the extent to which, if at all, Liberty Mutual will be entitled to collect additional premiums in the event that it provides coverage for Asbestos Personal Injury Claims under its policies in effect from 1977 through 1981.

On July 18, 2002, Liberty Mutual filed a motion with the Bankruptcy Court requesting that the automatic stay be modified to allow it to file counterclaims against AWI in the Pennsylvania Lawsuit ("LIBERTY MUTUAL'S STAY RELIEF MOTION"). Specifically, Liberty Mutual sought permission to file counterclaims setting forth its position on some of the issues with respect to which AWI is seeking a declaratory judgment in the Pennsylvania Lawsuit. AWI has not objected to Liberty Mutual's request to file these proposed counterclaims. Liberty Mutual also sought permission to file other counterclaims which, in the view of AWI, would allow Liberty Mutual improperly to re-litigate certain issues that have already been resolved against it in the trial phase of the ADR and are now on appeal to the three appellate arbitrators, and AWI has objected to these proposed counterclaims on that basis. On August 1, 2002, the Bankruptcy Court adjourned the hearing on Liberty Mutual's Stay Relief Motion until January 24, 2003, at which time it has requested that AWI and Liberty Mutual provide a report concerning the status of the ADR appeal. That hearing has since been adjourned to May 13, 2003.

Pursuant to a stipulation between Liberty Mutual and AWI, the Pennsylvania Lawsuit has been temporarily suspended because the Bankruptcy Court has not yet ruled on Liberty Mutual's Stay Relief Motion.

               (D) INSURANCE COVERAGE FOR ASBESTOS PROPERTY DAMAGE CLAIMS.

AWI has approximately $397 million in available insurance coverage to pay asbestos-related property damage claims. Of this amount, approximately $37 million is available under primary policies issued to AWI from 1942 to 1981, although slightly less than $7 million of this coverage was issued by a now-insolvent insurer. There is approximately $15 million in remaining excess coverage under AWI policies from 1960 to 1966. Further, under policies issued to AWI after 1976, there also is approximately $345 million in available excess coverage that is subject to combined limits applicable to both bodily injury and property damage claims.

               8. LITIGATION INVOLVING THE CENTER FOR CLAIMS RESOLUTION.

               (A) SAFECO/CCR LITIGATION.

Prior to the Commencement Date, AWI was a member of The Center for Claims Resolution (the "CCR"). The CCR was formed in 1988 by AWI and certain other corporations (the "CCR MEMBERS") in order to have an agent to administer, settle and manage all asbestos-related personal injury claims asserted against the CCR Members. On or about March 28, 2000, Safeco Insurance Company of America

("SAFECO") issued a performance bond in favor of the CCR (the "SAFECO BOND"), which related to certain group settlement agreements to resolve asbestos-related personal injury claims that were negotiated by the CCR on AWI's behalf. Concurrently with the execution of the Safeco Bond, AWI executed an indemnity agreement in favor of Safeco through which AWI could become liable to Safeco for all losses and expenses incurred by Safeco arising out of or relating to the Safeco Bond.

On or about October 27, 2000, Safeco notified the CCR and AWI that it intended to cancel the Safeco Bond on February 28, 2001. The CCR issued a written demand on Safeco demanding payment on the Safeco Bond on or about February 6, 2001.

Safeco subsequently commenced an adversary proceeding against the CCR seeking to enjoin the CCR from drawing on the Safeco Bond. By order dated March 8, 2001, the Bankruptcy Court dismissed such adversary proceeding on the grounds that Safeco lacked standing to seek such relief.

On or about April 30, 2001, AWI commenced an adversary proceeding against Safeco and the CCR (the "SAFECO/CCR ADVERSARY PROCEEDING") to enjoin Safeco and the CCR from taking any action with respect to the Safeco Bond. The District Court is presiding over the Safeco/CCR Adversary Proceeding. On or about February 27, 2002, the District Court consolidated the Safeco/CCR Adversary Proceeding with similar adversary proceedings commenced by USG Corporation and Federal-Mogul Corporation (the "CONSOLIDATED CCR PROCEEDINGS").

The parties completed discovery in the Consolidated CCR Proceedings in August 2002 and have filed cross-motions for summary judgment with respect to the issue of whether the CCR is entitled to draw on the Safeco Bond. The briefing with respect to the motions for summary judgment filed in connection with this phase of the Consolidated Safeco/CCR Adversary Proceeding was completed by the parties on September 27, 2002. The District Court has not yet ruled on the cross-motions for summary judgment. To the extent the CCR is permitted to draw on the Safeco Bond, any reimbursement claim by Safeco against AWI will constitute an "Asbestos PI Contribution Claim" and will be channeled to the Asbestos PI Trust provided that the proceeds of the Safeco Bond are used by the CCR to pay Asbestos Personal Injury Claims. It is AWI's expectation that, if the CCR is permitted to draw on the Safeco Bond, the CCR will be required to use such proceeds to pay Asbestos Personal Injury Claims.

On December 5, 2002, AWI filed a motion for leave to amend its complaint. The proposed amended complaint adds counts seeking (1) declaratory and injunctive relief establishing that the Safeco Bond, if drawn, may only be used to pay certain Asbestos Personal Injury Claim obligations of AWI authorized by agreements between the parties and the law; (2) a constructive and/or express trust requiring the CCR to use any proceeds from the Safeco Bond that it is able to draw for the benefit of AWI; (3) avoidance of the transfer of the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code; and (4) an order requiring the CCR to turn over to AWI any indemnity funds paid by AWI to the CCR that were not paid out to asbestos claimants providing releases of claims against AWI. The Court has not yet ruled on this motion. The special master appointed by the District Court has recommended that the District Court grant such motion. The CCR has filed an objection to such recommendation, and the parties are awaiting a decision by the District Court

               (B) CCR PREFERENCE LITIGATION.

Between September 7, 2000 and December 6, 2000 (the 90-day period prior to the Commencement Date), AWI transferred and paid to the CCR the aggregate sum of approximately $93.9 million in payment of invoices issued to AWI by the CCR on July 5, 2000, August 3, 2000 and September 5, 2000. On October 8, 2002, AWI commenced an adversary proceeding against the CCR seeking to avoid and recover these payments pursuant to sections 547 and 550 of the Bankruptcy Code (the "CCR PREFERENCE CLAIM"). The complaint also seeks to disallow all claims of the CCR against AWI in the event that the Bankruptcy Court finds that the payments are recoverable and the CCR fails to reimburse AWI for the transfers.

On November 15, 2002, the CCR served its Answer and Affirmative Defenses to the CCR Preference Claim. This claim has now been consolidated with the Century Adversary Proceeding for scheduling purposes. A joint motion has been filed by AWI and the CCR seeking to extend the current discovery cut-off of May 2, 2003 to July 1, 2003.

               (C) THE CCR'S CROSS CLAIMS, AND AWI'S COUNTERCLAIMS, IN THE CENTURY ADVERSARY PROCEEDING.

The CCR alleges that AWI signed certain agreements in which it allegedly assigned to the CCR certain rights to insurance and insurance proceeds related to asbestos-related personal injury claims. Stemming from those alleged assignments, the CCR has asserted four cross-claim counts against AWI in the Century Adversary Proceeding. In its cross-claims, the CCR seeks (1) declaratory and injunctive relief establishing that the CCR has an absolute assignment of past, present and future proceeds of certain AWI insurance policies and the proceeds of the Century Trust and a similar trust established on AWI's behalf by Travelers Indemnity Company and Travelers Casualty & Surety Company of America (formerly known as The Aetna Casualty & Surety Company) (the "INSURANCE AND TRUST PROCEEDS"); (2) declaratory and injunctive relief establishing that it is the beneficiary of an express trust of the Insurance and Trust Proceeds; (3) declaratory and injunctive relief establishing that it is the beneficiary of a constructive trust of the Insurance Trust and Proceeds; and (4) declaratory relief establishing an equitable lien on the Insurance Trust and Proceeds on the CCR's behalf.

On December 5, 2002, AWI answered the CCR's cross-claims and asserted counterclaims against the CCR. AWI seeks to avoid the alleged transfer of the Insurance and Trust Proceeds and the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code. AWI also seeks avoidance of any transfer of interest in rights to insurance or insurance proceeds. The CCR has filed a motion to dismiss AWI's claims of fraudulent transfer relating to the Safeco Bond. The motion has been fully briefed and is currently set for hearing on April 4, 2003.

               9. OTHER LITIGATION.

               (A) EMC ADVERSARY PROCEEDING.

On or about October 16, 2001, AWI filed a complaint against EMC Corporation ("EMC"), which sought to avoid, pursuant to sections 549(a) and 550 of the Bankruptcy Code, certain unauthorized transfers of property of AWI's estate made after the Commencement Date (the "EMC ADVERSARY PROCEEDING"). The EMC Adversary Proceeding related to AWI's postpetition payment of a prepetition invoice it had received from EMC for a computer product package. Pursuant to the EMC Adversary Proceeding, AWI sought to recover the postpetition payment from EMC on the grounds that such payment was not authorized by the Bankruptcy Code or the Bankruptcy Court. After engaging in extensive negotiations, AWI and EMC agreed to resolve the EMC Adversary Proceeding pursuant to a settlement agreement (the "EMC SETTLEMENT AGREEMENT"), which requires EMC to pay to AWI, within ten (10) days after receipt of Bankruptcy Court approval, the aggregate sum of $230,000.00 (Two Hundred Thirty Thousand Dollars and 00/100 Cents) (the "EMC SETTLEMENT AMOUNT") in full and final satisfaction of all claims that were or could have been asserted by AWI in the EMC Adversary Proceeding. The EMC Settlement Agreement further provides that EMC shall be deemed to have withdrawn any proof of claim it filed in the Chapter 11 Case.

On February 24, 2003, the Bankruptcy Court entered an order approving and authorizing the EMC Settlement Agreement. AWI has received payment in full of the EMC Settlement Amount.

               (B) AVOIDANCE ACTIONS.

The two-year period by which AWI must commence avoidance actions under sections 544, 547, and 548 of the Bankruptcy Code expired on December 6, 2002. Throughout the course of the Chapter 11 Case, AWI has continued to investigate prepetition transactions and assess whether such transactions should be avoided as preferences under section 547 of the Bankruptcy Code or as fraudulent transfers in accordance with section 544 or 548 of the Bankruptcy Code. On October 10, 2002, AWI filed a motion with the Bankruptcy Court requesting authorization to enter into tolling agreements with parties alleged to have received prepetition transfers from AWI in order to afford AWI sufficient time to complete its analysis of such prepetition transactions and discuss such analysis with the Committees and the Future Claimants' Representative. By order dated November 1, 2002, the Bankruptcy Court approved the motion and authorized AWI to enter into the tolling agreements.

Thereafter, and prior to December 6, 2002, AWI completed its analysis of the prepetition transfers made by AWI, including payments made by AWI to creditors within the ninety (90) days preceding the Commencement Date. AWI discussed this analysis with counsel for the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. As a result of these discussions, and with the approval of these constituencies, AWI determined, other than with respect to the CCR Preference Claim, the fraudulent transfer claims asserted against the CCR in the Century Adversary Proceeding and the Safeco/CCR Litigation (see Section IV.C.8, entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution"), and one preference action against a former supplier, not to pursue other avoidance actions.

               (C) THE BARNES LITIGATION

In December of 2002, Herbert Friese, individually, and Diana Biehn and Lisa Barnes Schuyler, as executrixes of the estate of Patricia Barnes (collectively, the "BARNES PLAINTIFFS"), instituted an action against AWI in the United States District Court for the District of New Jersey (the "NEW JERSEY DISTRICT Court") styled as Diana Biehn and Lisa Barnes Schuyler, Executrixes of the Estate of Patricia Barnes, and Herbert Friese, Individually v. Armstrong World Industries, Inc., No. 1:02cv05109 (the "BARNES CASE").

In their complaint in the Barnes Case (the "BARNES COMPLAINT"), the Barnes Plaintiffs allege that Patricia Barnes ("BARNES") was diagnosed with lung cancer on March 9, 2001, and died some unspecified date thereafter. The Barnes Complaint further alleges that, in or about 1970, AWI designed, manufactured, assembled and/or distributed ceiling tiles that were coated with Aroclor 1254, a substance containing polychlorinated biphenyls. The Barnes Complaint further asserts that, as a result of alleged negligence on the part of AWI in the design, manufacture, assembly and/or distribution of such ceiling tiles, Barnes contracted cancer and a variety of injuries and incurred expenses.

Barnes' counsel filed a proof of claim on Barnes' behalf (the "BARNES CLAIM") in the Chapter 11 Case. Although the Barnes Claim was not filed as administrative expense claim, it alleges that Barnes' claim against AWI arose after the Commencement Date, in March of 2001. Barnes was one of the Maertin Plaintiffs who alleged in a prepetition action before the New Jersey Court (the "PREPETITION NEW JERSEY ACTION") that they had sustained injuries arising from exposure to polychlorinated biphenyls allegedly found on ceiling material purportedly manufactured by AWI. See Section IV.C.7(a), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Insurance Coverage Issues - Maertin Litigation." The allegations Barnes made in the Prepetition New Jersey Action are virtually identical allegations to those asserted in the Barnes Case. Barnes' claim in the Prepetition New Jersey Action, however, was dismissed prior to the time at which the Maertin Plaintiffs entered into the Maertin Settlement Agreements with AWI.

On or about January 31, 2003, AWI filed an objection (the "BARNES OBJECTION") to the Barnes Claim, pursuant to which AWI requests that the Bankruptcy Court disallow the Barnes Claim on various grounds, including, but not limited to, the following: (i) the Barnes Claim does not attach sufficient documentation so as to establish its prima facie validity under the Bankruptcy Rules, (ii) some or all of the Barnes Claim is barred by applicable statutes of limitations and the doctrine of laches, (iii) AWI did not manufacture or market Aroclor 1254, the chemical product that is alleged to have caused Barnes' injury, and (iv) any damages sustained by Barnes were directly and proximately caused by the acts or omissions of entities other than AWI, not under the control of AWI and for which AWI is not legally responsible. In the Barnes Objection, AWI requests that, to the extent the Barnes Claim is not disallowed, it should be treated as a prepetition, general unsecured claim. In the Barnes Objection, AWI also seeks the entry of an Order finding that the commencement of the Barnes Case constituted a violation of the automatic stay provisions of section 362(a)(1) of the Bankruptcy Code and that, accordingly, the Barnes Case is void ab initio.

Contemporaneously with the filing of the Barnes Objection, AWI filed a third party complaint (the "THIRD PARTY COMPLAINT") against Monsanto Company ("MONSANTO") and Solutia, Inc. ("SOLUTIA"), pursuant to which AWI alleges that at all times material to the Barnes Case, Monsanto was in the business of manufacturing, supplying, distributing and/or selling Aroclor 1254 (the product that is alleged to have caused the injuries sustained by Barnes). Consequently, in the Third Party Complaint, AWI avers that, to the extent AWI is held liable for all or a part of any injuries or damages the Barnes Plaintiffs may have sustained, then Monsanto (and/or Solutia, as Monsanto's assignee) is the party primarily liable for such injuries and damages, and is liable to AWI by way of indemnification and/or contribution for such damages.

Contemporaneously with the filing of the Barnes Objection and the Third Party Complaint, AWI also filed a motion in the Barnes Case pursuant to which it seeks to dismiss, transfer to the Bankruptcy Court, or stay the Barnes Case (the "BARNES MOTION TO TRANSFER"). Out of an abundance of caution, AWI also filed in the Bankruptcy Court a motion to transfer the Barnes Case to the Bankruptcy Court (the "BANKRUPTCY COURT MOTION TO TRANSFER"). The Motion to Transfer requests that the New Jersey Court dismiss the Barnes Case for failure to state a claim upon which relief can be granted, or, if a dismissal is not granted, to transfer the Barnes Case to the Bankruptcy Court. Alternatively, pursuant to the Motion to Transfer, AWI requests that the New Jersey Court stay the Barnes Case pending resolution of the Barnes Objection by the Bankruptcy Court.

The Barnes Objection and the Bankruptcy Court Motion to Transfer are currently scheduled to be heard by the Bankruptcy Court on April 4, 2003.

               (D) THE MARKLEY LITIGATION.

On or about August 29, 2001 and July 30, 2002, respectively, two class action complaints (the "MARKLEY CLASS COMPLAINTS") asserting various federal law claims under ERISA were filed in the United States District Court for the Eastern District of Pennsylvania (the "PENNSYLVANIA DISTRICT COURT") by Dean A. Markley, Michael Resetar, and Lori Shearer (collectively, the "MARKLEY CLASS PLAINTIFFS"), individually and on behalf of a purported class of similarly situated individuals who were participants in the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. (the "RSSOP") and who ceased to be employed by AWI as a result of AWI's sale or divestiture of (i) Armstrong Insulation Products on or about May 31, 2000, or (ii) its Installation Products Group on or about July 31, 2000. The Markley Class Complaint was filed against the Retirement Committee of Armstrong World Industries, Inc. (the "RETIREMENT COMMITTEE"), the RSSOP, Holdings, and certain individual members of the Retirement Committee (the "INDIVIDUAL DEFENDANTS," and collectively with the Retirement Committee, the RSSOP, and Holdings, the "ARMSTRONG/MARKLEY DEFENDANTS"), as well as Mellon Bank, N.A. ("MELLON," and collectively with the Armstrong Markley Defendants, the "MARKLEY DEFENDANTS"). Each of the Markley Class Plaintiffs is a former participant in AWI's Share In Success Plan (the "SIS"). In 1996, the SIS was merged with AWI's Retirement Savings Plan to form the RSSOP.

In addition to seeking class certification, the Markley Class Plaintiffs alleged that the Markley Defendants (i) breached fiduciary duties in the administration and investment of the RSSOP, (ii) breached fiduciary duties in connection with the 1996 merger of the SIS and the RSP, and (iii) are liable for any breaches by co-fiduciaries. In addition, the Markley Class Plaintiffs alleged that the Armstrong/Markley Defendants failed to pay benefits as required by the RSSOP and failed to follow the terms of the RSSOP.

The Armstrong/Markley Defendants filed answers denying all of the material allegations in the Markley Class Complaints and interposing affirmative defenses to the claims asserted therein. In addition, the Armstrong/Markley Defendants filed a motion to dismiss, pursuant to which the Armstrong/Markley Defendants sought to dismiss the allegations relating to events that occurred in 1996 and denied the allegations in the Markley Class Complaints.

On or about February 28, 2003, the Pennsylvania District Court entered an order consolidating the Markley Class Plaintiffs' cases into a single class action (the "MARKLEY CLASS ACTION") and certifying a class (the "MARKLEY CLASS") pursuant to Fed. R. Civ. P. 23(a) and 23(b)(2). The Markley Class is defined as "All former participants in the [RSSOP] of [AWI] who were separated from [AWI's] employment as a result of [AWI's] sale or divestiture of (1) Armstrong Insulation Products (`AIP') on or about May 31, 2000, or (2) its Installation Products Group (`IPG') on or about July 31, 2000." On or about August 31, 2001, an omnibus proof of claim (the "MARKLEY CLASS PROOF OF CLAIM") was filed against AWI's estate on behalf of the Markley Class Plaintiffs and the Markley Class (collectively, the "MARKLEY CLASS MEMBERS"). The Markley Class Proof of Claim, which was amended on or about October 1, 2002, alleges claims similar to the allegations asserted against the Markley Defendants in the Markley Class Action. The total amount of the claim asserted in the amended Markley Class Proof of Claim is $3,865,324.53. In addition to the Markley Class Proof of Claim, approximately 69 proofs of claim totaling approximately $1,390,919.08 were filed against AWI on behalf of individual members of the Markley Class (the "INDIVIDUAL MARKLEY PROOFS OF CLAIM," and collectively with the Markley Class Proof of Claim, the "MARKLEY PROOFS OF CLAIM").

After engaging in extensive negotiations, the Defendants and the Markley Class Members agreed to resolve the Markley Class Members' claims against the Defendants (the "MARKLEY SETTLEMENT"). Generally speaking, the Markley Settlement (which is subject to the approval of the Pennsylvania District Court and the Bankruptcy Court) provides, inter alia, for the Markley Class Proof of Claim to be deemed to be amended to assert a prepetition, general unsecured claim against AWI's estate in the aggregate amount of $1 million (the "AMENDED MARKLEY CLASS PROOF OF CLAIM"). The Amended Markley Class Proof of Claim will be deemed to consist of individual claims held by the Markley Class Members, each in an amount not to exceed $10,000. Therefore, if the Markley Settlement is approved, the Amended Markley Class Proof of Claim will be treated as an Allowed Convenience Claim in the amount of $1 million in the Chapter 11 Case and, pursuant to Class 3 of the Plan, will be satisfied by payment of $750,000.00, in cash, on the earlier of (a) December 15, 2003, or (b) five (5) Business Days after the Effective Date. Even if AWI amends the Plan to provide for different treatment for Convenience Claims or to change the definition of Convenience Claims, the Markley Settlement obligates AWI to pay $750,000 upon the earlier of
(a) December 15, 2003, or (b) five Business Days after the Effective Date, and AWI will have no obligation or ability to modify the amount payable.

The $750,000.00 payment by AWI, together with payments made by or on behalf of the Defendants, will create settlement funds (the "MARKLEY SETTLEMENT FUNDS") in the aggregate amount of $1,465,000.00. The other Markley Settlement Funds will be paid by National Union Fire Insurance Company of Pittsburgh, Pa., which operates as an insurer of the Armstrong/Markley Defendants under AWI's director and officer liability policy, and Mellon. After the deduction of attorneys' fees and/or expenses, incentive awards to the Markley Class Plaintiffs, and payments to certain Markley Class Members in exchange for a release, the Markley Settlement Funds will be allocated on a pro rata basis in accordance with a plan of distribution to be approved by the Pennsylvania District Court (the "MARKLEY PLAN OF DISTRIBUTION") to a "Match Account" established for each member of the Markley Class in the RSSOP. The allocations will be made by the RSSOP and the Retirement Committee in accordance with a schedule of allocation to be provided by counsel to the Markley Class on which the RSSOP and the Retirement Committee may conclusively rely. After such allocations are made, the RSSOP may make lump sum distributions or further transfers of such individual accounts to, or IRA rollover accounts or other pension accounts for the benefit of, Markley Class Members, all in accordance with the terms of the RSSOP and the Markley Plan of Distribution.

Upon approval of the Markley Settlement, counsel to the Markley Class will seek to have the Individual Markley Proofs of Claim withdrawn with prejudice. To the extent that the holders do not voluntarily withdraw such claims, because the Markley Class is a non-opt out class and, accordingly, the Markley Class Members are bound by the terms of the Markley Settlement, AWI will object to the Individual Markley Proofs of Claim as duplicative and having been superseded by the Amended Markley Class Proof of Claim. In addition, the claims asserted by the Markley Class members in the Markley Class Action, whether asserted individually or in a representative capacity, will be dismissed with prejudice.

Pursuant to the Markley Settlement, each member of the Markley Class will receive a Class 3 (Convenience Claim) Ballot in an amount equal to his or her pro rata share of the Markley Settlement Amount, based upon information provided to AWI by the Markley Class Counsel. No Ballot sent to a Markley Class Member will have a voting amount in excess of $10,000.

               10. SETTLEMENT OF CLAIMS.

In order to enable AWI to efficiently and economically settle numerous claims against its estate and, thus, limit its potential liability on such claims, the Bankruptcy Court entered an order (the "CLAIMS SETTLEMENT ORDER") on June 3, 2002, pursuant to which the Bankruptcy Court approved various guidelines and procedures with respect to the compromise and settlement of disputed claims asserted both by and against AWI. Specifically, the Claims Settlement Order authorizes AWI to settle certain prepetition claims in a manner substantially consistent with its prepetition practice and without the need for obtaining Bankruptcy Court approval of certain settlements on a case-by-case basis.

The claims subject to the Claims Settlement Order include, but are not limited to, (i) claims that have been asserted against AWI's estate by current or former employees for alleged wrongful termination or other contractual, statutory, and tort-based employment claims allegedly occurring prior to the Commencement Date,
(ii) tax refund claims asserted by AWI against taxing authorities, (iii) tax assessment claims asserted against AWI by taxing authorities, and (iv) general unsecured claims. Asbestos Personal Injury Claims and claims asserted by or against any of AWI's "insiders" (as such term is defined in section 101(31) of the Bankruptcy Code) are not subject to the Claims Settlement Order.

Pursuant to the Claims Settlement Order, AWI is required to file quarterly reports with the Bankruptcy Court detailing all settlements of claims into which it has entered during such quarter.

               11. SETTLEMENT AND RELEASE OF INTERCOMPANY CLAIMS.

As of the Commencement Date, Holdings and AWWD asserted certain intercompany claims against AWI, and AWI asserted certain intercompany claims against Holdings or AWWD, as a result of various relationships and transactions arising out of Holdings' establishment in 2001 as a holding company for AWI and their subsequent joint operation. Moreover, since the Commencement Date, additional claims have been or could be asserted as a result of such relationships and transactions by Holdings or AWWD against AWI or by AWI against Holdings or AWWD. In the ordinary course of business, such intercompany claims have been recorded on the books and records of Holdings, AWWD and AWI, and, assuming that all such intercompany claims are valid, the net intercompany claim so recorded is in favor of Holdings in the approximate amount of $12 million. In consideration of, among other things, AWI's agreement under the Plan to fund the reasonable fees and expenses associated with the Holdings Plan of Liquidation, the treatment of Holdings, AWWD, and their respective officers and directors as PI Protected Parties under the Asbestos PI Permanent Channeling Injunction, the simultaneous release by AWI of any claims (known and unknown) AWI has against Holdings and AWWD, and the proposed issuance of the New Warrants to AWWD, and to avoid potentially protracted and complicated proceedings to determine the exact amounts, nature and status under the Plan of all such claims and to facilitate the expeditious consummation of the Plan and the completion of Holdings' winding up, Holdings and AWWD will, effective upon and subject to the occurrence of the Effective Date, release all such intercompany claims (known and unknown) against AWI or any of AWI's subsidiaries.

               12. DEPARTMENT OF LABOR INVESTIGATION.

After an audit by the United States Department of Labor (the "DOL"), AWI was informed that the DOL is challenging the validity of the use of certain contributions made by AWI to the Armstrong Employee Stock Ownership Plan (the "ESOP") to fund debt payments as provided for by the ESOP. AWI is cooperating with the DOL to address its questions and concerns about the transactions. AWI believes that it fully complied with all applicable laws and regulations governing the ESOP.

The DOL has not filed a proof of claim in the Chapter 11 Case. AWI signed a tolling agreement with the DOL in which AWI agreed that it would not use any delay in filing a late proof of claim during the period from October 17, 2002 to March 1, 2003 as an argument against any attempt by the DOL to file an untimely proof of claim, but AWI reserved its rights to object to any claim on the basis that it was untimely as of October 17, 2002 or as a result of any delay by the DOL in filing the claim after March 1, 2003. AWI intends to seek Bankruptcy Court approval of any extension of the tolling agreement, if agreed to by AWI.

               13. DELISTING OF HOLDINGS' COMMON STOCK AND CERTAIN OF AWI'S DEBT SECURITIES FROM THE NEW YORK STOCK EXCHANGE.

Following the filing of the Plan, the New York Stock Exchange, Inc. determined to suspend trading and pursue delisting of Holdings' common stock (NYSE: ACK) and of AWI's 9.75% Debentures due April 15, 2008 and 7.45% Senior Quarterly Interest Bonds due October 15, 2038 (NYSE: AKK). The common stock of Holdings is now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") with the ticker symbol of ACKHQ. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com.

                         V. THE PLAN OF REORGANIZATION

AWI believes that (i) through the Plan, Claimants will obtain a substantially greater recovery from its estate than the recovery that would be available if AWI's assets were liquidated under chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford AWI the opportunity and ability to continue in business as a viable going concern and thereby preserve ongoing employment for AWI's employees.

The Plan is annexed hereto as Exhibit "A" and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by the more detailed provisions set forth in the Plan.

       A. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS IN AWI.

The Plan classifies Claims and AWWD's Equity Interests in AWI separately and provides different treatment for different classes of Claims and AWWD's Equity Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each class, either that Claims are unimpaired or that holders of Claims and AWWD's Equity Interests will receive various types of consideration (e.g., Available Cash, Plan Notes and/or 144A Offering Proceeds, New Warrants and New Common Stock (collectively, the "REORGANIZATION CONSIDERATION")) or no distribution, thereby giving effect to the different rights of the holders of Claims of each class and AWWD.

               1. ADMINISTRATIVE EXPENSES.

"ADMINISTRATIVE EXPENSES" are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such Claims include any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the business of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business, the acquisition or lease of property, the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the estate of AWI under section 1930 of title 28 of the United States Code.

               (A) ADMINISTRATIVE EXPENSE BAR DATE

By order dated ___________ (the "ADMINISTRATIVE EXPENSE BAR DATE ORDER"), the Bankruptcy Court established a deadline for the filing of certain Administrative Expenses against AWI's estate. THE DEADLINE FOR THE FILING OF ADMINISTRATIVE EXPENSES OF THE TYPE DESCRIBED BELOW IS 5:00 P.M., NEW YORK CITY TIME, ON _____________ (THE "ADMINISTRATIVE EXPENSE BAR DATE"), THE DATE THAT IS FIVE (5) BUSINESS DAYS AFTER THE DATE SCHEDULED FOR THE COMMENCEMENT OF THE HEARING ON CONFIRMATION OF THE PLAN. IF A HOLDER OF AN ADMINISTRATIVE EXPENSE IS REQUIRED TO FILE A PROOF OF ADMINISTRATIVE EXPENSE AND FAILS TO FILE PROOF OF ITS ADMINISTRATIVE EXPENSE SO THAT IT IS ACTUALLY RECEIVED AT THE ADDRESS SPECIFIED BELOW BEFORE THE ADMINISTRATIVE EXPENSE BAR DATE, THEN SUCH ADMINISTRATIVE EXPENSE WILL BE BARRED AND DISCHARGED, AND THE HOLDER OF SUCH ADMINISTRATIVE EXPENSE WILL HAVE NO RIGHT TO ASSERT SUCH ADMINISTRATIVE EXPENSE AGAINST AWI, AWI'S ESTATE, OR REORGANIZED AWI.

Not all holders of Administrative Expenses are required to file a proof of Administrative Expense. Pursuant to the Administrative Expense Bar Date Order, only an Entity asserting any of the following types of Claims as an Administrative Expense must file proof of such Administrative Expense:

               >> Any Administrative Expense representing personal injury, property damage, or other tort claims against AWI, excluding Asbestos Personal Injury Claims.

               >> Any Administrative Expense for breach of an obligation - contractual, statutory or otherwise - by AWI, including any environmental liability (other than any environmental liability with respect to property that is currently owned or operated by AWI);

               >> Any Administrative Expense for amounts incurred by AWI after the Commencement Date in the ordinary course of AWI's business if payment of such amounts is alleged to be overdue by at least (sixty (60) days as of the Confirmation Date.

               >> Any Administrative Expense incurred by AWI outside the ordinary course of its business or on other than ordinary business terms, except to the extent the incurrence of such Administrative Expense was approved by the Bankruptcy Court (such as the DIP Credit Facility Claim or any Claims under any hedging agreement entered into after the Commencement Date) or represents fees and expenses of professionals arising under sections 330, 331, 503(b)2, 503(b)(3), 503(b)(4), or 503(b)(5) of the
                              Bankruptcy Code. AWI believes that any obligation arising under a contract entered into after the Commencement Date (other than an indemnification or reimbursement obligation or an obligation arising out of an alleged breach of such contract) or any obligation to pay for goods or services received after the Commencement Date is an obligation arising in the ordinary course of business and pursuant to ordinary business terms, and the holder of any such Administrative Expense does not need to file a proof of Administrative Expense unless such Administrative Expense is alleged to be overdue by at least sixty (60) days as of the Confirmation Date.

               >> Any Administrative Expense that would not ordinarily be reflected as a payable on AWI's books and records or as a liability on AWI's financial statements.

               >> Any Administrative Expense representing an employee claim against AWI, other than a claim for wages, benefits, pension or retirement benefits or expense reimbursement by an employee who is employed by AWI as of the Administrative Expense Bar Date or a grievance claim under any collective bargaining agreement to which AWI is a party.

If, however, a claim is of the type specified above and the holder of such alleged Administrative Expense has asserted such claim in an action commenced against and served on AWI on or before [DATE OF ENTRY OF ADMINISTRATIVE EXPENSE BAR DATE ORDER] in which such holder alleges that AWI's liability is predicated upon the operation of AWI's business after the Commencement Date or otherwise alleges that such liability should be accorded Administrative Expense status, such holder of an alleged Administrative Expense is not required to file a proof of Administrative Expense.

A form of proof of Administrative Expense may be obtained by downloading it from the Internet site maintained by AWI in connection with the Plan
(www.armstrongplan.com) or by calling AWI's claims agent, Trumbull, at (860) 687-3806.

All proofs of Administrative Expense must be mailed, hand delivered, or delivered by courier service to AWI's claims agent, Trumbull, at the following address so that they are actually received by Trumbull at one of the following addresses by _________________:

BY HAND DELIVERY OR COURIER:             BY MAIL:
4 Griffin Road North                     P.O. Box 1117
Windsor, CT  06095                       Windsor, CT  06095
(Attn:  Armstrong World Industries,Inc.)(Attn:  Armstrong World Industries,Inc.)

Trumbull will not accept proofs of Administrative Expense by facsimile or any electronic means.

               (B) ALLOWANCE OF ADMINISTRATIVE EXPENSES

The method by which an Administrative Expense becomes Allowed under the Plan differs depending upon the type of Administrative Expense that is being asserted.

Pursuant to section 1.8(c)(i) of the Plan, each Administrative Expense that represents an actual or necessary cost or expense of preserving AWI's estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, will be Allowed to the extent that such postpetition liability is reflected on AWI's books and records as of the Effective Date. Pursuant to section 2.1 of the Plan, these Administrative Expenses (which are intended to represent the day-to-day obligations of AWI to its vendors, employees, and parties to contracts) will be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

Also included within the Administrative Expenses Allowed pursuant to section 1.8(c)(i) are the DIP Credit Facility Claims. The "DIP CREDIT FACILITY CLAIM" is the Claim of the Lenders arising under the DIP Credit Facility. See Section IV.C.3, entitled, "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- The DIP Credit Facility," for a description of the DIP Credit Facility. Section 2.3 of the Plan provides that, on the Effective Date, the DIP Credit Facility Claim will be paid, in full, in cash. Because the DIP Credit Facility has been modified so that the Commitment is only available for the issuance of the Letters of Credit, AWI does not expect any amounts to be due and owing to the Lenders on the Effective Date. AWI does expect, however, that approximately $40.0 million in face amount of Letters of Credit issued on AWI's behalf will be outstanding as of the Effective Date. Section 2.3 of the Plan provides that, unless otherwise agreed to by the Lenders, to the extent that any Letters of Credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the Lenders, cash in an amount equal to the face amount of such Letters of Credit, which will be held by the Agent Bank for the repayment of all amounts due in respect of such Letters of Credit. On the Effective Date, AWI expects to replace any outstanding Letters of Credit under the DIP Credit Facility with Letters of Credit issued under an exit facility to which Reorganized AWI will be a party. Accordingly, AWI does not expect to make any payments on account of the DIP Credit Facility Claim.

Any Administrative Expense that is timely asserted against AWI but disputed by AWI (whether because AWI disputes that it has liability or because AWI disputes that such Administrative Expense is entitled to administrative expense priority under sections 503(b) and 507(a)(i) of the Bankruptcy Code) will only become Allowed when a court of competent jurisdiction enters an order allowing such Administrative Expense and such order becomes a Final Order. Moreover, if AWI disputes that such Administrative Expense is entitled to Administrative Expense priority, then such Administrative Expense will only become an Allowed Administrative Expense if and to the extent the Bankruptcy Court determines, by a Final Order, that it is entitled to administrative expense priority. The Allowed Amount of any such Administrative Expense will be paid in full, in cash, as soon as practicable after such Administrative Expense becomes Allowed.

The Bankruptcy Court will fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2)-(6) of the Bankruptcy Code. The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy Code will be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI. ADMINISTRATIVE EXPENSES ARISING UNDER SECTION 330 OR 503(B)(2)-(B)(6) OF THE BANKRUPTCY CODE ARE NOT SUBJECT TO THE ADMINISTRATIVE EXPENSE BAR DATE ORDER.

Aside from payables that are recorded on AWI's books and records and paid in the ordinary course of business, AWI estimates that, on the Effective Date, it will have Administrative Expenses that may become Allowed in the following approximate amounts:

NATURE OF CLAIMS                                                ESTIMATED AMOUNT
----------------                                                ----------------
Unpaid fees and expenses of professionals  retained in
the Chapter 11 Case.................................                 $18,200,000
Costs relating to post-reorganization financing.....                   3,500,000
DIP Credit Facility Claims..........................                        0.00
Cash posted to secure
repayment of Letters of Credit......................                        0.00
Miscellaneous administrative expenses...............                   9,200,000

             TOTAL..................................               $  30,900,000

These amounts exclude any underwriting commissions or other costs incurred in connection with any 144A Offering.

               2. PRIORITY TAX CLAIMS.

"PRIORITY TAX CLAIMS" are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. On the Commencement Date, the Bankruptcy Court authorized AWI to pay most of the types of tax claims that constitute Priority Tax Claims (with the exception of income taxes). As a result, most of the Priority Tax Claims have been paid and resolved during the Chapter 11 Case. AWI estimates that the amount of remaining Priority Tax Claims that may become Allowed is $30,214.00. The following summarizes the types of Allowed Priority Tax Claims that comprise AWI's estimate:

Income taxes.........................................                 $30,164.00
Real and personal property taxes.....................                       0.00
Employment and other taxes...........................                      50.00

             TOTAL..................................                  $30,214.00

Under the Plan, each holder of an Allowed Priority Tax Claim will be paid the Allowed Amount of its Allowed Priority Tax Claim either (a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI. Although some additional claims have been filed in the Chapter 11 Case asserting an entitlement to treatment as Priority Tax Claims pursuant to section 507(a)(8) of the Bankruptcy Code, AWI believes that most of these claims do not represent valid Priority Tax Claims against AWI's estate, either (i) because AWI is in the process of disputing or settling the asserted tax liability and believes, ultimately, that such claims will be disallowed, or (ii) because such claims were erroneously filed as Priority Tax Claims and are not properly entitled to priority pursuant to section 507(a) of the Bankruptcy Code. Most notably, the Pennsylvania Department of Revenue (the "PA DOR") filed a claim in the total estimated amount of $4,264,648.33 for purported sales tax liability, which claim is the subject of a pending audit. AWI, however, has significant tax offsets and refund claims currently filed against the PA DOR that AWI believes will be sufficient to eliminate any liability found as a result of the audit. Therefore, AWI believes that it will have no further liability on account of the PA DOR claim. Indeed, AWI is currently in negotiations with the PA DOR regarding an agreed withdrawal of such claim.

               3. CLASS 1: PRIORITY CLAIMS.

"PRIORITY CLAIMS" consist of those Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim or Priority Tax Claim. Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety (90) days prior to the Commencement Date to the extent of $4,650 for each employee and (ii) contributions to employee benefit plans arising from services rendered within one hundred eighty (180) days prior to the Commencement Date, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,650, less (y) the aggregate amount paid to such employees from the estate of AWI for wages, salaries, or commissions. Because AWI obtained orders from the Bankruptcy Court that allowed AWI to satisfy its prepetition wage claims and employee benefit obligations during the pendency of its Chapter 11 Case, AWI believes that no unpaid Priority Claims exist.

Although some additional claims have been filed in the Chapter 11 Case asserting an entitlement to treatment as Priority Claims pursuant to section 507(a) of the Bankruptcy Code, AWI believes that most of these claims do not represent valid Priority Claims against AWI's estate, as such Claims either (i) assert Claims for Administrative Expenses, (ii) will be addressed as a result of the assumption of the underlying agreement to which they relate, (iii) have already been paid pursuant to an order of the Bankruptcy Court, or (iv) were erroneously filed as Priority Claims and are not properly entitled to priority pursuant to section 507(a) of the Bankruptcy Code. The only potentially valid Priority Claim that has been filed, and has not been already disallowed or reclassified pursuant to an objection, is that of the U.S. Customs Service, which filed an unliquidated claim pursuant to section 507(a)(8)(F) for any customs duties, fees or other charges that may be due and owing with respect to approximately 1,400 unliquidated prepetition entries (the "CUSTOMS CLAIM"). While the validity and amount of the Customs Claim has not yet been determined, AWI does not currently believe that it has any liability on account of the Customs Claim.

Pursuant to the Plan, the holder of an Allowed Priority Claim will be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

Priority Claims are unimpaired under the Plan.

               4. CLASS 2: SECURED CLAIMS.

"SECURED CLAIMS" are the Claims against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims. The class of Secured Claims includes the Secured Claims of governmental taxing authorities for real and personal property, the aggregate amount of which totaled $0.00 as of the Commencement Date. It also includes certain miscellaneous Secured Claims for items such as utilities and mechanic's liens, the aggregate amount of which totaled $41,429.00 as of November 15, 2002. Because AWI received authorization to pay most of its Secured Claims during the course of the Chapter 11 Case, AWI believes that few valid Secured Claims still exist. One such Claim is the Secured Claim relating to financing for certain improvements made in connection with AWI's facility in St. Helens, Oregon. Such Claim, which has an outstanding principal balance of $74,145, will be reinstated on the Effective Date, and AWI will pay to the holder thereof all past due interest (estimated to total $12,975 as of the assumed Effective Date of July 1, 2003).

Although several other entities have filed Claims against AWI alleging an entitlement to treatment as Secured Claims, AWI does not currently believe that any of such Claims are entitled to treatment as Secured Claims pursuant to section 506(a) of the Bankruptcy Code. Indeed, the majority of such Claims were filed by asbestos personal injury litigation co-defendants as Secured Claims on the basis of alleged setoff rights. However, because AWI believes that such Claims are subject to disallowance pursuant to section 502(e)(i)(B) of the Bankruptcy Code (and has objected to such Claims on that basis), AWI does not believe that any such Claims represent valid Secured Claims. Moreover, any asbestos personal injury-related co-defendant claims, whether secured or unsecured, will be channeled to the Asbestos PI Trust and addressed pursuant to the Asbestos PI Trust Distribution Procedures. If any additional Secured Claims are determined to exist, AWI believes that the value of such Secured Claims will be de minimis. Although all Secured Claims are placed together in one category for purposes of convenience, each Secured Claim will be treated as though in a separate class for all purposes under the Plan.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Allowed Secured Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

The Secured Claims are unimpaired under the Plan.

               5. CLASS 3: CONVENIENCE CLAIMS.

Under the Plan, a "CONVENIENCE CLAIM" is an Unsecured Claim (other than a Debt Security Claim) in the amount of $10,000 or less or that is reduced to $10,000 at the election of the Claimant. Any Allowed Unsecured Claim in an amount equal to or less than $10,000 automatically will be treated as a Convenience Claim. Pursuant to the Plan, each holder of an Allowed Convenience Claim will be paid 75% of the Allowed Amount of its Allowed Convenience Claim in cash on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

AWI estimates that the 75% payment with respect to Allowed Unsecured Claims of $10,000 or less will total approximately $3.1 million. In addition, AWI expects to finalize a settlement with the Markley Class Plaintiffs, who represent approximately 360 former employees of AWI. See Section IV.C.9(d), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Other Litigation - The Markley Litigation." Pursuant to the proposed settlement, the Markley Class will have an aggregate claim of $1 million against AWI, which will be deemed to constitute a Convenience Claim consisting of individual claims of the Markley Class Members each in an amount not to exceed $10,000. If such settlement is approved and authorized, AWI will be obligated to pay the Markley Class Counsel, for allocation among the Markley Class Members, the sum of $750,000 in cash upon the earlier of (a) December 15, 2003 or (b) within five
(5) Business Days after the Effective Date.

Moreover, AWI estimates that 68 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $10,000 and less than or equal to $12,500, and 69 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $12,500 and less than or equal to $16,000. These Claimants may elect to have their Allowed Unsecured Claims treated as Convenience Claims. AWI cannot estimate how many of these Claimants will elect to have their Allowed Unsecured Claims treated as Convenience Claims and has not included any Claims in excess of $16,000 in its estimate (although such Claimants are entitled under the Plan to reduce their Unsecured Claims to $10,000). If all of such holders of Unsecured Claims greater than $10,000 and less than or equal to $16,000 elect to be treated as Convenience Claims, AWI will be required to make an additional cash payment of $7,500 per claim for total additional payments of approximately $1 million. Accordingly, AWI has estimated that it will make total cash payments with respect to Allowed Convenience Claims of approximately $4.85 million.

Convenience Claims are impaired under the Plan.

               6. CLASS 4: ASBESTOS PROPERTY DAMAGE CLAIMS.

An "ASBESTOS PROPERTY DAMAGE CLAIM" is any Claim or remedy or liability against AWI, whether or not such Claim, remedy, or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims will not include Asbestos Personal Injury Claims.

After taking into account the PD Settlement (see Section IV.C.6(f), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Asbestos Property Damage Claims - Settlement of Certain Asbestos Property Damage Claims") and the disallowance of any Asbestos Property Damage Claim that did not provide its product identification information to AWI by February 10, 2003, AWI expects that only 25 Asbestos Property Damage Claims will remain pending against AWI's estate. AWI believes that even these claims ultimately are grossly overstated and subject to a number of defenses.

Pursuant to the Plan, if fewer than 25 Asbestos Property Damage Claims remain as Disputed Claims by the Effective Date, AWI may elect, in its sole discretion, to determine whether to create the Asbestos PD Trust or whether to litigate the allowance of each individual remaining Asbestos Property Damage Claim in the Bankruptcy Court. If AWI elects to litigate the allowance of the remaining Asbestos Property Damage Claims, the allowance of such claims will not be determined by the Asbestos PD Claims Resolution Procedures, but will, instead, be governed by bankruptcy and applicable non-bankruptcy law.

If the Asbestos PD Trust is created, then all Allowed Asbestos Property Damage Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust, the Asbestos PD Trust Agreement, and the Asbestos PD Claims Resolution Procedures. As a result of the discharge provisions of sections 524 and 1141 of the Bankruptcy Code, the sole recourse of the holder of an Allowed Asbestos Property Damage Claim will be the Asbestos PD Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Property Damage Claim against Reorganized AWI.

If the Asbestos PD Trust is created, it will be funded with the Asbestos PD Trust Funding Obligation. If Class 4 votes to accept the Plan, the Asbestos PD Trust Funding Obligation will be determined by the number of remaining Asbestos Property Damage Claims that are Disputed Claims as of the Effective Date. If ten or more Asbestos Property Damage Claims remain as of the Effective Date, and Class 4 votes to accept the Plan, the Asbestos PD Trust Funding Obligation will be equal to $2 million; this amount will be reduced to $1 million if fewer than ten but more than five Asbestos Property Damage Claims constitute Disputed Claims as of the Effective Date or reduced to $500,000 if fewer than five Asbestos Property Damage Claims constitute Disputed Claims as of the Effective Date. If the Asbestos PD Trust is created, the Asbestos PD Trust Funding Obligation will be funded directly from insurance proceeds, as provided in section 11.2 of the Plan. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created, the Asbestos PD Trust Funding Obligation will be equal to the Asbestos PD Insurance Asset having a value equal to the aggregate estimated value of all Allowed Asbestos Property Damage Claims as determined by the Bankruptcy Court.

THE ASBESTOS PD COMMITTEE OBJECTS TO THE TREATMENT OF ASBESTOS PROPERTY DAMAGE CLAIMS UNDER THE PLAN AND URGES HOLDERS OF ASBESTOS PROPERTY DAMAGE CLAIMS TO VOTE TO REJECT THE PLAN.

Asbestos Property Damage Claims are impaired under the Plan.

               7. CLASS 5: COLI CLAIMS.

"COLI CLAIMS" are all amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds. The COLI Claims do not include similar loans that were made to AWI after the Commencement Date, which loans will be paid by AWI and Reorganized AWI in the ordinary course of business.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such allowed COLI Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

Based upon an assumed Effective Date of July 1, 2003, AWI estimates that the outstanding principal balance on the COLI Claims as of the Effective Date will total approximately $19.2 million.

COLI Claims are unimpaired under the Plan.

               8. CLASS 6: UNSECURED CLAIMS OTHER THAN CONVENIENCE CLAIMS.


Class 6 consists of all Allowed Unsecured Claims other than Convenience Claims. AWI estimates that the amount of Allowed Unsecured Claims other than Convenience Claims is approximately $1.651 billion. This estimate does not include any Unsecured Claims filed or scheduled with respect to retiree benefit plans because, as described more fully in Section V.J, entitled, "THE PLAN OF REORGANIZATION - Compensation and Benefit Programs," AWI intends to assume all its obligations under such plans. Accordingly, any Claims with respect to the benefits payable under such plans are treated as Employee Benefit Claims under Class 11 of the Plan. In addition, this estimate does not include any Unsecured Claims under any executory contracts that AWI intends to assume, all of which Unsecured Claims will be paid as part of AWI's cure obligations relating to such executory contracts and will be deducted from AWI's cash on hand in calculating Available Cash. See Section V.G, entitled, "THE PLAN OF REORGANIZATION - Executory Contracts and Unexpired Leases." Finally, the above estimate does not include Unsecured Claims that will be treated as Convenience Claims because they have been filed or scheduled in an amount equal to or less than $10,000 or that AWI estimates will elect to "drop down" to Convenience Claim treatment, as described in Section V.A.5, entitled, "THE PLAN OF REORGANIZATION - Classification and Treatment of Claims and Equity Interests in AWI - Class 3:
Convenience Claims."

Each holder of an Allowed Unsecured Claim will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization Consideration:

               >>             34.43% of the New Common Stock,

               >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds,

               >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

               >> 60% of the amount of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

               >> 34.43% of the remaining Available Cash and Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

In any Distribution made to the holder of an Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in section 3.2(f)(ii) of the Plan) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

Based upon AWI's projections, the total value of the Reorganization Consideration being distributed to Class 6 will equal approximately $1.1 billion. Assuming that total Unsecured Claims and Environmental Claims equal approximately $1.651 billion, AWI estimates that each holder of an Allowed Unsecured Claim will receive a combination of New Common Stock, Available Cash, and Plan Notes and/or 144A Offering Proceeds having a value of approximately 66.5% of the amount of such Allowed Unsecured Claim. Based upon AWI's assumptions and estimates, that means, for example, that a holder of an Allowed Unsecured Claim in the amount of $100,000 would receive approximately $66,500 of Reorganization Consideration consisting of approximately $42,500 in value of New Common Stock, $8,000 in cash, and $16,000 in either Plan Notes or cash (depending upon whether and the extent to which the 144A Offering is completed). Unsecured Claims other than Convenience Claims are impaired under the Plan.

               9. CLASS 7: ASBESTOS PERSONAL INJURY CLAIMS.

An "ASBESTOS PERSONAL INJURY CLAIM" is any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released, or marketed by AWI or an Entity for whose products or operations AWI allegedly has liability or for which AWI is otherwise liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation and contribution (including, without limitation, any Asbestos PI Contribution Claim), and any claim under any settlement entered into by or on behalf of AWI prior to the Commencement Date relating to an Asbestos Personal Injury Claim. An Asbestos Property Damage Claim or a workers' compensation claim against AWI will not constitute an Asbestos Personal Injury Claim.

The following types of Claims and Demands are included in the definition of Asbestos Personal Injury Claim:

               >> Claims and Demands for personal injuries relating to the asbestos-containing insulation installation operations while such operations were conducted as a division of AWI, regardless of when such personal injuries manifest themselves;

               >> Claims and Demands for personal injuries arising out of asbestos-containing products manufactured by AWI, including asbestos-containing flooring products, asbestos-containing gaskets, Armaspray, and LT Cork Covering, regardless of when exposure to any such products occurs and when such personal injuries manifest themselves;

               >> Claims and Demands for personal injuries arising from exposure to asbestos-containing products where AWI is alleged to be liable for the conduct of another Entity as a result of AWI's relationship with such Entity at the time of the acts giving rise to the alleged liabilities, including Claims and Demands relating to the activities of ACandS and NCC;

               >> Claims and Demands relating to asbestos personal injuries under settlement agreements executed by or on behalf of AWI prior to the Commencement Date; and

               >> Asbestos PI Contribution Claims, which include the following:

               o Claims and Demands by co-defendants in actions involving asbestos-related personal injuries or wrongful death where the co-defendants allege that AWI is liable for all or a portion of the liabilities incurred by such co-defendants;

               o Claims and Demands by distributors of AWI's products, including AWI's asbestos-containing flooring products, that AWI is obligated to indemnify such distributors (as a contractual matter or otherwise) because the products at issue are allegedly AWI products;

               o Any Claim or Demand by the CCR or any present or former member of the CCR arising from the payment of Asbestos Personal Injury Claims by such Entity;

               o Claims and Demands under contractual indemnifications pursuant to which AWI has agreed to indemnify an Entity against asbestos-related liabilities for which AWI otherwise would have liability or allegedly would have liability as a result of AWI's relationship with another Entity; and

               o Any reimbursement claim by Safeco to the extent the Safeco Bond is drawn and the proceeds applied to satisfy Asbestos Personal Injury Claims.

All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The sole recourse of the holder of an Asbestos Personal Injury Claim will be the Asbestos PI Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against Reorganized AWI. Pursuant to the Asbestos PI Channeling Injunction, on the Effective Date all entities will be permanently and forever stayed, restrained, and enjoined from taking those actions specified in the Plan for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions will be in conformity and compliance with the provisions of the Plan).

The Asbestos PI Trust will be funded with (i) the Insurance Asset and (ii) (a) 65.57% of the New Common Stock, (b) 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds, (c) 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, (d) 40% of an amount of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and (e) 65.57% of the remaining Available Cash and Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan. AWI estimates that the value of the assets with which the Asbestos PI Trust will be funded, other than the Insurance Asset, will be approximately $2.1 billion as of the Effective Date. If Class 6 votes to reject the Plan, and the Holdings Plan of Liquidation is approved by the board of directors and shareholders of Holdings prior to the first anniversary of the Effective Date, on the later of the date of such approval and the Effective Date, the New Warrants will be deemed to be issued with respect to Asbestos Personal Injury Claims, but will automatically, and without further action by the Asbestos PI Trust or approval of the Asbestos PI Trustees, be deemed to have been transferred to AWWD.

For a description of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, see Section VI, entitled, "THE ASBESTOS PI TRUST."

Asbestos Personal Injury Claims are impaired under the Plan.

               10. CLASS 8: ENVIRONMENTAL CLAIMS.

"ENVIRONMENTAL CLAIMS" are those Claims as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

Each holder of an Environmental Claim will be entitled to treatment of its Environmental Claim and will receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any distribution, such Environmental Claim will be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6. The sole recourse of the holder of an Environmental Claim will be in accordance with the rights of such holder set forth in such settlement agreement. Nothing contained in the Plan or in any settlement agreement relating to an Environmental Claim will constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any entity that is not a party to such settlement agreement. AWI currently is negotiating an agreement with the Environmental Protection Agency (the "EPA") to address AWI's alleged liability under federal environmental laws. If such agreement is finalized and the requisite approvals are obtained, the EPA will have a liquidated, Allowed Claim against AWI with respect to certain offsite liabilities. Such Claim will be treated as an Allowed Unsecured Claim for purposes of Distributions under the Plan. AWI has taken into account its estimate of its potential liability to the EPA and to other entities in calculating the estimated total amount of Allowed Unsecured Claims.

As of the date hereof, AWI has not entered into any settlement agreement with respect to environmental-related claims, and, therefore, no Environmental Claims currently exist.

Environmental Claims are impaired under the Plan.

               11. CLASS 9: AFFILIATE CLAIMS.

Class 9 consists of all Affiliate Claims held among AWI and its affiliates (other than (a) any Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD or (c) Holdings). Neither Nitram nor Desseaux, which are the subject of related chapter 11 cases that are pending in the Bankruptcy Court, has any Affiliate Claims against AWI. The Affiliate Claims consist principally of intercompany book entries, all of which are preserved by the Plan. Accordingly, the Affiliate Claims are unimpaired under the Plan.

               12. CLASS 10: SUBSIDIARY DEBT GUARANTEE CLAIMS.

Class 10 consists of all Subsidiary Debt Guarantee Claims. A "SUBSIDIARY DEBT GUARANTEE CLAIM" is any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram or Desseaux and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity. As of the date hereof, the following Subsidiary Debt Guarantee Claims exist:




                                                                                                            ESTIMATED
                                                                                                           BALANCE AS OF
     BENEFICIARY                PRIMARY OBLIGOR              TYPE                                          JUNE 30, 2003
Banc of America Leasing       Armstrong Wood Products
(Robbins)                     ("AWP")                        Lease                                         $3,729,501.00




                                       47

Wachovia Bank                 AWP                            AWP Somerset Industrial                      $10,000,000.00
                                                             Revenue Bond

Province of Quebec            Armstrong World Industries     Canadian Government Loan                         $91,423.00
                              Canada Ltd.                                                    (Canadian dollars - loan is
                                                                                             expected to be repaid on June 30, 2003)


In accordance with section 1124 of the Bankruptcy Code, each Subsidiary Debt Guarantee Claim will be reinstated. Accordingly, the Subsidiary Debt Guarantee Claims are unimpaired under the Plan.

               13. CLASS 11: EMPLOYEE BENEFIT CLAIMS.

Under the Plan, AWI, except as provided in sections 8.7(b) and 8.7(c) of the Plan, will be assuming all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies, and programs. See Section V.J, entitled, "THE PLAN OF REORGANIZATION - Compensation and Benefit Programs." In addition, AWI will be assuming any existing prepetition collective bargaining agreements. Accordingly, any claims or benefits arising under such programs, policies, or agreements will continue to be paid by AWI in the ordinary course of its business. To avoid confusion regarding the treatment of certain "protective" claims filed by present and former employees for such benefits, AWI has created a separate Class under the Plan, Class 11, consisting of Employee Benefit Claims. An "EMPLOYEE BENEFIT CLAIM" is any Claim of a current or former employee of AWI, a current or former employee of any current or former subsidiary of AWI, or of the Pension Benefit Guaranty Corporation, for benefits payable or arising under any of the plans being assumed pursuant to section 8.7(a) of the Plan or any collective bargaining agreements being assumed under the Plan; provided, however, that any Claim for damages or other relief arising from any termination of any plans pursuant to section 8.7(b) of the Plan, any "rejection" of any plans as to any party that objects to any amendment under section 8.7(c) of the Plan, based upon any alleged breach by AWI of its responsibilities or duties under any plan specified in section 8.7(a) of the Plan (other than any obligation to pay the benefits arising thereunder, as modified), or related to the allegations made by the plaintiffs in the Markley Class Action shall be deemed an Unsecured Claim. In accordance with section 1124 of the Bankruptcy Code, each Employee Benefit Claim will be reinstated. Accordingly, the Employee Benefit Claims are unimpaired under the Plan.

               14. CLASS 12: AWWD'S EQUITY INTERESTS IN AWI.

Class 12 consists of the Equity Interests in AWI. AWWD, as the parent company of AWI, is the sole holder of Equity Interests in AWI. AWWD is wholly owned by Holdings, which is expected to dissolve and wind up in connection with the Plan pursuant to the Holdings Plan of Liquidation. See V.P, entitled, "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation." Public shareholders of Holdings do not have any direct interest in AWI, and any distribution to Holdings' shareholders in connection with the Plan will be governed by the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved by the board of directors and shareholders of Holdings as required by the Pennsylvania BCL prior to the first anniversary of the Effective Date, AWWD's existence will terminate, and the New Warrants will be issued to Holdings in respect of the Equity Interests in AWI. If the Holdings Plan of Liquidation is not approved by the board of directors and requisite shareholders of Holdings prior to the first anniversary of the Effective Date, no distribution will be made in respect of the Equity Interests in AWI. If Class 6 votes to reject the Plan, however, no distribution will be made under the Plan from AWI's estate in respect of the Equity Interests in AWI but, in such event (and assuming the required approvals of the board of directors and shareholders of Holdings of the Holdings Plan of Liquidation have been received by the first anniversary of the Effective Date), Reorganized AWI will issue the New Warrants as provided in section 7.26 of the Plan in respect of the Asbestos Personal Injury Claims to Holdings (assuming that AWWD's existence is terminated) and in accordance with section 10.1(b) of the Plan. On the Effective Date, the certificates that previously evidenced ownership of existing AWI common stock will be cancelled and will be null and void, and AWWD, the holder thereof, will have no rights, and such certificates will evidence no rights.

       B.         CONDITIONS TO CONFIRMATION.

The Plan will not be confirmed and the Confirmation Order will not be entered until and unless each of the following conditions to confirmation is either satisfied or waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 accepts the Plan, the Unsecured Creditors' Committee:

           1. The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

               (i) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance will establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

               (ii) With respect to any Asbestos Property Damage Claim that is Allowed by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement and the Asbestos PD Trust Claims Resolution Procedures, such allowance will establish the amount of legal liability against the Asbestos PD Trust in the Allowed amount of such Asbestos Property Damage Claim.

               (iii) The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the Plan and the Asbestos PI Trust.

               (iv) The Plan and its exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures and Articles X and XI of the Plan, are a fair, equitable and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims and Asbestos Property Damage Claims. The Plan and its exhibits, and the negotiations that led up to them, do not violate any obligation of AWI or breach any applicable insurance policy, agreement or contract of AWI, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of AWI, and AWI's discharge and release of claims as provided in the Plan shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

               (v) AWI does not need the consent of its insurers to transfer the Asbestos PI Insurance Asset to the Asbestos PI Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

               (vi) If Class 4 does not accept the Plan and the Asbestos PD Trust is created, AWI does not need the consent of its insurers to transfer the Asbestos PD Insurance Asset to the Asbestos PD Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

               (vii) The Plan and its exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures and Articles X and XI of the Plan, do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

               (viii) Upon confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust will have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PI Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PI Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer will have any insurance coverage defense based on the Plan, the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust Agreement, or the Asbestos PI Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

               (ix) If Class 4 votes to reject the Plan and the Asbestos PD Trust is created, upon confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust will have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PD Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PD Trust's obligations to defend, resolve and satisfy Asbestos Property Damage Claims, and no insurer will have any insurance coverage defense based on the Plan, the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust Agreement, or the Asbestos PD Claims Resolution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

               (x) All insurers of AWI affording insurance coverage that is the subject of the Asbestos PI Insurance Asset and all insurers of AWI whose policies provide coverage for the Asbestos Property Damage Claims addressed in Article XI of the Plan have been given notice and an opportunity to be heard on matters relating to the Plan and its exhibits, and are bound by the Plan and its exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

               (xi) The Plan complies with section 524(g) of the Bankruptcy Code.

               (xii) In light of the benefits provided, or to be provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

               (xiii) At the time of the order for relief with respect to AWI, AWI had been named as a defendant in personal injury, wrongful death and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

               (xiv) The Asbestos PI Trust, as of the Effective Date, will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI and the AWI Progeny will have no liability for any Asbestos Personal Injury Claim.

               (xv) The Asbestos PI Trust is to be funded in whole or in part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

               (xvi) The Asbestos PI Trust is to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

               (xvii) AWI is likely to be subject to substantial future demands for payment arising out of the same or similar conduct or events that gave rise to the claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

               (xviii) The actual amounts, numbers and timing of the future demands referenced in section 7.12(a)(xvii) of the Plan cannot be determined.

               (xix) Pursuit of the demands referenced in section 7.12(a)(xvii) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with claims and future demands.

               (xx) The terms of the Asbestos PI Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

               (xxi) The Plan establishes, in Class 7 (Asbestos Personal Injury Claims), a separate class of the claimants whose claims are to be addressed by the Asbestos PI Trust.

               (xxii) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert demands of the kind that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

               (xxiii) Identifying each PI Protected Party in the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

               (xxiv) Class 7 (Asbestos Personal Injury Claims) has voted, by at least seventy-five percent (75%) of those voting, in favor of the Plan.

               (xxv) Pursuant to court orders or otherwise, the Asbestos PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present claims and future demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, present claims and future demands that involve similar claims in substantially the same manner.

               (xxvi) If Class 4 votes to accept the Plan and the Asbestos PD Trust is created, Travelers Indemnity Company, Travelers Casualty and Surety Company and Liberty Mutual Insurance Company are collectively obligated under insurance policies that they issued to AWI with inception dates prior to January 1, 1982 to distribute on the Initial Distribution Date cash in the total amount equal to the Asbestos PD Trust Funding Obligation to the Asbestos PD Trust, and are not entitled to obtain reimbursement of all or any part of that amount from Reorganized AWI, including, but not limited to, reimbursement under insurance policy provisions relating to deductibles, premiums, retrospective premiums or other charges.

               (xxvii) If Class 6 votes to reject the Plan, the transfer of the New Warrants to the holder of the Equity Interests will not be subject to registration.




               2. Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

               3. The Confirmation Order will be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               4. If Class 4 does not vote to accept the Plan, the Bankruptcy Court has entered an order estimating the aggregate value of all Asbestos Property Damage Claims and determining that such value is not greater than the amount of the insurance available to pay such claims under section 11.3 of the Plan.

       C.         CONDITIONS PRECEDENT TO THE EFFECTIVE DATE UNDER THE PLAN.

The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, will not occur, and the Plan will be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

               >>             The Confirmation Order has become a Final Order.

               >> The Bankruptcy Court and/or the District Court, as required, will have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which will contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               >> The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction will be in full force and effect.

               >>             No proceedings to estimate any claims are pending.

               >> All Asbestos PI Trustees will have been selected and will have executed the Asbestos PI Trust Agreement.

               >> If Class 4 votes to reject the Plan and the Asbestos PD Trust is created, all Asbestos PD Trustees have been selected and will have executed the Asbestos PD Trust Agreement.

               >> A favorable ruling will have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI will have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               >> Reorganized AWI will have entered into and will have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

               >> Each of the Exhibits will be in form and substance acceptable to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves the right in its sole discretion, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of any such condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date will take place and will be deemed to have occurred simultaneously, and no such action will be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if required, the Unsecured Creditors' Committee, then AWI will file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order will be deemed null and void.

       D.         DESCRIPTION OF THE REORGANIZATION CONSIDERATION.

Under the Plan, AWI will issue New Common Stock, Plan Notes (if the 144A Offering is not completed or does not yield net proceeds at least equal to the Plan Note Amount), and New Warrants (together, the "PLAN SECURITIES"), together with Available Cash, as follows:

               1. NEW COMMON STOCK.

On the Effective Date, pursuant to the Plan, Reorganized AWI will authorize approximately 200 million shares of New Common Stock and will issue approximately 67.5 million shares of New Common Stock without any further action necessary under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. The New Common Stock will be subject to dilution as a result of future issuances, including shares that are or may be issued under the Management Incentive Plan (see Section IX.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and New Long-Term Incentive Plan") or that are issued upon the exercise of New Warrants. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized AWI. AWI believes that the Equity Value of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, will be $30.00 per share, prior to any dilution. See Section XI, entitled, "REORGANIZATION Value." The Equity Value has been agreed upon by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

AWI and the Asbestos PI Trust will enter into a Stockholder and Registration Rights Agreement. See Section X.A., entitled, "EXEMPTIONS FROM SECURITIES ACT REGISTRATION - Stockholder and Registration Rights Agreement," for a description of the registration rights of the Asbestos PI Trust with respect to the New Common Stock.

               2. PLAN NOTES.

As more fully described below in Section V.E, entitled, "THE PLAN OF REORGANIZATION - 144A Offering," AWI will use commercially reasonable efforts to complete a 144A Offering as soon as practicable between the Effective Date and the Initial Distribution Date (the "144A OFFERING"). If one or more 144A Offerings is or are successfully completed, then the aggregate net proceeds from the 144A Offerings up to the Plan Note Amount (the "144A OFFERING Proceeds") will be distributed to the holders of Unsecured Claims in Class 6 and to the Asbestos PI Trust in lieu of notes ("PLAN NOTES") having an aggregate principal amount equal to the amount of the 144A Offering Proceeds. To the extent the 144A Offering Proceeds, if any, are less than the Plan Note Amount, Plan Notes will be issued in an aggregate principal amount equal to the difference between the Plan Note Amount and the amount of the 144A Offering Proceeds.

To the extent Plan Notes are issued, the Plan Notes will be issued by Reorganized AWI pursuant to an indenture (the "PLAN NOTE INDENTURE"), substantially in the form of Exhibit "1.101" to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, which indenture will be qualified under the Trust Indenture Act of 1939, as amended. To the extent the Plan Notes are issued, they will be issued on the following terms:

               >> The aggregate principal amount of the Plan Notes will be equal to the Plan Note Amount less the 144A Offering Proceeds. Because AWI estimates that Available Cash will total $350 million, the Plan Note Amount is estimated to be $775 million.

               >> The Plan Notes will bear interest at a fixed or floating interest rate based upon U.S. Treasury Notes or three-month U.S. dollar LIBOR, respectively, with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes or LIBOR for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date. Interest will be paid semi-annually on the fixed rate Plan Notes and quarterly on the floating rate Plan Notes.

               >> The maturity of the Plan Notes, as selected by AWI, will be not less than five years and no more than 10 years. No principal payments will be required to be made on the Plan Notes until the maturity date.

               >> The Plan Notes will be callable at par at the option of AWI, in whole or in part, at any time during the first six months following the Effective Date.

               >> The Plan Notes will have such other terms, covenants, and conditions substantially similar to those contained in indentures for issues of comparable maturity of comparably rated U.S. industrial companies and, with respect to any floating rate tranche, structured in a manner similar to, and as liquid as, marketable bank debt.

AWI and the Asbestos PI Trust will enter into a Stockholder and Registration Rights Agreement, which will give the Asbestos PI Trust registration rights with respect to the Plan Notes, if they are issued. See Section X.A., entitled, "EXEMPTIONS FROM SECURITIES ACT REGISTRATION - Stockholder and Registration Rights Agreement," for a general description of the registration rights of the Asbestos PI Trust with respect to the Plan Notes, if they are issued.

Based upon these terms and assuming an Effective Date of July 1, 2003, AWI expects that the three series of Plan Notes, if issued, would have the following terms:

               >> $275 million in Plan Notes having a five-year maturity with a floating interest rate (which AWI has assumed will be an annual interest rate of 2.35%). For purposes of the Projected Financial Information, however, AWI has assumed that this series of Plan Notes will be swapped back to a fixed rate and, accordingly, will bear a fixed annual interest rate of 4.89%.

               >> $250 million in Plan Notes having a seven-year maturity with a fixed annual interest rate of 5.45%.

               >> $250 million in Plan Notes having a ten-year maturity with a fixed annual interest rate of 5.65%.

The above interest rates represent AWI's estimate of what the interest rates would be based upon current conditions. The actual interest rates for the Plan Notes, which will be determined on the Effective Date, may vary.

               3. AVAILABLE CASH.

Under the Plan, AWI also will distribute Available Cash. With the exception of proceeds from certain insurance policies received after the Effective Date with respect to Environmental Claims, Available Cash will be calculated on the last day of the month prior to the month in which the Effective Date occurs. "AVAILABLE CASH" will be equal to the sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) a working capital reserve in the amount of $100 million (or such lesser amount as AWI, in its sole discretion (after consultation with the Asbestos PI Claimants' Committee, Unsecured Creditors' Committee, and the Future Claimants' Representative), determines it requires for working capital purposes), (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.8(c)(i) of the Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.13(h) of the Plan, (iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter,
(viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash" and in respect of the Asbestos PD Trust Funding Obligation), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.13(h) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan. Based upon the assumption that the Effective Date will occur on July 1, 2003 and that AWI will draw $76 million under its working capital facility, AWI, after retaining $90 million for working capital purposes, expects to have approximately $350 million in Available Cash on the Effective Date.

               4. NEW WARRANTS.

If the Holdings Plan of Liquidation is approved within one year after the Effective Date, the existence of AWWD (the current holder of the Equity Interests in AWI) will be terminated, and Reorganized AWI will issue to Holdings the New Warrants. The New Warrants will be warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit "1.96" to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee. The New Warrants (i) will provide the right to purchase an aggregate of 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date (estimated to be 3.6 million shares), (ii) will have an exercise price equal to 125% of the Equity Value (i.e., $37.50), and (iii) will have a term of seven years from the Effective Date. AWI expects that the New Warrants will have a value of $40-50 million, an amount which, if divided by the number of shares of Holdings outstanding, equals $0.98 to $1.23 per share..

       E.         144A OFFERING

AWI will use commercially reasonable efforts to a complete a 144A Offering as soon as practicable after the Effective Date, but prior to the Initial Distribution Date.

Any 144A Offering Proceeds from a successfully completed 144A Offering, up to the Plan Note Amount, will be distributed by AWI to the holders of Unsecured Claims in Class 6 and to the Asbestos PI Trust pursuant to the Plan. The distribution of any 144A Offering Proceeds to such Claimants and the Asbestos PI Trust will reduce the aggregate principal amount of Plan Notes issuable pursuant to the Plan on a dollar for dollar basis, such that the sum of (x) the aggregate principal amount of Plan Notes issued under the Plan plus (y) the amount of 144A Offering Proceeds will be equal to the Plan Note Amount (assumed herein to be $775 million).

Accordingly, if the amount of 144A Offering Proceeds distributed is equal to the Plan Note Amount, AWI will not issue any Plan Notes under the Plan. Similarly, if a 144A Offering is not completed and no 144A Offering Proceeds are distributed, the aggregate principal amount of Plan Notes issued under the Plan will be equal to the Plan Note Amount.

To the extent that 144A Debt Securities are issued in a 144A Offering, such 144A Debt Securities will have such terms and conditions as AWI and the initial purchasers will determine in their sole discretion, provided, however, that if the 144A Offering Proceeds are less than the Plan Note Amount such that AWI also will issue Plan Notes under the Plan, then AWI may not issue the 144A Debt Securities without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee. The 144A Debt Securities, if issued, will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

       F.         EXIT FACILITY.

The company expects to enter into a $300 million syndicated bank credit facility at the time of emergence to provide for liquidity through short-term borrowings for working capital and other general corporate purposes and to permit the issuance of letters of credit. This credit facility will include covenants and terms and conditions that are expected to be similar to comparably rated industrial companies obtaining similarly structured credit facilities at that time. It is expected that the syndicated credit facility will be unsecured, multi-year in maturity, and permit borrowings in both U.S. Dollars and Euros, priced at applicable margins over the lenders' cost of funds. No significant borrowings are expected immediately post-emergence, but AWI will use the facility to replace the Letters of Credit issued under the DIP Credit Facility. In addition, AWI's projections assume that AWI will draw $76 million under the credit facility to increase "Available Cash" so that Available Cash totals $350 million on the Effective Date. AWI estimates that such borrowing will be repaid by the end of 2003.

       G.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

Any executory contracts or unexpired leases listed on Exhibit "8.1" to the Plan will be deemed to have been assumed by Reorganized AWI as of the Effective Date, and the Plan will constitute a motion to assume (and, to extent necessary, assign) such executory contracts and unexpired leases.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the Confirmation Date will be conclusively presumed to be the amount set forth in Exhibit "8.1" with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount will be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease will be deemed cured.

Any executory contracts or unexpired leases of AWI that either (x) are set forth on Exhibit "8.2" to the Plan or (y)(i) are not listed on Exhibit "8.1" to the Plan, (ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and (iii) are not the subject of pending motions to assume at the Confirmation Date will be deemed to have been rejected by AWI, the Plan will constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI will have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim will be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing, Exhibit "8.2" to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any claims for which a rejection claim is not set forth on Exhibit "8.2" to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein will be treated as Unsecured Claims under the Plan and will be subject to the provisions of Article V of the Plan.

Exhibit "8.4" to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts, either because such agreements were not executory as of the Commencement Date or because such agreements terminated or expired, or are expected to have expired. by their terms prior to the Effective Date. If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract, and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume or reject any such agreements shall be tolled until twenty (20) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit "8.4" to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either
(i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

       H.         INSURANCE POLICIES AND AGREEMENTS.

AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or 8.2 of the Plan to the contrary, the Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the clerk of the Bankruptcy Court will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a final order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, AWI reserves the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with section 10.1 of the Plan, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset will, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI will have no further liability thereunder from and after the Effective Date.

To the extent that any or all of the insurance policies and agreements set forth on Exhibit "8.5(b)" to the Plan are considered to be executory contracts, then, notwithstanding anything contained in section 8.1 or 8.2 of the Plan to the contrary, the Plan will constitute a motion to reject the insurance policies and agreements set forth on Exhibit "8.5(b)" to the Plan, and the entry of the Confirmation Order by the clerk of the Bankruptcy Court will constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Exhibit "8.5(b)" to the Plan is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case.

Nothing contained in the Plan will constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

       I.         INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS.

For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11 Case) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI will maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

       J.         COMPENSATION AND BENEFIT PROGRAMS.

Except as set forth in section 8.7(b) and (c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, will be deemed to be, and will be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs will be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

Certain employee benefit plans and policies will be terminated or amended on the Effective Date or earlier. These plans and policies are as follows:

               >> The Employment Protection Plan for Salaried Employees is provided for severance benefits for salaried employees of AWI in certain change-in-control situations. Prior to the Effective Date, such plan will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder.

               >> The 1993 Long-Term Stock Incentive Plan is an equity incentive plan used by AWI to issue stock options and restricted stock to employees. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

               >> The 1999 Long-Term Incentive Plan is an equity and cash performance incentive plan used by AWI to provide equity and cash bonus incentives to employees. This plan has been used during the Chapter 11 Case to make long-term incentive awards. On the Effective Date, this plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under this plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date. Cash awards granted during the course of the Chapter 11 Case, however, constitute Allowed Administrative Expenses, will not be affected by the termination of this plan, and will be paid out according to their terms.

               >> The Armstrong Holdings Stock Award Plan is an equity incentive plan under which AWI gave its employees awards of Holdings common stock. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

               >> The Armstrong Deferred Compensation Plan is a plan under which members of Armstrong's management elected to defer compensation due them from Armstrong, generally until after their retirement. No deferrals of compensation have been made under this plan since the Commencement Date. As of the Effective Date, balances under this plan are estimated to total approximately $34 million. The normal form of payment is an annuity paid over 15 years. Plan participants may request full or partial single-sum payments. On the Effective Date, the Armstrong Deferred Compensation Plan will be modified so that Reorganized AWI, and not Holdings, will be the nominal sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests. The Armstrong Deferred Compensation Plan will be assumed, as so amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan. In addition, as of a date immediately prior to the Effective Date, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust from triggering a change in control thereunder.

               >> The Severance Pay Plan for Salaried Employees is a severance plan for salaried employees. On the Effective Date, such plan will be amended to provide that, if the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of eight weeks pay and a maximum of 52 weeks pay. On the Effective Date, the Severance Pay Plan for Salaried Employees will be assumed, as amended.

               >> The Retirement Income Plan (Pension) is Armstrong's qualified defined benefit retirement plan. Such plan will be amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective
                              Date:

                              o to eliminate the Social Security retirement enhancement that may become payable due to job loss following a Change in Control (as that term is defined in such benefit plan), and

                              o to eliminate future accruals of all other retirement enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law.

               >> The Retirement Benefit Equity Plan is an ERISA excess pension plan that provides participants with benefits that otherwise would be denied by reason of certain Internal Revenue Code limitations applicable to the qualified Retirement Income Plan.. As of the Effective Date, accrued liabilities under this plan are expected to total approximately $34 million. The normal form of payment is an annuity. Under the terms of the Retirement Income Plan, which also impact the Retirement Benefit Equity Plan, plan participants are eligible for enhanced pension benefits in the event of (i) a job loss within two years of a change in control of Holdings or (ii) termination of the Retirement Income Plan within five years of an Extraordinary Event. The Extraordinary Event involves a more narrowly defined change in control of Holdings as defined in the Retirement Income Plan. The Retirement Benefit Equity Plan will be amended as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                              o to exclude in the definition of Change in Control (as defined in the Retirement Benefit Equity Plan) the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust,

                              o to eliminate the Extraordinary Event provisions as covered under the Retirement Income Plan,

                              o to eliminate any and all retirement enhancements, related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                              o              to terminate any right or
                                             obligation of Reorganized AWI to
                                             honor single-sum withdrawal
                                             requests;

                     provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

On the Effective Date, the assumption, rejection, and amendment of the foregoing plans will be deemed to have occurred as of such date or earlier date specified in section 8.7 of the Plan, will be authorized, and will be deemed approved in all respects, and will be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI will restate the plans amended above as provided in section 8.7(c) of the Plan and will communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in section 8.7 of the Plan.

       K.         CANCELLATION OF EXISTING DEBT SECURITIES.

As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder, will be cancelled and deemed null and void and of no further force and effect, and the holders thereof will have no rights, and such instruments will evidence no rights, except the right to receive the distributions provided for in the Plan.

       L.         EXPIRATION OF THE RETENTION PERIOD.

Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims will be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

       M.         COMPENSATION OF THE APPLICABLE TRUSTEES.

Reorganized AWI will pay the Indenture Trustees' Fees and Expenses to the extent that an Indenture Trustee makes a written request for Indenture Trustees' Fees and Expenses within thirty (30) days after the Effective Date. Although it will not be necessary for the Indenture Trustees to apply to the Bankruptcy Court for approval of the Indenture Trustees' Fees and Expenses, any dispute between Reorganized AWI and an Indenture Trustee regarding the reasonableness of any such fees and expenses shall be resolved by the Bankruptcy Court. Each Indenture Trustee shall be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section, and shall be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

       N.         LISTING OF THE NEW COMMON STOCK.

As soon as practicable after the Effective Date, Reorganized AWI will apply to have its common stock listed on a national securities exchange or quoted on a national interdealer quotation system and will use its best efforts to obtain and maintain such listing or quotation.

       O.         CORPORATE REORGANIZATION ACTIONS.

On or as soon as practicable after the Effective Date, Reorganized AWI shall take such actions as may be or become necessary to effectuate the following, all of which shall be authorized and approved in all respects, in each case without further action being required under applicable law, regulation, order, or rule (including, without limitation, any action by the shareholders or directors of AWI or Reorganized AWI or the Asbestos PI Trust or the Asbestos PI Trustees):

               >> AWI will file the Amended and Restated Articles of Incorporation with the Secretary of State for the Commonwealth of Pennsylvania.

               >> Certain wholly owned, non-operating subsidiaries of AWI will merge with and into AWI on or as soon as practicable after the Effective Date.

               >>             The Existing AWI Common Stock will be cancelled.

               >> Subject to section 7.4 of the Plan, the Plan Note Indenture will become effective and, upon such effectiveness, the Plan Notes will be issued and delivered in accordance with sections 3.2(f) and
                              12.8 of the Plan and sections 3.2(g) and 10.1(b) of the Plan.

               >> The New Common Stock will be issued and delivered in accordance with sections 3.2(f) and 12.8 of the Plan and sections 3.2(g) and 10.1(b) of the Plan.

               >> If the requirement of section 3.2(l) of the Plan is met, the New Warrants will be issued and delivered as provided in section 7.25 of the Plan (and, if applicable, in accordance with section 10.1(b) of the Plan).

               >> At AWI's election, AWI will complete the 144A Offering. See Section V.E, entitled, "THE PLAN OF REORGANIZATION - 144A Offering."

               >> If a 144A Offering is completed, AWI will distribute the 144A Offering Proceeds in accordance with the Plan.

               >> Reorganized AWI will enter into the New Long-Term Incentive Plan. See Section IX.C, entitled "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and New Long-Term Incentive Plan."

The principal assets of the wholly owned non-operating subsidiaries to be merged with and into Reorganized AWI are equity interests in various foreign operating subsidiaries and intercompany debt obligations of Reorganized AWI (which as a result of this transaction will be extinguished). As these subsidiaries are non-operating, the liabilities of these subsidiaries substantially arise out of the allocation by AWI and its subsidiaries of certain administrative expenses and tax liabilities which, for financial reporting purposes, are treated on a consolidated basis and which will be offset and extinguished in the mergers, with the exception of certain liabilities of one of the non-operating subsidiaries, Armstrong Enterprises, Inc ("AEI") described below.

In 1995, AEI sold the stock of a wholly-owned operating subsidiary, Thomasville Furniture Industries, Inc. ("THOMASVILLE"), to Furniture Brands International, Inc. ("FURNITURE BRANDS") pursuant to a stock purchase agreement dated as of November 18, 1995 ("THOMASVILLE SALE AGREEMENT"). Pursuant to the Thomasville Sale Agreement, AEI agreed to indemnify Furniture Brands against liabilities, if any, arising out of certain tax and environmental matters. AWI guaranteed the performance by AEI of its obligations under the Thomasville Sale Agreement.

Furniture Brands has alleged that it holds a claim against AWI and AWI's estate in an amount of $766,370 with respect to the tax indemnification under the Thomasville Sale Agreement. AWI intends to object to such claim in the Chapter 11 Case. To date, AWI has paid approximately $3,700,000 on account of the environmental indemnification obligation under the Thomasville Sale Agreement, and AWI estimates that the range of future liability with respect to such obligation will be from approximately $750,000 to $2,880,000. As a result of the merger of AEI into Reorganized AWI following the Effective Date, any liabilities of AEI will become liabilities of Reorganized AWI.

       P.         HOLDINGS PLAN OF LIQUIDATION.

Holdings' board of directors expects to approve, and recommend to Holdings' shareholders approval of, the Holdings Plan of Liquidation, to be effectuated subject to the Plan being confirmed by the Bankruptcy Court. Approval of Holdings' shareholders of the Holdings Plan of Liquidation will be sought pursuant to a separate proxy statement and proxy, which will be sent to Holdings shareholders and will further describe the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved as required, Holdings will be dissolved and, as soon as practicable, will wind up its business and affairs in accordance with Pennsylvania law and the Holdings Plan of Liquidation. As part of Holdings' winding up, its wholly-owned subsidiary, AWWD, will be merged into Holdings or will dissolve and transfer all of its assets, subject to all of its liabilities, to Holdings, with the result that Holdings will succeed to the interest in AWI now held directly by AWWD. In addition, all intercompany claims among Holdings, AWWD, and AWI will be released. See Section IV.C.11., entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Settlement and Release of Intercompany Claims."

In accordance with section 3.2(j) of the Plan, if the requisite approvals of the board of directors and shareholders of Holdings of the Holdings Plan of Liquidation are received by the first anniversary of the Effective Date, the New Warrants will be issued to Holdings, for distribution pursuant to the Holdings Plan of Liquidation, as soon as is practicable after the later of the Effective Date or the date of such approval and, if applicable, in accordance with section 10.1(b) of the Plan. In accordance with section 3.2(l) of the Plan, if the requisite approvals of the board of directors and shareholders of Holdings of the Holdings Plan of Liquidation are not received by the first anniversary of the Effective Date, the New Warrants will not be issued. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI will have no ongoing obligations to Holdings or AWWD. Reorganized AWI will, however, bear all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the Holdings Plan of Liquidation and all other operating expenses of Holdings and AWWD until the first anniversary of the Effective Date and, if the requisite approval of the Holdings Plan of Liquidation by Holdings' shareholders is obtained by the first anniversary of the Effective Date, the performance and consummation of the Holdings Plan of Liquidation, including any operating expenses for Holdings and AWWD until their dissolution and liquidation pursuant to the Holdings Plan of Liquidation. Holdings currently expects, assuming occurrence of the Effective Date and receipt of the required approvals of the Holdings Plan of Liquidation, that the New Warrants will be delivered to Holdings' shareholders as soon as the winding up of Holdings' affairs permits. As further explained in Section V.D.4 of this Disclosure Statement, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," the New Warrants are expected to have a fair market value of between $40 and $50 million, an amount which, if divided by the number of shares of Holdings outstanding, equals $0.98 to $1.23 per share.

                      IMPORTANT INFORMATION FOR HOLDERS OF
                    COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

             IN CONNECTION WITH THE PROPOSED PLAN, THE BOARD OF DIRECTORS OF HOLDINGS CONTEMPLATES PROPOSING THE DISSOLUTION AND WINDING-UP OF HOLDINGS. IN THAT REGARD, HOLDINGS INTENDS TO FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A PROXY OR CONSENT SOLICITATION STATEMENT WITH RESPECT TO APPROVAL BY HOLDINGS' SHAREHOLDERS OF THE DISSOLUTION OF HOLDINGS AND A PLAN OF LIQUIDATION. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, STOCKHOLDERS OF HOLDINGS ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. WHEN FILED WITH THE SEC, THEY WILL BE AVAILABLE FOR FREE AT THE SEC'S WEBSITE, WWW.SEC.GOV. HOLDINGS STOCKHOLDERS WILL RECEIVE INFORMATION AT AN APPROPRIATE TIME ON HOW TO OBTAIN DOCUMENTS RELATED TO SUCH MATTERS FOR FREE FROM HOLDINGS. SUCH DOCUMENTS ARE NOT CURRENTLY AVAILABLE.

             DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS AND ITS SUBSIDIARIES MAY BE DEEMED TO BE PARTICIPANTS IN HOLDINGS' SOLICITATION OF PROXIES OR CONSENTS FROM ITS STOCKHOLDERS IN CONNECTION WITH THIS MATTER. INFORMATION ABOUT SUCH DIRECTORS AND EXECUTIVE OFFICERS AND THEIR RESPECTIVE STOCK OWNERSHIP AND OTHER INTERESTS IS SET FORTH IN HOLDINGS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. PARTICIPANTS IN HOLDINGS' SOLICITATION MAY ALSO BE DEEMED TO INCLUDE VARIOUS DIRECTORS, EXECUTIVE OFFICERS AND OTHER PERSONS:

               DIRECTORS: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, Ruth M. Owades, M. Edward Sellers, and Jerre L. Stead

               OFFICERS: Matthew J. Angello, Leonard A. Campanaro, Chan W. Galbato, Gerard L. Glenn, David E. Gordon, Michael D. Lockhart, John N. Rigas, William C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, and April L. Thornton

             AS OF THE DATE OF THIS COMMUNICATION, NONE OF THESE PARTICIPANTS INDIVIDUALLY BENEFICIALLY OWNS MORE THAN 1% OF HOLDINGS' COMMON STOCK. EXCEPT AS DISCLOSED ABOVE, TO THE KNOWLEDGE OF HOLDINGS, NONE OF THESE PERSONS HAS ANY INTEREST, DIRECT OR INDIRECT, BY SECURITY HOLDINGS OR OTHERWISE, IN HOLDINGS. STOCKHOLDERS OF HOLDINGS WILL BE ABLE TO OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THE PARTICIPANTS BY READING THE PROXY OR CONSENT SOLICITATION STATEMENT OF HOLDINGS IF AND WHEN IT BECOMES AVAILABLE.

       Q.         DISTRIBUTIONS UNDER THE PLAN.

               1. DISTRIBUTION DATE.

Each of the following will constitute a Distribution Date: (a) the Initial Distribution Date, (b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of Plan Notes and Available Cash to be distributed on any Distribution Date is less than one million dollars ($1,000,000), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

               2. DISPUTED UNSECURED CLAIMS RESERVE.

If the Plan Notes are issued under the Plan, on the Initial Distribution Date, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which Plan Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3 and 7.7 of the Plan, any Distribution of Plan Notes with respect to a Disputed Claim that becomes Allowed will include interest and other accretions with respect to such Plan Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such Plan Notes.

               3. TIMING OF DISTRIBUTIONS UNDER THE PLAN.

Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan will be deemed to have been timely made if made within ten (10) days after the time therefor specified in the Plan. No interest will accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any Plan Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date will include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such Plan Notes) from and after the Initial Distribution Date in accordance with the terms of the Plan Note Indenture, and New Common Stock issued to holders of Allowed Claims in Class 6 and 8 after the Effective Date will include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

               (A) DISTRIBUTIONS WITH RESPECT TO UNSECURED CLAIMS AND ENVIRONMENTAL CLAIMS.

Distributions with respect to Classes 6 and 8 will only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date. For purposes of treatment and Distribution under the Plan, except as provided with respect to treatment of Claims in the voting procedures approved by the Voting Procedures Order, all Unsecured Claims held by a Creditor shall be aggregated and treated as a single Claim. At the written request of AWI or the Disbursing Agent, any Creditor holding multiple Unsecured Claims shall provide to AWI or the Disbursing Agent, as the case may be, a single address to which any Distributions shall be sent. At the written request of any Creditor holding multiple Unsecured Claims made to the Disbursing Agent within thirty
(30) days prior to a Distribution Date, such Creditor shall receive an itemized statement of the Unsecured Claims for which the Distribution is being made.

               (B) DISTRIBUTION TO THE ASBESTOS PI TRUST.

The Distribution to the Asbestos PI Trust shall be made on the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and
(ii) the Effective Date; provided, however, that if AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust shall occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date..

               (C) DISTRIBUTION TO THE ASBESTOS PD TRUST.

If Class 4 votes to accept the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the later of (i) the date the Asbestos PD Trustees are selected for the Asbestos PD Trust and have executed the Asbestos PD Trust Agreement and (ii) the Effective Date. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the latest of (x) the date an order of the Bankruptcy Court estimating the aggregate value of all Asbestos Property Damage Claims becomes a Final Order, (y) the Effective Date, and (z) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement.

               4. FRACTIONAL SHARES.

No fractional shares of New Common Stock will be distributed, no Plan Notes will be issued in an amount less than $100, and no cash payments of fractions of cents will be made. Fractional cents will be rounded to the nearest whole cent (with 0.5 cent or less to be rounded down). Fractional shares will be rounded to the nearest whole share (with 0.5 share or less to be rounded down). Plan Notes in denominations of less than $100 will be rounded to the nearest $100 increment (with Plan Notes in denominations of $50 or less to be rounded down). No cash will be paid in lieu of such fractional shares or Plan Notes in increments of less than $100.

               5. PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.

Reorganized AWI will object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. Notwithstanding the foregoing, Reorganized AWI, at its option, may continue to prosecute objections to Asbestos Property Damage Claims if such objections are pending as of the Effective Date, and AWI elects, pursuant to section 3.2(d)(ii)(y) of the Plan, not to create the Asbestos PD Trust. All objections that are filed and prosecuted by Reorganized AWI as provided in the Plan will be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided in the Plan or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims will be served and filed no later than ninety (90) days after the Effective Date.

Notwithstanding the above, a Distribution will only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest will be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution will be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner described above.

               6. AMENDMENTS TO THE CLAIMS SETTLEMENT GUIDELINES.

On the Effective Date, the Claims Settlement Guidelines will be amended in the form set forth in Exhibit 1.46 to the Plan. It is expected that such amendment will eliminate the requirement for approval by the committees for certain claims settlements, but add the requirement of the consent of a designated representative of the Creditors' Committee. In addition, the threshold for obtaining Bankruptcy Court approval of certain settlements will be increased so that Bankruptcy Court approval will only be required for (i) settlements with Affiliates, (ii) settlements as to which the Creditors' Committee representative objects, and (iii) settlements where the difference between AWI's scheduled claim and the allowed claim is greater than $10 million. In addition, the Claims Settlement Guidelines will be amended to delete the requirement of obtaining any approval for settlements of Asbestos Property Damage Claims if (x) AWI elects not to create the Asbestos PD Trust, and (y) any settlement amount will be funded exclusively from the proceeds of insurance. The Claims Settlement Guidelines do not and will not address the resolution of Asbestos Personal Injury Claims, which will be governed exclusively by the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures.

               7. DISTRIBUTION OF UNCLAIMED PROPERTY.

Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed will be deemed not to have been made and will be transferred to Reorganized AWI, free and clear of any claims or interests of any entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. This will not affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim will be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

       R. DISCHARGE OF AWI.

The rights provided by the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI or its estate, properties, or interests in property. Except as otherwise provided in the Plan, upon the Effective Date all such Claims and Equity Interests in AWI will be deemed satisfied, discharged, and released in full. Pursuant to the Plan and the Confirmation Order, all parties will be precluded from asserting against Reorganized AWI, its successors, or its or their assets, properties, or interests in property any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. In addition, the Confirmation Order will contain, inter alia, the Asbestos PI Permanent Channeling Injunction. For a description of the Asbestos PI Permanent Channeling Injunction, see Section VI.C, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction." AWI is not seeking an injunction under section 524(g) of the Bankruptcy Code with respect to Asbestos Property Damage Claims. Instead, AWI will rely upon the general discharge and injunction against the assertion of preconfirmation claims that the Bankruptcy Code makes applicable to all Claims, whatever their nature.

       S.         MODIFICATION OF THE PLAN.

AWI may, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

       T.         REVOCATION OR WITHDRAWAL OF THE PLAN.

The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan will be deemed null and void. In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the

Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

       U.         RIGHTS OF ACTION.

Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI of the Plan) any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of AWI will remain assets of AWI's estate and, on the Effective Date, will be transferred to Reorganized AWI. Reorganized AWI will be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

On December 6, 2002, the two-year statutory limitations period imposed by section 546(a) of the Bankruptcy Code during which AWI must commence avoidance actions expired. Prior to the expiration of such period, AWI conducted a comprehensive review of its prepetition transactions to determine if AWI should commence any avoidance actions prior to December 6, 2002. As a result of such review, the details of which were discussed with counsel to the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative, AWI determined not to bring any avoidance actions other than the action against the CCR (see section IV.C.8(b), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - CCR Preference Litigation) and a preference action brought against one of AWI's former suppliers.

       V.         DISSOLUTION OF THE COMMITTEES.

On the Effective Date, except for the limited purpose of presenting final applications for fee and expenses, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee and the Unsecured Creditors' Committee will be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and all such committees will be deemed dissolved, and the Future Claimants' Representative's appointment will continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, (i) if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order, and (ii) if any adversary proceeding to which any of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, or, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee is participating is pending as of the Effective Date, any such committee may continue to exist or the Future Claimants' Representative may continue to serve for the limited purpose of litigating such adversary proceeding. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), will be the sole responsibility of the Asbestos PI Trust. Notwithstanding the foregoing, if Class 4 votes to accept the Plan, the Asbestos PD Committee will continue to exist from and after the Effective Date for the sole purpose of the selection of the Asbestos PD Trustees and the development of the Asbestos PD Claims Resolution Procedures, but all fees and expenses incurred by the Asbestos PD Committee (including, without limitation, all fees and expenses of counsel to the Asbestos PD Committee and other professionals retained by the Asbestos PD Committee) will be the sole responsibility of the Asbestos PD Trust.

       W.         EXCULPATION.

None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents will have or incur any liability to any entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

       X.         SUPPLEMENTAL DOCUMENTS.

Certain exhibits to the Plan, such as the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, are included in this Disclosure Statement as exhibits to the Plan. Other exhibits to the Plan will be contained in a separate exhibit volume and will be filed with the Clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objections to confirmation of the Plan and
(ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and holders of Equity Interests and shareholders of Holdings may also obtain a copy of the exhibit volume, once filed, from AWI upon written request to the following address:

                               Armstrong World Industries, Inc.
                               Post Office Box 3666
                               Lancaster, Pennsylvania  17604-3666

                            VI. THE ASBESTOS PI TRUST

The following summarizes the terms of the governing documents for the Asbestos PI Trust. These documents consist of the Asbestos PI Trust Agreement (the "ASBESTOS PI TRUST AGREEMENT") and The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Distribution Procedures (defined in the Plan as the "ASBESTOS PI TRUST DISTRIBUTION PROCEDURES"). The following is intended only to be a summary and is qualified in its entirety by reference to the full text of such documents. In the event of any inconsistency between the provisions of these documents and the summary contained herein, the terms of such documents will control. Interested parties should therefore review the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, copies of which are attached to the Plan as Exhibits 1.30 and 1.31, respectively.

       A.         GENERAL DESCRIPTION OF THE ASBESTOS PI TRUST.

               1. CREATION AND PURPOSES OF THE ASBESTOS PI TRUST.

Effective as of the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust will be created. The Asbestos PI Trust will be established pursuant to the Asbestos PI Trust Agreement. The purposes of the Asbestos PI Trust are (a) to assume all liabilities of AWI, its successors in interest, and its Affiliates with respect to Asbestos Personal Injury Claims; (b) to use its assets and income to pay holders of valid Asbestos Personal Injury Claims in accordance with the Asbestos PI Trust Distribution Procedures in such a way that such holders are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims; and (c) to comply in all respects with the requirements for the Asbestos PI Trust that are described in section 524(g)(2)(B)(i) of the Bankruptcy Code.

               2. THE ASBESTOS PI TRUSTEES.

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court will appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit "7.2" to the Plan), which individuals will be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust. The Asbestos PI Trustees will serve staggered initial terms of five (5), four (4), three (3) years and two (2) years from the effective date of the Asbestos PI Trust Agreement. Thereafter, each term of service will be five years.

Each Asbestos PI Trustee will serve until the end of the Asbestos PI Trustee's term, his or her death, resignation or removal, or the termination of the Asbestos PI Trust. Any Asbestos PI Trustee may be removed by the unanimous vote of the remaining Asbestos PI Trustees and with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement. In the event of a vacancy in an Asbestos PI Trustee position, the remaining Asbestos PI Trustees will consult with the TAC (see below) and the Future Claimants' Representative concerning appointment of a successor Asbestos PI Trustee. The vacancy will be filled by the unanimous vote of the remaining Asbestos PI Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In that event, the Bankruptcy Court will make the appointment.

Each Asbestos PI Trustee will be entitled to receive annual compensation for his or her service, which compensation will be disclosed to the Bankruptcy Court prior to the Confirmation Hearing, plus a per diem allowance for meetings attended and out-of-pocket costs and expenses. The Asbestos PI Trustees' annual and per diem compensation will be reviewed every three years and appropriately adjusted with the approval of the Bankruptcy Court.

The Asbestos PI Trustees may sit on the Board of Directors of Reorganized AWI, but they will not receive additional compensation for their service on such board over and above the compensation they receive as Trustees. The Asbestos PI Trustees will receive from the Asbestos PI Trust, however, the same per diem allowance as Reorganized AWI pays its directors for attendance at meetings. Subject to a number of limitations set forth in the Asbestos PI Trust Agreement, the Asbestos PI Trustees have the power to take any and all actions that are necessary to fulfill the purposes of the Asbestos PI Trust and need not obtain Bankruptcy Court approval to do so.

               3. THE TRUSTEES' ADVISORY COMMITTEE.

The Asbestos PI Trust Agreement provides for the establishment of a Trustees' Advisory Committee (the "TAC"). The initial members of the TAC will be identified, and a complete biography for each such initial member will be provided, to the Bankruptcy Court prior to the Confirmation Hearing.

Each member of the TAC will serve until his or her death, resignation or removal, or the termination of the Asbestos PI Trust. Any TAC member may be removed by the remaining TAC members with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement, or other good cause. In the event of a vacancy caused by the resignation or term expiration of a TAC member, his or her successor will be selected by the TAC member who is resigning or whose term is expiring, unless the remaining members unanimously veto the selection, in which case the successor will be selected by a unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the Bankruptcy Court will appoint the successor. In the event of a vacancy caused by removal or death of a TAC member, or in the event that a resigning member or retiring member does not name his or her successor, the remaining members of the TAC by unanimous vote will name the successor. If the remaining members of the TAC cannot reach unanimous agreement, the Bankruptcy Court will appoint the successor.

The Asbestos PI Trustees are required to consult with the TAC on the appointment of successor Asbestos PI Trustees, the general implementation and administration of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, and on various other matters required by the Asbestos PI Trust Agreement. The Asbestos PI Trustees must also obtain the consent of a majority of TAC members on a variety of matters, including material amendments to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos PI Trust under certain conditions specified in the Asbestos PI Trust Agreement.

The members of the TAC will be entitled to receive compensation from the Asbestos PI Trust for their services as TAC members in the form of a reasonable hourly rate set by the Asbestos PI Trustees for attendance at meetings or other conduct of Asbestos PI Trust business. The members of the TAC will also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. As with the initial Asbestos PI Trustees, the initial members of the TAC will serve staggered terms, with five-year terms thereafter. The identity of the individuals who will serve as the initial TAC members will be disclosed at the Confirmation Hearing.

               4. THE FUTURE CLAIMANTS' REPRESENTATIVE

The Asbestos PI Trust Agreement provides for the appointment of Dean M. Trafelet, Esq. as the Future Claimants' Representative who will serve in a fiduciary capacity, representing the interests of the holders of Demands against the Asbestos PI Trust for the purposes of protecting the rights of such persons.
..

The Future Claimants' Representative will serve until his or her death, resignation or removal, or the termination of the Asbestos PI Trust. The Future Claimants' Representative may resign at any time by written notice to the Asbestos PI Trustees and may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement. A vacancy in the position of Future Claimants' Representative caused by resignation will be filled by an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative. A vacancy caused by death or removal of the Future Claimants' Representative will be filled by an individual nominated by the Asbestos PI Trustees, the TAC, or both. In any case, the nominee will be subject to the approval of the Bankruptcy Court.

The Asbestos PI Trustees are required to consult with the Future Claimants' Representative on the appointment of successor Asbestos PI Trustees, the general implementation and administration of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, and on various other matters required by the Asbestos PI Trust Agreement. The Asbestos PI Trustees must also obtain the consent of the Future Claimants' Representative on a variety of matters, including material amendments to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos PI Trust under certain conditions specified in the Asbestos PI Trust Agreement.

The Future Claimants' Representative will be entitled to receive compensation from the Asbestos PI Trust in the form of payment at the Future Claimants' Representative's normal hourly rate for services performed and will be reimbursed by the Asbestos PI Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his or her duties hereunder.

               5. TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PI TRUST.

               (A) TRANSFER OF BOOKS AND RECORDS.

On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI will transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by the Plan.

               (B) TRANSFER OF REORGANIZATION CONSIDERATION.

On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

               >>             65.57% of the New Common Stock,

               >> 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds,

               >> 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

               >> 40% of an amount of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

               >> 65.57% of the remaining Available Cash and Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

If, however, AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust will occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event will such Distribution occur after the Initial Distribution Date. AWI estimates that the total value of assets to be distributed by AWI to the Asbestos PI Trust, excluding the Asbestos PI Insurance Asset, will be approximately $2.1 billion as of the Effective Date. See Section V.D, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration," for a description of the New Common Stock and the Plan Notes and the definition and estimate of Available Cash.

If Class 6 votes to reject the Plan and the Holdings Plan of Liquidation is approved by the board of directors and shareholders of Holdings prior to the first anniversary of the Effective Date, on the later of the date of such approval and the Effective Date, the New Warrants will be deemed to be issued with respect to Asbestos Personal Injury Claims, but will automatically, and without further action by the Asbestos PI Trust or approval of the Asbestos PI Trustees, be deemed to have been transferred to AWWD.

               (C) ASBESTOS PI TRUST TERMINATION PROVISIONS.

The Asbestos PI Trust is irrevocable, but will terminate ninety (90) days after the first to occur of any of the following events:

               >> the Asbestos PI Trustees decide to terminate the Asbestos PI Trust because (a) they deem it unlikely that new asbestos claims will be filed against the Asbestos PI Trust, (b) all Asbestos Personal Injury Claims duly filed with the Asbestos PI Trust have been liquidated and paid to the extent provided in the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (c) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Asbestos PI Trust; or

               >> if the Asbestos PI Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PI Trust in a manner consistent with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

               >> to the extent that any rule against perpetuities will be deemed applicable to the Asbestos PI Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendents of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date of the Asbestos PI Trust Agreement.

On the termination date, after payment of all the Asbestos PI Trust's liabilities have been provided for, all monies remaining in the Asbestos PI Trust estate will be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) will be selected by the Asbestos PI Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) will be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders, and (ii) the tax-exempt organization(s) will not bear any relationship to Reorganized Debtors within the meaning of section 468(d)(3) of the Internal Revenue Code. AWI believes that the likelihood of any monies remaining in the Asbestos PI Trust after the Asbestos PI Trust terminates is extremely remote.

               6. ABILITY TO AMEND ASBESTOS PI TRUST DOCUMENTS.

The Asbestos PI Trustees, subject to the TAC's and the Future Claimants' Representative's consent, may modify or amend certain provisions of the Asbestos PI Trust Agreement or any document annexed thereto. However, the Asbestos PI Trust provisions may not be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Asbestos PI Trust's qualified settlement fund status under
Section 468B of the Internal Revenue Code.

               7. ASBESTOS PI TRUST DISTRIBUTION PROCEDURES.

               (A) ASBESTOS PI TRUST GOALS

The Asbestos PI Trustees will implement and administer the Asbestos PI Trust Distribution Procedures, which are attached to the Plan as Exhibit "1.31." These procedures will have been adopted after lengthy negotiations between and among the ACC, the Future Claimants' Representative, and AWI. Nothing approaching full payment of all Asbestos Personal Injury Claims is possible in light of the value of the Asbestos Personal Injury Claims that could be filed against the Asbestos PI Trust, both currently and in the future, and the value of the Asbestos PI Trust assets.

The goal of the Asbestos PI Trust is to treat all claimants equitably. The Asbestos PI Trust Distribution Procedures further that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system. To this end, the Asbestos PI Trust Distribution Procedures establish a schedule of eight asbestos-related diseases ("DISEASE LEVELS"), all of which have presumptive medical and exposure requirements ("MEDICAL/EXPOSURE CRITERIA"), seven of which have specific liquidated values ("SCHEDULED VALUES"), anticipated average values ("AVERAGE VALUES"), and caps on their liquidated values ("MAXIMUM VALUES"). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the Asbestos PI Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of AWI and the rights claimants would have in the tort system absent the bankruptcy.

               (B) DISEASE LEVELS, SCHEDULED VALUES AND MEDICAL/EXPOSURE CRITERIA SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES

The eight Disease Levels covered by the Asbestos PI Trust Distribution Procedures, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria will apply to all Asbestos PI Trust Voting Claims (as defined in the Asbestos PI Trust Distribution Procedures) filed with the Asbestos PI Trust on or before the Initial Asbestos PI Trust's Claims Filing Date (defined below). Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Asbestos PI Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

                               SCHEDULED
DISEASE LEVEL                    VALUE           MEDICAL/EXPOSURE CRITERIA
-------------                    -----           -------------------------

Mesothelioma (Level VIII)       $110,000    (1) Diagnosis of mesothelioma; and
                                            (2) credible evidence of AWI
                                            Exposure.(2)

Lung Cancer 1 (Level (VII)       $42,500    (1) Diagnosis of a primary lung
                                            cancer plus evidence of an
                                            underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease,(3) (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            (3) Significant Occupational
                                            Exposure(4) to asbestos, and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question.

Lung Cancer 2 (Level VI)            None    (1) Diagnosis of a primary lung
                                            cancer; (2) AWI Exposure prior to
                                            December 31, 1982, and (3)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question. (1)
                                            Diagnosis of a primary lung cancer;
                                            (2) AWI Exposure prior to December
                                            31, 1982, and (3) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the lung cancer in question.


                                            Lung Cancer 2 (Level VI) claims are
                                            claims that do not meet the more
                                            stringent medical and/or exposure
                                            requirements of Lung Cancer (Level
                                            VII) claims. All claims in this
                                            Disease Level will be individually
                                            evaluated. The estimated likely
                                            average of the individual evaluation
                                            awards for this category is $15,000,
                                            with such awards capped at $50,000
                                            unless the claim qualified for
                                            Extraordinary Claim treatment.

                                            Level VI claims that show no
                                            evidence of either an underlying
                                            Bilateral Asbestos-Related
                                            Non-malignant Disease or Significant
                                            Occupational Exposure may be
                                            individually evaluated, although it
                                            is not expected that such claims
                                            will be treated as having any
                                            significant value, especially if the
                                            claimant is also a smoker.(5) In any
                                            event, no presumption of validity
                                            will be available for any claims in
                                            this category.

------------------------------
(2) As defined in the Asbestos PI Trust Distribution Procedures.

(3) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, V, and VII is described in the Asbestos PI Trust Distribution Procedures.

(4) As defined in the Asbestos PI Trust Distribution Procedures.

(5) There is no distinction in the Asbestos PI Trust Distribution Procedures between non-smokers and smokers for either Lung Cancer (Level VII) or Lung Cancer (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the $42,500 Scheduled Value for Lung Cancer (Level VII) shown above.

                               SCHEDULED
DISEASE LEVEL                    VALUE           MEDICAL/EXPOSURE CRITERIA
-------------                    -----           -------------------------


Other Cancer (Level V)           $21,500    (1) Diagnosis of a primary
                                            colo-rectal, laryngeal, esophageal,
                                            pharyngeal, or stomach cancer, plus
                                            evidence of an underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, (2) six months AWI Exposure
                                            prior to December 31, 1982, (3)
                                            Significant Occupational Exposure to
                                            asbestos, and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the other cancer in
                                            question.

Severe Asbestosis (Level IV)     $42,500    (1) Diagnosis of asbestosis with ILO
                                            of 2/1 or greater, or asbestosis
                                            determined by pathological evidence
                                            of asbestos, plus (a) TLC less than
                                            65%, or (b) FVC less than 65% and
                                            FEV1/FVC ratio greater than 65%, (2)
                                            six months AWI Exposure prior to
                                            December 31, 1982, (3) Significant
                                            Occupational Exposure to asbestos,
                                            and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the pulmonary disease in
                                            question.


Asbestos/Pleural Disease
(Level III)                       $9,700    Diagnosis of asbestosis with ILO of
                                            1/0 or greater or asbestosis
                                            determined by pathology, or
                                            bilateral pleural disease of B2 or
                                            greater, plus (a) TLC less than 80%,
                                            or (b) FVC less than 80% and
                                            FEV1/FVC ratio greater than or equal
                                            to 65%, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            (3) Significant Occupational
                                            Exposure to asbestos, and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            pulmonary disease in question.


Asbestosis/Pleural Disease
(Level II)                        $3,700    (1) Diagnosis of a Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            and (3) five years cumulative
                                            occupational exposure to asbestos.


Other Asbestos Disease
(Level I - Cash
Discount Payment)                   $400    (1) Diagnosis of a Bilateral
                                            Asbestos- Related Nonmalignant
                                            Disease or an asbestos-related
                                            malignancy other than mesothelioma,
                                            and (2) AWI Exposure prior to
                                            December 31, 1982.


(C)        CLAIMS LIQUIDATION PROCEDURES

Asbestos Personal Injury Claims will be processed based on their place in the FIFO Processing Queue (defined below) to be established pursuant to the Asbestos PI Trust Distribution Procedures. The Asbestos PI Trust will liquidate all

Asbestos Personal Injury Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I-V, VII and VIII efficiently and expeditiously under the Expedited Review Process described below. Claims involving Disease Levels I-V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos PI Trust's Individual Review Process described below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

Claimants holding claims involving Disease Level II through VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos PI Trust's Individual Review Process. However, the liquidated value of a claim that undergoes the Asbestos PI Trust's Individual Review Process for valuation purposes may be determined by the Asbestos PI Trust to be less than its Scheduled Value, and in any event may not exceed the Maximum Value for the relevant Disease Level, unless the claim qualifies as an Extraordinary Claim (defined below), in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos PI Trust's Individual Review Process.

All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim will be subject to binding or non-binding arbitration at the election of the claimant. Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos PI Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable from the Asbestos PI Trust subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below.

               (D) PAYMENT PERCENTAGE

After the liquidated value of an Asbestos Personal Injury Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) is determined by the Asbestos PI Trust, the claimant will receive a pro-rata share of that value based on a payment percentage (the "PAYMENT PERCENTAGE").

The initial Payment Percentage has been set at ___ percent (___%) (the "INITIAL PAYMENT PERCENTAGE"), and will apply to all Asbestos PI Trust Voting Claims accepted as valid by the Asbestos PI Trust, unless adjusted by the Asbestos PI Trust pursuant to the consent of the TAC and the Future Claimants' Representative. The term "ASBESTOS PI VOTING TRUST CLAIMS" includes (i) Pre-Petition Liquidated Claims (defined below); (ii) claims filed against AWI in the tort system or actually submitted to AWI pursuant to an administrative settlement agreement prior to the Petition Date; and (iii) all claims filed against another defendant in the tort system prior to the date (November 4, 2002) the original Plan was filed with the Bankruptcy Court (the "PLAN FILING DATE"); provided, however, that the claim described in subsection (i), (ii) or
(iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Asbestos PI Trust by the Asbestos PI Trust's Initial Claims Filing Date (defined below). The Initial Payment Percentage has been calculated on the assumption that the Average Values will be achieved with respect to existing present claims and projected future claims involving Disease Levels II - VIII.

The Payment Percentage may be adjusted upwards or downwards from time to time by the Asbestos PI Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the Asbestos PI Trust's assets and its liabilities, as well as then-estimated value of then-pending and future claims. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the Asbestos PI Trust's assets, no guarantee can be made of any Payment Percentage of a Asbestos Personal Injury Claim's liquidated value other than of an Asbestos PI Trust Voting Claim. However, in the event of substantial insurance recoveries, the Payment Percentage may be adjusted upwards and supplemental payments may be made to claimants who received payments in prior periods based on a lower Payment Percentage.

               (E) MAXIMUM ANNUAL PAYMENT AND MAXIMUM AVAILABLE PAYMENT

The Asbestos PI Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the Asbestos PI Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos PI Trust funds over its life will correspond with the needs created by the anticipated flow of claims (the "MAXIMUM ANNUAL PAYMENT"). The Asbestos PI Trust's distributions to all claimants for that year may not exceed the Maximum Annual Payment determined for that year.

In distributing the Maximum Annual Payment, the Asbestos PI Trust will first allocate the amount in question to outstanding Pre-Petition Liquidated Claims (defined below) and to liquidated Asbestos Personal Injury Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "MAXIMUM AVAILABLE PAYMENT"), if any, will then be allocated and used to satisfy all other liquidated Asbestos Personal Injury Claims, subject to the Claims Payment Ratio (discussed below).

               (F) CLAIMS PAYMENT RATIO

Based upon AWI's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, will be set at 65% for Category A claims, which consist of Asbestos Personal Injury Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Petition Date, and at 35% for Category B claims, which are Asbestos Personal Injury Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio will not apply to any Pre-Petition Liquidated Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment, 65% of that amount will be available to pay Category A claims and 35% will be available to pay Category B claims.

The 65%/35% Claims Payment Ratio will apply to all Asbestos PI Trust Voting Claims and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice.

In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants' Representative. However, the Asbestos PI Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "REDUCED PAYMENT OPTION").

               (G) INDEMNITY AND CONTRIBUTION CLAIMS

Asbestos PI Contribution Claims for indemnity and contribution (referred to in the Asbestos PI Trust Distribution Procedures as "INDIRECT ASBESTOS PERSONAL INJURY CLAIMS"), if any, will be subject to the same categorization, evaluation, and payment provisions of this Asbestos PI Trust Distribution Procedures as all other Asbestos Personal Injury Claims.

               (H) ORDERING OF CLAIMS

The Asbestos PI Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO PROCESSING QUEUE"). For all claims filed on or before the date six months after the Effective Date (the "INITIAL ASBESTOS PERSONAL INJURY CLAIMS FILING DATE"), a claimant's position in the FIFO Processing Queue will be determined as of the earlier of (i) the date prior to the Petition Date (if any) that the specific claim was either filed against AWI in the tort system or was actually submitted to AWI pursuant to an administrative settlement agreement;
(ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with AWI; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claim was filed in the Bankruptcy Court for purposes of voting on the Plan; or (v) the date after the Effective Date but on or before the Initial Asbestos Personal Injury Claims Filing Date that the claim was filed with the Asbestos PI Trust.

Following the Initial Asbestos Personal Injury Claims Filing Date, the claimant's position in the FIFO Processing Queue will be determined by the date the claim was filed with the Asbestos PI Trust.

               (I) EFFECT OF STATUTES OF LIMITATIONS AND REPOSE

To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against AWI prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against AWI in the tort system prior to the Petition Date, the applicable statute of limitation and repose that was in effect at the time of the filing with the Asbestos PI Trust. However, the running of the relevant statute of limitation will be tolled for purposes of the Asbestos PI Trust as of the earliest of (A) the actual filing of the claim against AWI prior to the Petition Date, whether in the tort system or by submission of the claim to AWI pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against AWI at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in the Chapter 11 Case; or (E) the filing of a proof of claim with the requisite supporting documentation with the Asbestos PI Trust after the Effective Date.

If an Asbestos Personal Injury Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated by the Asbestos PI Trust as timely filed if it is actually filed with the Asbestos PI Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos PI Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any Asbestos Personal Injury Claim by the Asbestos PI Trust may be deferred at the election of the claimant.

               (J) PAYMENT OF CLAIMS

Asbestos Personal Injury Claims that have been liquidated by the Expedited Review Process (described below), by arbitration or by litigation in the tort system, will be paid in FIFO order based on the date their liquidation became final (the "FIFO PAYMENT QUEUE").

               (K) RESOLUTION OF PRE-PETITION LIQUIDATED ASBESTOS PERSONAL INJURY CLAIMS

As soon as practicable after the Effective Date, the Asbestos PI Trust will pay, upon submission by the claimant of the applicable Asbestos PI Trust proof of claim form (which will be included in Attachment B to the Asbestos PI Trust Distribution Procedures) together with all documentation required thereunder, all Asbestos Personal Injury Claims that were liquidated by (i) a binding settlement agreement for the particular claim entered into prior to the Petition Date that is judicially enforceable by the claimant, (ii) a jury verdict or non-final judgment in the tort system obtained prior to the Petition Date, or
(iii) by a judgment that became final and non-appealable prior to the Petition Date (collectively "PRE-PETITION LIQUIDATED CLAIMS").

The liquidated value of a Pre-Petition Liquidated Claim will be the unpaid portion of the amount agreed to in the binding settlement agreement, the unpaid portion of the amount awarded by the jury verdict or non-final judgment, or the unpaid portion of the amount of the final judgment, as the case may be, plus interest, if any, that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Petition Date; however, the liquidated value of a Pre-Petition Liquidated Claim will not include any punitive or exemplary damages. In the absence of a final order of the Bankruptcy Court determining whether a settlement agreement is binding and judicially enforceable, a dispute between the claimant and the Asbestos PI Trust over this issue will be resolved pursuant to the same procedures that are provided in the Asbestos PI Trust Distribution Procedures for resolving the validity and/or liquidated value of an Asbestos Personal Injury Claim.

Pre-Petition Liquidated Claims will be processed and paid by the Asbestos PI Trust in accordance with their order in a separate FIFO queue to be established by the Asbestos PI Trust based on the date the Asbestos PI Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims will not be subject to or taken into account in consideration of the Claims Payment Ratio, but will be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above.

               (L) RESOLUTION OF UNLIQUIDATED ASBESTOS PERSONAL INJURY CLAIMS

Within six months after the establishment of the Asbestos PI Trust, the Asbestos PI Trustees, with the consent of the TAC and the Future Claimants' Representative, are required to adopt procedures for reviewing and liquidating all unliquidated Asbestos Personal Injury Claims, which will include deadlines for processing such claims. Such procedures will also require claimants seeking resolution of unliquidated Asbestos Personal Injury Claims must first file a proof of claim form, together with the required supporting documentation. It is anticipated that the Asbestos PI Trust will provide an initial response to the claimant within six months of receiving the proof of claim form.

The proof of claim form will require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims will be deemed by the Asbestos PI Trust Distribution Procedures to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future will be treated as subsumed into the higher Disease Level for both processing and payment purposes.

Upon filing of a valid proof of claim form with the required supporting documentation, the claimant will be placed in the FIFO Processing Queue in accordance with the ordering described above, and will advise the Asbestos PI Trust whether the claim should be liquidated under the Asbestos PI Trust's Expedited Review Process or, in certain circumstances, the Asbestos PI Trust's Individual Review Process (both of which are described below).

               (M) EXPEDITED REVIEW PROCESS

The Asbestos PI Trust's Expedited Review Process ("EXPEDITED REVIEW") is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level
VI) where the claim can easily be verified by the Asbestos PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does the Individual Review Process. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level will be paid the Scheduled Value for such Disease Level. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review will be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Asbestos PI Trust's Individual Review Process.

               (N) CLAIMS PROCESSING UNDER EXPEDITED REVIEW

All claimants seeking liquidation of their claims pursuant to Expedited Review must file the Asbestos PI Trust's proof of claim form provided in Attachment B to the Asbestos PI Trust Distribution Procedures. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos PI Trust will determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and will advise the claimant of its determination. If a Disease Level is determined, the Asbestos PI Trust will tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos PI Trust.

               (O) INDIVIDUAL REVIEW PROCESS

The Asbestos PI Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of an Asbestos Personal Injury Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII and VIII. In such a case, the Asbestos PI Trust will either deny the claim, or, if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

Claimants holding Asbestos Personal Injury Claims involving Disease Levels II - VIII will also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any Asbestos Personal Injury Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII will not exceed the Maximum Value for the relevant Disease Level, unless the claim meets the requirements of an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their Asbestos Personal Injury Claims later than would have been the case had the claimant elected the Expedited Review Process.

               (P) VALUATION FACTORS TO BE CONSIDERED IN INDIVIDUAL REVIEW

The Asbestos PI Trust will liquidate the value of each Asbestos Personal Injury Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos PI Trust will thus take into consideration the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product for which AWI has legal responsibility (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant's and other law firms' experience in the claimant's jurisdiction for similarly situated claims.

               (Q) SCHEDULED, AVERAGE AND MAXIMUM VALUES

The Scheduled, Average and Maximum Values for claims involving Severe Asbestosis (Disease Level IV) and malignancies (Disease Levels V - VIII) are the following:

  SCHEDULED DISEASE                   SCHEDULED    AVERAGE VALUE  MAXIMUM VALUE
                                        VALUE

  Mesothelioma (Level VIII)             $110,000       $130,500       $400,000

  Lung Cancer (Level VII)               $42,500        $43,800        $150,000

  Lung Cancer (Level VI)                None           $15,000        $50,000

  Other Cancer (Level V)                $21,500        $21,800        $75,000

  Severe Asbestosis (Level IV)          $42,500        $44,300        $140,000

  Asbestosis/Pleural Disease (Level     $9,700         $10,100        $20,000
  III)
  Asbestos/Pleural Disease (Level II)   $3,700         $4,200         $10,000

  Other Asbestos Disease (Level I)      $   400        None           None


These Scheduled Values, Average Values and Maximum Values will apply to all Asbestos PI Trust Voting Claims filed with the Asbestos PI Trust on or before the Initial Claims Filing Date. Thereafter, the Asbestos PI Trust, with the consent of the TAC and the Future Claimants' Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

               (R) EXTRAORDINARY AND/OR EXIGENT HARDSHIP CLAIMS

"EXTRAORDINARY CLAIM" means an Asbestos Personal Injury Claim that otherwise satisfies the Medical Criteria for Disease Levels II - VIII, and that is held by a claimant whose exposure to asbestos (1) occurred predominately as the result of working in a manufacturing facility of AWI during a period in which AWI was manufacturing asbestos-containing products at that facility, or (2) was at least 75% the result of exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims will be presented for Individual Review and, if valid, will be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels II -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, will be placed in the FIFO Queue ahead of all other Asbestos Personal Injury Claims except Exigent Hardship Claims, which will be first in said FIFO Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

At any time the Asbestos PI Trust may liquidate and pay certain Asbestos Personal Injury Claims that qualify as Exigent Hardship Claims. Such claims may be considered separately by the Asbestos PI Trust no matter what the order of processing otherwise would have been under this Asbestos PI Trust Distribution Procedures. An Exigent Hardship Claim, following its liquidation, will be placed first in the FIFO Payment Queue ahead of all other liquidated Asbestos Personal Injury Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above. An Asbestos Personal Injury Claim will qualify for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Asbestos PI Trust, in its sole discretion, determines
(a) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (b) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

               (S) SECONDARY EXPOSURE CLAIMS

If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim. In such a case, the claimant will be required to establish that the occupationally exposed person would have met the exposure requirements under the Asbestos PI Trust Distribution Procedures that would have been applicable had that person filed a direct claim against the Asbestos PI Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels above, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product or to conduct for which AWI has legal responsibility, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B to the Asbestos PI Trust Distribution Procedures contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the Asbestos PI Trust Distribution Procedures will be applicable to such claims.

               (T) EVIDENTIARY REQUIREMENTS

                   (a) MEDICAL EVIDENCE

The Asbestos PI Trust Distribution Procedures require that all diagnoses of a Disease Level presented to the Asbestos PI Trust be accompanied by either (i) a statement by the physician providing the diagnosis that at least ten years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the Asbestos PI Trust as a diagnosis.

Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) submitted to the Asbestos PI Trust must be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) an X-ray reading by a certified B-reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis, and (C) pulmonary function testing if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV), and (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) an X-ray reading by a certified B reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis.

Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) submitted to the Asbestos PI Trust must be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the malignant asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

However, if the holder of an Asbestos Personal Injury Claim has available the medical evidence described above, or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the Asbestos PI Trust Distribution Procedures require that the holder provide such medical evidence to the Asbestos PI Trust notwithstanding any exceptions to the contrary.

                   (b) CREDIBILITY OF MEDICAL EVIDENCE

The Asbestos PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards before making any payment to a claimant. The Asbestos PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence
(i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to AWI to settle for payment similar disease cases prior to AWI's bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumed by the Asbestos PI Trust to be reliable, although the Asbestos PI Trust may seek to rebut the presumption.

In addition, claimants who otherwise meet the requirements of the Asbestos PI Trust Distribution Procedures for payment of an Asbestos Personal Injury Claim will be paid by the Asbestos PI Trust irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, the Asbestos PI Trust Distribution Procedures contemplate that any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos PI Trust in any Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos PI Trust.

                   (c) EXPOSURE EVIDENCE

To qualify for any Disease Level the Asbestos PI Trust Distribution Procedures require that the claimant demonstrate some exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility. Claims based on conspiracy theories that involve no such AWI Exposure or conduct are not compensable under the Procedures. To meet the presumptive exposure requirements of Expedited Review, the claimant must show (i) for all Disease Levels, AWI Exposure as defined below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months AWI Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level
IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months AWI Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility.

To recover from the Asbestos PI Trust, the claimant must demonstrate meaningful and credible exposure to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained, or repaired by AWI and/or any entity, including a AWI contracting unit, for which AWI has legal responsibility. The meaningful and credible exposure evidence may be established by an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Asbestos PI Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The Asbestos PI Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Asbestos PI Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the Asbestos PI Trust, which is attached as Attachment B to the Asbestos PI Trust Distribution Procedures. The Asbestos PI Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary.

               (U) SECOND DISEASE (MALIGNANCY) CLAIMS

The Asbestos PI Trust Distribution Procedures allow the holder of an Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) to assert a new Asbestos Personal Injury Claim against the Asbestos PI Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. The Asbestos PI Trust will not reduce any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant filed his or her original claim involving the non-malignant disease.

               (V) PUNITIVE DAMAGES

In determining the value of any liquidated or unliquidated Asbestos Personal Injury Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, will not be considered or allowed, notwithstanding their availability in the tort system.

               (W) INTEREST

Except for an Asbestos Personal Injury Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, the Asbestos PI Trust Distribution Procedures provide that interest will be paid on all Asbestos Personal Injury Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant will receive interest for a period in excess of seven (7) years. The applicable interest rate is be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the Asbestos PI Trustees have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.

Interest is payable on the Scheduled Value of any unliquidated Asbestos Personal Injury Claim that meets the requirements of Disease Levels II -V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unliquidated Asbestos Personal Injury Claim that meets the requirements of Disease Level VI will be based on the Average Value of such a claim. Interest on all such unliquidated claims will be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against AWI prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; or (c) the claim was filed with the Asbestos PI Trust after the Effective Date.

Interest is also payable on the liquidated value of all Pre-Petition Liquidated Claims. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest will be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of Pre-Petition Liquidated Claims liquidated by a binding, judicially enforceable settlement, interest will be measured from the date of payment back to the date that is one year after the Petition Date.

               (X) SUITS IN THE TORT SYSTEM

If the holder of a disputed claim disagrees with the Asbestos PI Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration, the Asbestos PI Trust Distribution Procedures contemplate that the holder may file a lawsuit in the claimant's jurisdiction. All defenses (including, with respect to the Asbestos PI Trust, all defenses which could have been asserted by AWI) will be available to both sides at trial; however, the Asbestos PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

If and when a claimant obtains a judgment in the tort system, the claim will be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant will receive from the Asbestos PI Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos PI Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant will receive the balance of the judgment, if any, in five equal installments in years six (6) through ten
(10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

In the case of non-Extraordinary Claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims may not exceed the relevant Maximum Values for such Disease Levels. In the case of Extraordinary Claims, the total amounts paid with respect to such claims similarly may not exceed the Maximum Value for such claims. Under no circumstances will interest be paid on any judgments obtained in the tort system.

       B.         THE ASBESTOS PI INSURANCE ASSET.

On the later of the Effective Date and the date by which all of the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust all rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985 and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in the Maertin Litigation in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

       C.         THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

THE CONFIRMATION ORDER WILL CONTAIN, INTER ALIA, THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION. PURSUANT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION, ALL ENTITIES WILL BE FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING CERTAIN ACTIONS SPECIFIED IN THE PLAN AGAINST ANY PI PROTECTED PARTY FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS, ALL OF WHICH WILL BE CHANNELED TO THE ASBESTOS PI TRUST FOR RESOLUTION AS SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES, AGAINST ANY PI PROTECTED PARTY OR ITS PROPERTY (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS WILL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN). NOTHING CONTAINED IN THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION WILL BE DEEMED A WAIVER OF ANY CLAIM, RIGHT, OR CAUSE OF ACTION THAT AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST MAY HAVE AGAINST ANY ENTITY IN CONNECTION WITH OR ARISING OUT OF AN ASBESTOS PERSONAL INJURY CLAIM.

In 1994, the Bankruptcy Code was amended to add subsections (g) and (h) to section 524. These subsections confirm the validity of existing injunctions (such as those used in the chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos PI Permanent Channeling Injunction and codify a court's authority to issue a permanent injunction in asbestos-related reorganizations under chapter 11 to supplement the injunctive relief afforded by section 524. Section 524(g) provides that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos PI Permanent Channeling Injunction, barring claims and demands against the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust.

Pursuant to the Asbestos PI Permanent Channeling Injunction and the Plan, the following entities will be "PI PROTECTED PARTIES" and, therefore, protected by the scope of the Asbestos PI Permanent Channeling Injunction:

               >>             AWI;

               >>             Reorganized AWI;

               >>             Holdings;

               >>             AWWD;

               >>             any Affiliate of AWI;

               >> Interface Solutions, Inc. and Armacell, LLC, two prepetition purchasers of assets from AWI, so long as each such entity and its affiliates (if appropriate) enters into appropriate stipulations with AWI releasing any and all indemnification claims against AWI and AWI's estate and agreeing not to make any offset from amounts owed to AWI by such entities on account of any such alleged indemnification claims;

               >> any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI,

                              Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

               >> any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

               >> any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

                              o such Entity's ownership of a financial interest in AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or predecessor in interest of AWI or Reorganized AWI;

                              o         such Entity's involvement in the
                                        management of AWI, AWWD, Holdings, an
                                        Affiliate, Reorganized AWI, or any
                                        predecessor in interest of AWI or
                                        Reorganized AWI;

                              o such Entity's service as an officer, director, or employee of AWI,
                                        Reorganized AWI, AWWD, Holdings, an
                                        Affiliate, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                              o         such Entity's provision of insurance to
                                        (a) AWI, (b) Reorganized AWI, (c) any
                                        past or present affiliate of AWI or
                                        Reorganized AWI (other than ACandS, Inc.
                                        f/k/a Armstrong Contracting and Supply
                                        Corp.), (d) any predecessor in interest
                                        of AWI or Reorganized AWI, or (e) any
                                        Entity that owns or at any time has
                                        owned a financial interest in AWI or
                                        Reorganized AWI, any past or present
                                        affiliate of AWI or Reorganized AWI
                                        (other than ACandS, Inc. f/k/a Armstrong
                                        Contracting and Supply Corp.), or any
                                        predecessor in interest of AWI or
                                        Reorganized AWI, but only to the extent
                                        that AWI, Reorganized AWI, or the
                                        Asbestos PI Trust enters into a
                                        settlement with such Entity that is
                                        approved by the Bankruptcy Court and
                                        expressly provides that such Entity
                                        shall be entitled to the protection of
                                        the Asbestos PI Permanent Channeling
                                        Injunction as a Protected Party; or

                              o         such Entity's involvement in a
                                        transaction changing the corporate
                                        structure, or in a loan or other
                                        financial transaction affecting the
                                        financial condition, of AWI, AWWD,
                                        Holdings, an Affiliate, Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI

                                        (other than ACandS, Inc. f/k/a Armstrong
                                        Contracting and Supply Corp.), or any
                                        predecessor in interest of AWI or
                                        Reorganized AWI.

Pursuant to the Asbestos PI Permanent Channeling Injunction, the PI Protected Parties will be protected against any Entity taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims, including, but not limited to:

               >> commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

               >> enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

               >> creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

               >> setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and

               >> proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.

AWI will seek the issuance of the Asbestos PI Permanent Channeling Injunction pursuant to section 524(g) and any other applicable provision of the Bankruptcy Code. To qualify under the statute, a trust must meet certain standards that are specified in section 524(g). To ensure that the Asbestos PI Trust meets these standards, AWI has made compliance with them a condition precedent to confirmation of the Plan. See Section V.B, entitled "THE PLAN OF REORGANIZATION -- Conditions to Confirmation."

       D. APPLICATION OF THE CLAIMS TRADING INJUNCTION TO ASBESTOS PERSONAL INJURY CLAIMS.

The Confirmation Order will also contain, inter alia, the Claims Trading Injunction. PURSUANT TO THE CLAIMS TRADING INJUNCTION, A HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM IS STAYED, RESTRAINED, AND ENJOINED FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING, TRANSFERRING, ASSIGNING, CONVEYING, PLEDGING, OR OTHERWISE ACQUIRING OR DISPOSING OF SUCH ASBESTOS PERSONAL INJURY CLAIM. The restrictions on transfer of Asbestos Personal Injury Claims, however, will not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an Asbestos PI Contribution Claim solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. The Claims Trading Injunction also will provide that any action taken in violation thereof will be void ab initio.

It is a condition precedent to the Effective Date under the Plan that the Claims Trading Injunction be in full force and effect. See Section V.C, entitled "THE PLAN OF REORGANIZATION - Conditions Precedent to the Effective Date under the Plan."

       E.         COMPLIANCE WITH QSF REGULATIONS.

AWI has requested a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust will be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder. As a condition to the occurrence of the Effective Date, AWI must have received either a favorable ruling from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund," or an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI will obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust. Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal (and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI will provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e).

                           VII. THE ASBESTOS PD TRUST

           A. CREATION OF ASBESTOS PD TRUST.

Notwithstanding section 3.2(d)(ii)(x) of the Plan, if, at the time of the Effective Date, fewer than twenty-five (25) Asbestos Property Damage Claims remain as Disputed Claims, AWI may elect, in its sole discretion, not to create an Asbestos PD Trust. In such case, AWI will continue to litigate objections to Asbestos Property Damage Claims in the Bankruptcy Court, and each holder of an Allowed Asbestos Property Damage Claim will be paid the Allowed Amount of such Asbestos Property Damage Claim, in full, in cash, with such payment to be funded exclusively from the proceeds of insurance available with respect to Asbestos Property Damage Claims. The following discussion regarding the Asbestos PD Trust assumes that the Asbestos PD Trust is created pursuant to the Plan.

           1. GENERAL DESCRIPTION OF THE ASBESTOS PD TRUST.

Effective as of the later of (i) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement and (ii) the Effective Date, the Asbestos PD Trust will be created. Following the funding of the Asbestos PD Trust (and in no event later than February 15th of the following calendar year), Reorganized AWI will provide a "ss. 1.468B-3 Statement" to the Asbestos PD Trustees in accordance with Treasury Regulations section 1.468B-3(e). The purpose of the Asbestos PD Trust will be to, among other things, (i) direct the processing, liquidation, and payment of all Asbestos Property Damage Claims in accordance with the Plan, the Asbestos PD Claims Resolution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos Property Damage Claims.

           2. THE ASBESTOS PD TRUSTEES.

If Class 4 votes to accept the Plan, the Asbestos PD Trustees will be selected by the Asbestos PD Committee. If Class 4 votes to reject the Plan, a single individual, who will be identified by AWI before or at the Confirmation Hearing, will be selected to serve as the Asbestos PD Trustee.

           3. TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PD TRUST.

           (A) TRANSFER OF BOOKS AND RECORDS

On the Effective Date or as soon thereafter as is practicable, Reorganized AWI, at the sole cost and expense of the Asbestos PD Trust, and in accordance with written instructions provided to Reorganized AWI by the Asbestos PD Trust, shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the books and records of AWI (if any) that pertain directly to Asbestos Property Damage Claims that have been asserted against AWI (except to the extent that any Asbestos Property Damage Claims are the subject of an objection brought by AWI and which Reorganized AWI will prosecute in accordance with section 5.1 of the Plan and except to the extent that such books and records have been produced to the Asbestos PD Committee during the course of the Chapter 11 Case). AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PD Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PD Trust, retain the books and records and enter into arrangements to permit the Asbestos PD Trust to have access to such books and records. If the Asbestos PD Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, or if the Asbestos PD Trust so requests, Reorganized AWI may (and shall, if the Asbestos PD Trust so requests, but at the sole cost and expense of the Asbestos PD Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by the Plan.

           (B) TRANSFER OF ASBESTOS PD TRUST FUNDING OBLIGATION

If Class 4 votes to reject the Plan, on the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the Asbestos PD Trust Funding Obligation.

           B. ASBESTOS PD CLAIMS RESOLUTION PROCEDURES.

If Class 4 votes to accept the Plan, the Asbestos PD Trustees will develop procedures governing the allowance and payment of Asbestos Property Damage Claims. If Class 4 votes to reject the Plan, the Asbestos PD Trustee will be bound to use the Asbestos PD Claims Resolution Procedures that are attached as Exhibit "1.17" to the Plan to determine the allowance and payment of Asbestos Property Damage Claims. Pursuant to the Asbestos PD Claims Resolution Procedures set forth in Exhibit "1.17" to the Plan, to qualify for compensation, the holder of an Asbestos Property Damage Claim must submit (i) evidence of asbestos content of the material for which a claim is made, whether already removed or in place, and (ii) evidence of friable material releasing fibers into the air in excess of the OSHA PEL. A holder of an Asbestos Property Damage Contribution Claim must demonstrate all the evidence that the underlying claimant would be required to prove, as well as demonstrate that it has made payment to the claimant in satisfaction of such claimant's claim against AWI.

           C. DISCHARGE OF ASBESTOS PROPERTY DAMAGE CLAIMS.

AWI is not seeking an injunction under section 524(g) of the Bankruptcy Code with respect to Asbestos Property Damage Claims. Instead, AWI will rely upon the general discharge and injunction against the assertion of preconfirmation claims that the Bankruptcy Code makes applicable to all Claims, whatever their nature.

           D. APPLICATION OF THE CLAIMS TRADING INJUNCTION TO ASBESTOS PROPERTY DAMAGE CLAIMS.

The Confirmation Order will also contain, inter alia, the Claims Trading Injunction. PURSUANT TO THE CLAIMS TRADING INJUNCTION A HOLDER OF AN ASBESTOS PROPERTY DAMAGE CLAIM IS STAYED, RESTRAINED, AND ENJOINED FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING, TRANSFERRING, ASSIGNING, CONVEYING, PLEDGING, OR OTHERWISE ACQUIRING OR DISPOSING OF SUCH ASBESTOS PROPERTY DAMAGE CLAIM. The restrictions on transfer of Asbestos Property Damage Claims, however, will not apply to (i) the transfer of an Asbestos Property Damage Claim to the holder of an Asbestos Property Damage Contribution Claim solely as a result of such holder's satisfaction of such Asbestos Property Damage Claim or (ii) the transfer of an Asbestos Property Damage Claim by will or under the laws of descent and distribution. The Claims Trading Injunction also will provide that any action taken in violation thereof will be void ab initio.

It is a condition precedent to the Effective Date under the Plan that the Claims Trading Injunction be in full force and effect. See Section V.C, entitled "THE PLAN OF REORGANIZATION - Conditions Precedent to the Effective Date under the Plan."

                 VIII. CONFIRMATION AND CONSUMMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

           A. SOLICITATION OF VOTES.

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in each of Classes 3 (Convenience Claims), 4 (Asbestos Property Damage Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims) and AWWD's Equity Interests in AWI (in Class
12) are impaired, and the holders of Claims in each of such classes are entitled to vote to accept or reject the Plan in the manner and to the extent set forth in the Voting Procedures. Pursuant to the Voting Procedures, any Claimant holding a Claim in an impaired class under the Plan may vote on the Plan so long as such Claim has not been disallowed and is not the subject of an objection pending as of the Voting Record Date (the date that is two (2) Business Days after the entry of the order approving this Disclosure Statement by the Bankruptcy Court -- ____________). Nevertheless, if a Claim is the subject of such an objection, the holder thereof may vote if, prior to the Voting Deadline (_________________), such holder obtains an order of the Bankruptcy Court, or the Bankruptcy Court approves a stipulation between AWI and such holder, fully or partially allowing such Claim, whether for all purposes or for voting purposes only. YOU MUST FILE ANY MOTION SEEKING TO ALLOW A CLAIM FOR VOTING PURPOSES NO LATER THAN _____________________ (FIFTEEN (15) DAYS AFTER THE DEADLINE FOR AWI TO COMPLETE ITS MAILING OF SOLICITATION PACKAGES).

Claims in each of Classes 1 (Priority Claims), 2 (Secured Claims), 5 (COLI Claims), 9 (Affiliate Claims), 10 (Subsidiary Debt Guarantee Claims), and 11 (Employee Benefit Claims) are unimpaired. The holders of Allowed Claims in each of such classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to each such Class is not required under section 1126(f) of the Bankruptcy Code. If your Claim is in one of these classes, you will not be receiving a Ballot.

THE VOTING PROCEDURES SET FORTH DETAILED INSTRUCTIONS CONCERNING THE VOTING OF ASBESTOS PERSONAL INJURY CLAIMS AND IMPOSE REQUIREMENTS ON ATTORNEYS FOR HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS TO NOTIFY TRUMBULL IF THEY ARE NOT AUTHORIZED TO VOTE ON THE PLAN ON BEHALF OF THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS WHO THEY REPRESENT. PLEASE REFER TO THE VOTING PROCEDURES, WHICH ARE ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT "D," FOR MORE INFORMATION REGARDING THE VOTING OF ASBESTOS PERSONAL INJURY CLAIMS.

As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. Please refer to the Voting Procedures for special rules concerning the calculation of the amount of Claims voting in a Class of Claims.

Detailed voting instructions are provided with the Ballot accompanying this Disclosure Statement and are set forth in the Voting Procedures annexed to this Disclosure Statement. Claims or Interests in Classes 3 (Convenience Claims), 4 (Asbestos Property Damage Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims), and 12 (Equity Interests) are impaired, and are therefore entitled to vote to accept or reject the Plan.

           B. THE CONFIRMATION HEARING.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled to commence on __________, at _______ [a.m.] [p.m.], before the [INSERT COURT AND ADDRESS FOR COURTHOUSE]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

Any objection to confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds of the objection, and the amount and class of the Claim or number of shares of Holdings common stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the persons identified as the Notice Parties in Exhibit "B" to this Disclosure Statement on or before ___________________, at ________ p.m., ___________time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

           C. CONFIRMATION.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of the Plan are that the Plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders that are impaired under the Plan.

           1. ACCEPTANCE.

Classes 3, 4, 6, 7, 8, and 12 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2, 5, 9, 10, and 11 are unimpaired and are conclusively deemed to have voted to accept the Plan. AWI reserves the right to seek nonconsensual confirmation of the Plan with respect to any class of Claims that is entitled to vote to accept or reject the Plan if such class rejects the Plan.

           2. UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to secured creditors, unsecured creditors, and equity holders:

           (A) SECURED CREDITORS.

With respect to any holder of a secured claim that rejects a plan, the Bankruptcy Code requires that either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. Because all Secured Claims are unimpaired under the Plan and, therefore, conclusively are deemed to accept the Plan, this test is inapplicable to the Plan.

           (B) UNSECURED CREDITORS.

With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 3 (Convenience Claims), Class 4 (Asbestos Property Damage Claims), Class 6 (Unsecured Claims other than Convenience Claims), or Class 8 (Environmental Claims) rejects the Plan.

           (C) EQUITY HOLDERS.

With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. This test will be applicable if AWWD, the holder of the Equity Interests, rejects the Plan or is deemed to have rejected the Plan if Class 6 rejects the Plan.

AWI believes that the Plan and the treatment of all classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

           3. FEASIBILITY.

The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, AWI has analyzed its ability to meet its obligations under the Plan. As part of this analysis, AWI has prepared projections of its financial performance for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007 (the "PROJECTION PERIOD"). These projections, and the assumptions on which they are based, are included in the Armstrong World Industries, Inc. Projected Financial Information included in the Financial Appendix annexed hereto as Exhibit "C" (the "PROJECTED FINANCIAL INFORMATION"). Based upon the Projected Financial Information, AWI believes that Reorganized AWI will be able to make all payments required pursuant to the Plan, and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. AWI further believes that Reorganized AWI will be able to repay or refinance any and all of the then-outstanding secured indebtedness under the Plan at or prior to the maturity of such indebtedness.

           The Projected Financial Information consists of the following:

           >> Projected Consolidated Balance Sheets of Reorganized AWI as of July 1, 2003 (which reflects the projected accounting effects of consummation of the Plan and the application of "fresh start" accounting principles) and at December 31 for each of the years from 2004 through 2007

           >> Projected Consolidated Statements of Income of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

           >> Projected Consolidated Statements of Cash Flow of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

The Projected Financial Information is based upon the assumption that the Plan will be confirmed and, for projection purposes, that the Effective Date and the initial distributions take place as of July 1, 2003. Although the Projected Financial Information is based upon a July 1, 2003, Effective Date, AWI believes that an actual Effective Date as late as December 31, 2003 would not have any material adverse effect on the projections.

AWI has prepared the Projected Financial Information based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information. The Projected Financial Information has not been examined or compiled by independent accountants. Many of the assumptions on which the Projected Financial Information is based are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results, and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Financial Information is based in evaluating the Plan.

           4. BEST INTERESTS TEST.

With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if AWI were liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the "best interests test." To determine what holders of Claims and Equity Interests of each impaired Class would receive if AWI were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of AWI's assets and properties in the context of a chapter 7 liquidation case. The cash amount that would be available for satisfaction of Claims (other than Secured Claims) and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of AWI, augmented by the unencumbered cash held by AWI at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of AWI's businesses and the use of chapter 7 for the purposes of liquidation.

AWI's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by AWI during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims that may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by AWI, as debtor in possession, during the Chapter 11 Case, such as compensation for attorneys, financial advisers, and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of AWI's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such classes of Claims and Equity Interests under the Plan.

After considering the effects that chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisers to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under a chapter 7 case and the "forced sale" atmosphere that would prevail, and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on a parity with creditors in the Chapter 11 Case, AWI has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of AWI under chapter 7 of the Bankruptcy Code.

AWI also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed a number of years after the completion of such liquidations in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

AWI's Liquidation Analysis is attached hereto as Exhibit "E" (the "LIQUIDATION ANALYSIS"). The information set forth in Exhibit "E" provides a summary of the liquidation values of AWI's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of AWI's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although considered reasonable by AWI's management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of AWI's management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if AWI were, in fact, to undergo such a liquidation.

           D. CONSUMMATION.

The Plan will be consummated on the Effective Date. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.C, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan."

The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

                       IX. MANAGEMENT OF REORGANIZED AWI

           A. BOARD OF DIRECTORS AND MANAGEMENT.

           1. COMPOSITION OF THE BOARD OF DIRECTORS.

On the Effective Date, the Board of Directors of Reorganized AWI will consist of either seven or nine individuals, one of whom is expected to be Michael D. Lockhart, AWI's chief executive, who will serve as Chairman of the Board as well as continuing as chief executive. If the Board of Directors consists of seven individuals, four of the remaining members will be designated jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative, and two of the remaining members will be designated by the Unsecured Creditors' Committee. If the Board of Directors consists of nine individuals, five of the remaining members will be designated jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative, and three of the remaining members will be designated by the Unsecured Creditors' Committee. The identity of the members of the Board of Directors of Reorganized AWI will be set forth on Exhibit "7.22" to the Plan.

Other than Mr. Lockhart, none of the Board members will be members of the management of Reorganized AWI, and at least a majority of the members will qualify as independent directors in accordance with the prevailing standards of the New York Stock Exchange or the NASDAQ Stock Market (depending upon which of such markets the common stock of Reorganized AWI will be listed for trading upon after the Effective Date). Each of the initial and future members of the Board of Directors of Reorganized AWI will serve as such in accordance with the Amended and Restated Articles of Incorporation and the by-laws of Reorganized AWI, as amended from time to time, and, while such agreement remains in effect, the Stockholder and Registration Rights Agreement between Reorganized AWI and the Asbestos PI Trust in the form of Exhibit 1.115 to the Plan. Under the organizational documents of Reorganized AWI and the Stockholder and Registration Rights Agreement, the initial Board members will serve a two-year term, and the composition of the Board of Directors will be established to satisfy the corporate governance standards of the stock market on which the common stock of Reorganized AWI is listed and will include at least one individual who is recognized as a "financial expert" in accordance with the rules of the SEC and at least three individuals who qualify as independent directors under section 162(m) of the Internal Revenue Code and are eligible to serve on the committee of the Board responsible for executive compensation matters.

           2. IDENTITY OF OFFICERS.

Armstrong officers immediately prior to the Effective Date will serve as the officers of Reorganized AWI. Set forth below is the name, age, and position of each of these executive officers, with a description of each officer's employment history:

           Matthew J. Angello. Age 43; Senior Vice President, Corporate Human Resources since October 2000. Previously, Mr. Angello was Vice President, Human Resources, of the Floor Products Operations from January 1997 to September 2000; he was Vice President and Senior Director, Human Resources, of The Restaurant Company (food service) from 1992 to January 1997.

           Leonard A. Campanaro. Age 54; Senior Vice President and Chief Financial Officer since April 2001. Mr. Campanaro previously was President, Chief Operating Officer and board member of Harsco Corporation (provider of industrial services and products) from January 1998 to July 2000. He served at Harsco for over 20 years in a variety of financial and operations positions, including as Senior Vice President and Chief Financial Officer from 1992 to 1997, before assuming the role of President of Harsco.

           Chan W. Galbato. Age 39; President and Chief Executive Officer, Armstrong Floor Products, since July 2001. Previously, Mr. Galbato was President and Chief Executive Officer of ChoiceParts LLC (provider of integrated virtual exchange services for auto parts industry) from June 2000 to June 2001. Mr. Galbato has held senior management positions at various divisions of General Electric, including most recently President and Chief Executive Officer of Coregis (GE Capital insurance company) from February 1999 to June 2000.

           Michael D. Lockhart. Age 53; Chairman of the Board and Chief Executive Officer. He joined Armstrong in August 2000 and has served AWI as Director since November 2000 and Chairman of the Board and President since March 2001. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal (a diversified manufacturer) headquartered in Stamford, Connecticut from September 1995 until it was acquired in October 1998. He joined General Signal as President and Chief Operating Officer in September 1994. From 1981 until 1994, Mr. Lockhart worked for General Electric in various executive capacities in the GE Credit Corporation (now GE Capital), GE Transportation Systems and GE Aircraft Engines. He is a member of the Business Council for the Graduate School of Business at the University of Chicago.

           John N. Rigas. Age 53; Senior Vice President, Secretary, and General Counsel and Director of AWI since November 2000. Previously, Mr. Rigas was Deputy General Counsel-Litigation from March 1999 to November 2000. Mr. Rigas worked for Dow Corning Corporation (a specialty chemical company) from October 1982 to March 1999, his last title being Senior Managing Counsel.

           Stephen J. Senkowski. Age 50; President and Chief Executive Officer, Armstrong Building Products Operations, since October 2000. Previously, Mr. Senkowski was the Senior Vice President, Americas, of the Building Products Operations from April 2000 to October 2000; he was the President/Chief Executive Officer of the Worthington-Armstrong Venture (joint venture) from July 1997 to April 2000 and Vice President, Innovation Process, of the Building Products Operations from 1994 to July 1997.

           April L. Thornton. Age 41; Senior Vice President and Chief Marketing Officer since April 2001. Previously, Ms. Thornton was Vice President, Marketing and Sales for Capitol Wire, Inc. (an online interactive news service) from May 2000 to March 2001; Vice President, Marketing, of Armstrong's Worldwide Building Products Operations from September 1997 to May 2000; and Marketing Director, New Beverage Product Strategy and Development, of the Pepsi Cola Company (snack food, soft drink and juice) from April 1992 to August 1997.


           B. COMPENSATION OF EXECUTIVE OFFICERS.

The following table sets forth all cash compensation paid by AWI to Michael D. Lockhart, the Chief Executive Officer, and the four other most highly paid executive officers for the fiscal year ending December 31, 2001.

                                                                                            HOLDINGS
                                                                                           SECURITIES
                                                                   OTHER ANNUAL            UNDERLYING             ALL OTHER
           NAME                SALARY ($)     BONUS ($)(6)     COMPENSATION ($)(7)      OPTIONS/SARS (#)     COMPENSATION ($)(8)
           ----                ----------     ------------     -------------------      ----------------     -------------------
Michael D. Lockhart             845,000           941,188            178,955                100,000                 20,276
Chan W. Galbato                 234,375 (9)       965,000             99,015                   -                        18
Stephen J. Senkowski            376,250           387,523              -                       -                    22,098
April L. Thornton               195,985 (10)      460,000              -                       -                        95
Matthew J. Angello              336,250           296,162              -                       -                    21,880


---------------------------------
(6) The amounts disclosed for 2001 include payments under the Management Achievement Plan and, where applicable, signing bonuses and cash retention payments.

(7) Except for the income related to Mr. Lockhart and Mr. Galbato during 2001, the aggregate value does not exceed the lesser of $50,000 or 10% of shown salary and bonus. Mr. Lockhart had relocation income of $83,333 and income related to personal use of company aircraft of $48,596. Mr. Galbato had relocation income of $98,092.

(8) Includes the following amount of non-elective contribution by Armstrong to each individual's Bonus Replacement Retirement Plan account: Michael D. Lockhart
- $20,000; Stephen J. Senkowski - $19,647; Matthew J. Angello - $19,332.

(9) Mr. Galbato's employment commenced June 25, 2001.

(10) Ms. Thornton had a break in company service from May 23, 2000 to March 30, 2001.

           C. INCENTIVE COMPENSATION PLANS AND NEW LONG-TERM INCENTIVE PLAN.

AWI and the representatives of its principal constituencies have negotiated the principal terms and conditions of compensation and benefits for executive management of Reorganized AWI. A summary of certain of the principal terms is listed below.

           Terms of the New Long-Term Incentive Plan. Awards may be made in the form of grants of shares of stock, restricted stock, stock options, performance shares, and stock appreciation rights, or cash incentives in lieu of stock-based awards, in each case pursuant to a New Long-Term Incentive Plan effective as of the Effective Date. Although the New Long-Term Incentive Plan will become effective on the Effective Date without any further action by the Board of Directors of Reorganized AWI or the shareholders of Reorganized AWI, a majority of the shareholders of Reorganized AWI must approve the New Long-Term Incentive Plan in order for such plan to qualify under section 162(m) of the Internal Revenue Code. Accordingly, AWI intends to request that the Asbestos PI Trust, as the majority shareholder of Reorganized AWI, approve the New Long-Term Incentive Plan on or immediately after the Effective Date.

           Initial Awards. Approximately 565,800 shares of restricted stock and 1,697,400 shares of stock options of Reorganized AWI (assuming issuance of approximately 67.5 million shares of New Common Stock) will be reserved for awards to employees of Reorganized AWI on the Effective Date. On the Effective Date, in accordance with negotiations between AWI and the representatives of its principal constituencies, initial awards of restricted stock and stock options will be made to the senior executive officers and a select group of senior management of Reorganized AWI under the New Long-Term Incentive Plan. Each such initial award shall be comprised of a number of shares of restricted stock determined for such employee and a number of shares of stock options equal to three times the number of shares of restricted stock (i.e., one-to-three ratio). Pursuant to the negotiations, the 43 employees selected to receive initial awards were grouped into six different tiers. Messrs. Lockhart, Galbato, and Senkowski have been designated as Tier 1 employees, and will each receive an initial award consisting of 55,200 shares of restricted stock and 165,600 stock options. Messrs. Angello, Campanaro, and Rigas were grouped in Tier 2, and will each receive an initial award consisting of 27,600 shares of restricted stock and 82,800 stock options. The remaining 37 senior managers will be grouped into four tiers and will receive a total of 317,400 shares of restricted stock and 952,200 stock options. The initial award amounts for each of the 37 senior managers will be established prior to the date of the Confirmation Hearing, and all initial award grants will be approved upon acceptance of the Plan.

                     Restricted Stock. The initial awards of restricted stock will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that (i) upon retirement or a resignation without "good reason" (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan), all then unvested shares of restricted stock will be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan) or a resignation for good reason, all then unvested shares of restricted stock shall vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested restricted stock awards in the event of any other termination. Shares of restricted stock will be held by Reorganized AWI and will be released and delivered to the employee as the shares of restricted stock vest.

                     Stock Options. The initial awards of stock options will each have a term of ten years and an exercise price per share equal to the fair market value of a share of common stock of Reorganized AWI (as determined for purposes of the Plan - i.e., $30.00 per share) as of the Effective Date. The initial stock options will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that
           (i) upon retirement or a resignation without "good reason" (as defined in any applicable employment or individual change in control agreement), all then unvested stock options shall be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan) or a resignation for good reason, all outstanding stock options will fully vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested stock options in the event of any other termination unless such treatment is specified in an employment agreement.

                     Reserve of Common Stock for Potential Issuance in the Future. In addition, the New Long-Term Incentive Plan provides that an additional five percent (5%) of the shares of Reorganized AWI's common stock on a fully diluted basis will be reserved for potential issuance (in the form of restricted stock or stock options) in the future. The issuance of such additional benefits, however, will be at the sole discretion of the Board of Directors of Reorganized AWI and the compensation committee of the Board of Directors, and nothing in the New Long-Term Incentive Plan requires that the Board of Directors or the compensation committee ever approve such additional benefits.


           D. MANAGEMENT CONTRACTS.

On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) will be deemed assumed by Reorganized AWI. The existing employment agreement for Mr. Lockhart, the Chief Executive Officer of Reorganized AWI, previously was assumed by AWI pursuant to an order of the Bankruptcy Court, and such agreement will continue in effect after the Effective Date. In addition, AWI entered into an employment agreement with Mr. Galbato with Bankruptcy Court approval. Also, AWI entered into change in control severance agreements with certain executives pursuant to Bankruptcy Court approval, and such agreements will continue in effect after the Effective Date.

           E. AMENDMENT AND RESTATEMENT OF AWI'S ARTICLES OF INCORPORATION AND BY-LAWS.

The Articles of Incorporation of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation attached as Exhibit "1.13" to the Plan, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, (A) of which approximately 67.5 million (67,500,000) shares will be New Common Stock issued under the Plan, (B) a portion of which will be reserved for issuance upon exercise of the New Warrants and (C) the remainder of which will be reserved for future issuance, and (ii) 15 million (15,000,000) shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the Board of Directors of Reorganized AWI.

The By-Laws of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws attached as Exhibit "1.14" to the Plan.

                 X. EXEMPTIONS FROM SECURITIES ACT REGISTRATION

Holders of Allowed Claims in Classes 6 and 8 and AWWD, the holder of the Equity Interests in Class 12, will receive Plan Securities pursuant to the Plan.
Section 1145 of the Bankruptcy Code provides that the securities registration requirements of federal and state securities laws do not apply to the offer or sale of stock, warrants, or other securities by a debtor if (i) the offer or sale occurs under a plan of reorganization, (ii) the recipients of securities hold a claim against, an interest in, or claim for administrative expense against the debtor, and (iii) the securities are issued in exchange for a claim against or interest in a debtor or are reissued principally in such exchange and partly for cash and property. In reliance upon this exemption, the issuance of the Plan Securities on the Effective Date as provided in the Plan generally will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by section 4(1) of the Securities Act, unless the holder is an "underwriter" (see discussion below) with respect to such securities, as that term is defined in the Bankruptcy Code. In addition, such securities generally may be resold without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b)(1) of the Bankruptcy Code defines "UNDERWRITER" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (i) purchases a claim against, interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities issued under a plan to the holders of such securities, (iii) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

The term "ISSUER" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "CONTROL" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "CONTROL PERSON" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of the securities of a reorganized debtor may be presumed to be a "control person." AWI does not believe that any entity other than the Asbestos PI Trust will be considered a control person of Reorganized AWI.

To the extent that persons deemed to be "underwriters" receive Plan Securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

Under certain circumstances, holders of Plan Securities deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but such persons are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in section 2(11) of the Securities Act.

Pursuant to the Plan, certificates evidencing Plan Securities received by a holder of ten percent (10%) or more of the outstanding New Common Stock will bear a legend substantially in the form below in the event that AWI reasonably believes such holder is an underwriter:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person or entity that would receive legended securities as provided above may instead receive certificates evidencing Plan Securities without such legend if, prior to the Effective Date, such person or entity delivers to Reorganized AWI (i) an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that the Plan Securities to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

Any holder of a certificate evidencing Plan Securities bearing such legend may present such certificate to the transfer agent for the shares of Reorganized AWI for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) such holder delivers to Reorganized AWI an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that such shares are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

Whether or not any particular person would be deemed to be an "underwriter" of Plan Securities to be issued pursuant to the Plan, or an "affiliate" of Reorganized AWI, would depend upon various facts and circumstances applicable to that person. Accordingly, AWI expresses no view as to whether any such person (other than the Asbestos PI Trust) would be such an "underwriter" or an "affiliate."

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED AWI, AWI MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN PLAN SECURITIES. ACCORDINGLY, AWI RECOMMENDS THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

           A. STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT.

Reorganized AWI and the Asbestos PI Trust will enter into an agreement substantially in the form of Exhibit "1.114" to the Plan (the "STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT"), which will provide for (i) rights of minority shareholders in connection with certain transactions undertaken by the Asbestos PI Trust, (ii) rights of the Asbestos PI Trust with respect to registrations of the Plan Notes, if they are issued under the Plan, and (iii) rights of the Asbestos PI Trust with respect to registrations of the New Common Stock.

           1. REGISTRATION RIGHTS OF THE ASBESTOS PI TRUST WITH RESPECT TO THE PLAN NOTES.

Pursuant to the Stockholder and Registration Rights Agreement, the Asbestos PI Trust will be granted, among other things, the right to "demand" registrations of the Plan Notes. The Asbestos PI Trust, however, will not be permitted to demand registration of less than $100 million in aggregate principal amount of Plan Notes (or such lesser amount if that the Asbestos PI Trust may hold at such time), and Reorganized AWI will not be required to effect more than one demand registration in any nine-month period.

The Stockholder and Registration Rights Agreement also will provide that Reorganized AWI will have the customary right to refuse a demand registration under certain circumstances and for limited periods of time; that Reorganized AWI will bear the costs and expenses associated with any registration; and will include such other customary terms, provisions, representations and warranties typically contained in registration rights agreements, including indemnification and contribution rights.

           2. REGISTRATION RIGHTS OF THE ASBESTOS PI TRUST WITH RESPECT TO THE NEW COMMON STOCK.

In addition, pursuant to the Stockholder and Registration Rights Agreement, the Asbestos PI Trust will be granted registration rights with respect to its shares of New Common Stock. These registration rights will include the right to "demand" registrations on terms similar to those for the Plan Notes. In addition, the Asbestos PI Trust will have the right to unlimited "piggyback" rights with respect to registrations by Reorganized AWI of its common stock, subject to customary cutback provisions.

As with the registration rights relating to the Plan Notes, the Stockholder and Registration Rights Agreement will provide that Reorganized AWI will have the customary right to refuse a demand registration under certain circumstances and for limited periods of time; that AWI will bear the costs and expenses associated with any registration; and include such other customary terms, provisions, representations and warranties typically contained in registration rights agreements, including indemnification and contribution rights.

           3. MINORITY PROTECTIONS UNDER THE STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT.

Pursuant to the Stockholder and Registration Rights Agreement, under certain circumstances, the holders of the New Common Stock other than the Asbestos PI Trust will have the right to participate in certain transactions with the Asbestos PI Trust. These "tagalong" provisions are intended to ensure that the Asbestos PI Trust does not transfer a substantial block of stock ownership and obtain a premium for such transfer without affording the minority holders the right to participate in such transaction.

           B. "DEEMED" ISSUANCE OF NEW WARRANTS TO THE ASBESTOS PI TRUST.

If the conditions to issuance of the New Warrants are satisfied and Class 6 votes to reject the Plan, the New Warrants will be deemed to be issued with respect to Asbestos Personal Injury Claims, although the New Warrants will automatically and directly be issued to Holdings. Because the Asbestos PI Trust may be considered an underwriter, this "deemed issuance" of the New Warrants to the Asbestos PI Trust might be considered to require registration of the New Warrants prior to their transfer to Holdings. Because the Asbestos PI Trust, however, will not at any time possess or have the right to control the New Warrants, AWI will seek a determination in the Confirmation Order that, if Class 6 votes to reject the Plan, the transfer of the New Warrants to the holder of the Equity Interests will not be subject to registration.

                            XI. REORGANIZATION VALUE

AWI has been advised by Lazard, its financial advisor, with respect to the reorganization value of Reorganized AWI on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of Reorganized AWI was assumed to be approximately $2,700 million to $3,300 million (with a midpoint value of $3,000 million) as of an assumed Effective Date of July 1, 2003. This estimated reorganization value includes $300 million associated with a tax net operating loss carryforward that is created as part of the Plan. Lazard's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF JULY 1, 2003, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF AWI AVAILABLE TO LAZARD AS OF DECEMBER 16, 2002. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

Based upon the assumed range of the reorganization value of Reorganized AWI of between $2,700 million and $3,300 million and an assumed total debt of $924 million (including $775 million aggregate principal amount of Plan Notes, $76 million of debt outstanding under the exit facility, and $73 million in other reinstated debt), Lazard has employed an imputed estimate of the range of equity value for Reorganized AWI between $1,780 million and $2,380 million, with a mid-point value of $2,076 million. Equity to be distributed to the Asbestos PI Trust and the holder of Unsecured Claims, net of an estimated $40-$50 million value for the New Warrants, will be in a range between $1,730 million and $2,330 million, with a mid-point value of $2,026 million. Assuming a distribution of approximately 67.5 million shares of Reorganized AWI Common Stock pursuant to the Plan, the imputed estimate of the range of Equity Values on a per share basis for Reorganized AWI is between $25.60 and $34.40 per share, with a midpoint value of $30.00 per share. The Equity Value of $30.00 on a per share basis does not give effect to the potentially dilutive impact of any restricted stock or options to be issued or granted pursuant to New Long-Term Incentive Plan. See Section IX.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and the New Long-Term Incentive Plan."

The foregoing estimate of the reorganization value of Reorganized AWI is based on a number of assumptions, including a successful reorganization of AWI's business and finances in a timely manner, the implementation of Reorganized AWI's business plan, the achievement of the forecasts reflected in the Projected Financial Information, access to adequate exit financing, the continuing leadership of the existing management team, market conditions as of December 16, 2002 continuing through the assumed Effective Date of July 1, 2003, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

With respect to the Projected Financial Information prepared by the management of AWI and included in the Financial Appendix that is Exhibit "C" to this Disclosure Statement, Lazard assumed that such Projected Financial Information has been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of AWI as to the future operating and financial performance of Reorganized AWI. Lazard's estimate of a range of reorganization values assumes that operating results projected by AWI will be achieved by Reorganized AWI in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of AWI are materially better than the recent historical results of operations of AWI. As a result, to the extent that the estimate of enterprise values is dependent upon Reorganized AWI performing at the levels set forth in the Projected Financial Information, such analysis must be considered speculative. If the business performs at levels below those set forth in the Projected Financial Information, such performance may have a material impact on the Projected Financial Information and on the estimated range of values derived therefrom.

IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE AND EQUITY VALUE OF REORGANIZED AWI, LAZARD

           >> REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF AWI FOR RECENT YEARS AND INTERIM PERIODS;

           >> REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF AWI, INCLUDING THE PROJECTED FINANCIAL INFORMATION, WHICH WAS PREPARED AND PROVIDED TO LAZARD BY AWI'S MANAGEMENT AND WHICH RELATE TO AWI'S BUSINESS AND ITS PROSPECTS;

           >> MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF AWI TO DISCUSS AWI'S OPERATIONS AND FUTURE PROSPECTS;

           >> REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUE OF PUBLIC COMPANIES THAT LAZARD DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF AWI;

           >> CONSIDERED RELEVANT PRECEDENT TRANSACTIONS IN THE BUILDING PRODUCTS INDUSTRY;

           >> CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND

           >> CONDUCTED SUCH OTHER STUDIES, ANALYSIS, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE.

ALTHOUGH LAZARD CONDUCTED A REVIEW AND ANALYSIS OF AWI'S BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED AWI'S BUSINESS PLANS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY AWI, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, LAZARD DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF AWI WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

IN THE CASE OF REORGANIZED AWI, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF REORGANIZED AWI. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER AWI, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

Valuation Methodology Lazard performed a variety of analyses and considered a variety of factors in preparing the valuation of AWI. While several generally accepted valuation techniques for estimating AWI's enterprise value were used, Lazard primarily relied on three methodologies: comparable public company analysis, discounted cash flow analysis, and precedent transactions analysis. Lazard placed different weights on each of these analyses and made judgments as to the relative significance of each analysis in determining AWI's indicated enterprise value range. Lazard's valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to AWI's enterprise value.

In preparing its valuation estimate, Lazard performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support Lazard's conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

           Comparable Public Company Analysis. A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenues, earnings, and cash flows. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet, and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

           A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

           In performing the Comparable Public Company Analysis, the following publicly traded companies deemed generally comparable to AWI in some or all of the factors described above, were selected: American Woodmark, Black & Decker, Elkcorp, Interface, Masco, Mohawk, and NCI Building Systems. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (e.g., currently in a chapter 11). Lazard analyzed the current trading value for the comparable companies as a multiple of latest twelve months' revenue, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). These multiples were then applied to AWI's fiscal year end 2002 financial results (9 months actual and 3 months forecast) to determine the range of enterprise value.

           Discounted Cash Flow Approach. The discounted cash flow ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to AWI. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Lazard's discounted cash flow valuation is based on a five-year projection of AWI's operating results. Lazard discounted the projected cash flows using AWI's estimated weighted average cost of capital and calculated the terminal value of AWI using both EBITDA multiple and perpetual growth methodologies.

           This approach relies on the company's ability to project future cash flows with some degree of accuracy. Because AWI's projections reflect significant assumptions made by AWI's management concerning anticipated results, the assumptions and judgments used in the Projected Financial Information may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized. Lazard cannot and does not make any representations or warranties as to the accuracy or completeness of AWI's projections.

           Precedent Transactions Analysis. Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of the disclosed purchase price as a multiple of various operating statistics reveals industry acquisition multiples for companies in similar lines of businesses to AWI. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to AWI. Lazard specifically focused on prices paid as a multiple of Revenue, EBITDA and EBIT in determining a range of values for AWI. These multiples are then applied to AWI's key operating statistics to determine the total enterprise value or value to a potential strategic buyer.

           Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:

                      >> Circumstances surrounding a merger transaction may introduce "diffusive quantitative results" into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest).

                      >> The market environment is not identical for transactions occurring at different periods of time.

                      >> Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

           As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in AWI's valuation.

THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY LAZARD REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED AWI ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED AWI ASSOCIATED WITH LAZARD'S VALUATION ANALYSIS.

                               XII. RISK FACTORS


HOLDERS OF CLAIMS AGAINST AWI SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR REFERRED TO HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. IN ADDITION, HOLDERS OF CLAIMS AGAINST AWI SHOULD CONSULT AWI'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FOR GENERAL RISK FACTORS RELATING TO AWI AND THE BUSINESS IN WHICH IT OPERATES.

           A. OVERALL RISKS TO RECOVERY BY HOLDERS OF CLAIMS.

The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in cash) depend upon the realizable value of the Plan Notes (if issued) and the New Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below. The factors below assume that the Plan is confirmed and that the Effective Date occurs on or about July 1, 2003. Prior to voting on the Plan, each holder of a Claim should consider carefully the risk factors specified or referred to below, including the exhibits annexed hereto, as well as all of the information contained in the Plan.

           1. ABILITY TO REFINANCE CERTAIN INDEBTEDNESS.

Following the Effective Date of the Plan, AWI's working capital borrowings and letters of credit requirements are anticipated to be funded under a new credit facility. See Section V.F, entitled, "THE PLAN OF REORGANIZATION - Exit Facility." Obtaining such a credit facility is a condition precedent to the Effective Date. There can be no assurance, however, that Reorganized AWI will be able to obtain financing for such facility to fund future working capital borrowings and letters of credit, or that financing, if obtained, would be on terms as favorable to Reorganized AWI. Furthermore, if the Plan Notes are issued, there can be no assurance that Reorganized AWI will be able to refinance the Plan Notes upon their maturity should such a need arise.

           2. OWNERSHIP BY THE ASBESTOS PI TRUST.

The Asbestos PI Trust will beneficially own more than 65% of the shares of the New Common Stock to be issued pursuant to the Plan. Accordingly, the Asbestos PI Trust will be in a position to control the outcome of actions requiring stockholder approval, including the election of the majority of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized AWI, and, consequently, affect the value of the New Common Stock.

           3. DIVIDEND POLICIES.

AWI cannot anticipate whether Reorganized AWI will pay any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized AWI will be a party may limit the ability of Reorganized AWI to pay dividends.

           4. PROJECTED FINANCIAL INFORMATION.

The Projected Financial Information is dependent upon numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized AWI, conditions in the industries in which Reorganized AWI operates, certain assumptions with respect to competitors of Reorganized AWI, general business and economic conditions, and other matters, many of which are beyond the control of AWI. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of Reorganized AWI. Although AWI believes that the projections are reasonable and attainable, some or all of the estimates will vary, and variations between the actual financial results and those projected may be material. The Projected Financial Information also assumes that Reorganized AWI will be rated

"investment grade" (BBB- or better) by the Rating Agencies. If Reorganized AWI is rated BB+ or lower by the Rating Agencies, the interest rate payable on the Plan Notes (if issued) or any other debt incurred by Reorganized AWI will be higher, and AWI's cash flow will be adversely affected.

           5. VALUE OF CONSIDERATION TO BE DISTRIBUTED UNDER THE PLAN.

In estimating the value of distributions under the Plan, AWI has assumed that
(i) cash has a value equal to its face amount, (ii) the Plan Notes have a value equal to their face amount, (iii) the New Warrants have an aggregate value of $40-50 million, or $11.10 to $13.90 per New Warrant (with a midpoint of $12.50 per warrant), and (iv) the New Common Stock will have an aggregate value of approximately $2.026 billion, or $30.00 a share. There is no assurance that such assumed values can be obtained.

           B. THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

The Asbestos PI Permanent Channeling Injunction, which, inter alia, bars the assertion of "future" Asbestos Personal Injury Claims against AWI and the other PI Protected Parties, is the cornerstone of the Plan. As described in Section VI.C, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction," in 1994 the United States Congress added subsections (g) and (h) to section 524 of the Bankruptcy Code in order to confirm the authority of the Bankruptcy Court, subject to the conditions specified therein, to issue injunctions such as the Asbestos PI Permanent Channeling Injunction with respect to present and future asbestos-related personal injury claims and demands. Although the Plan, the Asbestos PI Trust Agreement, and the Asbestos PI Trust Distribution Procedures all have been drafted with the intention of complying with section 524(g)-(h) of the Bankruptcy Code, and satisfaction of the conditions imposed by section 524(g)-(h) is a condition precedent to confirmation of the Plan, there is no guarantee that the validity and enforceability of the Asbestos PI Permanent Channeling Injunction or section 524(g)-(h) or the application of the Asbestos PI Permanent Channeling Injunction to Asbestos Personal Injury Claims will not be challenged, either before or after confirmation of the Plan. Although AWI believes adequate bases exist for the courts to uphold section 524(g)-(h) and the Asbestos PI Permanent Channeling Injunction, there can be no assurance that, in the future, courts might not invalidate all or a portion of section 524(g)-(h) or the Asbestos PI Permanent Channeling Injunction.

           C. ABSENCE OF PUBLIC MARKET FOR THE PLAN NOTES, NEW COMMON STOCK AND NEW WARRANTS.

There can be no assurance that the Plan Notes, New Common Stock and/or New Warrants will be listed or traded on an established trading market. As a result, there can be no assurance that the secondary markets for the Plan Notes, New Common Stock and New Warrants will be liquid.

           D. CERTAIN PROVISIONS OF AWI'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, BYLAWS AND THE PENNSYLVANIA BUSINESS CORPORATION LAW.

AWI's Amended and Restated Articles of Incorporation and Bylaws, as well as the Pennsylvania BCL, contain provisions that may have the effect of delaying, deterring or preventing a change in control of AWI.

           XIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to AWI and to certain holders of Claims. The following summary does not discuss the federal income tax consequences to (i) holders whose Claims are entitled to reinstatement or payment in full in cash or are otherwise unimpaired under the Plan (such as an Administrative Expense Creditor and holders of Priority Claims, Secured Claims, COLI Claims, Affiliate Claims, and Subsidiary Debt Guarantee Claims), (ii) holders of Environmental Claims (the distributions to which will be governed by their respective settlement agreements), or (iii) holders of Equity Interests.

The following summary is based on the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. AWI has not requested an opinion of counsel with respect to any of the tax aspects of the Plan and, other than as involves the Asbestos PI Trust and the Asbestos PD Trust, does not currently intend to seek a ruling from the IRS concerning any of the tax aspects of the Plan. However, there is no assurance that a ruling, even though requested, will be obtained. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

           A. CONSEQUENCES TO AWI.

For federal income tax purposes, AWI is a member of an affiliated group of corporations of which Holdings is the common parent (the "HOLDINGS GROUP") and joins in the filing of a consolidated federal income tax return. The Holdings Group does not currently have a consolidated net operating loss ("NOL") carryforward. However, as discussed below, AWI expects to incur a substantial NOL (a portion of which would be carried back to obtain a refund of taxes paid in prior years) for the taxable year that includes the Effective Date as a result of the funding of the Asbestos PI Trust on the Effective Date. See Exhibit C, Financial Appendix, which assumes that the Asbestos PI Trust is funded on the Effective Date in accordance with sections 7.9(b) and 7.17(e) of the Plan. Although the Plan provides that the execution of the Asbestos PI Trust Agreement is an express condition to the effectiveness of the Plan, this condition (like all Effective Date conditions) can be waived by AWI with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 accepts the Plan, the Unsecured Creditors' Committee. If waived, the funding of the Asbestos PI Trust would not occur until after the Effective Date in a subsequent taxable year, with the result that the amount of the tax refund obtainable by AWI would be significantly reduced. Accordingly, the following discussion assumes that AWI does not waive this condition.

AWI also has substantial tax basis in its assets. As discussed below, any NOLs of AWI will be reduced as a result of the implementation of the Plan, and the tax basis of AWI's depreciable assets also may be reduced.

           1. CANCELLATION OF DEBT.

The Internal Revenue Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOLs, excess tax credits and tax basis in assets - by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). Where a debtor joins in the filing of a consolidated federal income tax return, it is unclear whether the reduction in NOLs and other consolidated tax attributes occurs on a group basis or instead on a separate company basis (although, in the present case, only AWI is expected to have any NOLs to reduce). To the extent the amount of COD exceeds the tax attributes available for reduction, the excess COD is simply forgiven. If advantageous, a debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes.

As a result of the discharge of Claims pursuant to the Plan, AWI likely will realize substantial COD. The extent of such COD and the resulting tax attribute reduction will depend, in part, on the value of the New Common Stock. Based on the estimated reorganization value of Reorganized AWI (see Section XI, entitled "REORGANIZATION VALUE," above), AWI expects to incur approximately $550 million of COD with a corresponding reduction in its NOL for the taxable year (or, at Reorganized AWI's election, the tax basis of its depreciable assets).

           2. LIMITATION ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES.

Following the implementation of the Plan, the availability of the remaining portion of any NOLs and possibly certain other tax attributes of AWI allocable to periods prior to the Effective Date to offset future taxable income will be subject to the limitations imposed by Section 382 of the Internal Revenue Code.

           (A) GENERAL LIMITATION.

Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of the New Common Stock pursuant to the Plan will constitute an ownership change of AWI.

In general, the amount of the annual limitation to which a corporation would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (4.61% for ownership changes occurring in March 2003). For a corporation in bankruptcy that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

If a loss corporation has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses (including recognized built-in losses) against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. In a consolidated return context, the determination of whether a loss corporation is in a net unrealized built-in gain or built-in loss position is sometimes made on a consolidated group (or subgroup) basis. Subject to certain interpretational issues, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

           (B) SPECIAL BANKRUPTCY EXCEPTION.

An exception to the foregoing annual limitation rules generally applies where the shareholders and/or qualified (so-called "old and cold") creditors of a debtor receive or retain, in respect of their claims or equity interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are reduced by the amount of any interest deductions claimed during the three taxable years preceding the date of the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan will preclude the debtor's utilization of any NOLs and other losses existing at the time of the subsequent ownership change against future taxable income.

AWI anticipates that the receipt of New Common Stock by the holders of Allowed Unsecured Claims and the Asbestos PI Trust will qualify for this exception. Reorganized AWI may, if it so desires, elect not to have this exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in Reorganized AWI's federal income tax return for the taxable year in which the Effective Date occurs. Because the Asbestos PI Trust will hold a majority of the New Common Stock and may choose to dispose of all or a significant portion of such stock within two years of the Effective Date, the projections in the Financial Appendix (Exhibit C) conservatively assume that AWI will elect not to have this exception apply due to the possibility of another ownership change occurring within two years.

           3. ALTERNATIVE MINIMUM TAX.

In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The application of this provision is unaffected by whether the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of Section 382 applies. As indicated above, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

           4. TREATMENT OF THE ASBESTOS PI TRUST AND ASBESTOS PD TRUST.

The Asbestos PI Trust and the Asbestos PD Trust are each intended to be a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1 et seq. In accordance with the Plan, AWI has requested a ruling from the IRS confirming such treatment with respect to the Asbestos PI Trust. Moreover, it is a condition to the effectiveness of the Plan (waivable by AWI, with appropriate consents) that a favorable ruling be obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" or that AWI have received an opinion of counsel with respect to the tax status of the trust reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 approves the Plan, the Unsecured Creditors' Committee.

Assuming the Asbestos PI Trust is treated as a qualified settlement fund, AWI generally would be entitled to a current federal income tax deduction for all transfers of cash, stock and other property (other than notes) to the Asbestos PI Trust to the same extent it would have been entitled to a deduction if such amounts had been paid directly to the holder of an Asbestos Personal Injury

Claim. AWI expects to transfer to the Asbestos PI Trust its share of the cash (other than any 144A Offering Proceeds) and the New Common Stock components of the Reorganization Consideration on the Effective Date. Accordingly, AWI expects to obtain a substantial tax deduction upon the funding of the Asbestos PI Trust on the Effective Date and, consequently, to have a substantial NOL for such taxable year (which, as discussed above, would be reduced by reason of the discharge of debt under the Plan and would be subject to limitation under Internal Revenue Code section 382). Reorganized AWI would only be entitled to a deduction with respect to any Plan Notes contributed to the Asbestos PI Trust as and when payments are made on such notes and, with respect to the Asbestos PI Trust's share of any 144A Offering Proceeds distributable in lieu of Plan Notes, at the time such proceeds are actually transferred to the Asbestos PI Trust. In addition, AWI generally will not be entitled to a deduction to the extent that the Asbestos PI Trust is funded through insurance proceeds or the transfer of AWI's rights under various insurance policies.

Because the Plan contemplates that the Asbestos PD Trust will be funded entirely from insurance proceeds or the transfer of AWI's rights under various insurance policies, AWI generally will not be entitled to a deduction with respect to the funding of the Asbestos PD Trust.

As a qualified settlement fund, the Asbestos PI Trust and the Asbestos PD Trust will each be subject to a separate entity level tax at the maximum rate applicable to trusts and estates (currently 38.6%). In determining the taxable income of each trust, (a) any amounts transferred by AWI or Reorganized AWI to the trust (other than with respect to the accrual of interest on the Plan Notes or distributions with respect to the New Common Stock) will be excluded from the trust's income; (b) any sale, exchange or distribution of property by the trust generally will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of disposition and the adjusted tax basis of the trust in such property, and (c) administrative costs (including state and local taxes) incurred by the trust will be deductible. In general, the adjusted tax basis of property received by the Asbestos PI Trust pursuant to the Plan will be its fair market value at the time of such receipt.

           B. CONSEQUENCES TO HOLDERS OF UNSECURED CLAIMS AND CONVENIENCE
CLAIMS.

Pursuant to the Plan, in satisfaction and discharge of their Allowed Claims, holders of Allowed Unsecured Claims (other than Convenience Claims) will receive a combination of cash, New Common Stock and Plan Notes (if issued), and holders of Convenience Claims will receive solely cash. In addition to their initial distribution on or about the Effective Date, holders of Allowed Unsecured Claims (other than Convenience Claims) may receive an additional distribution in the event (i) there is additional cash available for distribution as a result of subsequent insurance recoveries received by AWI with respect to Allowed Environmental Claims or (ii) any Disputed Unsecured Claim (other than a Convenience Claim) is subsequently disallowed or allowed in a lesser amount than the Disputed Claim Amount.

The federal income tax consequences of the Plan to a holder of an Unsecured Claim (other than a Convenience Claim) depend, in part, on whether such Claim and all or part of any Plan Notes issued under the Plan received by a holder of an Unsecured Claim constitute "securities" for federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a maturity at issuance of ten years or more constitute securities. The maturity of the Plan Notes, if issued, has not yet been established, but will be at least five years and no more than ten years. Each holder of a Claim is urged to consult its tax advisor regarding the status of its Claim and the Plan Notes as "securities" for federal income tax purposes.

           1. GAIN OR LOSS - GENERALLY.

In general, each holder of an Allowed Unsecured Claim (including a Convenience Claim) that is not a "security" for federal income tax purposes will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any cash, the "issue price" of any Plan Notes (which is intended to be their face amount) and the fair market value of any New Common Stock received in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the post-Effective Date distribution of such consideration) and
(ii) the holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For a discussion of the federal income tax consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below. For a discussion of the potential tax consequences to holders of Unsecured Claims (other than Convenience Claims) that constitute "securities" for federal income tax purposes, see "Treatment of Unsecured Claims that Constitute Securities" below.

Due to the possibility that a holder of an Allowed Claim may receive additional distributions subsequent to the Effective Date, the imputed interest provisions of the Internal Revenue Code may apply to treat a portion of such later distributions to such holders as imputed interest. In addition, it is possible that any loss realized, and a portion of any gain realized, by a holder in satisfaction of an Allowed Unsecured Claim may be deferred until all subsequent distributions with respect to such Claim are determinable. Holders are urged to consult their tax advisors regarding the possibility of deferral and the ability to elect out of the installment method of reporting any gain realized in respect of their Claims.

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Internal Revenue Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

In general, a holder's tax basis in any Plan Notes received will equal the issue price of such notes, a holder's tax basis in any New Common Stock received will equal the fair market value of such stock, and the holding period for such notes and stock generally will begin the day following the Effective Date.

           2. TREATMENT OF UNSECURED CLAIMS THAT CONSTITUTE SECURITIES.

In the event that a holder's Allowed Unsecured Claim constitutes a "security" for federal income tax purposes, the exchange of such Claim partially for New Common Stock will be treated as a "recapitalization" for federal income tax purposes. Accordingly, the holder of such Claim generally (i) will not be entitled to recognize any loss upon the exchange of such Claim, but (ii) will be required to recognize gain (computed as described in the preceding section), if any, to the extent of any consideration received other than stock or "securities" (excluding any consideration received in respect of any Claim for accrued but unpaid interest, or required to be treated as imputed interest due to the post-Effective Date distribution of such consideration). As discussed above, holders are urged to consult their tax advisor regarding the possible characterization of the Plan Notes as "securities" for federal income tax purposes.

The character and timing of such gain, and the potential applicability of the imputed interest rules, would be determined in accordance with the principles discussed in the preceding section. For a discussion of the U.S. federal income tax consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below.

In general, a holder's aggregate tax basis in any New Common Stock and, if treated as securities, any Plan Notes received in satisfaction of an Unsecured Claim that constitutes a security for federal income tax purposes will equal the holder's aggregate tax basis in such Claim (including any Claim for accrued but unpaid interest), increased by any gain recognized or interest income received in respect of such Claim and decreased by any consideration received other than stock or securities, and any deductions claimed in respect of any previously accrued interest. Such tax basis will be allocable among such stock and notes based on their relative fair market value. In general, the holder's holding period for such stock and notes will include the holder's holding period for its Claim, except to the extent such stock or notes were received in respect of a Claim for accrued but unpaid interest.

In general, the holder's tax basis in any Plan Notes received that do not constitute securities will equal the issue price of such notes, and the holding period for such notes generally will begin the day following the Effective Date.

           3. DISTRIBUTIONS IN DISCHARGE OF ACCRUED BUT UNPAID INTEREST.

Pursuant to the Plan, distributions to any holder of an Allowed Unsecured Claim will be allocated first to the original principal portion of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.

In general, to the extent that an amount received (cash, stock or notes) by a holder of debt is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized original issue discount ("OID") was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss, rather than an ordinary loss. Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for federal income tax purposes.

           4. OWNERSHIP AND DISPOSITION OF THE PLAN NOTES.

           (A) INTEREST AND ORIGINAL ISSUE DISCOUNT ON THE PLAN NOTES.

If they are issued, the Plan Notes will bear interest at a fixed or floating rate and provide for at least the annual payment of all stated interest. Such stated interest generally will be includable in income by a holder in accordance with the holder's regular method of accounting..

In addition, under certain circumstances, the Plan Notes may be treated as issued with OID. In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (in this case, the stated principal amount of the Plan Notes) exceeds its "issue price" by more than by a de minimis amount.

The "issue price" of the Plan Notes will depend upon whether they are traded on an "established securities market" during the sixty (60) day period ending thirty (30) days after the Effective Date. Pursuant to Treasury Regulations, an "established securities market" need not be a formal market. It is sufficient that the notes appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or that price quotations for such notes are readily available from dealers, brokers or traders.

It is anticipated that the Plan Notes will be traded on an established securities market, and that the "issue price" of such Plan Notes will be their fair market value. Because the interest rate on the Plan Notes will be fixed at a rate that is intended to be a rate at which the Plan Notes will trade at par, AWI expects that the fair market value will equal (or be very close to) their stated principal amount. If the Plan Notes are not traded on an established securities market, the issue price of the Plan Notes automatically will be their stated principal amount if, as is also expected, the stated interest rate is greater than the applicable federal rate for obligations of similar maturity in effect on the Confirmation Date. Accordingly, in either case, AWI does not expect the Plan Notes to be issued with significant OID, if any.

If the Plan Notes are issued with OID, each holder generally will be required to accrue the OID in respect of the Plan Notes received and include such amount in gross income as interest over the term of such notes based on the constant yield method. Accordingly, each holder generally will be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in a New Note will be increased by the amount of any OID included in income and reduced by any cash received (other than payments of stated interest) made with respect to such note.

With respect to holders of Disputed Claims allowed after the Effective Date, any New Note received will have been outstanding since the Effective Date. Such holders should consider their federal income tax consequences accordingly.

           (B) ACQUISITION AND BOND PREMIUM.

If a holder of an Unsecured Claim has a tax basis in any of the Plan Notes received that exceeds the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such note, but is less than or equal to the unpaid principal amount of such notes, the amount of OID includable in the holder's gross income generally is reduced in each period in proportion to the percentage of the OID represented by the excess basis. Alternatively, if a holder treats all stated interest as OID, such holder may elect to recompute the OID accruals by treating its acquisition as a purchase at original issue and applying the constant yield method. Such an election may not be revoked without the consent of the IRS.

If a holder has a tax basis in any of the Plan Notes received that exceeds the unpaid principal amount of such notes (i.e., a "bond premium"), the holder will not include any of the OID in income. Moreover, a holder may elect to deduct any bond premium over the period from its acquisition of such note to the maturity date of such note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date), but not in excess of the stated interest. If such bond premium is amortized, the amount of stated interest on any New Note that must be included in the holder's gross income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury Regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity. The holder's tax basis in its New Note will be reduced by a like amount. If such an election to amortize bond premium is not made, a holder will receive a tax benefit from the premium only in computing such holder's gain or loss upon the sale or other taxable disposition of the New Note, or upon the full or partial payment of principal.

An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includable in the holder's gross income and that are held at, or acquired after, the beginning of the holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS.

           (C) MARKET DISCOUNT.

Any holder of a Claim that has a tax basis in any Plan Notes received less than the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such notes generally will be subject to the market discount rules of the Internal Revenue Code (unless such difference is less than a de minimis amount). In addition, as discussed below, a holder who acquired its Claim at a market discount and that receives its Plan Notes as part of a tax-free exchange may be required to carry over to such notes, as well as any New Common Stock received, any accrued market discount with respect to its Claim to the extent not previously included in income.

Under the market discount rules, a holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, a New Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. A holder could be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry a market discount note, unless an election is made to include all market discount in income as it accrues. Such an election would apply to all bonds acquired by the holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Plan Notes to the maturity date of the notes, unless the holder irrevocably elects to compute the accrual on a constant yield basis. This election can be made on a note-by-note basis.

The Treasury Department is expected to promulgate regulations that will provide that any accrued market discount not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property (such as a "recapitalization") received in the exchange. If such regulations are promulgated and applicable to the Plan (and, likely, even without the issuance of regulations), any holder of an Unsecured Claim that constitutes a "security" for federal income tax purposes would carry over any accrued market discount incurred in respect of such Claim to any New Common Stock and, if treated as a security for federal income tax purposes, any Plan Notes received for such Claim pursuant to the Plan (presumably allocated on the basis of relative fair market value), such that any gain recognized by the holder upon a subsequent disposition of such stock or notes also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.

           5. DISPOSITION OF NEW COMMON STOCK.

Any gain recognized by a holder upon a subsequent sale or other taxable disposition of any New Common Stock received pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and
(ii) with respect to a cash-basis holder, any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

In addition, as discussed in the preceding section, a holder that receives its New Common Stock in exchange for an Unsecured Claim that constitutes a security for federal income tax purposes may be required to treat all or a portion of any gain recognized as ordinary income under the market discount provisions of the Internal Revenue Code.

           C. CONSEQUENCES TO HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS.

Each Allowed Asbestos Personal Injury Claim will be liquidated and satisfied in cash solely from the Asbestos PI Trust, in accordance with the Asbestos PI Trust Distribution Procedures. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. Because the amounts received by a holder of an Allowed Asbestos Personal Injury Claim (other than an Asbestos PI Contribution Claim) generally will be attributable to, and compensation for, such holder's personal physical injuries or sickness, within the meaning of section 104 of the Internal Revenue Code, any such amounts received by the holder should be nontaxable. Each holder of an Asbestos Personal Injury Claim should consult his or her own tax advisors as to the proper tax treatment of any amounts received with respect to such Claim.

           D. CONSEQUENCES TO HOLDERS OF ASBESTOS PROPERTY DAMAGE CLAIMS.

Each Allowed Asbestos Property Damage Claim will be liquidated and satisfied in cash solely from the Asbestos PD Trust, in accordance with the Asbestos PD Claims Resolution Procedures (if the Asbestos PD Trust is created) or in accordance with bankruptcy and applicable non-bankruptcy law. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. If any amount received by such holder with respect to such Claim is used to restore damaged property to its original condition, such amount generally should be nontaxable to the holder. However, any amount received in respect of property that has been destroyed and will not be replaced by the holder generally should be treated as received in respect of a sale or exchange of such property and may give rise to gain or loss generally equal to the difference between (i) such amount and (ii) the adjusted tax basis of the holder in the destroyed property. To the extent the amount received is used to replace destroyed property, or a part thereof, with similar property, the holder may be able to avoid recognizing gain under section 1033 of the Internal Revenue Code (governing involuntary conversions). Because the tax treatment of any amount received by a holder under the Plan will depend on facts peculiar to each holder, all holders of Asbestos Property Damage Claims should consult their own tax advisors as to the proper tax treatment of such receipts.

           E. INFORMATION REPORTING AND WITHHOLDING.

All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 30%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

            THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL
         PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR
             TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND
                OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.


      RECENTLY EFFECTIVE TREASURY REGULATIONS GENERALLY REQUIRE DISCLOSURE
       BY A TAXPAYER ON ITS FEDERAL INCOME TAX RETURN OF CERTAIN TYPES OF TRANSACTIONS IN WHICH THE TAXPAYER PARTICIPATED ON OR AFTER JANUARY
      1, 2003, INCLUDING, AMONG OTHER TYPES OF TRANSACTIONS, THE FOLLOWING:
      (1) A TRANSACTION OFFERED UNDER "CONDITIONS OF CONFIDENTIALITY;" (2)
      A TRANSACTION WHERE THE TAXPAYER WAS PROVIDED CONTRACTUAL PROTECTION
          FOR A REFUND OF FEES IF THE INTENDED TAX CONSEQUENCES OF THE
      TRANSACTION ARE NOT SUSTAINED; (3) A TRANSACTION THE RESULTS OF WHICH
         RESULTS IN THE TAXPAYER CLAIMING A LOSS IN EXCESS OF SPECIFIED
        THRESHOLDS; AND (4) A TRANSACTION IN WHICH THE TAXPAYER'S FEDERAL
       INCOME TAX TREATMENT DIFFERS BY MORE THAN A SPECIFIED THRESHOLD IN
        ANY TAX YEAR FROM ITS TREATMENT FOR FINANCIAL REPORTING PURPOSES.
          THESE CATEGORIES ARE VERY BROAD; HOWEVER, THERE ARE NUMEROUS
        EXCEPTIONS. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX
        ADVISORS REGARDING THESE REGULATIONS AND WHETHER THE TRANSACTIONS
         CONTEMPLATED BY THE PLAN WOULD BE SUBJECT TO THESE REGULATIONS.

                       XIV. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, AWI's alternatives include (i) liquidation under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan of reorganization.

           A. LIQUIDATION UNDER CHAPTER 7.

If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate AWI's assets. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims is set forth in Section VIII.C.4, entitled "CONFIRMATION AND CONSUMMATION PROCEDURE -- Confirmation -- Best Interests Test." In performing the liquidation analysis, AWI has assumed that all holders of Asbestos Personal Injury Claims (whether presently known or unknown) will be determined to have "claims" that are entitled to share in the proceeds from any such liquidation. AWI believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of unexpired leases and executory contracts in connection with the cessation of AWI's operations, and (iii) the failure to realize the greater, going concern value of all of AWI's assets.

           B. ALTERNATIVE PLAN OF REORGANIZATION.

If the Plan is not confirmed, AWI or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of AWI's businesses or an orderly liquidation of its assets. During the negotiations prior to the filing of the Plan, AWI explored various alternatives to the Plan.

AWI believes that the Plan enables AWI to emerge from chapter 11 successfully and expeditiously, preserves its businesses, and allows Claimants to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of AWI would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, AWI believes that a liquidation under chapter 11 is a much less attractive alternative to Claimants than the Plan because a greater return is provided for in the Plan to Claimants. In any liquidation, Claimants will be paid their distribution in cash, whereas, under the Plan, some Claimants will receive a part of their distribution in New Common Stock and Plan Notes (if issued).

                       XV. CONCLUSION AND RECOMMENDATION

The Asbestos PD Committee objects to the treatment of Asbestos Property Damage Claims in the Plan and urges holders of Asbestos Property Damage Claims to vote to reject the Plan. AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee, however, all believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty, and substantial additional administrative costs. WE URGE HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR BALLOTS TO THE ADDRESS SET FORTH THEREON SO THAT THEY WILL BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON ___________.



Dated: March 14, 2003

                                      Respectfully submitted,



                                      ARMSTRONG WORLD INDUSTRIES, INC.

                                      INDEX

144A OFFERING...............................................53     CENTURY PROOF OF CLAIM......................................29
144A OFFERING PROCEEDS......................................53     CENTURY SETTLEMENT AGREEMENT................................28
2001 INSTALLMENT PAYMENT....................................29     CENTURY TRUST...............................................29
ACANDS......................................................14     CHAPTER 11 CASE.............................................18
ADMINISTRATIVE EXPENSE BAR DATE.............................37     CLAIMANT.....................................................1
ADMINISTRATIVE EXPENSE BAR DATE ORDER.......................37     CLAIMANTS....................................................1
ADMINISTRATIVE EXPENSES.....................................37     CLAIMS SETTLEMENT ORDER.....................................35
ADR.........................................................29     COD........................................................108
AEI.........................................................62     COLI CLAIMS.................................................43
AGENT.......................................................22     COMMENCEMENT DATE...........................................18
AMENDED MARKLEY CLASS PROOF OF CLAIM........................35     COMMITMENT..................................................22
AMT........................................................110     COMMITTEES..................................................19
ARMSTRONG/MARKLEY DEFENDANTS................................34     CONFIRMATION HEARING.........................................1
ASBESTOS PD COMMITTEE.......................................19     CONSOLIDATED CCR PROCEEDINGS................................31
ASBESTOS PD PLAINTIFFS......................................26     CONTROL.....................................................99
ASBESTOS PD TRUST............................................5     CONTROL PERSON..............................................99
ASBESTOS PERSONAL INJURY CLAIM..............................45     CONVENIENCE CLAIM........................................5, 42
ASBESTOS PI CLAIMANTS' COMMITTEE.............................i     CREDIT AGREEMENT............................................22
ASBESTOS PI TRUST............................................5     CRITICAL VENDORS............................................21
ASBESTOS PI TRUST AGREEMENT.................................69     CUSTOMS CLAIM...............................................41
ASBESTOS PI TRUST DISTRIBUTION PROCEDURES...................69     DCF........................................................104
ASBESTOS PI VOTING TRUST CLAIMS.............................76     DEBT SECURITIES..............................................2
ASBESTOS PROPERTY DAMAGE CLAIM..............................42     DESSEAUX....................................................18
AVERAGE VALUES..............................................73     DIP CREDIT FACILITY.........................................22
AWI..........................................................i     DIP CREDIT FACILITY CLAIM...................................39
AWP.........................................................47     DISEASE LEVELS..............................................73
AWWD.........................................................i     DOL.........................................................36
BANKRUPTCY CODE..............................................1     EBIT.......................................................104
BANKRUPTCY COURT.............................................1     EBITDA.....................................................104
BANKRUPTCY COURT MOTION TO TRANSFER.........................34     EFFECTIVE DATE...............................................9
BAR DATE....................................................23     EMC.........................................................32
BAR DATE NOTICE.............................................23     EMC ADVERSARY PROCEEDING....................................32
BAR DATE ORDER..............................................23     EMC SETTLEMENT AGREEMENT....................................32
BARNES......................................................33     EMC SETTLEMENT AMOUNT.......................................32
BARNES CASE.................................................33     EMPLOYEE RETENTION PROGRAM..................................21
BARNES CLAIM................................................33     ENVIRONMENTAL CLAIMS........................................47
BARNES COMPLAINT............................................33     EPA.........................................................47
BARNES MOTION TO TRANSFER...................................34     ESOP........................................................36
BARNES OBJECTION............................................33     EXCLUSIVE PERIODS...........................................23
BARNES PLAINTIFFS...........................................33     EXPEDITED REVIEW............................................79
CCR.........................................................30     EXTRAORDINARY CLAIM.........................................81
CCR MEMBERS.................................................30     FIFO........................................................73
CCR PREFERENCE CLAIM........................................31     FIFO PAYMENT QUEUE..........................................78
CENTURY.....................................................28     FIFO PROCESSING QUEUE.......................................77
CENTURY ADVERSARY PROCEEDING................................29     FURNITURE BRANDS............................................62
CENTURY ANSWER..............................................29     FUTURE CLAIMANTS' REPRESENTATIVE.............................i
CENTURY COMPLAINT...........................................29     HOLDINGS.....................................................1
CENTURY MOTION TO COMPEL....................................29     HOLDINGS GROUP.............................................108
CENTURY MOTION TO DISMISS...................................29     INDIRECT ASBESTOS PERSONAL INJURY CLAIMS....................77
CENTURY MOTION TO DISMISS COUNTERCLAIM......................29     INDIVIDUAL DEFENDANTS.......................................34
CENTURY POLICIES............................................28     INDIVIDUAL MARKLEY PROOFS OF CLAIM..........................34


                                        1

INITIAL ASBESTOS PERSONAL INJURY CLAIMS FILING DATE.........77     OCF.........................................................17
INITIAL PAYMENT PERCENTAGE..................................76     OID........................................................113
INNISFREE....................................................2     OMNIBUS CLAIMS MOTION.......................................24
INSURANCE AND TRUST PROCEEDS................................32     ORDER DENYING THE MOTION TO EXTEND..........................25
INSURERS....................................................27     OTCBB.......................................................36
INSURERS' APPEAL............................................28     PA DOR......................................................40
INSURERS' RESPONSE..........................................28     PAYMENT PERCENTAGE..........................................76
INTERNAL REVENUE CODE......................................108     PD SETTLEMENT AGREEMENT.....................................27
INTERNATIONAL...............................................28     PD SETTLEMENT AMOUNT........................................27
IRS........................................................108     PD SETTLEMENT MOTION........................................27
ISSUER......................................................99     PENNSYLVANIA BCL............................................14
JPMORGAN CHASE..............................................22     PENNSYLVANIA DISTRICT COURT.................................34
KEY EMPLOYEES...............................................21     PENNSYLVANIA LAWSUIT........................................29
LAZARD......................................................18     PI PROTECTED PARTIES........................................85
LENDERS.....................................................22     PLAN.........................................................i
LETTERS OF CREDIT...........................................22     PLAN FILING DATE............................................76
LIBERTY MUTUAL..............................................29     PLAN NOTE AMOUNT.............................................6
LIBERTY MUTUAL'S STAY RELIEF MOTION.........................30     PLAN NOTE INDENTURE.........................................54
LIQUIDATION ANALYSIS........................................94     PLAN NOTES..................................................53
LOCAL RULES.................................................24     PLAN SECURITIES.............................................53
MAERTIN APPEAL..............................................28     POSTPETITION MAERTIN ACTION.................................28
MAERTIN COVERAGE CASE.......................................27     PRE-PETITION LIQUIDATED CLAIMS..............................78
MAERTIN FRAUD CLAIMS........................................28     PREPETITION NEW JERSEY ACTION...............................33
MAERTIN INSURANCE POLICIES..................................27     PRODUCT I.D. ORDER..........................................26
MAERTIN INSURANCE PROCEEDS..................................28     PROJECTED FINANCIAL INFORMATION.............................93
MAERTIN PLAINTIFFS..........................................27     PROJECTION PERIOD...........................................93
MAERTIN SETTLEMENT AGREEMENTS...............................27     RATING AGENCIES.............................................17
MAERTIN SETTLEMENT AMOUNT...................................27     REDUCED PAYMENT OPTION......................................77
MAERTIN STAY PENDING APPEAL MOTION..........................28     REORGANIZATION CONSIDERATION................................37
MAERTIN STAY PENDING APPEAL ORDER...........................28     RETIREMENT COMMITTEE........................................34
MAERTIN STAY PENDING APPEAL STIPULATION.....................28     RSSOP.......................................................34
MAERTIN STAY RELIEF MOTION..................................28     SAFECO......................................................30
MAERTIN STAY RELIEF ORDER...................................28     SAFECO BOND.................................................31
MARKLEY CLASS...............................................34     SAFECO/CCR ADVERSARY PROCEEDING.............................31
MARKLEY CLASS COMPLAINTS....................................34     SCHEDULED CLAIMS............................................24
MARKLEY CLASS MEMBERS.......................................34     SCHEDULED VALUES............................................73
MARKLEY CLASS PLAINTIFFS....................................34     SCHEDULES...................................................23
MARKLEY CLASS PROOF OF CLAIM................................34     SEC..........................................................2
MARKLEY DEFENDANTS..........................................34     SECURED CLAIMS..............................................41
MARKLEY PLAN OF DISTRIBUTION................................35     SECURITIES ACT..............................................99
MARKLEY PROOFS OF CLAIM.....................................34     SETTLED CLAIMS..............................................27
MARKLEY SETTLEMENT..........................................35     SIS.........................................................34
MARKLEY SETTLEMENT FUNDS....................................35     SOLUTIA.....................................................33
MAXIMUM ANNUAL PAYMENT......................................77     STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT..............100
MAXIMUM AVAILABLE PAYMENT...................................77     SUBSIDIARY DEBT GUARANTEE CLAIM.............................47
MAXIMUM VALUES..............................................73     TAC.........................................................70
MEDICAL/EXPOSURE CRITERIA...................................73     THIRD PARTY COMPLAINT.......................................33
MELLON......................................................34     THOMASVILLE.................................................62
MONSANTO....................................................33     THOMASVILLE SALE AGREEMENT..................................62
MOTION TO DISMISS...........................................28     TRUMBULL.....................................................4
MOTION TO EXTEND............................................25     U.S. TRUSTEE................................................19
NCC.........................................................14     UNDERWRITER.................................................99
NEW JERSEY DISTRICT COURT...................................33     UNSECURED CREDITORS' COMMITTEE...............................i
NITRAM......................................................18     VOTING DEADLINE..............................................2
NOL........................................................108     VOTING PROCEDURES............................................1
                                                                   WELLINGTON AGREEMENT........................................29

                                  EXHIBIT "A"


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

----------------------------------------------------  x
In re                                                 :  Chapter 11 Case No.
                                                      :
ARMSTRONG WORLD INDUSTRIES,                           :  00-4471 (RJN)
INC., et al.,                                         :
                                                      :
                                   Debtors.           :  (Jointly Administered)
----------------------------------------------------  x


                      FIRST AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.
















                    This plan of reorganization provides for the issuance of an Asbestos PI Permanent Channeling Injunction and a Claims Trading Injunction. See sections 1.24 (definition of "Asbestos Personal Injury Claim"), 1.28 (definition of "Asbestos PI Permanent Channeling Injunction"), 1.98 (definition of "PI Protected Party"), and 3.2(g)(ii) (Treatment of Asbestos Personal Injury Claims under the
                    Plan) for details relating to the Asbestos PI Permanent Channeling Injunction and sections 1.24 (definition of "Asbestos Personal Injury Claim"), 1.33 (definition of "Asbestos Property Damage Claim"), and 1.47 (definition of "Claims Trading Injunction") for details regarding the Claims Trading Injunction.


                                                            TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----

ARTICLE I            DEFINITIONS..........................................................................................1

           A.        Defined Terms........................................................................................1

                     1.1       144A Debt Securities.......................................................................1

                     1.2       144A Offering..............................................................................1

                     1.3       144A Offering Proceeds.....................................................................1

                     1.4       Administrative Bar Date Order..............................................................1

                     1.5       Administrative Expense.....................................................................1

                     1.6       Administrative Expense Creditor............................................................2

                     1.7       Administrative Expense Objection Deadline..................................................2

                     1.8       Affiliate..................................................................................2

                     1.9       Affiliate Claims...........................................................................2

                     1.10      Agent Bank.................................................................................2

                     1.11      Allowed....................................................................................2

                     1.12      Allowed Amount.............................................................................3

                     1.13      Amended and Restated Articles of Incorporation.............................................3

                     1.14      Amended and Restated By-Laws...............................................................4

                     1.15      Articles of Incorporation..................................................................4

                     1.16      Asbestos PD Bar Date.......................................................................4

                     1.17      Asbestos PD Claims Resolution Procedures...................................................4

                     1.18      Asbestos PD Committee......................................................................4

                     1.19      Asbestos PD Insurance Asset................................................................4

                     1.20      Asbestos PD Trust..........................................................................4

                     1.21      Asbestos PD Trust Agreement................................................................4

                     1.22      Asbestos PD Trust Funding Obligation.......................................................4

                     1.23      Asbestos PD Trustees.......................................................................5

                     1.24      Asbestos Personal Injury Claim.............................................................5

                     1.25      Asbestos PI Claimants' Committee...........................................................5

                     1.26      Asbestos PI Contribution Claim.............................................................5

                     1.27      Asbestos PI Insurance Asset................................................................5

                     1.28      Asbestos PI Permanent Channeling Injunction................................................6

                     1.29      Asbestos PI Trust..........................................................................7

                     1.30      Asbestos PI Trust Agreement................................................................7


                                       i

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     1.31      Asbestos PI Trust Distribution Procedures..................................................7

                     1.32      Asbestos PI Trustees.......................................................................7

                     1.33      Asbestos Property Damage Claim.............................................................7

                     1.34      Asbestos Property Damage Contribution Claim................................................7

                     1.35      Available Cash.............................................................................8

                     1.36      AWWD.......................................................................................8

                     1.37      AWI........................................................................................8

                     1.38      Ballot.....................................................................................8

                     1.39      Bankruptcy Code............................................................................8

                     1.40      Bankruptcy Court...........................................................................8

                     1.41      Bankruptcy Rules...........................................................................8

                     1.42      Board of Directors.........................................................................8

                     1.43      Business Day...............................................................................8

                     1.44      Chapter 11 Case............................................................................9

                     1.45      Claim......................................................................................9

                     1.46      Claims Settlement Guidelines...............................................................9

                     1.47      Claims Trading Injunction..................................................................9

                     1.48      Class......................................................................................9

                     1.49      COLI Claims................................................................................9

                     1.50      Commencement Date..........................................................................9

                     1.51      Confirmation Date..........................................................................9

                     1.52      Confirmation Deadline......................................................................9

                     1.53      Confirmation Order.........................................................................9

                     1.54      Contingent Claim..........................................................................10

                     1.55      Convenience Claim.........................................................................10

                     1.56      Creditor..................................................................................10

                     1.57      Debtor....................................................................................10

                     1.58      Debtor in Possession......................................................................10

                     1.59      Debt Security Claim.......................................................................10

                     1.60      Demand....................................................................................10

                     1.61      DIP Credit Facility.......................................................................10

                     1.62      DIP Credit Facility Claim.................................................................10


                                       ii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     1.63      DIP Lenders...............................................................................10

                     1.64      Disallowed Claim..........................................................................10

                     1.65      Disbursing Agent..........................................................................11

                     1.66      Disputed Claim............................................................................11

                     1.67      Disputed Claim Amount.....................................................................11

                     1.68      Disputed Unsecured Claims Reserve.........................................................11

                     1.69      Distribution..............................................................................11

                     1.70      Distribution Date.........................................................................11

                     1.71      District Court............................................................................11

                     1.72      DTC.......................................................................................11

                     1.73      Employee Benefit Claim....................................................................11

                     1.74      Effective Date............................................................................12

                     1.75      Encumbrance...............................................................................12

                     1.76      Entity....................................................................................12

                     1.77      Environmental Claim.......................................................................12

                     1.78      Equity Interest...........................................................................12

                     1.79      Equity Value..............................................................................12

                     1.80      Estimated Amount..........................................................................12

                     1.81      Existing AWI Common Stock.................................................................12

                     1.82      Final Distribution Date...................................................................12

                     1.83      Final Order...............................................................................12

                     1.84      Future Claimants' Representative..........................................................13

                     1.85      Holdings..................................................................................13

                     1.86      Holdings Plan of Liquidation..............................................................13

                     1.87      Indentures................................................................................13

                     1.88      Indenture Trustees........................................................................13

                     1.89      Indenture Trustees' Fees and Expenses.....................................................13

                     1.90      Initial Distribution Date.................................................................13

                     1.91      Internal Revenue Code.....................................................................13

                     1.92      IRS.......................................................................................13

                     1.93      Lazard....................................................................................14

                     1.94      New Common Stock..........................................................................14


                                      iii

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     1.95      New Long-Term Incentive Plan..............................................................14

                     1.96      New Warrants..............................................................................14

                     1.97      Pennsylvania BCL..........................................................................14

                     1.98      PI Protected Party........................................................................14

                     1.99      Plan......................................................................................16

                     1.100     Plan Note Amount..........................................................................16

                     1.101     Plan Note Indenture.......................................................................16

                     1.102     Plan Notes................................................................................16

                     1.103     Priority Claim............................................................................16

                     1.104     Priority Tax Claim........................................................................16

                     1.105     Pro Rata Share............................................................................16

                     1.106     Qualified Appraisal.......................................................................16

                     1.107     Record Date...............................................................................16

                     1.108     Reorganized AWI...........................................................................16

                     1.109     Reorganization Consideration..............................................................16

                     1.110     Retention Period..........................................................................17

                     1.111     Schedules.................................................................................17

                     1.112     SEC.......................................................................................17

                     1.113     Secured Claim.............................................................................17

                     1.114     Stockholder and Registration Rights Agreement.............................................17

                     1.115     Subsidiary Debt Guarantee Claim...........................................................17

                     1.116     Treasury Regulations......................................................................17

                     1.117     Unliquidated Claim........................................................................17

                     1.118     Unsecured Claim...........................................................................17

                     1.119     Unsecured Creditors' Committee............................................................17

                     1.120     Voting Deadline...........................................................................17

                     1.121     Voting Procedures Order...................................................................18

           B.        Other Terms.........................................................................................18

           C.        Exhibits............................................................................................18

ARTICLE II           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS...........................18

                     2.1       Payment of Allowed Administrative Expenses................................................18

                     2.2       Compensation and Reimbursement Claims.....................................................18





                                       iv

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     2.3       DIP Credit Facility Claim.................................................................19

                     2.4       Priority Tax Claims.......................................................................19

ARTICLE III          CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.........................................19

                     3.1       Summary...................................................................................19

                     3.2       Classification and Treatment..............................................................21

ARTICLE IV           MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.................................................28

                     4.1       Modification of the Plan..................................................................28

                     4.2       Revocation or Withdrawal..................................................................29

                     4.3       Amendment of Plan Documents...............................................................29

ARTICLE V            PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.........................................................29

                     5.1       Objections to Claims; Prosecution of Disputed Claims......................................29

                     5.2       Claims Settlement Guidelines..............................................................29

                     5.3       Distributions on Account of Disputed Claims...............................................29

                     5.4       Disputed Unsecured Claims Reserve.........................................................30

                     5.5       Tax Treatment of Disputed Unsecured Claims Reserve........................................30

ARTICLE VI           ACCEPTANCE OR REJECTION OF THE PLAN.................................................................30

                     6.1       Impaired Classes to Vote..................................................................30

                     6.2       Acceptance by Class of Claims.............................................................30

                     6.3       Nonconsensual Confirmation................................................................30

ARTICLE VII          IMPLEMENTATION OF THE PLAN..........................................................................31

                     7.1       Creation of Asbestos PI Trust.............................................................31

                     7.2       Appointment of Asbestos PI Trustees.......................................................31

                     7.3       Creation of Asbestos PD Trust.............................................................31

                     7.4       144A Offering.............................................................................31

                     7.5       Amendment of Articles of Incorporation....................................................31

                     7.6        Amendment of By-Laws.....................................................................32

                     7.7       Stockholder and Registration Rights Agreement.............................................32

                     7.8       Distributions under the Plan..............................................................32

                     7.9       Timing of Distributions under the Plan....................................................32

                     7.10      Disbursing Agent..........................................................................33

                     7.11      Record Date...............................................................................33




                                       v

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     7.12      Distributions to Holders of Debt Security Claims Administered by the Indenture Trustees...33

                     7.13      Manner of Payment under the Plan..........................................................34

                     7.14      Hart-Scott-Rodino Compliance..............................................................34

                     7.15      Fractional Shares or Other Distributions..................................................34

                     7.16      Occurrence of the Confirmation Date.......................................................34

                     7.17      Occurrence of the Effective Date..........................................................38

                     7.18      Cancellation of Existing Debt Securities..................................................39

                     7.19      Expiration of the Retention Period........................................................39

                     7.20      Compensation of the Applicable Indenture Trustees.........................................40

                     7.21      Distribution of Unclaimed Property........................................................40

                     7.22      Management of Reorganized AWI.............................................................40

                     7.23      Listing of Reorganized AWI Common Stock...................................................40

                     7.24      Corporate Reorganization Actions..........................................................40

                     7.25      Holdings Plan of Liquidation..............................................................41

                     7.26      Compliance with QSF Regulations...........................................................41

                     7.27      Effectuating Documents and Further Transactions...........................................42

                     7.28      Allocation of Plan Distributions Between Principal and Interest...........................42

ARTICLE VIII         EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................42

                     8.1       Assumption of Executory Contracts and Unexpired Leases....................................42

                     8.2       Rejection of Executory Contracts and Unexpired Leases.....................................43

                     8.3       Claims Arising from Rejection, Termination or Expiration..................................43

                     8.4       Previously Scheduled Contracts............................................................43

                     8.5       Insurance Policies and Agreements.........................................................44

                     8.6       Indemnification and Reimbursement Obligations.............................................44

                     8.7       Compensation and Benefit Programs.........................................................45

                     8.8       Management Agreements.....................................................................47

ARTICLE IX           RETENTION OF JURISDICTION...........................................................................47

ARTICLE X            TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST.............49

                     10.1      Transfer of Certain Property to the Asbestos PI Trust.....................................49

                     10.2      Assumption of Certain Liabilities by the Asbestos PI Trust................................50

                     10.3      Cooperation with Respect to Insurance Matters.............................................50




                                       vi

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         ----

                     10.4      Authority of AWI..........................................................................51

ARTICLE XI           ASBESTOS PROPERTY DAMAGE CLAIMS.....................................................................51

                     11.1      Transfer of Certain Property to the Asbestos PD Trust.....................................51

                     11.4      Assumption of Certain Liabilities by the Asbestos PD Trust................................52

                     11.5      Cooperation with Respect to Insurance Matters.............................................52

                     11.6      Authority of AWI..........................................................................52

ARTICLE XII          MISCELLANEOUS PROVISIONS............................................................................53

                     12.1      Payment of Statutory Fees.................................................................53

                     12.2      Discharge of AWI..........................................................................53

                     12.3      Rights of Action..........................................................................53

                     12.4      Third Party Agreements....................................................................53

                     12.5      Dissolution of Committees.................................................................53

                     12.6      Exculpation...............................................................................54

                     12.7      Title to Assets; Discharge of Liabilities.................................................54

                     12.8      Surrender and Cancellation of Instruments.................................................54

                     12.9      Notices...................................................................................55

                     12.10     Headings..................................................................................56

                     12.11     Severability..............................................................................56

                     12.12     Governing Law.............................................................................56

                     12.13     Compliance with Tax Requirements..........................................................56

                     12.14     Exemption from Transfer Taxes.............................................................56

                     12.15     Expedited Determination of Postpetition Taxes.............................................56



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

---------------------------------------------------X
IN RE                                              :    CHAPTER 11 CASE NO.
                                                   :
ARMSTRONG WORLD INDUSTRIES,                        :    00-4471 (RJN)
INC., ET AL.,                                      :
                                                   :
                                    DEBTORS.       :    (JOINTLY ADMINISTERED)
---------------------------------------------------X


                      FIRST AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.

               Armstrong World Industries, Inc. hereby proposes the following plan of reorganization:

                                   ARTICLE I

                                   DEFINITIONS

               A. DEFINED TERMS. As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

               1.1 144A Debt Securities: Debt securities issued by Reorganized AWI in a 144A Offering, having terms and conditions as determined by AWI and the initial purchasers in their sole discretion; provided, however, that if the 144A Offering Proceeds are less than the Plan Note Amount, then AWI may not issue the 144A Debt Securities without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               1.2 144A Offering: One or more private offerings of 144A Debt Securities, pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, through initial purchasers to institutional and other investors, completed on or after the Effective Date but prior to the Initial Distribution Date.

               1.3 144A Offering Proceeds: The amount of the aggregate net cash proceeds of any 144A Offerings.

               1.4 Administrative Bar Date Order: An order of the Bankruptcy Court setting a deadline for the filing of certain Administrative Expenses.

               1.5 Administrative Expense: Any Claim constituting a cost or expense of administration in the Chapter 11 Case under section 503 of the Bankruptcy Code, including, without express or implied limitation, any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the businesses of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business or for the acquisition or lease of property or the rendition of services, any allowed compensation or reimbursement of expenses under section 503(b)(2)-(5) of the Bankruptcy Code, and any fees or charges assessed against the estate of AWI under section 1930, chapter 123, title 28, United States Code.

               1.6 Administrative Expense Creditor: Any Creditor entitled to payment of an Administrative Expense.

               1.7 Administrative Expense Objection Deadline: The first Business Day that is thirty (30) days after the Effective Date, as such date may be extended from time to time by order of the Bankruptcy Court.

               1.8 Affiliate: Any Entity, other than (a) an Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD, or
(c) Holdings, that is an "affiliate" of AWI, as of the date immediately preceding the Effective Date, within the meaning of section 101(2) of the Bankruptcy Code.

               1.9 Affiliate Claims: All Claims against AWI held by an
Affiliate.

               1.10 Agent Bank: The JPMorgan Chase Bank, or such other Entity acting as agent under the DIP Credit Facility from time to time.

               1.11 Allowed:

               (a) With respect to any Claim (other than an Administrative Expense, Asbestos Property Damage Claim or Asbestos Personal Injury Claim), proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim, or (ii) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court or by an agreement with AWI or Reorganized AWI, as the case may be, in accordance with the Claims Settlement Guidelines as in effect at the time of such agreement.

               (b) With respect to any Claim (other than an Administrative Expense or Asbestos Personal Injury Claim), as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by AWI in its Schedules as liquidated in amount and not disputed or contingent.

               (c) With respect to any Claim that is asserted to constitute an Administrative Expense

                    (i) that represents an actual or necessary expense of
               preserving the estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, any such Claim to the extent that such claim is reflected as a postpetition liability of AWI on AWI's books and records as of the Effective Date;

                    (ii) in an action against AWI pending as of the Confirmation
               Date or not required to be filed against AWI pursuant to the Administrative Bar Date Order, any such Claim to the extent (x) it is allowed by a Final Order of a court of competent jurisdiction or by agreement between Reorganized AWI and the holder of such Administrative Expense, and (y) if AWI disputes that such claim is a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code, to the extent the Bankruptcy Court determines by a Final Order that it constitutes a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code;

                    (iii) timely filed in accordance with the Administrative Bar
               Date Order, any such Claim to the extent (i) no objection is interposed by the Administrative Expense Objection Deadline or
               (ii) if an objection is interposed by the Administrative Expense Objection Deadline, is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code; or

                    (iv) that represents a Claim of a professional person
               employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code or an Administrative Expense arising under section 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or
               503(b)(6) of the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court.

               (d) With respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. Pursuant to the Confirmation Order, an Allowed Claim, with respect to any Asbestos Personal Injury Claim, shall establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

               (e) With respect to any Asbestos Property Damage Claim, proof of which was filed by the Asbestos PD Bar Date, such Claim to the extent that it is allowed by an order of the Bankruptcy Court prior to the Effective Date or is allowed in accordance with the Asbestos PD Claims Resolution Procedures and such other procedures as may be established in connection with the Asbestos PD Trust. Pursuant to the Confirmation Order, an Allowed Claim, with respect to any Asbestos Property Damage Claim, shall establish the amount of legal liability against the Asbestos PD Trust in the allowed amount of such Claim, as determined by an order of the Bankruptcy Court allowing such Claim prior to the Effective Date or in accordance with the Asbestos PD Claims Resolution Procedures.

               1.12 Allowed Amount: The lesser of (a) the dollar amount of an Allowed Claim or (b) the Estimated Amount of such Claim. Unless otherwise specified herein, in the Asbestos PI Trust Distribution Procedures or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Commencement Date.

               1.13 Amended and Restated Articles of Incorporation: The Articles of Incorporation of Reorganized AWI, to be amended and restated in accordance with section 7.1 hereof, in substantially the form of Exhibit 1.13 to the Plan.

               1.14 Amended and Restated By-Laws: The By-Laws of Reorganized AWI, to be amended and restated in accordance with section 7.5 hereof, in substantially the form of Exhibit 1.14 to the Plan.

               1.15 Articles of Incorporation: The Articles of Incorporation of AWI, as such Articles of Incorporation may be amended by the Amended and Restated Articles of Incorporation or otherwise.

               1.16 Asbestos PD Bar Date: March 20, 2002.

               1.17 Asbestos PD Claims Resolution Procedures: The procedures to be used for the allowance of Asbestos Property Damage Claims that have not become Allowed or Disallowed Claims as of the Effective Date. If Class 4 votes to accept the Plan, the Asbestos PD Claims Resolution Procedures will be developed by the Asbestos PD Committee. If Class 4 rejects the Plan, the Asbestos PD Claims Resolution Procedures will be substantially in the form annexed hereto as Exhibit 1.17.

               1.18 Asbestos PD Committee: The Asbestos Property Damage Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

               1.19 Asbestos PD Insurance Asset: All rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Property Damage Claims channeled to, and assumed by, the Asbestos PD Trust pursuant to Article XI of the Plan and the Asbestos PD Trust Agreement, subject to a maximum total limit equal to the aggregate value of Asbestos PD Claims, as estimated by the Bankruptcy Court, applicable solely to settlement payments or judgments (but not to defense costs). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

               1.20 Asbestos PD Trust: The trust established by AWI in accordance with the Asbestos PD Trust Agreement.

               1.21 Asbestos PD Trust Agreement: That certain AWI Asbestos Property Damage Settlement Trust Agreement, executed by AWI and the Asbestos PD Trustees, substantially in the form of Exhibit 1.21 to the Plan.

               1.22 Asbestos PD Trust Funding Obligation: If Class 4 votes to accept the Plan, $2 million (which will be funded solely from insurance proceeds as provided in section 11.2 of the Plan and which will be reduced to $1 million if fewer than ten (10) but more than five (5) Asbestos Property Damage Claims constitute Disputed Claims as of the Effective Date or reduced to $500,000 if fewer than five (5) Asbestos Property Damage Claims constitute Disputed Claims as of the Effective Date) or, if Class 4 votes to reject the Plan, the Asbestos PD Insurance Asset having a value equal to the aggregate value of all Asbestos Property Damage Claims that remain Disputed Claims as estimated by the Bankruptcy Court.

               1.23 Asbestos PD Trustees: Collectively, the Entities confirmed by the Bankruptcy Court to serve as trustees of the Asbestos PD Trust, pursuant to the terms of the Asbestos PD Trust Agreement, or as subsequently may be appointed pursuant to the provisions of the Asbestos PD Trust Agreement.

               1.24 ASBESTOS PERSONAL INJURY CLAIM: ANY CLAIM OR REMEDY, LIABILITY, OR DEMAND AGAINST AWI NOW EXISTING OR HEREAFTER ARISING, WHETHER OR NOT SUCH CLAIM, REMEDY, LIABILITY, OR DEMAND IS REDUCED TO JUDGMENT, LIQUIDATED, UNLIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED, OR UNSECURED, WHETHER OR NOT THE FACTS OF OR LEGAL BASES THEREFOR ARE KNOWN OR UNKNOWN, UNDER ANY THEORY OF LAW, EQUITY, ADMIRALTY, OR OTHERWISE, FOR DEATH, BODILY INJURY, SICKNESS, DISEASE, OR OTHER PERSONAL INJURIES (WHETHER PHYSICAL, EMOTIONAL, OR OTHERWISE) TO THE EXTENT CAUSED OR ALLEGEDLY CAUSED, DIRECTLY OR INDIRECTLY, BY THE PRESENCE OF OR EXPOSURE (WHETHER PRIOR TO OR AFTER THE COMMENCEMENT DATE) TO ASBESTOS OR ASBESTOS-CONTAINING PRODUCTS THAT WAS OR WERE INSTALLED, MANUFACTURED, SOLD, SUPPLIED, PRODUCED, DISTRIBUTED, RELEASED, OR MARKETED BY AWI OR AN ENTITY FOR WHOSE PRODUCTS OR OPERATIONS AWI ALLEGEDLY HAS LIABILITY OR FOR WHICH AWI IS OTHERWISE LIABLE, INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY CLAIM, REMEDY, LIABILITY, OR DEMAND FOR COMPENSATORY DAMAGES (SUCH AS LOSS OF CONSORTIUM, WRONGFUL DEATH, SURVIVORSHIP, PROXIMATE, CONSEQUENTIAL, GENERAL, AND SPECIAL DAMAGES) AND PUNITIVE DAMAGES, AND ANY CLAIM, REMEDY, LIABILITY OR DEMAND FOR REIMBURSEMENT, INDEMNIFICATION, SUBROGATION AND CONTRIBUTION (INCLUDING, WITHOUT LIMITATION, ANY ASBESTOS PI CONTRIBUTION CLAIM), AND ANY CLAIM UNDER ANY SETTLEMENT ENTERED INTO BY OR ON BEHALF OF AWI PRIOR TO THE COMMENCEMENT DATE RELATING TO AN ASBESTOS PERSONAL INJURY CLAIM. AN ASBESTOS PROPERTY DAMAGE CLAIM OR A WORKERS' COMPENSATION CLAIM AGAINST AWI SHALL NOT CONSTITUTE AN ASBESTOS PERSONAL INJURY CLAIM.

               1.25 Asbestos PI Claimants' Committee: The Official Committee of Asbestos Claimants, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

               1.26 Asbestos PI Contribution Claim: Any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is
(x) (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products or (B) any assignee or transferee of such Entity and (ii) on account of alleged liability of AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action or (y) held by any Entity that is seeking reimbursement, indemnification, subrogation, or contribution from AWI with respect to any surety bond, letter of credit or other financial assurance issued by any Entity on account of, or with respect to, Asbestos Personal Injury Claims.

               1.27 Asbestos PI Insurance Asset: All rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution

Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985, AWI's claim against Century Indemnity Company for payments due and owing to AWI before February 2003 under a settlement agreement dated February 8, 2000, together with applicable interest to the date of payment, and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies (with the exception of AWI's claim against Century Indemnity Company for amounts, including, without limitation, interest, due and owing under a settlement agreement dated February 8, 2000), rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in Maertin et al. v. Armstrong World Industries, Inc. et al., No. 95-CV-20849 (JBS) (D.N.J.) in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

               1.28 ASBESTOS PI PERMANENT CHANNELING INJUNCTION: AN ORDER OR ORDERS OF THE DISTRICT COURT IN ACCORDANCE WITH, AND PURSUANT TO, SECTION 524(G) OF THE BANKRUPTCY CODE PERMANENTLY AND FOREVER STAYING, RESTRAINING, AND ENJOINING ANY ENTITY FROM TAKING ANY OF THE FOLLOWING ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS, ALL OF WHICH SHALL BE CHANNELED TO THE ASBESTOS PI TRUST FOR RESOLUTION AS SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF), INCLUDING, BUT NOT LIMITED TO:

               (a) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

               (b) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

               (c) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

               (d) SETTING OFF, SEEKING REIMBURSEMENT OF, CONTRIBUTION FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY; AND

               (e) PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PI TRUST, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH.

               1.29 Asbestos PI Trust: The trust established by AWI in accordance with the Asbestos PI Trust Agreement.

               1.30 Asbestos PI Trust Agreement: That certain AWI Asbestos Personal Injury Settlement Trust Agreement, executed by AWI and the Asbestos PI Trustees, substantially in the form of Exhibit 1.30 to the Plan.

               1.31 Asbestos PI Trust Distribution Procedures: The AWI Asbestos Personal Injury Settlement Trust Distribution Procedures to be implemented by the Asbestos PI Trustees pursuant to the terms and conditions of the Plan and the Asbestos PI Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of Exhibit 1.31 to the Plan.

               1.32 Asbestos PI Trustees: Collectively, the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos PI Trust, pursuant to the terms of the Asbestos PI Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Asbestos PI Trust Agreement.

               1.33 Asbestos Property Damage Claim: Any Claim or remedy or liability against AWI, whether or not such Claim, remedy, or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims shall not include Asbestos Personal Injury Claims.

               1.34 Asbestos Property Damage Contribution Claim: Any Claim or remedy or liability against AWI, whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy or liability are known or unknown, that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

               1.35 Available Cash: The sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) One Hundred Million and 00/100 Dollars ($100,000,000.00) or such lesser amount as AWI, in its sole discretion (after consultation with the Asbestos PI Claimants' Committee, Unsecured Creditors' Committee, and the Future Claimants' Representative), determines it requires for working capital purposes, (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.11(c)(i) of the Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.17(h) of the Plan, (iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter,
(viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash" and in respect of the Asbestos PD Trust Funding Obligation), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.17(h) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan.

               1.36 AWWD: Armstrong Worldwide, Inc., a Delaware corporation.

               1.37 AWI: Armstrong World Industries, Inc., a Pennsylvania corporation.

               1.38 Ballot: The form or forms distributed to holders of impaired Claims and Equity Interests on which is to be indicated the acceptance or rejection of the Plan.

               1.39 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Case.

               1.40 Bankruptcy Court: The United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

               1.41 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

               1.42 Board of Directors: The Board of Directors of AWI or Reorganized AWI, as it may exist from time to time.

               1.43 Business Day: Any day on which commercial banks are required to be open for business in New York, New York.

               1.44 Chapter 11 Case: The chapter 11 case of AWI pending in the Bankruptcy Court as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (Jointly Administered).

               1.45 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against AWI, as debtor or Debtor in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim, whether or not it constitutes a "claim" under section 101(5) of the Bankruptcy Code, but in either case, not including a Demand.

               1.46 Claims Settlement Guidelines: The settlement guidelines and authority contained in that certain Order Granting Motion of the Debtors for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition Claims Against the Debtors' Estates dated May 31, 2002, as amended by the amendments set forth in Exhibit 1.46 to the Plan.

               1.47 CLAIMS TRADING INJUNCTION: AN ORDER OR ORDERS OF THE BANKRUPTCY COURT PERMANENTLY AND FOREVER STAYING, RESTRAINING, AND ENJOINING ANY ENTITY FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING, TRANSFERRING, ASSIGNING, CONVEYING, PLEDGING, OR OTHERWISE ACQUIRING OR DISPOSING OF ANY ASBESTOS PERSONAL INJURY CLAIM OR ASBESTOS PROPERTY DAMAGE CLAIM; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO (I) THE TRANSFER OF AN ASBESTOS PERSONAL INJURY CLAIM OR ASBESTOS PROPERTY DAMAGE CLAIM TO THE HOLDER OF AN ASBESTOS PI CONTRIBUTION CLAIM OR ASBESTOS PROPERTY DAMAGE CONTRIBUTION CLAIM, AS THE CASE MAY BE, SOLELY AS A RESULT OF SUCH HOLDER'S SATISFACTION OF SUCH ASBESTOS PERSONAL INJURY CLAIM OR ASBESTOS PROPERTY DAMAGE CONTRIBUTION CLAIM, AS THE CASE MAY BE, OR (II) THE TRANSFER OF AN ASBESTOS PERSONAL INJURY CLAIM OR ASBESTOS PROPERTY DAMAGE CLAIM BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. ANY SUCH ORDER OR ORDERS ALSO WILL PROVIDE THAT ANY ACTION TAKEN IN VIOLATION THEREOF WILL BE VOID AB INITIO.

               1.48 Class: Any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

               1.49 COLI Claims: All amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds.

               1.50 Commencement Date: December 6, 2000.

               1.51 Confirmation Date: The date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

               1.52 Confirmation Deadline: The date that is two hundred seventy
(270) days after the filing of the Plan with the Bankruptcy Court or such later date as AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee may agree in writing.

               1.53 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the

Bankruptcy Code, which will contain, inter alia, the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

               1.54 Contingent Claim: Any Claim (other than an Asbestos Personal Injury Claim), the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such Claim and whether or not a relationship between the holder of such Claim and AWI now or hereafter exists or previously existed.

               1.55 Convenience Claim: As to each holder of an Unsecured Claim, other than a Debt Security Claim, (a) an Unsecured Claim held by such holder in an Allowed Amount of Ten Thousand and 00/100 Dollars ($10,000.00) or less or (b) an Unsecured Claim of such holder the Allowed Amount of which has been reduced to Ten Thousand and 00/100 Dollars ($10,000.00) by the election of the holder thereof, as provided on the Ballot.

               1.56 Creditor: Any Entity that holds a Claim against AWI as Debtor or Debtor in Possession.

               1.57 Debtor: AWI.

               1.58 Debtor in Possession: AWI in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

               1.59 Debt Security Claim: Any Unsecured Claim represented by a series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date or any guarantee by AWI of any obligations of another Entity under any series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date.

               1.60 Demand: A demand for payment, present or future, that (i) was not a Claim during the Chapter 11 Case; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid by the Asbestos PI Trust.

               1.61 DIP Credit Facility: Revolving Credit and Guaranty Agreement dated as of December 6, 2000 among Armstrong World Industries, Inc., a Pennsylvania corporation, and its subsidiaries, Nitram Liquidators, Inc., a Delaware corporation, and Desseaux Corporation of North America, a Delaware corporation, the banks party thereto, and the Agent Bank, as amended, modified or supplemented from time to time.

               1.62 DIP Credit Facility Claim: Collectively, all Claims of the DIP Lenders arising under the DIP Credit Facility.

               1.63 DIP Lenders: The financial institutions party to the DIP Credit Facility.

               1.64 Disallowed Claim: A Claim that is disallowed in its entirety by an order of the Bankruptcy Court or such other court of competent jurisdiction or that is disallowed in its entirety pursuant to the Asbestos PI Trust Distribution Procedures or the Asbestos PD Claims Resolution Procedures, as the case may be.

               1.65 Disbursing Agent: Any Entity in its capacity as a disbursing agent under section 7.10 hereof.

               1.66 Disputed Claim: A Claim (other than an Asbestos Personal Injury Claim) that is neither an Allowed Claim nor a Disallowed Claim.

               1.67 Disputed Claim Amount: The Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

               1.68 Disputed Unsecured Claims Reserve: The trust established pursuant to section 5.4 of the Plan to hold the portion of Plan Notes reserved for Distribution pending the resolution of Disputed Claims in Class 6 of the Plan.

               1.69 Distribution: The payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims), the holder of the Equity Interest, and to the Asbestos PI Trust and the Asbestos PD Trust.

               1.70 Distribution Date: (a) The Initial Distribution Date, (b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of Plan Notes and/or 144A Offering Proceeds and Available Cash to be distributed on any Distribution Date is less than One Million and 00/100 Dollars ($1,000,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

               1.71 District Court: The United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

               1.72 DTC: Depository Trust Company.

               1.73 Employee Benefit Claim: Any Claim of a current or former employee of AWI, a current or former employee of any current or former subsidiary of AWI, or of the Pension Benefit Guaranty Corporation, for benefits payable or arising under any of the plans being assumed pursuant to section 8.7(a) of the Plan; provided, however, that any Claim for damages or other relief arising from any termination of any plans pursuant to section 8.7(b) of the Plan, any "rejection" of any plans as to any party that objects to any amendment under section 8.7(c) of the Plan, based upon any alleged breach by AWI of its responsibilities or duties under any plan specified in section 8.7(a) of the Plan (other than any obligation to pay the benefits arising thereunder, as modified), or related to the allegations made by the plaintiffs in those certain two class action complaints asserting various federal law claims under ERISA filed in the United States District Court for the Eastern District of Pennsylvania by Dean A. Markley, Michael Resetar, and Lori Shearer shall be deemed an Unsecured Claim.

               1.74 Effective Date: The first Business Day of the month immediately following the date by which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.17 have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day of the month immediately following the date of the expiration, dissolution, or lifting of such stay.

               1.75 Encumbrance: With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

               1.76 Entity: An individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

               1.77 Environmental Claim: Any Claim as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under the federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

               1.78 Equity Interest: Any interest in AWI represented by shares of Existing AWI Common Stock.

               1.79 Equity Value: For purposes of calculating the exercise price on the New Warrants, the value of each share of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, as agreed among Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee and as set forth in the disclosure statement approved by the Bankruptcy Court.

               1.80 Estimated Amount: The estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code.

               1.81 Existing AWI Common Stock: Common stock, par value of $0.01 per share, of AWI, authorized pursuant to the Articles of Incorporation as in effect immediately prior to the Effective Date.

               1.82 Final Distribution Date: A date on or after the Initial Distribution Date and after all Disputed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) have become either Allowed Claims or Disallowed Claims that is selected by Reorganized AWI in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by Reorganized AWI, for cause shown.

               1.83 Final Order: An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to AWI or Reorganized AWI, as the case may be, and its counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

               1.84 Future Claimants' Representative: Dean M. Trafelet, the Legal Representative for Future Claimants appointed pursuant to the order dated on or about March 1, 2002.

               1.85 Holdings: Armstrong Holdings, Inc., a Pennsylvania corporation.

               1.86 Holdings Plan of Liquidation: The dissolution of Holdings as approved by its Board of Directors and shareholders as required by Sections 1972, 1973 and 1974 of the Pennsylvania BCL and the liquidation and winding up of the business and affairs of Holdings (and, as part thereof, the dissolution and winding up, or other termination of the corporate existence, of AWWD) in accordance with a plan of liquidation and winding up approved by the Board of Directors and shareholders of Holdings as may be required by Subchapter F or H of Chapter 19 of the Pennsylvania BCL or such other plan and manner of liquidation and winding up as is consistent with the terms of the Plan and permitted by law.

               1.87 Indentures: The indenture agreements between the Indenture Trustees and AWI relating to the Debt Security Claims.

               1.88 Indenture Trustees: Bank One Trust Company, N.A., as indenture trustee for the holders of AWI's 9 3/4% Debentures due 2008 and for the holders of the 8 3/4%-9% Medium Term Notes, and Wells Fargo Minnesota, N.A., as indenture trustee for the holders of AWI's 6.35% Senior Notes due 2003, 6 1/2% Senior Notes due 2005, 7.45% Senior Notes due 2029, and the 7.45% Senior Quarterly Interest Bonds due 2038.

               1.89 Indenture Trustees' Fees and Expenses: All the fees and expenses, including the reasonable fees and expenses of their attorneys, incurred by the Indenture Trustees under their respective indentures from the Commencement Date to the Effective Date, up to a maximum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) for the Indenture Trustee for each series of Debt Security Claims for which it acts as Indenture Trustee.

               1.90 Initial Distribution Date: A date on or after the Effective Date that is selected by Reorganized AWI in its discretion but, in any event, is within fifteen (15) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by Reorganized AWI, for cause shown.

               1.91 Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and any applicable rulings, Treasury Regulations, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

               1.92 IRS: The United States Internal Revenue Service.

               1.93 Lazard: Lazard Freres & Co. LLC, or such other investment bank or financial advisor retained by AWI.

               1.94 New Common Stock: Common stock, par value $0.01 per share, of Reorganized AWI which is to be authorized and issued pursuant to the Plan and subject to dilution for equity to be issued under the New Long-Term Incentive Plan and for the New Warrants.

               1.95 New Long-Term Incentive Plan: The Management Incentive Plan, substantially in the form of Exhibit 1.95 to the Plan.

               1.96 New Warrants: Warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit 1.96 to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee; provided, however, that such New Warrants (a) shall comprise 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date, (b) shall have an exercise price equal to 125% of the Equity Value, and (iii) shall have a term of seven years from the Effective Date.

               1.97 Pennsylvania BCL: Pennsylvania Business Corporation Law of 1988, as amended from time to time and as applicable to the events described in the Plan.

               1.98 PI PROTECTED PARTY: ANY OF THE FOLLOWING PARTIES:

               (a) AWI;

               (b) REORGANIZED AWI;

               (c) HOLDINGS;

               (d) AWWD;

               (e) ANY AFFILIATE;

               (f) INTERFACE SOLUTIONS, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF PENNSYLVANIA, OR ARMACELL LLC, A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF DELAWARE, BUT ONLY TO THE EXTENT THAT EITHER SUCH ENTITY IS ALLEGED TO BE DIRECTLY OR INDIRECTLY LIABLE FOR THE CONDUCT OF, CLAIMS AGAINST, OR DEMANDS ON AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST ON ACCOUNT OF ASBESTOS PERSONAL INJURY CLAIMS;

               (g) ANY ENTITY THAT, PURSUANT TO THE PLAN OR AFTER THE EFFECTIVE DATE, BECOMES A DIRECT OR INDIRECT TRANSFEREE OF, OR SUCCESSOR TO, ANY ASSETS OF AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST (BUT ONLY TO THE EXTENT THAT LIABILITY IS ASSERTED TO EXIST BY REASON OF IT BECOMING SUCH A TRANSFEREE OR SUCCESSOR);

               (h) ANY ENTITY THAT, PURSUANT TO THE PLAN OR AFTER THE EFFECTIVE DATE, MAKES A LOAN TO REORGANIZED AWI OR THE ASBESTOS PI TRUST OR TO A SUCCESSOR TO, OR TRANSFEREE OF, ANY ASSETS OF AWI, REORGANIZED AWI OR THE ASBESTOS PI TRUST (BUT ONLY TO THE EXTENT THAT LIABILITY IS ASSERTED TO EXIST BY REASON OF SUCH ENTITY BECOMING SUCH A LENDER OR TO THE EXTENT ANY PLEDGE OF ASSETS MADE IN

CONNECTION WITH SUCH A LOAN IS SOUGHT TO BE UPSET OR IMPAIRED); OR

               (i) ANY ENTITY TO THE EXTENT HE, SHE, OR IT IS ALLEGED TO BE DIRECTLY OR INDIRECTLY LIABLE FOR THE CONDUCT OF, CLAIMS AGAINST, OR DEMANDS ON AWI, REORGANIZED AWI OR THE ASBESTOS PI TRUST ON ACCOUNT OF ASBESTOS PERSONAL INJURY CLAIMS BY REASON OF ONE OR MORE OF THE FOLLOWING:

                    (i) SUCH ENTITY'S OWNERSHIP OF A FINANCIAL INTEREST IN AWI,
               REORGANIZED AWI, A PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR A PREDECESSOR IN INTEREST OF AWI, OR REORGANIZED AWI;

                    (ii) SUCH ENTITY'S INVOLVEMENT IN THE MANAGEMENT OF AWI,
               AWWD, HOLDINGS, AN AFFILIATE, REORGANIZED AWI, OR ANY PREDECESSOR IN INTEREST OF AWI, OR REORGANIZED AWI;

                    (iii) SUCH ENTITY'S SERVICE AS AN OFFICER, DIRECTOR, OR
               EMPLOYEE OF AWI, REORGANIZED AWI, AWWD, HOLDINGS, AN AFFILIATE, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, OR ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI.

                    (iv) SUCH ENTITY'S PROVISION OF INSURANCE TO (A) AWI, (B)
               REORGANIZED AWI, (C) ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), (D) ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI; OR (E) ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, BUT ONLY TO THE EXTENT THAT AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST ENTERS INTO A SETTLEMENT WITH SUCH ENTITY THAT IS APPROVED BY THE BANKRUPTCY COURT AND EXPRESSLY PROVIDES THAT SUCH ENTITY SHALL BE ENTITLED TO THE PROTECTION OF THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AS A PI PROTECTED PARTY; OR

                    (v) SUCH ENTITY'S INVOLVEMENT IN A TRANSACTION CHANGING THE
               CORPORATE STRUCTURE, OR IN A LOAN OR OTHER FINANCIAL TRANSACTION AFFECTING THE FINANCIAL CONDITION, OF AWI, AWWD, HOLDINGS, AN AFFILIATE, REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN AC AND S, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, OR ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI;

               1.99 Plan: This plan of reorganization, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

               1.100 Plan Note Amount: An amount equal to the greater of (x) $1.125 billion less the amount of Available Cash and (y) $775 million.

               1.101 Plan Note Indenture: An indenture, substantially in the form of Exhibit 1.101 to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, pursuant to which the Plan Notes will be issued, which will be qualified under the Trust Indenture Act of 1939, as amended.

               1.102 Plan Notes: Unsecured notes issued pursuant to the Plan
Note Indenture (a) in an aggregate principal amount equal to the Plan Note Amount less the 144A Offering Proceeds, (b) bearing a fixed or floating interest rate based upon U.S. Treasury Notes or three-month U.S dollar LIBOR, respectively, with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes or LIBOR for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date, (c) with a maturity, as selected by AWI, of not less than five years, but not more than ten years and no principal payments required to be paid prior to the maturity date, (d) callable at par at the option of Reorganized AWI, in whole or in part, at any time during the first six months following the Effective Date, and (e) having such other terms, covenants, and conditions substantially similar to those contained in indentures for issues of comparable maturity of comparably rated U.S. industrial companies and, with respect to any floating rate tranche, structured in a manner similar to, and as liquid as, marketable bank debt.

               1.103 Priority Claim: Any Claim to the extent such claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim, or Priority Tax Claim.

               1.104 Priority Tax Claim: A Claim against AWI that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

               1.105 Pro Rata Share: Means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims plus the Disputed Claim Amount of all Disputed Claims in the same Class.

               1.106 Qualified Appraisal: A "qualified appraisal" within the meaning of Treasury Regulations section 1.468B-3(b)(3).

               1.107 Record Date: The first Business Day that is five (5) days from and after the Confirmation Date.

               1.108 Reorganized AWI: AWI, as reorganized as of the Effective Date in accordance with this Plan, or any successors in interest thereto, from and after the Effective Date.

               1.109 Reorganization Consideration: Collectively, the Available Cash, the Plan Notes and/or the 144A Offering Proceeds, the New Common Stock, and the New Warrants.

               1.110 Retention Period: Five (5) years from and after the Effective Date, or such shorter period as the Bankruptcy Court may set.

               1.111 Schedules: The schedules of assets and liabilities and the statements of financial affairs filed by AWI with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been and may be amended by AWI from time to time in accordance with Bankruptcy Rule 1009.

               1.112 SEC: The United States Securities and Exchange Commission.

               1.113 Secured Claim: Any Claim against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims.

               1.114 Stockholder and Registration Rights Agreement: The Stockholder and Registration Rights Agreement to be entered into by Reorganized AWI and the Asbestos PI Trustees on behalf of the Asbestos PI Trust, pursuant to section 7.7 hereof, in substantially the same form of Exhibit 1.114 to the Plan.

               1.115 Subsidiary Debt Guarantee Claim: Any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram Liquidators, Inc. or Desseaux Corporation of North America and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity.

               1.116 Treasury Regulations: Regulations (including temporary and proposed) promulgated under the Internal Revenue Code by the United States Treasury Department, as amended from time to time.

               1.117 Unliquidated Claim: Any Claim (other than an Asbestos Personal Injury Claim), the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

               1.118 Unsecured Claim: Any Claim other an Administrative Expense, Subsidiary Debt Guarantee Claim, a COLI Claim, a Priority Tax Claim, a Priority Claim, an Asbestos Personal Injury Claim, an Asbestos Property Damage Claim, an Environmental Claim (except to the extent provided in section 3.2(h)(ii) of the Plan), an Affiliate Claim, an Employee Benefit Claim, or a Secured Claim. Unsecured Claims include Debt Security Claims administered by the Indenture Trustees.

               1.119 Unsecured Creditors' Committee: The Official Unsecured Creditors' Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

               1.120 Voting Deadline: The date set by the Bankruptcy Court by which all completed ballots must be received.

               1.121 Voting Procedures Order: An order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan.

               B. OTHER TERMS. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

               C. EXHIBITS. All Exhibits to the Plan shall be contained in a separate Exhibit Volume, which shall be filed with the Clerk of the Bankruptcy Court not later than the earlier of (i) thirty (30) days prior to the commencement of the hearing on confirmation of the Plan and (ii) fifteen (15) days prior to the deadline for filing objections to confirmation of the Plan. Such Exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Such Exhibits shall also be available for download from the following website: www.armstrongplan.com. Holders of Claims or shareholders of Holdings may also obtain a copy of such Exhibit Volume, once filed, from AWI by a written request sent to the following address:

                        Armstrong World Industries, Inc.
                              Post Office Box 3666
                       Lancaster, Pennsylvania 17604-3666

                                   ARTICLE II

                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

               2.1 Payment of Allowed Administrative Expenses. The Allowed Amount of each Administrative Expense that is Allowed as of the Effective Date shall be paid in full, in cash, on the Effective Date; provided, however, that Administrative Expenses of the type specified in section 1.11(c)(i) of the Plan shall be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Each Administrative Expense of the type specified in section 1.11(c)(ii) or 1.11(c)(iii) of the Plan shall be paid the Allowed Amount of such Administrative Expense in full, in cash, as soon as practicable after such Administrative Expense is Allowed.

               2.2 Compensation and Reimbursement Claims. The Bankruptcy Court shall fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy Code.
The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy
Code shall be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI.

               2.3 DIP Credit Facility Claim. On the Effective Date, the DIP Credit Facility Claim shall be paid in full, in cash. Unless otherwise agreed by the DIP Lenders, to the extent that any letters of credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the DIP Lenders, cash in an amount equal to the face amount of such letters of credit, which shall be held by the Agent Bank for the repayment of all amounts due in respect of such letters of credit.

               2.4 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid the Allowed Amount of its Allowed Priority Tax Claim either
(a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI.

                                  ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

               3.1 Summary. Claims and Equity Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation, and distribution pursuant to the Plan, as follows:



---------------------------- ----------------------------------------------------------- ----------------- -------------------
                                                                                                           ENTITLED
CLASS                        TREATMENT                                                   STATUS            TO VOTE?
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 1: Priority Claims     Paid in full, in cash, on the later of the Effective Date   Unimpaired        No
                             or as soon as practicable after such Priority Claim
                             becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 2:  Secured Claims     Reinstated - Any defaults  related to Secured  Claims will  Unimpaired        No
                             be cured.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 3:  Convenience        Payment of 75% of Allowed Amount of Convenience  Claim, in  Impaired          Yes
Claims                       cash,  on  later  of the  Effective  Date  or as  soon  as practicable after such Convenience Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 4:  Asbestos           All Asbestos  Property  Damage Claims will be channeled to  Impaired          Yes
Property Damage Claims       the  Asbestos PD Trust,  which will be funded  exclusively with the Asbestos PD Trust Funding Obligation;
                             provided, however, if fewer than 25 Disputed
                             Asbestos Property Damage Claims remain outstanding
                             as of the Effective Date, AWI may elect, in its
                             sole discretion, not to channel Asbestos Property
                             Damage Claims to the Asbestos PD Trust, but to
                             litigate the merits of each Disputed Asbestos
                             Property Damage Claim before the Bankruptcy Court
                             and pay the Allowed Amount of each such Asbestos
                             Property Damage Claim in full, in cash, from the
                             proceeds of insurance.
---------------------------- ----------------------------------------------------------- ----------------- -------------------




                                       19

---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 5: COLI Claims         Reinstated - Any defaults related to
                             the COLI Claims will Unimpaired No be cured.                Unimpaired        No
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 6: Unsecured Claims    Each holder of an Allowed Unsecured Claim will receive      Impaired          Yes
other than Convenience       its Pro Rata Share of (i) 34.43% of the New Common
Claims                       Stock, (ii) 34.43% of the first $1.05 billion
                             of (x) up to $300 million of Available Cash and (y)
                             the principal amount of Plan Notes and/or 144A Offering
                             Proceeds,(iii) 60% of the next $50 million of the
                             remaining Available Cash, (iv) 60% of the remaining
                             amount of Plan Notes and/or 144A Offering Proceeds
                             to the extent that Available Cash in (iii) is less than
                             $50 million, and (v) 34.43% of the remaining Available
                             Cash and Plan Notes and/or 144A Offering Proceeds.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 7:  Asbestos           All Asbestos  Personal  Injury Claims will be channeled to  Impaired          Yes
Personal Injury Claims       the  Asbestos PI Trust,  which will be funded  pursuant to section 10.1 of the Plan.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 8:  Environmental      Each  Environmental  Claim  will be  treated as an Allowed  Impaired          Yes
Claims                       Unsecured  Claim to the extent it becomes Allowed prior to any  Distribution  Date.  Other  treatment  determined  as applicable under the relevant settlement agreement.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 9:  Affiliate Claims   Reinstated                                                  Unimpaired        No
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 10:  Subsidiary Debt   Reinstated                                                  Unimpaired        No
Guarantee Claims
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 11:  Employee          Reinstated                                                  Unimpaired        No
Benefit Claims
---------------------------- ----------------------------------------------------------- ----------------- -------------------



                                       20

---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 12:  Equity Interests  If the  Holdings  Plan of  Liquidation  is approved by the  Impaired          Yes.
                             board of directors and requisite  shareholders of Holdings prior to the first  anniversary of the Effective Date, the holder of the Equity  Interests  in AWI will  receive  the
                             New  Warrants  (which will be  distributed  in  accordance with the Holdings Plan of  Liquidation).  If such approval is not  obtained  prior to the  first  anniversary  of the
                             Effective Date, the holder of the Equity  Interests in AWI will not receive  any  distribution,  and no New  Warrants will be issued..
---------------------------- ----------------------------------------------------------- ----------------- -------------------




               3.2 Classification and Treatment.

               (a) CLASS 1. PRIORITY CLAIMS.

                    (i) Classification: Class 1 consists of all Allowed Priority
               Claims.

                    (ii) Treatment: Each holder of an Allowed Priority Claim
               shall be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

                    (iii) Status: Class 1 is not impaired. The holders of the
               Claims in Class 1 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (b) CLASS 2. SECURED CLAIMS.

                    (i) Classification: Class 2 consists of all Allowed Secured
               Claims. Although placed in one class for purposes of convenience, each Allowed Secured Claim shall be treated as though in a separate class for all purposes under the Plan.

                    (ii) Treatment: At the option of AWI and in accordance with section 1124 of the Bankruptcy Code, each Allowed Secured Claim shall be treated in one of the following ways:

                         1. The legal, equitable and contractual rights to which
                    such Allowed Secured Claim entitles the holder of such Claim shall be unaltered.

                                       or

                         2. Notwithstanding any contractual provision or
                    applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                    (iii) Status: Class 2 is not impaired. The holders of the
               Claims in Class 2 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (c) CLASS 3. CONVENIENCE CLAIMS.

                    (i) Classification: Class 3 consists of all Allowed
               Convenience Claims.

                    (ii) Treatment: Each holder of an Allowed Convenience Claim shall be paid 75% of the Allowed Amount of its Allowed Convenience Claim, in cash, on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

                    (iii) Election: Any holder of an Unsecured Claim in an
               amount equal to or less than Ten Thousand and 00/100 Dollars ($10,000.00) and which otherwise constitutes a Convenience Claim automatically shall be treated as a Convenience Claim. Any holder of any other Unsecured Claim that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Unsecured Claims in Class 6 and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on AWI unless the Voting Deadline is expressly waived in writing by AWI with respect to any such Claim.

                    (iv) Status: Class 3 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 3 are entitled to vote to accept or reject the Plan.

               (d) CLASS 4. ASBESTOS PROPERTY DAMAGE CLAIMS.

                    (i) Classification: Class 4 consists of all Allowed Asbestos
               Property Damage Claims.

                    (ii) Treatment: (x) Except as provided in section
               3.2(d)(ii)(y) of the Plan, all Allowed Asbestos Property Damage Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PD Trust and the Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution

               Procedures. The Asbestos PD Trust will be funded in accordance with the provisions of sections 11.2 and 11.3 of the Plan. The sole recourse of the holder of an Allowed Asbestos Property Damage Claim shall be the Asbestos PD Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos Property Damage Claim against Reorganized AWI. Without limiting the foregoing, on the Effective Date, all entities shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Property Damage Claims (other than actions brought to enforce any right or obligation under the Plan, any Exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PD Trust, which actions shall be in conformity and compliance with the provisions hereof):

                         1. commencing, conducting, or continuing in any manner,
                    directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                         2. enforcing, levying, attaching (including, without
                    express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                         3. creating, perfecting, or otherwise enforcing in any
                    manner, directly or indirectly, any Encumbrance against Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust;

                         4. setting off, seeking reimbursement of, contribution
                    from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to Reorganized AWI, any property or interests in property of Reorganized AWI, the Asbestos PI Trust, or any property or interests in property of the Asbestos PI Trust; and

                         5. proceeding in any manner in any place with regard to
                    any matter that is subject to resolution pursuant to the Asbestos PD Trust Agreement, except in conformity and compliance therewith.

               (y) Notwithstanding section 3.2(d)(ii)(x) of the Plan, if, at the time of the Effective Date, fewer than twenty-five (25) Asbestos Property Damage Claims remain as Disputed Claims, AWI may elect, in its sole discretion, not to create an Asbestos PD Trust. In such case, AWI will continue to litigate objections to Asbestos Property Damage Claims in the Bankruptcy Court, and each holder of an Allowed Asbestos Property Damage Claim shall be paid the Allowed

Amount of such Asbestos Property Damage Claim, in full, in cash, with such payment to be funded exclusively from the proceeds of insurance available with respect to Asbestos Property Damage Claims.

                    (iii) Selection of Trustees for the Asbestos PD Trust: If
               Class 4 votes to accept the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Asbestos PD Trustees shall be selected by the Asbestos PD Committee. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, AWI will select the Asbestos PD Trustees, by notice filed with the Bankruptcy Court on or before ten (10) days prior to the date of the commencement of the hearing on confirmation of the Plan.

                    (iv) Claims Resolution Procedures: If the Asbestos PD Trust
               is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Asbestos PD Claims Resolution Procedures will govern and control in all respects the allowance and payment of Asbestos Property Damage Claims. Otherwise, the allowance of Asbestos Property Damage Claims shall be governed by applicable bankruptcy and non-bankruptcy law.

                    (v) Status: Class 4 is impaired. To the extent and in the
               manner provided in the Voting Procedures Order, the holders of the Claims in Class 4 are entitled to vote to accept or reject the Plan.

               (e) CLASS 5. COLI CLAIMS.

                    (i) Classification: Class 5 consists of all Allowed COLI
               Claims.

                    (ii) Treatment: In accordance with section 1124 of the
               Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                    (iii) Status: Class 5 is not impaired. The holders of the
               Claims in Class 5 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (f) CLASS 6. UNSECURED CLAIMS OTHER THAN CONVENIENCE CLAIMS.

                    (i) Classification: Class 6 consists of Unsecured Claims
               other than Convenience Claims.

                    (ii) Treatment: Each holder of an Allowed Unsecured Claim in
               Class 6 will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization Consideration:

                         1. 34.43% of the New Common Stock,

                         2. 34.43% of the first $1.05 billion of (x) up to $300
                    million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds,

                         3. 60% of the first $50 million of the amount of
                    Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                         4. 60% of the amount of Plan Notes and/or 144A Offering
                    Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                         5. 34.43% of the remaining Available Cash and Plan
                    Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

                    In any Distribution made to the holder of an Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in this section 3.2(f)(ii)) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

                    (iii) Interest: Interest shall neither accrue nor be payable from and after the Commencement Date with respect to Allowed Unsecured Claims.

                    (iv) Status: Class 6 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 6 are entitled to vote to accept or reject the Plan.

               (g) CLASS 7. ASBESTOS PERSONAL INJURY CLAIMS.

                    (i) Classification: Class 7 consists of all Asbestos
               Personal Injury Claims.

                    (ii) Treatment: All Asbestos Personal Injury Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. The Asbestos PI Trust will be funded in accordance with the provisions of section 10.1 of the Plan. The sole recourse of the holder of an Asbestos Personal Injury Claim shall be the Asbestos PI Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any PI

               Protected Party. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF):

                         1. COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER,
                    DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                         2. ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT
                    EXPRESS OR IMPLIED LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                         3. CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY
                    MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                         4. SETTING OFF, SEEKING REIMBURSEMENT OF, CONTRIBUTION
                    FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY; AND

                         5. PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO
                    ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PI TRUST AGREEMENT, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH.

                    Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI, Reorganized AWI, or the Asbestos PI Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by AWI, Reorganized AWI, or the Asbestos PI Trust.

                    (iii) Status: Class 7 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 7 are entitled to vote to accept or reject the Plan.

               (h) CLASS 8. ENVIRONMENTAL CLAIMS.

                    (i) Classification: Class 8 consists of all Environmental
               Claims.

                    (ii) Treatment: Each holder of an Environmental Claim shall be entitled to treatment of its Environmental Claim and receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any Distribution Date, such Environmental Claim shall be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6 of the Plan. The sole recourse of the holders of Environmental Claims shall be in accordance with the rights of such holders set forth in such settlement agreement. Nothing contained herein or in any settlement agreement relating to an Environmental Claim shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any Entity that is not a party to such settlement agreement.

                    (iii) Status: Class 8 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan.

               (i) CLASS 9. AFFILIATE CLAIMS.

                    (i) Classification: Class 9 consists of Affiliate Claims.

                    (ii) Treatment: In accordance with section 1124 of the
               Bankruptcy Code, the legal, equitable, and contractual rights to which such Allowed Affiliate Claims entitle the holder of any such Claims shall be unaltered.

                    (iii) Status. Class 9 is unimpaired. The holders of the
               Claims in Class 9 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (j) CLASS 10. SUBSIDIARY DEBT GUARANTEE CLAIMS.

                    (i) Classification: Class 10 consists of all Subsidiary Debt
               Guarantee Claims.

                    (ii) Treatment: In accordance with section 1124 of the
               Bankruptcy Code, each Subsidiary Debt Guarantee Claim shall be reinstated.

                    (iii) Status: Class 10 is not impaired. The holders of
               Claims in Class 10 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (k) CLASS 11. EMPLOYEE BENEFIT CLAIMS.

                    (i) Classification: Class 11 consists of all Employee
               Benefit Claims.

                    (ii) Treatment: In accordance with section 1124 of the
               Bankruptcy Code, each Employee Benefit Claim shall be reinstated.

                    (iii) Status: Class 11 is not impaired. The holders of
               Claims in Class 11 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

               (l) CLASS 12. EQUITY INTERESTS.

                    (i) Classification: Class 12 consists of Equity Interests.

                    (ii) Treatment: If the Holdings Plan of Liquidation receives the requisite approvals of the Board of Directors and shareholders of Holdings prior to the first anniversary of the Effective Date, Reorganized AWI shall issue the New Warrants in respect of the Equity Interests in AWI as provided in section
               7.25 hereof; provided, however, that, if Class 6 votes to reject the Plan, no distribution shall be made under the Plan from AWI's estate in respect of the Equity Interests in AWI but, in such event (and assuming the required approvals of the Board of Directors and shareholders of Holdings of the Holdings Plan of Liquidation have been received by the first anniversary of the Effective Date), Reorganized AWI shall issue the New Warrants as provided in section 7.25 hereof in respect of the Asbestos Personal Injury Claims and in accordance with section 10.1(b) hereof. If the Holdings Plan of Liquidation does not receive the requisite approvals of the Board of Directors and shareholders of Holdings by the first anniversary of the Effective Date, no distribution shall be made under the Plan in respect of the Equity Interests in AWI, and no New Warrants shall be issued. On the Effective Date, the certificates that previously evidenced ownership of Existing AWI Common Stock shall be cancelled and shall be null and void, the holder(s) thereof shall no longer have any rights in respect of the Equity Interests in AWI, and such certificates shall not evidence any rights under the Plan.

                    (iii) Status: Class 12 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holder of the Equity Interests in Class 12 is entitled to vote to accept or reject the Plan; provided, however, if Class 6 votes to reject the Plan, Class 12 shall be deemed to have rejected the Plan.

               3.3 In the event of a controversy as to whether any class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.

                                   ARTICLE IV

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

               4.1 Modification of the Plan. AWI may, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

               4.2 Revocation or Withdrawal.

               (a) Right to Revoke. The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI.

               (b) Effect of Withdrawal or Revocation. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

               4.3 Amendment of Plan Documents. From and after the Effective Date, the authority to amend, modify, or supplement the Exhibits to the Plan and any documents attached to such Exhibits shall be as provided in such Exhibits and their respective attachments.

                                   ARTICLE V

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

               5.1 Objections to Claims; Prosecution of Disputed Claims. Reorganized AWI shall object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. Notwithstanding the foregoing, Reorganized AWI, at its option, may continue to prosecute objections to Asbestos Property Damage Claims if such objections are pending as of the Effective Date, and AWI elects, pursuant to section 3.2(d)(ii)(y) of the Plan, not to create the Asbestos PD Trust. All objections that are filed and prosecuted by Reorganized AWI as provided herein shall be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims shall be served and filed no later than ninety (90) days after the Effective Date.

               5.2 Claims Settlement Guidelines. The Confirmation Order shall approve the amendment to the Claims Settlement Guidelines, as set forth in
Exhibit 1.46 to the Plan.

               5.3 Distributions on Account of Disputed Claims. Notwithstanding
section 3.2 hereof, a Distribution shall only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest shall be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by section 5.1 hereof.

               5.4 Disputed Unsecured Claims Reserve. On the Initial Distribution Date, if the Plan Notes are issued, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which Plan Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3, and 7.9 of the Plan, any Distribution of Plan Notes with respect to a Disputed Claim that becomes Allowed shall include interest and other accretions with respect to such Plan Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such Plan Notes.

               5.5 Tax Treatment of Disputed Unsecured Claims Reserve.

               (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Disputed Unsecured Claims Reserve established to hold Plan Notes and any earnings with respect thereto as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in Class 6, in accordance with the trust provisions of the Tax Code (sections 641 et seq.), and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including Reorganized AWI and all holders of Claims in Class 6) shall report, for tax purposes, consistently with such treatment.

               (b) The Disbursing Agent may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Disputed Unsecured Claims Reserve for all taxable periods through the termination of such reserve.

                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

               6.1 Impaired Classes to Vote. Each holder of a Claim in an impaired Class of Claims shall be entitled to vote to accept or reject the Plan to the extent and in the manner provided by the Voting Procedures Order.

               6.2 Acceptance by Class of Claims. Acceptance of the Plan by any impaired Class of Claims shall be determined in accordance with the Voting Procedures Order.

               6.3 Nonconsensual Confirmation. In the event that any impaired Class of Claims shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, AWI reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case the Plan shall constitute a motion for such relief, or (b) amend the Plan in accordance with section 4.1 hereof.

                                  ARTICLE VII

                           IMPLEMENTATION OF THE PLAN

               7.1 Creation of Asbestos PI Trust. Effective as of the later of
(i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust shall be created. The Asbestos PI Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code. The purpose of the Asbestos PI Trust shall be to, among other things, (a) direct the processing, liquidation, and payment of all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos PI Trust Distribution Procedures, and the Confirmation Order and (b) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos Personal Injury Claims.

               7.2 Appointment of Asbestos PI Trustees. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit 7.2 to the Plan), which individuals shall be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust.

               7.3 Creation of Asbestos PD Trust. Subject to section 3.2(d)(ii)(y) of the Plan, effective as of the later of (i) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement and (ii) the Effective Date, the Asbestos PD Trust shall be created. The Asbestos PD Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code. The purpose of the Asbestos PD Trust shall be to, among other things, (a) direct the processing, liquidation, and payment of all Asbestos Property Damage Claims in accordance with the Plan, the Asbestos PD Claims Resolution Procedures, and the Confirmation Order and (b) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos Property Damage Claims.

               7.4 144A Offering. AWI will use reasonable efforts to effect the 144A Offering on or as soon as practicable after the Effective Date such that the 144A Offering yields net proceeds in an amount at least equal to the Plan Note Amount, in which case the Plan Notes will not be issued under the Plan. AWI will not complete a 144A Offering that yields net proceeds less than the amount of the Plan Note Amount without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee. If a 144A Offering is completed, but yields net proceeds less than the Plan Note Amount, then Reorganized AWI will issue Plan Notes in an aggregate amount equal to the Plan Note Amount less the net proceeds of the 144A Offering.

               7.5 Amendment of Articles of Incorporation. The Articles of Incorporation shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, and (ii) 15 million shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the Board of Directors. Pursuant to the Plan, of the 200 million shares of common stock
(A) sixty to seventy million (60,000,000-70,000,000) shares shall be New Common Stock issued under the Plan, (B) an amount equal to 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date shall be reserved for issuance upon exercise of the New Warrants, and (C) a portion shall be reserved for issuance under the New Long-Term Incentive Plan, and (D) the remainder shall be reserved for future issuance.

               7.6 Amendment of By-Laws. The By-Laws of AWI shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws.

               7.7 Stockholder and Registration Rights Agreement: On the Effective Date, AWI and the Asbestos PI Trust shall enter into the Stockholder and Registration Rights Agreement, which will provide, among other things, for the registration by Reorganized AWI of shares of New Common Stock and Plan Notes owned by the Asbestos PI Trust for public sale in certain circumstances, will provide for rights of others to participate in certain sales of New Common Stock and Plan Notes by the Asbestos PI Trust, and will establish certain requirements for amendment of provisions of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.

               7.8 Distributions under the Plan. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

               7.9 Timing of Distributions under the Plan. Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefore specified in the Plan. No interest shall accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any Plan Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date shall include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such Plan Notes) from and after the Initial Distribution Date in accordance with the terms of the Plan Note Indenture, and New Common Stock issued to holders of Allowed Claims in Classes 6 and 8 after the Effective Date shall include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

               (a) Distributions with Respect to Unsecured Claims and Environmental Claims. Distributions with respect to Classes 6 and 8 shall only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date. For purposes of treatment and Distribution under the Plan, except as provided with respect to treatment of Claims in the voting procedures approved by the Voting Procedures Order, all Unsecured Claims held by a Creditor shall be aggregated and treated as a single Claim. At the written request of AWI or the Disbursing Agent, any Creditor holding multiple Unsecured Claims shall provide to AWI or the Disbursing Agent, as the case may be, a single address to which any Distributions shall be sent. At the written request of any Creditor holding multiple Unsecured Claims made to the Disbursing Agent within thirty (30) days prior to a Distribution Date, such Creditor shall receive an itemized statement of the Unsecured Claims for which the Distribution is being made.

               (b) Distribution to the Asbestos PI Trust. The Distribution to the Asbestos PI Trust shall be made on the later of (a) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (b) the Effective

Date; provided, however, that if AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust shall occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date.

               (c) Distribution to the Asbestos PD Trust. If Class 4 votes to accept the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the later of (i) the date the Asbestos PD Trustees are selected for the Asbestos PD Trust and have executed the Asbestos PD Trust Agreement and (ii) the Effective Date. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Distribution of the Asbestos PD Trust Funding Obligation will be made on the latest of (x) the date an order of the Bankruptcy Court estimating the aggregate value of all Asbestos Property Damage Claims becomes a Final Order, (y) the Effective Date, and (z) the date the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement.

               7.10 Disbursing Agent. All distributions under the Plan shall be made by Reorganized AWI as Disbursing Agent or such other entity designated by Reorganized AWI as a Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized AWI. Distributions on account of Debt Security Claims shall be made to the Indenture Trustee under the applicable Indenture for subsequent distribution to the holders of the Debt Security Claims, and upon such Distribution to the Indenture Trustees, AWI and Reorganized AWI shall have no further obligations with respect thereto.

               7.11 Record Date. Except as and to the extent otherwise required by customary procedures of the DTC with respect to Debt Security Claims, as of the close of business on the Record Date, the various transfer and claims registers for each of the classes of Claims as maintained by AWI, its respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. AWI and Reorganized AWI shall have no obligation to recognize any transfer of the Claims occurring after the close of business on the Record Date. AWI, Reorganized AWI, the Disbursing Agent, and the Indenture Trustees shall be entitled to recognize and deal hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable.

               7.12 Distributions to Holders of Debt Security Claims Administered by the Indenture Trustees.

               (a) Distributions to holders of Debt Security Claims administered by the Indenture Trustees will be made on each Distribution Date by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable. In connection with such book-entry exchange, each Indenture Trustee will deliver instructions to the DTC directing the DTC to effect distributions on a pro rata basis of the elements of Reorganization Consideration as provided under the Plan with respect to the Debt Security Claims upon which such Indenture Trustee acts as trustee.

               (b) The Indenture Trustees providing services related to Distributions pursuant to the Plan will receive from Reorganized AWI reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services in an amount pursuant to the procedures set forth in section 7.20 herein.

               7.13 Manner of Payment under the Plan. Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by AWI or Reorganized AWI shall be made, at the election of AWI or Reorganized AWI (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.

               7.14 Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

               7.15 Fractional Shares or Other Distributions. Notwithstanding anything to the contrary contained herein, no fractional shares of New Common Stock shall be distributed, no Plan Notes will be issued in an amount less than $100, and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). Fractional shares shall be rounded to the nearest whole share (with .5 share or less to be rounded down). Plan Notes in denominations of less than $100 shall be rounded to the nearest $100 increment (with Plan Notes in denominations of $50 or less to be rounded down). No cash will be paid in lieu of such fractional shares or Plan Notes in increments of less than $100.

               7.16 Occurrence of the Confirmation Date. The following shall constitute conditions to confirmation of the Plan:

               (a) The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

                    (i) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

                    (ii) With respect to any Asbestos Property Damage Claim that is Allowed by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement and the Asbestos PD Trust Claims Resolution Procedures or is Allowed by a Final Order of the Bankruptcy Court, such allowance shall establish the amount of legal liability against the Asbestos PD Trust in the allowed amount of such Claim, as determined in accordance with the Asbestos PD Claims Resolution Procedures or such Bankruptcy Court order, as the case may be.

                    (iii) The Asbestos PI Permanent Channeling Injunction is to
               be implemented in connection with the Plan and the Asbestos PI Trust.

                    (iv) The Plan and its Exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust

               Distribution Procedures, and Articles X and XI of the Plan, are a fair, equitable, and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims and Asbestos Property Damage Claims. The Plan and its Exhibits, and the negotiations that led up to them, do not violate any obligation of AWI or breach any applicable insurance policy, agreement or contract of AWI, including, without limitation, obligations or duties to cooperate under any insurance policies, contracts or agreements, any management of claims provisions in any applicable insurance policies or agreements or contracts pertaining thereto, or any consent-to-assignment provisions of any applicable insurance policies, contracts or agreements, or any consent-to-settlement provisions of any applicable insurance policies, agreement or contract of AWI, and AWI's discharge and release of Claims as provided herein shall neither diminish nor impair the enforceability of any such insurance policies, contracts or agreements.

                    (v) AWI does not need the consent of its insurers to
               transfer the Asbestos PI Insurance Asset to the Asbestos PI Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to such transfer under the circumstances would be unreasonable.

                    (vi) If Class 4 does not accept the Plan, AWI does not need the consent of its insurers to transfer the Asbestos PD Insurance Asset to the Asbestos PD Trust. In the alternative, AWI's insurers have an obligation not to withhold consent to such transfer unreasonably, and the refusal to consent to the transfer under the circumstances would be unreasonable.

                    (vii) The Plan and its Exhibits, including but not limited to the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust, the Asbestos PI Trust Agreement, the Asbestos PI Trust Distribution Procedures, and Articles X and XI of the Plan, do not materially increase any insurer's risk of providing coverage for asbestos-related liabilities under the relevant insurance policies, settlement agreements, and/or contracts with respect thereto as compared to the risk that otherwise was being borne by the insurers prior to the Effective Date.

                    (viii) Upon confirmation and consummation of the Plan,
               including the effectuation of the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PI Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PI Trust's obligations to defend, resolve and satisfy Asbestos Personal Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the Asbestos PI Insurance Asset, the Asbestos PI Trust Agreement, or the Asbestos PI Trust Distribution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                    (ix) If Class 4 votes to reject the Plan and the Asbestos PD
               Trust is established pursuant to section 3.2(d)(ii)(x) of the Plan, upon confirmation and consummation of the Plan, including the effectuation of the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust shall have access to insurance coverage and/or insurance payments pursuant to the transfer of the Asbestos PD Insurance Asset so that the proceeds of such insurance may be used to defend, resolve, and satisfy (subject to any applicable policy limits) the Asbestos PD Trust's obligations to defend, resolve and satisfy Asbestos Property Injury Claims, and no insurer shall have any insurance coverage defense based on the Plan, the transfer of the Asbestos PD Insurance Asset, the Asbestos PD Trust Agreement, or the Asbestos PD Claims Resolution Procedures or allowance of claims thereunder, or the negotiations that produced any of the foregoing.

                    (x) All insurers of AWI affording insurance coverage that is the subject of the Asbestos PI Insurance Asset and all insurers of AWI whose policies provide coverage for the Asbestos Property Damage Claims addressed in Article XI of the Plan have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits, and are bound by the Plan and its Exhibits and the findings of fact and conclusions of law set forth in the Confirmation Order.

                    (xi) The Plan complies with section 524(g) of the Bankruptcy
               Code.

                    (xii) In light of the benefits provided, or to be provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

                    (xiii) At the time of the order for relief with respect to
               AWI, AWI had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                    (xiv) The Asbestos PI Trust, as of the Effective Date, will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI shall have no liability for any Asbestos Personal Injury Claim.

                    (xv) The Asbestos PI Trust is to be funded in whole or in
               part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

                    (xvi) The Asbestos PI Trust is to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

                    (xvii) AWI is likely to be subject to substantial future
               Demands for payment arising out of the same or similar conduct or events that gave rise to the Claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

                    (xviii) The actual amounts, numbers, and timing of the
               future Demands referenced in section 7.16(a)(xvii) of the Plan cannot be determined.

                    (xix) Pursuit of the Demands referenced in section
               7.16(a)(xvii) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands.

                    (xx) The terms of the Asbestos PI Permanent Channeling
               Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

                    (xxi) The Plan establishes, in Class 7 (Asbestos Personal
               Injury Claims), a separate class of the claimants whose Claims are to be addressed by the Asbestos PI Trust.

                    (xxii) The Future Claimants' Representative was appointed as part of the proceedings leading to issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert unknown Asbestos Personal Injury Claims and Demands that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

                    (xxiii) Identifying each PI Protected Party in the Asbestos
               PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

                    (xxiv) Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                    (xxv) Pursuant to court orders or otherwise, the Asbestos PI
               Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner.

                    (xxvi) If Class 4 votes to accept the Plan and the Asbestos
               PD Trust is established pursuant to section 3.2(d)(ii)(x) of the Plan, Travelers Indemnity Company, Travelers Casualty and Surety Company, and Liberty Mutual Insurance Company (collectively) are obligated under insurance policies that they issued to AWI with inception dates prior to January 1, 1982 to distribute on the Initial Distribution Date cash in the amount equal to the Asbestos PD Trust Funding Obligation to the Asbestos PD Trust, and are not entitled to obtain reimbursement of all or any part of that amount from Reorganized AWI, including, but not limited to, reimbursement under insurance policy provisions relating to deductibles, premiums, retrospective premiums, or other charges.

                    (xxvii) If Class 6 votes to reject the Plan, the transfer of the New Warrants to the holder of the Equity Interests will not be subject to registration.

               (b) Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

               (c) The Confirmation Order shall be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to the accept the Plan, the Unsecured Creditors' Committee.

               (d) If Class 4 does not vote to accept the Plan and the Asbestos PD Trust is established pursuant to section 3.2(d)(ii)(x) of the Plan, the Bankruptcy Court has entered an Order estimating the aggregate value of all Asbestos Property Damage Claims and determining that such value is not greater than the amount of the insurance available to pay such claims under Section 11.3 of the Plan.

The Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived in writing by each of AWE, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

               7.17 Occurrence of the Effective Date. The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

               (a) The Confirmation Order has become a Final Order.

               (b) The Bankruptcy Court and/or the District Court, as required, shall have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which shall contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               (c) The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction shall be in full force and effect.

(d) No proceedings to estimate any Claims shall be pending.

               (e) All Asbestos PI Trustees shall have been selected and shall have executed the Asbestos PI Trust Agreement.

               (f) If Class 4 votes to reject the Plan, all Asbestos PD Trustees shall have been selected and shall have executed the Asbestos PD Trust Agreement.

               (g) A favorable ruling shall have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI shall have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

               (h) Reorganized AWI shall have entered into and shall have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

               (i) Each of the Exhibits shall be in form and substance acceptable to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves, in its sole discretion, the right, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if required, the Unsecured Creditors' Committee, then AWI shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

               7.18 Cancellation of Existing Debt Securities.

               (a) As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions provided herein.

               (b) Notwithstanding any other provisions in the Plan, each Indenture or other agreement that governs the rights of a holder of a Debt Security Claim that is administered by an Indenture Trustee shall continue in effect solely for the purposes of permitting the applicable Indenture Trustee thereunder (i) to make distributions to such holder pursuant to the terms of the applicable Indenture; (ii) maintain any rights and liens it may have for any unpaid fees, costs, expenses, and indemnification under such Indenture or other agreement, provided, however, such rights and liens are limited to the Distributions, if any, to such holders; and (iii) to be paid by such holders or reimbursed for such prepetition and postpetition fees, costs, expenses, and indemnification (to the extent not paid as an Administrative Expense or otherwise) from the Distributions, if any, to such holders (until payment in full of such fees, costs, expenses or indemnification) on the terms and conditions set forth by the respective Indenture, other agreement, or applicable law.

               7.19 Expiration of the Retention Period. Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims shall be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

               7.20 Compensation of the Applicable Indenture Trustees. Reorganized AWI will pay the Indenture Trustees' Fees and Expenses to the extent that an Indenture Trustee makes a written request for Indenture Trustees' Fees and Expenses within thirty (30) days after the Effective Date. Although it will not be necessary for the Indenture Trustees to apply to the Bankruptcy Court for approval of the Indenture Trustees' Fees and Expenses, any dispute between Reorganized AWI and an Indenture Trustee regarding the reasonableness of any such fees and expenses shall be resolved by the Bankruptcy Court. Each Indenture Trustee shall be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section, and shall be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

               7.21 Distribution of Unclaimed Property. Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed shall be deemed not to have been made and shall be transferred to Reorganized AWI, free and clear of any claims or interests of any Entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. Nothing contained herein shall affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

               7.22 Management of Reorganized AWI. On the Effective Date, the Board of Directors shall consist of at least three individuals who at that time qualify under New York Stock Exchange rules and applicable laws as independent, outside directors, and are eligible to serve on the audit committee of the Board of Directors, as an SEC-reporting public company, and at least three individuals who qualify as independent directors under section 162(m) of the Internal Revenue Code eligible to serve on the committee of the Board of Directors of Reorganized AWI responsible for matters of executive compensation. Each of the members of such Board of Directors shall be identified on Exhibit 7.22 to the Plan and shall serve in accordance with the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws, and the Stockholder and Registration Rights Agreement. The officers of AWI immediately prior to the Effective Date shall serve as the officers of Reorganized AWI in accordance with the terms of any employment agreements pursuant to section 8.8 of the Plan and the requirements of applicable nonbankruptcy law.

               7.23 Listing of Reorganized AWI Common Stock. Reorganized AWI shall use its best efforts to obtain, as of or as soon as practicable after the Effective Date, the listing of its common stock for trading on the New York Stock Exchange or for quotation in the NASDAQ Stock Market and, for so long as there are at least 300 holders of shares of its common stock, to continue the listing of its common stock for trading on either of such markets.

               7.24 Corporate Reorganization Actions. On or as soon as practicable after the Effective Date, Reorganized AWI shall take such actions as may be or become necessary to effectuate the following, all of which shall be authorized and approved in all respects, in each case without further action being required under applicable law, regulation, order, or rule (including, without limitation, any action by the shareholders or directors of AWI or Reorganized AWI or the Asbestos PI Trust or the Asbestos PI Trustees):

               (a) AWI will file the Amended and Restated Articles of Incorporation with the Secretary of State for the Commonwealth of Pennsylvania.

               (b) Certain wholly owned, non-operating subsidiaries of AWI will merge with and into AWI on or as soon as practicable after the Effective Date.

               (c) The Existing AWI Common Stock will be cancelled.

               (d) Subject to section 7.4 hereof, the Plan Note Indenture will become effective and, upon such effectiveness, the Plan Notes will be issued and delivered in accordance with sections 3.2(f) and 12.8 hereof and sections 3.2(g) and 10.1(b) hereof; the New Common Stock will be issued and delivered in accordance with sections 3.2(f) and 12.8 hereof and sections 3.2(g) and 10.1(b) hereof; and, if the requirement of section 3.2(l) hereof is met, the New Warrants will be issued and delivered as provided in section 7.25 hereof (and, if applicable, in accordance with section 10.1(b) hereof), in each case such issuance and delivery to be subject to the other provisions of ARTICLE VII of the Plan regarding the conditions to and manner of delivery of Plan Notes, New Common Stock and New Warrants.

               (e) Reorganized AWI may consummate the 144A Offering.

               (f) Reorganized AWI will enter into the working capital facility referenced in section 7.17 of the Plan.

               (g) Reorganized AWI will enter into the New Long-Term Incentive Plan.

               7.25 Holdings Plan of Liquidation. If the requisite approvals of the Board of Directors and shareholders of Holdings of the Holdings Plan of Liquidation are received by the first anniversary of the Effective Date, the New Warrants will be issued to Holdings, for distribution pursuant to the Holdings Plan of Liquidation, as soon as is practicable after the later of the Effective Date or the date of such approval and, if applicable, in accordance with section 10.1(b) hereof. In accordance with section 3.2(l) hereof, if the requisite approvals of the Board of Directors and shareholders of Holdings of the Holdings Plan of Liquidation are not received by to the first anniversary of the Effective Date, the New Warrants shall not be issued. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI shall have no ongoing obligations to Holdings or AWWD; provided, however, that Reorganized AWI shall bear all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the Holdings Plan of Liquidation and all other operating expenses of Holdings and AWWD until the first anniversary of the Effective Date and, if the requisite approval of the Holdings Plan of Liquidation by Holdings' shareholders is obtained by the first anniversary of the Effective Date, the performance and consummation of the Holdings Plan of Liquidation, including any operating expenses for Holdings and AWWD until their dissolution and liquidation pursuant to the Holdings Plan of Liquidation.

7.26       Compliance with QSF Regulations.

               (a) Tax Status of Asbestos PI Trust. AWI shall timely seek a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust shall be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder.

               (b) Qualified Appraisal. Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI shall obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust.

               (c) Delivery of Statement of Transfers. Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal (and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI shall provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e). Similarly, following the funding of the Asbestos PD Trust (and in no event later than February 15th of the following calendar year), Reorganized AWI shall provide a "ss. 1.468B-3 Statement" to the Asbestos PD Trustees in accordance with Treasury Regulations section 1.468B-3(e).

               7.27 Effectuating Documents and Further Transactions. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

               7.28 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Unsecured Claim or Allowed Convenience Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim (as determined for federal income tax purposes) first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

               8.1 Assumption of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases listed on Exhibit 8.1 to the Plan shall be deemed to have been assumed by Reorganized AWI as of the Effective Date, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the Confirmation Date shall be conclusively presumed to be the amount set forth in
Exhibit 8.1 with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount shall be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

               8.2 Rejection of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases of AWI that either (x) are set forth on
Exhibit 8.2 to the Plan or (y)(i) are not listed on Exhibit 8.1 to the Plan,
(ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and
(iii) are not the subject of pending motions to assume at the Confirmation Date shall be deemed to have been rejected by AWI, the Plan shall constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

               8.3 Claims Arising from Rejection, Termination or Expiration. Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing, Exhibit 8.2 to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any Claims for which a rejection claim is not set forth on Exhibit 8.2 to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan and shall be subject to the provisions of Article V of the Plan.

               8.4 Previously Scheduled Contracts. Exhibit 8.4 to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts (either because they were not executory contracts as of the Commencement Date or because they have expired or terminated in accordance with their terms prior to the Effective Date). If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract, and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume or reject any such agreements shall be tolled until twenty (20) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit 8.4 to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either (i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

               8.5 Insurance Policies and Agreements.

               (a) Assumed Insurance Policies and Agreements. AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or
8.2 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, AWI reserves the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with section 10.1 hereof, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset shall, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI shall have no further liability thereunder from and after the Effective Date.

               (b) Rejected Insurance Policies and Agreements. To the extent that any or all of the insurance policies and agreements set forth on Exhibit 8.5(b) to the Plan are considered to be executory contracts, then, notwithstanding anything contained in section 8.1 or 8.2 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Exhibit 8.5(b) to the Plan, and the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejection pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Exhibit 8.5(b) to the Plan is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case.

               (c) Reservation of Rights. Nothing contained in the Plan, including this section 8.5, shall constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

               8.6 Indemnification and Reimbursement Obligations. For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11
Case) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI shall maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than three years following the Effective Date.

               8.7 Compensation and Benefit Programs. Except as set forth below in sections 8.7(b) and 8.7(c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

               (b) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                    (i) the Employment Protection Plan for Salaried Employees
               will be deemed to have been terminated, cancelled, and of no further force and effect prior to the Effective Date, and the participants thereunder shall have no further rights thereunder;

                    (ii) the 1993 Long-Term Stock Incentive Plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date;

                    (iii) the 1999 Long-Term Incentive Plan will be deemed
               terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1999 Long-Term Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date; and

                    (iv) the Armstrong Holdings Stock Award Plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

               (c) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                    (i) the Armstrong Deferred Compensation Plan will be
               modified so that Reorganized AWI, and not Holdings, will be the sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests, and the Armstrong Deferred Compensation Plan will be assumed, as amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan, and, as of any date immediately prior to the Effective Date designated by Holdings, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust from triggering a change in control thereunder;

                    (ii) the Severance Pay Plan for Salaried Employees will be amended as of the Effective Date as follows: If the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of 8 weeks pay and a maximum of 52 weeks pay, and the Severance Pay Plan for Salaried Employees will be assumed, as amended;

                    (iii) the Retirement Income Plan (Pension) will be amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective Date:

                         1. to eliminate the Social Security retirement
                    enhancement that may become payable due to job loss following a Change in Control (as defined in the Retirement Income Plan (Pension)), and

                         2. to eliminate future accruals of all other retirement
                    enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law; and

                    (iv) the Retirement Benefit Equity Plan will be amended as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                         1. to exclude in the definition of Change in Control
                    (as defined in the Retirement Benefit Equity Plan) the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust,

                         2. to eliminate the Extraordinary Event provisions as
                    covered under the Retirement Income Plan,

                         3. to eliminate any and all retirement enhancements,
                    related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                         4. to terminate any right or obligation of Reorganized
                    AWI to honor single-sum withdrawal requests;

                     provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

               (d) On the Effective Date, the assumption, rejection, and amendment of the foregoing plans provided in this section 8.7 shall be deemed to have occurred as of such date or earlier date specified in such section, shall be authorized, and shall be deemed approved in all respects, and shall be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI shall restate the plans amended above as provided in section 8.7(c) and shall communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in this section of the Plan.

               8.8 Management Agreements. On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) shall be deemed assumed by Reorganized AWI. In addition, Reorganized AWI shall enter into new employment contracts with those persons listed on Exhibit 8.8-A substantially in the form of Exhibit 8.8-B to the Plan, which employment contracts shall be deemed authorized without any further approval of the Board of Directors of AWI or Reorganized AWI and automatically shall become effective on the Effective Date.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

                     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Case or the Plan, or (c) to perform any of the following actions:

               9.1 To interpret, enforce, and administer the terms of the Asbestos PI Trust Agreement (including all annexes and exhibits thereto), the Asbestos PD Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of Asbestos Personal Injury Claims and Asbestos Property Damage Claims contained in the Confirmation Order.

               9.2 To hear and determine any and all motions or applications pending on the Confirmation Date (or thereafter if a contract listed on Exhibit
8.4 of the Plan is thereafter determined to be executory, and AWI is required to assume or reject it) for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which AWI is a party or with respect to which AWI may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination prior to the Confirmation Date of any executory contract or unexpired lease;

               9.3 To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by Reorganized AWI after the Effective Date, including, without express or implied limitation, any claims to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of AWI's estate;

               9.4 To hear and determine any objections to the allowance of Claims arising prior to the Effective Date (other than Asbestos Personal Injury Claims), whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim in whole or in part;

               9.5 To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

               9.6 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without express or implied limitation, the Confirmation Order;

               9.7 To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330 and 331 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under the Plan;

               9.8 To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all Exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

               9.9 To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim (other than an Asbestos Personal Injury Claim) or cause of action by or against AWI's estate;

               9.10 To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction, or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction;

               9.11 To hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction or of the application of section 524(g) of the Bankruptcy Code to the Asbestos PI Permanent Channeling Injunction;

               9.12 To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which AWI, as Debtor or Debtor in Possession, or the Disputed Unsecured Claims Reserve may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any request for expedited determination under section 505(b) of the Bankruptcy Code);

               9.13 To enter an order or final decree closing the Chapter 11 Case; and

               9.14 To hear and determine all objections to the termination of the Asbestos PI Trust.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the foregoing matters, the reference to the "Bankruptcy Court" in this ARTICLE IX shall be deemed to be replaced by the "District Court." Notwithstanding anything in this ARTICLE IX to the contrary, (i) the allowance of Asbestos Personal Injury Claims and the forum in which such allowance will be determined will be governed by and in accordance with the Asbestos PI Trust Distribution Procedures and the Asbestos PI Trust Agreement;
(ii) disputes concerning Asbestos Property Damage Claims shall be resolved in the Bankruptcy Court in accordance with ARTICLE XI of the Plan; and (iii) the Bankruptcy Court and/or the District Court shall have concurrent rather than exclusive jurisdiction with respect to (x) disputes relating to rights under insurance policies issued to AWI that are included in the Asbestos PI Insurance Asset or the Asbestos PD Insurance Asset, (y) disputes relating to AWI's claim for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996, as referenced in section 1.27 of the Plan, and (z) disputes relating to AWI's rights to insurance with respect to workers' compensation claims.

                                   ARTICLE X

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
                  CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST

               10.1 Transfer of Certain Property to the Asbestos PI Trust.

               (a) Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this section of the Plan.

               (b) Transfer of Plan Consideration. On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI shall transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

                    (i) 65.57% of the New Common Stock,

                    (ii) 65.57% of the first $1.05 billion of (x) up to $300
               million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds,

                    (iii) 40% of the first $50 million of Available Cash
               remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                    (iv) 40% of an amount of Plan Notes and/or 144A Offering
               Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                    (v) 65.57% of the remaining Available Cash and Plan Notes
               and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

Notwithstanding the foregoing, if AWI intends to complete a 144A Offering and the 144A Offering has not been completed as of the time for the Distribution to the Asbestos PI Trust specified herein, then the Distribution of the Plan Notes and/or 144A Offering Proceeds to the Asbestos PI Trust shall be made as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date. In addition, if the Holdings Plan of Liquidation is approved by board of directors and shareholders of Holdings prior to the first anniversary of the Effective Date, but Class 6 has not voted to approve the Plan, the Asbestos PI Trust shall automatically (and without any action by the Asbestos PI Trust or the Asbestos PI Trustees being required therefor) be deemed to have consented to and accepted, and directed, the issuance and delivery by Reorganized AWI of the New Warrants to Holdings as provided by section 7.25 of the Plan.

               10.2 Assumption of Certain Liabilities by the Asbestos PI Trust. In consideration for the property transferred to the Asbestos PI Trust pursuant to section 10.1 hereof and in furtherance of the purposes of the Asbestos PI Trust and the Plan, the Asbestos PI Trust shall assume all liability and responsibility for all Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. The Asbestos PI Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PI Insurance Asset as a result of Asbestos Personal Injury Claims, asbestos-related personal injury claims against Entities insured under policies included in the Asbestos PI Insurance Asset by reason of vendor's endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability for any of the foregoing.

               10.3 Cooperation with Respect to Insurance Matters. Reorganized AWI shall cooperate with the Asbestos PI Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust. By way of enumeration and not of limitation, Reorganized AWI shall be obligated (i) to provide the

Asbestos PI Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos PI Insurance Asset; (ii) to provide the Asbestos PI Trust with information necessary or helpful to the Asbestos PI Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims: and (iii) to execute further assignments or allow the Asbestos PI Trust to pursue claims relating to the Asbestos PI Insurance Asset in its name (subject to appropriate disclosure of the fact that the Asbestos PI Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos PI Trust to obtain insurance coverage under the Asbestos PI Insurance Asset for Asbestos Personal Injury Claims. The Asbestos PI Trust shall be obligated to compensate Reorganized AWI for costs reasonably incurred in connection with providing assistance to the Asbestos PI Trust pursuant to this section 10.3, including, but not limited to, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

               10.4 Authority of AWI. Effective on the Confirmation Date, AWI shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable it to implement effectively the provisions of the Plan and the Asbestos PI Trust Agreement.

                                   ARTICLE XI

                         ASBESTOS PROPERTY DAMAGE CLAIMS

               11.1 Transfer of Certain Property to the Asbestos PD Trust. Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, if the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan. Reorganized AWI, at the sole cost and expense of the Asbestos PD Trust, and in accordance with written instructions provided to Reorganized AWI by the Asbestos PD Trust, shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the books and records of AWI (if any) that pertain directly to Asbestos Property Damage Claims that have been asserted against AWI (except to the extent that such books and records have been produced to the Asbestos PD Committee during the course of the Chapter 11
Case). AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that any such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PD Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PD Trust, retain the books and records and enter into arrangements to permit the Asbestos PD Trust to have access to such books and records. If the Asbestos PD Trust is created and does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, or if the Asbestos PD Trust so requests, Reorganized AWI may (and shall, if the Asbestos PD Trust so requests, but at the sole cost and expense of the Asbestos PD Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this section of the Plan.

               11.2 Transfer of Certain Property to the Asbestos PD Trust - Class 4 Acceptance. If Class 4 votes to accept the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, Travelers Casualty and Surety Company, Travelers Indemnity Company, and Liberty Mutual Insurance Company (collectively) shall distribute to the Asbestos PD Trust cash in an amount equal to the Asbestos PD Trust Funding Obligation, and Reorganized

AWI shall have no further financial or other responsibility for Asbestos Property Damage Claims. Such distribution is conditioned upon the entry of, and shall be made pursuant to, the Confirmation Order.

               11.3 Transfer of Certain Property For Asbestos PD Claims - Class 4 Rejection. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, on the later of the Effective Date and the date by which all the Asbestos PD Trustees have executed the Asbestos PD Trust Agreement, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PD Trust the Asbestos PD Trust Funding Obligation.

               11.4 Assumption of Certain Liabilities by the Asbestos PD Trust. In consideration for the property transferred to the Asbestos PD Trust pursuant to sections 11.2 and 11.3 hereof and in furtherance of the purposes of the Asbestos PD Trust and the Plan, if the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Asbestos PD Trust shall assume all liability and responsibility for all Asbestos Property Damage Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, the Asbestos PD Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PD Insurance Asset as a result of Asbestos Property Damage Claims, asbestos-related property damage claims against Entities insured under policies included in the Asbestos PD Insurance Asset by reason of vendor's endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Property Damage Claims, and Reorganized AWI and the AWI Progeny shall have no further financial or other responsibility or liability for any of the foregoing.

               11.5 Cooperation with Respect to Insurance Matters. If Class 4 votes to reject the Plan and the Asbestos PD Trust is created pursuant to section 3.2(d)(ii)(x) of the Plan, Reorganized AWI shall cooperate with the Asbestos PD Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos PD Insurance Asset to the Asbestos PD Trust. By way of enumeration and not of limitation, Reorganized AWI shall be obligated (i) to provide the Asbestos PD Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos PD Insurance Asset; (ii) to provide the Asbestos PD Trust with information necessary or helpful to the Asbestos PD Trust in connection with its efforts to obtain insurance coverage for Asbestos Property Damage Claims; and
(iii) to execute further assignments or allow the Asbestos PD Trust to pursue claims relating to the Asbestos PD Insurance Asset in its name (subject to appropriate disclosure of the fact that the Asbestos PD Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos PD Trust to obtain insurance coverage under the Asbestos PD Insurance Asset for Asbestos Property Damages Claims. The Asbestos PD Trust shall be obligated to compensate Reorganized AWI for costs reasonably incurred in connection with providing assistance to the Asbestos PD Trust pursuant to this section 11.5, including but not limited to, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

               11.6 Authority of AWI. Effective on the Confirmation Date, AWI shall be empowered and authorized to take or cause to be taken, prior to the

Effective Date, all actions necessary to enable it to implement effectively the provisions of the Plan and the Asbestos PD Trust Agreement.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

               12.1 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid by AWI on or before the Effective Date.

               12.2 Discharge of AWI. The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI, or its estate, assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in AWI shall be satisfied, discharged, and released in full. Reorganized AWI shall not be responsible for any obligations of AWI except those expressly assumed by Reorganized AWI in the Plan. All Entities shall be precluded and forever barred from asserting against AWI, Reorganized AWI, their successors or assigns, or their assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

               12.3 Rights of Action. Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI hereof) any rights to, claims or causes of action for recovery under any policies of insurance issued to or on behalf of AWI shall remain assets of AWI's estate and, on the Effective Date, shall be transferred to Reorganized AWI. Reorganized AWI shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

               12.4 Third Party Agreements. The Distributions to the various classes of Claims hereunder shall not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect.

               12.5 Dissolution of Committees. On the Effective Date, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee, and the Unsecured Creditors' Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and, except for the limited purpose of presenting final applications for fee and expenses, all such committees shall be deemed dissolved, and the Future Claimants' Representative shall continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, (i) if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order, and (ii) if any adversary proceeding to which any of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, or, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee is participating is pending as of the Effective Date, any such committee may continue to exist or the Future Claimants' Representative may continue to serve for the limited purpose of litigating such adversary proceeding. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), shall be the sole responsibility of the Asbestos PI Trust. Notwithstanding the foregoing, if Class 4 votes to accept the Plan, the Asbestos PD Committee shall continue to exist from and after the Effective Date for the sole purpose of the selection of the Asbestos PD Trustees and the development of the Asbestos PD Claims Resolution Procedures, but all fees and expenses incurred by the Asbestos PD Committee (including, without limitation, all fees and expenses of counsel to the Asbestos PD Committee and other professionals retained by the Asbestos PD Committee) shall be the sole responsibility of the Asbestos PD Trust.

               12.6 Exculpation. None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

               12.7 Title to Assets; Discharge of Liabilities. Except as otherwise provided in the Plan, on the Effective Date, title to all assets and properties and interests in property dealt with by the Plan shall vest in Reorganized AWI free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of AWI arising prior to the Effective Date, except as may be otherwise provided in the Plan.

               12.8 Surrender and Cancellation of Instruments. Except as otherwise provided in section 7.12 of the Plan with respect to Debt Security Claims issued under the Indentures, and in addition to the provisions of section 3.2(f) hereof, each holder of a promissory note or other instrument evidencing an Unsecured Claim shall surrender such promissory note or instrument to Reorganized AWI, and Reorganized AWI shall distribute or cause to be distributed to the holder thereof the appropriate Distribution hereunder. At the option of Reorganized AWI (in its sole and absolute discretion), no Distribution hereunder shall be made to or on behalf of any holder of such Unsecured Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of Reorganized AWI. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized AWI and, in the event that Reorganized AWI requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized AWI within the Retention Period shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder.

               12.9 Notices. Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to AWI:                                Armstrong World Industries, Inc.
                                          Corporate Center
                                          Post Office Box 3666
                                          Lancaster, Pennsylvania  17604-3666
                                          Attention:  General Counsel


                                          and

                                          Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, New York  10153
                                          Attention:  Stephen Karotkin, Esq.
                                          Telecopier: (212) 310-8007
                                          Telephone Confirmation: (212) 310-8888

If to the Asbestos PI
Claimants' Committee:                     Caplin & Drysdale
                                          399 Park Avenue
                                          New York, New York  10022
                                          Attention:  Elihu Inselbuch, Esq.
                                          Telecopier: (212) 644-6755
                                          Telephone Confirmation: (212) 319-7125

If to the Future Claimants'
                                          Representative: Dean M. Trafelet, Esq.
                                          9130 Wild Lane
                                          Baileys Harbor, Wisconsin  54292
                                          Telecopier: (920) 839-9438
                                          Telephone Confirmation: (920) 839-1485

                                          and

                                          Kaye Scholer LLP
                                          425 Park Avenue
                                          New York, New York  10022
                                          Telecopier: (212) 836-7157
                                          Telephone Confirmation: (212) 836-8781
                                          Attention:  Michael J. Crames, Esq.

If to the Unsecured Creditors'
 Committee:

                                      Paul, Weiss, Rifkind, Wharton & Garrison
                                      1285 Avenue of the Americas
                                      New York, New York  10019-6064
                                      Telecopier:  (212) 757-3990
                                      Telephone Confirmation:  (212) 373-3000
                                      Attention:  Andrew N. Rosenberg, Esq.



               12.10 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

               12.11 Severability. At the unanimous option of AWI, the Asbestos PI Trust, the Future Claimant's Representative, and the Unsecured Creditors' Committee, each acting in its or his sole discretion, any provision of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, or any of the Exhibits to the Plan that is prohibited, unenforceable, or invalid shall, as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated, be ineffective to the extent of such prohibition, unenforceability, or invalidation without invalidating the remaining provisions of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, and the Exhibits to the Plan or affecting the validity or enforceability of such provisions in any other jurisdiction.

               12.12 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or by Pennsylvania corporate law, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

               12.13 Compliance with Tax Requirements. In connection with the Plan, AWI and the Disbursing Agent will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

               12.14 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, any liens granted in connection with the exit finance facility referred to in section 7.17(h) hereof, shall not be subject to any sales and use, stamp, real estate transfer, mortgage recording, or other similar tax.

               12.15 Expedited Determination of Postpetition Taxes. AWI and Reorganized AWI are authorized (but not required) to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, AWI for all taxable periods (or portions thereof) from the Commencement Date through (and including) the Effective Date.

Dated:     Wilmington, Delaware
           March 14, 2003

                                Respectfully submitted,

                                ARMSTRONG WORLD INDUSTRIES, INC.

                                By:  /s John N. Rigas
                                    --------------------------------------------
                                    Name:  John N. Rigas
                                    Title: Senior Vice President, Secretary, and
                                            General Counsel


WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

and

RICHARDS, LAYTON & FINGER
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
One Rodney Square
P.O. Box 551 Wilmington, Delaware 19899
(302) 658-6541

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

----------------------------------------------------  x
In re                                                 :  Chapter 11 Case No.
                                                      :
ARMSTRONG WORLD INDUSTRIES,                           :  00-4471 (RJN)
INC., et al.,                                         :
                                                      :
                                   Debtors.           :  (Jointly Administered)
----------------------------------------------------  x



                                  Exhibit List

Exhibit 1.13: Amended and Restated Articles of Incorporation (to be included in Exhibit Volume)

Exhibit 1.14:   Amended and Restated By-Laws (to be included in Exhibit Volume)

Exhibit 1.17:   Asbestos PD Claims Resolution Procedures (attached)

Exhibit 1.21:   Asbestos PD Trust Agreement (attached)

Exhibit 1.30:   Asbestos PI Trust Agreement (attached)

Exhibit 1.31:   Asbestos PI Trust Distribution Procedures (attached)

Exhibit 1.46:   Claims Settlement Guidelines (to be included in Exhibit Volume)

Exhibit 1.95:   New Long-Term Incentive Plan (to be included in Exhibit Volume)

Exhibit 1.101:  Plan Note Indenture (to be included in Exhibit Volume)

Exhibit 1.96:   New Warrants (to be included in Exhibit Volume)

Exhibit 1.114: Stockholder and Registration Rights Agreement (to be included in Exhibit Volume)

Exhibit 7.2: Individuals Appointed as Asbestos PI Trustees (to be included in Exhibit Volume)

Exhibit 7.22: Board of Directors of Reorganized AWI (to be included in Exhibit Volume)

Exhibit 8.1: Assumed Executory Contracts and Unexpired Leases (to be attached prior to distribution of solicitation packages)

Exhibit 8.2: Rejected Executory Contracts and Unexpired Leases (to be attached prior to distribution of solicitation packages)

Exhibit 8.4: Previously Listed Executory Contracts No Longer Considered Executory Contracts (to be attached prior to distribution of solicitation packages)

Exhibit 8.5(b): Rejected Insurance Policies (to be attached prior to distribution of solicitation packages)

Exhibit 8.8:    Management Agreements (to be included in Exhibit Volume)
                Exhibit 8.8-A: Identity of Persons Entering into Management Agreements (to be included in Exhibit Volume)

                Exhibit 8.8-B:   Form of Management Agreement (to be included in
                                 Exhibit Volume)

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                               )
                                    )
                                    )
ARMSTRONG WORLD INDUSTRIES,         )         Chapter 11
INC., et al,                        )         Case No. 00-4471 (RJN)
                                    )         (Jointly Administered)
                     Debtors        )
------------------------------------)



                                  EXHIBIT 1.17

                            FORM OF ASBESTOS PROPERTY
                       DAMAGE CLAIMS RESOLUTION PROCEDURES














                                Exhibit 1.17 - 1

              ASBESTOS PROPERTY DAMAGE CLAIMS RESOLUTION PROCEDURES

1.         DEFINITIONS AND INTERPRETATION

1.1        The following terms and phrases shall have the following meanings:

           "ACBM" shall mean the asbestos-containing building material that the Claimant alleges constitutes material manufactured, sold and/or distributed by Armstrong and includes asphalt asbestos-containing floor tile, vinyl asbestos floor tile, sheet vinyl with Hydrocord backing, asbestos-containing flooring adhesive, Armaspray or LT Cork insulation, and that contains more than 1 percent chrysotile asbestos only as determined by polarized light microscopy.

           "ACCREDITED MANAGEMENT
           PLANNER" shall mean a person accredited as a "management planner" in accordance with the requirements of Appendix C to Subpart E of 40 C.F.R. Part 763.

           "ACCREDITED MANAGEMENT
           PLANNER REPORT"                  shall mean a signed, written report
                                            of an Accredited Management Planner,
                                            which includes: (i) the name,
                                            address, state of accreditation, and
                                            accreditation number of the Planner;
                                            (ii) the date of the inspection of
                                            the ACBM for which a Claim is made;
                                            (iii) separately, for each
                                            Homogeneous Area of ACBM for which a
                                            Claim is made, (a) its location, (b)
                                            the type of the ACBM (e.g., vinyl
                                            asbestos floor tile), (c) the total
                                            quantity of ACBM (in square or
                                            linear feet), (d) whether the ACBM
                                            for which a Claim is made is in a
                                            friable condition, (e) a 4" x 6"
                                            color photograph of the ACBM that
                                            clearly and accurately depicts
                                            physical condition, dimension (e.g.,
                                            9" x 9"), color and pattern; (iv) a
                                            statement that the Required Bulk
                                            Samples have been collected and
                                            submitted for asbestos fiber content
                                            analysis to an Accredited
                                            Laboratory.

           "ACCREDITED LABORATORY"          shall mean a laboratory accredited
                                            to analyze bulk samples of suspected
                                            ACBM for asbestos fiber content
                                            pursuant to the National Institute
                                            of Standards and Technology National
                                            Voluntary Laboratory Accreditation
                                            Program for Asbestos Bulk Sample
                                            Analysis by polarized light
                                            microscopy test method. A list of
                                            laboratories accredited under this
                                            program appears on NVLAP's web site,
                                            www.ts.nist.gov., or can be obtained
                                            by calling NVLAP at (301) 975-4016.

           "ACCREDITED LABORATORY REPORT"   shall mean a signed, written report
                                            by an Accredited Laboratory,
                                            pursuant to which the Accredited
                                            Laboratory (i) certifies (a) it has
                                            received the Required Bulk Samples
                                            identified in the Accredited
                                            Management Planner Report and (b)
                                            has analyzed the Required Bulk
                                            Samples and (ii) certifies that the
                                            Required Bulk Samples contain
                                            greater than 1 percent chrysotile
                                            asbestos only. The Accredited
                                            Laboratory Report shall contain such
                                            other details of the results and the
                                            procedures used to adequately
                                            explain the analyses of the Required
                                            Bulk Samples referenced therein.

           "APPLICABLE JURISDICTION"        shall mean the jurisdiction of the



                                Exhibit 1.17 - 2
                                            state in which the building that is
                                            the subject of the Claim is located.

           "ARMSTRONG"                      shall mean Armstrong World
                                            Industries, Inc.

           "ASBESTOS PD TRUST"              shall mean the trust established in
                                            accordance with the Armstrong World
                                            Industries, Inc. Asbestos Property
                                            Damage Settlement Trust Agreement,
                                            substantially in the form of Exhibit
                                            "1.21" to the Plan.

           "ASBESTOS PD TRUSTEE"            shall have the same meaning as such
                                            term is defined in the Plan.

           "BANKRUPTCY COURT"               shall mean the United States
                                            Bankruptcy Court for the District of
                                            Delaware.

           "CHAPTER 11 CASES"               shall mean the cases of Armstrong
                                            World Industries, Inc. and its
                                            affiliates under chapter 11 of title
                                            11 of the United States Code,
                                            pending in the Bankruptcy Court
                                            under the case number 00-4471.

           "CLAIM" shall mean any "Asbestos Property Damage Claim," as such term is defined in the Plan.

           "CLAIMANT"                       shall mean an entity asserting a
                                            Claim.

           "CLAIM INFORMATION DEADLINE"     shall mean the date that is one
                                            hundred eighty (180) days after the
                                            Effective Date.

           "CLAIM INFORMATION FORM"         shall mean the Claim Information
                                            Form in the form annexed hereto as
                                            Exhibit 1.

           "COMPENSATION MODEL"             shall mean the Compensation Model
                                            criteria set forth in section 5
                                            hereof.

           "EFFECTIVE DATE"                 shall have the same meaning as
                                            provided in the Plan.

           "FRIABLE"                        shall mean material that when dry,
                                            may be crumbled, pulverized, or
                                            reduced to powder by hand pressure.

           "HOMOGENOUS AREA"                shall mean an area (e.g., room or
                                            corridor) in which the ACBM, (i) in
                                            the case of floor covering material,
                                            is uniform in terms of appearance
                                            (e.g., dimension, color and pattern)
                                            and (ii) in the case of all other
                                            ACBM, is uniform in terms of its
                                            constituents as determined by bulk
                                            sample analysis by an Accredited
                                            Laboratory.

           "NOMINAL VALUE"                  shall mean the nominal value of a
                                            Claim determined in accordance with
                                            section 4.3.

           "NOTICE OF DECISION"             shall mean a notice of decision
                                            served by the Asbestos PD Trustee on
                                            a Claimant pursuant to section 6
                                            hereof in the form annexed hereto as
                                            Exhibit 2.

           "NOTICE OF DECISION TO DENY
           CLAIM" shall mean a notice of decision to deny a claim or any part thereof served by the Asbestos PD Trustee in


                                Exhibit 1.17 - 3
                                            the form annexed hereto as Exhibit
                                            3.

           "NOTICE OF RECONSIDERATION"      shall mean a notice of
                                            reconsideration served by a Claimant
                                            on the Asbestos PD Trustee pursuant
                                            to section 7 hereof in the form
                                            annexed hereto as Exhibit 4.

           "OSHA PEL"                       shall mean the permissible exposure
                                            limit of 0.1 asbestos fibers per
                                            cubic centimeter (f/cc) as
                                            collected, analyzed and reported
                                            pursuant to NIOSH Method 7400.

           "PLAN" shall mean the Plan of Reorganization of Armstrong, as confirmed in the Chapter 11 Cases.

           "REQUIRED BULK SAMPLES"          shall mean the following with
                                            respect to the suspected ACBM for
                                            which a Claim is made: (i) three
                                            bulk samples shall be collected from
                                            each Homogeneous Area that is 1,000
                                            ft2 or less; (ii) five bulk samples
                                            shall be collected from each
                                            Homogenous Area that is greater than
                                            1,000 ft2 but less than 5,000 ft2;
                                            (iii) seven bulk samples shall be
                                            collected from each Homogeneous Area
                                            that is greater than 5,000 ft2.

           "QUALIFICATION CRITERIA"         shall mean the criteria set forth in
                                            section 4.2, which must be satisfied
                                            before a Claim may be allowed.

           "TRUSTEE"                        shall mean, collectively, the
                                            trustee(s) of the Asbestos PD Trust.

1.2 The headings and title of this document are for convenience only and are not to be construed as part of the operative provisions of this document or as defining or limiting in any way the scope or intent of the provisions of this document.

1.3 References in this document to any section shall include all sections in such section.

1.4 All references in this document to the singular shall include the plural, where applicable.

1.5 Exhibits referred to in this document are hereby incorporated into and made a part of this document.

1.6 The terms and provisions of this document shall be interpreted in accordance with and governed by applicable federal law and the laws of the State of Delaware without giving effect to the doctrine of conflict of laws.

2.         ORGANIZATION

2.1 These procedures shall be the exclusive method for the evaluation and settlement of Claims.

2.2 The Asbestos PD Trust may at any time following the Claims Information Deadline, and at the sole discretion of the Trustee, by written notice to each Claimant that has filed a Claim Information Form, extend any of the dates established in these procedures within which a Claimant may or shall take an action. The Asbestos PD Trust may only shorten any of the dates within which a Claimant may or shall take an action or extend the time within which the Asbestos PD Trust may or shall take an action by consent of the Claimant(s) affected or by order of the Bankruptcy Court.

3.         CLAIM INFORMATION FORM

3.1 On or before the date that is ninety (90) days after the Effective Date, the Asbestos PD Trust shall mail to each Claimant that has filed a proof of claim in the Chapter 11 Cases that has not


                                Exhibit 1.17 - 4
           previously been disallowed or withdrawn, a copy of these Asbestos Property Damage Claims Resolution Procedures and a Claim Information Form.

3.2 Each Claimant shall complete and serve the Claim Information Form so that it is received at the address specified on the Claim Information Form on or before the Claims Information Deadline.

3.3 The Claimant shall complete a separate Claim Information Form for each building and associated ACBM for which a Claim is made. Each Claim Information Form shall state separately for each building the following information:

           3.3.1      the name, address and use of the building;

           3.3.2 the date on which the Claimant first became aware of the presence of the ACBM;

           3.3.3      the date on which each type of ACBM was installed;

           3.3.4 separately for each Homogenous Area, the type of ACBM (e.g., vinyl asbestos floor tile) and its specific location (room or other designated area within the building);

           3.3.5 separately for each Homogeneous Area of ACBM that remains in place, the quantity thereof (in square feet for flooring products or in linear feet for insulation or other products), the scheduled date of its removal and the estimated or contracted cost of its removal;

           3.3.6 separately for each Homogeneous Area of ACBM that has been removed, the quantity thereof (in square feet for flooring products or in linear feet for insulation or other products), the date of its removal and the actual total cost of its removal.

3.4 The Claimant shall submit with each Claim Information Form the following documentary evidence:

           3.4.1 a copy of all documentary evidence of the date of installation of the ACBM;

           3.4.2 a copy of all documentary evidence of the date on which the Claimant first became aware of the presence of the ACBM;

           3.4.3      an Accredited Laboratory Report;

           3.4.4 with respect to a building in which the ACBM remains in place, an Accredited Management Planner Report in which it is stated that the ACBM for which a Claim is made is in a friable condition and is the source of asbestos fibers released into the air in excess of the OSHA PEL as determined by the average of a minimum of three area air samples per Homogeneous Area;

           3.4.5 for ACBM that remains in place, a copy of all documentary evidence of the schedule for its removal and the estimated or contracted cost of its removal;

           3.4.6 with respect to a building in which the ACBM has been removed, evidence that such ACBM was in a friable condition and was the source of asbestos fibers released into the air in excess of the OSHA PEL prior to its removal;

           3.4.7 for removed ACBM, a copy of all documentary evidence of the actual cost of its removal.

           3.4.8      Failure to provide the information required under sections
                      3.4.1 though 3.4.7 is sufficient grounds for the Asbestos PD Trustee to deny a claim or any part thereof.

3.5 A Claim seeking contribution, in addition to fulfilling the requirements of sections 3.3 and 3.4, shall be accompanied by all documentation evidencing payment for which the Claim is made.


                                Exhibit 1.17 - 5

4.         ASSESSMENT OF CLAIMS

4.1 Each Claim shall be reviewed for compliance with the Qualification Criteria and its Nominal Value shall be determined in accordance with the Compensation Model.

4.2        QUALIFICATION CRITERIA

           4.2.1 In order to be allowed, a Claim must satisfy the following Qualification Criteria:

                      4.2.1.1 The Claimant properly filed a proof of claim corresponding to the ACBM for which the Claim is made in the Chapter 11 Cases on or before the Asbestos PD Bar Date, March 20, 2002, except to the extent that the Bankruptcy Court has ordered that the Claimant be permitted to file such proof of claim untimely, and the Claimant has, in fact, filed its proof of claim within the time specified by the Bankruptcy Court;

                      4.2.1.2 The Claim has not previously been disallowed by an order of the Bankruptcy Court;

                      4.2.1.3 The Claim is not time-barred under the statute of limitations or statute of repose of the Applicable Jurisdiction;

                      4.2.1.4 The Claim is not otherwise barred by the law of the Applicable Jurisdiction; and

                      4.2.1.5 The Claimant timely served a Claim Information Form providing the information required by section 3.3 and the documentary evidence required by section 3.4 hereof.

                      4.2.1.6 Failure to satisfy any of the Qualification Criteria of section 4.2 is sufficient grounds for the Asbestos PD Trustee to deny a Claim or any part thereof.

4.3        NOMINAL VALUE

           4.3.1 The Nominal Value of each Claim will be calculated by the Asbestos PD Trust with reference to the quantity of friable ACBM that remains in place or that has been removed from each Homogeneous Area for which a Claim is made, applying the criteria set forth in the Compensation Model.

5.         COMPENSATION MODEL

5.1 The following criteria shall be applied to the quantity of the ACBM in each Homogenous Area for which a Claim is made in order to determine its Nominal Value:

5.2 For asbestos-containing asphalt floor tile and associated adhesive installed prior to December 31, 1973 and removed no later than December 6, 2000, 10% of the total incremental difference between the actual cost of removal on a per square foot basis and $4.00 per square foot multiplied by the total number of square feet of ACBM satisfying the Qualification Criteria; for such material that remains in place after December 6, 2000, 5% of the total incremental difference between the actual cost of removal on a per square foot basis and $4.00 per square foot multiplied by the total number of square feet of ACBM satisfying the Qualification Criteria.

5.3 For vinyl asbestos floor tile, sheet vinyl with Hydrocord backing and associated adhesive installed prior to December 31, 1983 and removed no later than December 6, 2000, 10% of the total incremental difference between the actual cost of removal on a per square foot basis and $4.00 per square foot multiplied by the total number of square feet of ACBM satisfying the Qualification Criteria; for such material that remains in place after December 6, 2000, 5% of the total incremental difference between the actual cost of removal on a per square foot basis and $4.00 per square foot multiplied by the total number of square feet of ACBM satisfying the Qualification Criteria.


                                Exhibit 1.17 - 6

5.4 With respect to ACBM identified in sections 5.2 and 5.3, the maximum incremental difference upon which Nominal Value is calculated shall be $4.00.

5.5 For all other ACBM for which a Claim is made, Nominal Value shall be no greater than 5% of the actual cost of removal.

6.         NOTICE OF DECISION

6.1 The Asbestos PD Trustee shall, within the later of (i) if the Asbestos PD Trustee moves to disallow a Claim or any part thereof and the Bankruptcy Court enters an order denying such motion as to such Claim, thirty (30) days after entry of such order, or (ii) one hundred eighty (180) days after the Claims Information Deadline, serve on each Claimant a Notice of Decision with respect to each Claim stating the extent to which the Claim has been accepted.

6.2        The Notice of Decision shall state the Nominal Value of the Claim.

6.3 The Notice of Decision will specify the date by which a Notice of Reconsideration must be filed in accordance with the provisions of section 7.1.

7.         NOTICE OF RECONSIDERATION

7.1 Any Claimant dissatisfied with the decision in the Notice of Decision may serve on the Asbestos PD Trust a Notice of Reconsideration within thirty (30) days after service of the Notice of Decision. Failure to timely serve on the Asbestos PD Trust a Notice of Reconsideration shall be deemed a consent to the Notice of Decision, and the Claimant shall be deemed to have waived any right to seek further review of its Claim.

7.2 The Notice of Reconsideration must identify specifically the basis for reconsideration, stating the reason(s) for seeking reconsideration and include all supporting documentation.

7.3 The Asbestos PD Trustee may in his discretion confer with the Claimant's designated representative in an effort to reach agreement on the Nominal Value of the Claim. The Asbestos PD Trustee may agree upon an Adjusted Nominal Value of a Claim but shall have no obligation to do so.

8.         NOTICE OF DECISION TO DENY CLAIM

8.1 Following receipt of a Claim Information Form, the Asbestos PD Trustee may notify the affected Claimant's designated representative of his decision to deny the Claim or any part thereof. A Notice of Decision To Deny Claim shall be in the form of Exhibit 3 and shall be served on the Claimant's designated representative.

8.2 Claimant shall be required within 30 days after service of the Notice of Decision to Deny Claim to:

           8.2.1 produce for deposition the person or persons most knowledgeable with respect to (i) the information provided on the Claim Notification Form and all related documentary evidence and (ii) the decision to manage in place and/or remove the ACBM for which a Claim is made; and

           8.2.2 provide any other information the Asbestos PD Trustee considers relevant to determining the factual basis of the Claim or any part thereof.

8.3 Following review and consideration of information gathered pursuant to sections 8.2.1 and 8.2.2, the Asbestos PD Trustee may file a motion with the Bankruptcy Court requesting a hearing to disallow a Claim or any part thereof. Upon the filing of such motion, notice thereof shall be served upon the Claimant's designated representative. Disallowance of a Claim based upon failure to meet any of the Qualification Criteria shall be made by the Bankruptcy Court, after notice to the affected Claimant's designated representative and a hearing thereon.


                                Exhibit 1.17 - 7

9.         NOTICES

9.1 All notices and other communications made or served under these Asbestos Property Damage Claims Resolution Procedures shall be in writing and shall be deemed to have been duly served on the date of delivery. If delivered by hand or by express delivery service, or on the third business day after the deposit into an authorized United States mail depository, if mailed by First Class Mail, postage prepaid. Notices to the Asbestos PD Trust shall be addressed as follows:

               Armstrong World Industries, Inc. Asbestos Property Damage Trust 2500 Columbia Avenue
               P. O. Box 3001 Lancaster, PA 17604


           Notices to a Claimant shall be addressed as specified in the Claim Information Form.















                                Exhibit 1.17 - 8

                                  EXHIBIT LIST

                         (Exhibits to this document will
             be included in the Exhibit Volume to be filed pursuant
                      to Article I, Section C. of the Plan)



           Exhibit 1:    Claim Information Form
           Exhibit 2:    Notice of Decision
           Exhibit 3:    Notice of Decision to Deny Claim
           Exhibit 4:    Notice of Reconsideration


















                                Exhibit 1.17 - 9

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                            )
                                 )
                                 )
ARMSTRONG WORLD INDUSTRIES,      )         Chapter 11
INC., et al,                     )         Case No. 00-4471 (RJN)
                                 )         (Jointly Administered)
                     Debtors     )
---------------------------------)



                                  EXHIBIT 1.21

                FORM OF ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS
                   PROPERTY DAMAGE SETTLEMENT TRUST AGREEMENT


















                                Exhibit 1.21 - 1

                                TABLE OF CONTENTS

                                                                                                       Page


ARTICLE I                 ..............................................................................2

           1.1       Creation and Name..................................................................2

           1.2       Purpose............................................................................2

           1.3       Transfer of Assets.................................................................2

           1.4       Acceptance of Assets and Assumption of Liabilities.................................3

ARTICLE II                ..............................................................................3

           2.1       Powers.............................................................................3

           2.2       General Administration.............................................................5

           2.3       Claims Administration..............................................................6

ARTICLE III               ..............................................................................6

           3.1       Accounts...........................................................................6

           3.2       Investments........................................................................6

           3.3       Source of Payments.................................................................7

ARTICLE IV                ..............................................................................7

           4.1       Number.............................................................................7

           4.2       Term of Service....................................................................7

           4.3       Appointment of a Successor Trustee.................................................8

           4.4       Liability of Trustee, Officers and Employees.......................................8

           4.5       Compensation and Expenses of the Trustee...........................................8

           4.6       Indemnification of Trustee and Additional Indemnitees..............................9

           4.7       Trustee's Lien.....................................................................9

           4.8       Trustee's Employment of Experts....................................................9

           4.9       Trustee's Independence.............................................................9

           4.10      Bond...............................................................................9

ARTICLE V                 ..............................................................................9

           5.1       Irrevocability.....................................................................9

           5.2       Termination........................................................................9

           5.3       Amendments........................................................................10

           5.4       Severability......................................................................10

           5.5       Notices...........................................................................10

           5.6       Successors and Assigns............................................................11

           5.7       Limitation on Claim Interests for Securities Laws Purposes........................11

           5.8       Entire Agreement; No Waiver.......................................................11



                                       i

           5.9       Headings..........................................................................11

           5.10      Governing Law.....................................................................11

           5.11      Settlor Representative and Cooperation............................................12

           5.12      Dispute Resolution................................................................12

           5.13      Enforcement and Administration....................................................12

           5.14      Effectiveness.....................................................................12

           5.15      Counterpart Signatures............................................................12



                    ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS
                   PROPERTY DAMAGE SETTLEMENT TRUST AGREEMENT

                     This Armstrong World Industries, Inc. Asbestos Property Damage Settlement Trust Agreement (the "ASBESTOS PD TRUST AGREEMENT"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Armstrong World Industries, Inc. ("AWI," the "SETTLOR," or the "DEBTOR"), the debtor and debtor in possession in Case No. 00-4471 (AJN) in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), as Settlor, and the Trustee (the "TRUSTEE" identified on the signature page hereof and appointed upon confirmation of the Armstrong World Industries, Inc. First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, filed on March 14, 2003 (as amended, modified, or supplemented from time to time, the "PLAN"). All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Bankruptcy Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Bankruptcy Rules, and such definitions are incorporated herein by reference.

                     WHEREAS, on December 6, 2000, AWI filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court; and

                     WHEREAS, on ________________, 2003, an order confirming the Plan was entered; and

                     WHEREAS, the Plan provides, inter alia, for the creation of the Armstrong World Industries, Inc. Asbestos Property Damage Settlement Trust (the "ASBESTOS PD TRUST"); and

                     WHEREAS, pursuant to the Plan, the Asbestos PD Trust is to use its assets and income to resolve all Asbestos Property Damage Claims; and

                     WHEREAS, the Asbestos PD Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code.

                     NOW, THEREFORE, it is hereby agreed as follows:


                                   ARTICLE I

                               AGREEMENT OF TRUST

                     1.1 CREATION AND NAME. AWI as Settlor hereby creates a trust known as the "Armstrong World Industries, Inc. Asbestos Property Damage Settlement Trust," which is the Asbestos PD Trust provided for and referred to in the Plan. The Trustee may transact the business and affairs of the Asbestos PD Trust in the name of the Asbestos PD Trust.

                     1.2 PURPOSE. The purpose of the Asbestos PD Trust is to assume the liabilities of AWI, its predecessors and successors in interest, for all Asbestos Property Damage Claims, to pursue recoveries from the Asbestos PD Insurance Asset (if Class 4 voted to reject the Plan), and to use the Asbestos PD Trust's assets and income to pay the holders of all valid Asbestos Property Damage Claims in accordance with this Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures.

                     1.3 TRANSFER OF ASSETS. Pursuant to the Plan, the assets described in section 11.1 and section 11.2 or 11.3 (as applicable) of the Plan (the "ASBESTOS PD TRUST ASSETS") have been transferred and assigned to the Asbestos PD Trust to settle and discharge all Asbestos Property Damage Claims. AWI, Reorganized AWI, and any other transferors shall also execute and deliver such documents to the Asbestos PD Trust as the Trustee may reasonably request to


                                Exhibit 1.21 - 2
transfer and assign the Asbestos PD Trust Assets to the Asbestos PD Trust.

                     1.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

                     (a) In furtherance of the purposes of the Asbestos PD Trust, the Trustee, on behalf of the Asbestos PD Trust, hereby expressly accepts the transfer and assignment to the Asbestos PD Trust of the Asbestos PD Trust Assets in the time and manner as contemplated in the Plan.

                     (b) In furtherance of the purposes of the Asbestos PD Trust, the Trustee, on behalf of the Asbestos PD Trust, expressly assumes all liability for all Asbestos Property Damage Claims. Except as otherwise provided in this Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures, the Asbestos PD Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that AWI or Reorganized AWI has or would have had under applicable law. Regardless of the foregoing, however, a claimant must meet otherwise applicable federal, state and foreign statutes of limitations and repose, except that a claimant may establish that such statutes were tolled pursuant to a prepetition settlement agreement with AWI, or otherwise by operation of law.

                     (c) No provision herein or in the Asbestos PD Claims Resolution Procedures shall be construed to mandate any actions that would contravene the Asbestos PD Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

                     (d) AWI and Reorganized AWI shall be entitled to indemnification from the Asbestos PD Trust for any expenses, costs, and fees (including attorneys' fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action related to Asbestos Property Damage Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against Reorganized AWI.

                     (e) Nothing in this Asbestos PD Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the discharge provided to AWI under the Plan pursuant to section 1141 of the Bankruptcy Code.


                                   ARTICLE II

                         POWERS AND TRUST ADMINISTRATION

                     2.1 POWERS.

                     (a) The Trustee is and shall act as the fiduciary to the Asbestos PD Trust in accordance with the provisions of this Asbestos PD Trust Agreement and the Plan. The Trustee shall, at all times, administer the Asbestos PD Trust and the Asbestos PD Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this Asbestos PD Trust Agreement, the Trustee shall have the power to take any and all actions that, in the judgment of the Trustee, are necessary or proper to fulfill the purposes of the Asbestos PD Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.

                     (b) Except as required by applicable law or otherwise specified herein, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.


                                Exhibit 1.21 - 3

                     (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustee shall have the power to:

                      (A) receive and hold the Asbestos PD Trust Assets and exercise all rights with respect thereto;

                      (B) invest the monies held from time to time by the Asbestos PD Trust;

                      (C) sell, transfer, or exchange any or all of the Asbestos PD Trust Assets at such prices and upon such terms as the Trustee may consider proper, consistent with the other terms of this Asbestos PD Trust Agreement;

                      (D) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Asbestos PD Trust to operate;

                      (E) pay liabilities and expenses of the Asbestos PD Trust, including, but not limited to, Asbestos PD Trust expenses;

                      (F) establish such funds, reserves and accounts within the Asbestos PD Trust estate as deemed by the Trustee to be useful in carrying out the purposes of the Asbestos PD Trust;

                      (G) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;

                      (H) establish, supervise and administer the Asbestos PD Trust in accordance with the Asbestos PD Claims Resolution Procedures and the terms thereof;

                      (I) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, and other consultants and agents as the business of the Asbestos PD Trust requires and delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deems advisable or necessary in order to carry out the terms of this Asbestos PD Trust;

                      (J) pay employees, legal, financial, accounting, investment, auditing, and other consultants, advisors, and agents, including those engaged by the Asbestos PD Trust in connection with its alternative dispute resolution activities or litigation-related activities, reasonable compensation;

                      (K) compensate the Trustee as provided below, and his or her employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustee all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;

                      (L) execute and deliver such instruments as the Trustee considers proper in administering the Asbestos PD Trust;

                      (M) enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the Asbestos PD Trust, provided such arrangements do not


                                Exhibit 1.21 - 4
           conflict with any other provision of this Asbestos PD Trust
           Agreement;

                      (N) in accordance with Section 4.6(b) below, defend, indemnify and hold harmless (and purchase insurance indemnifying) the Trustee, the officers and employees of the Asbestos PD Trust, and any agents, advisors and consultants of the Asbestos PD Trust (the "ADDITIONAL INDEMNITEES"), to the fullest extent that a corporation or trust organized under the law of the Asbestos PD Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                      (O) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Asbestos PD Trust Assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;

                      (P) make, pursue (by arbitration, litigation or otherwise), collect, compromise or settle, in the name of the Asbestos PD Trust or the name of Reorganized AWI, any claim, right, action, or cause of action included in the Asbestos PD Trust Assets, including, but not limited to, insurance recoveries, before any relevant forum or court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized AWI and all remaining holders of Asbestos Property Damage Claims.

                     (d) The Trustee shall not have the power to guarantee any debt of other persons.

                     2.2 GENERAL ADMINISTRATION.

                     (a) Subject to the approval of the Bankruptcy Court after notice to Reorganized AWI and all remaining holders of Asbestos Property Damage Claims, the Trustee may adopt bylaws that are not inconsistent with the terms of this Asbestos PD Trust Agreement to govern the affairs of the Asbestos PD Trust (the "Asbestos PD Trust Bylaws"). In the event of an inconsistency between the Asbestos PD Trust Bylaws and this Asbestos PD Trust Agreement, the Asbestos PD Trust Agreement shall govern. In the event of an inconsistency between the Plan and the Asbestos PD Trust Agreement, the Plan shall govern.

                     (b) The Trustee shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid,
(ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the Asbestos PD Trust as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the Asbestos PD Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

                     (c) The Trustee shall timely account to the Bankruptcy Court as follows:

                      (A) The Trustee shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the Asbestos PD Trust (including, without limitation, a balance sheet of the Asbestos PD Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and


                                Exhibit 1.21 - 5
           accompanied by an opinion of such firm as to the conformity of the financial statements with generally accepted accounting principles.

                      (B) Simultaneously with the filing of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the claims disposed of during the period covered by the financial statements.

                      (C) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Delaware, and shall be sent by first class mail, postage prepaid, to Reorganized AWI and each remaining holder of Asbestos Property Damage Claims.

                     (d) The Trustee shall be required to obtain the approval of the Bankruptcy Court, after notice to Reorganized AWI and all holders of any remaining Asbestos Property Damage Claims, in addition to any other instances elsewhere enumerated, in order to do any of the following:

                      (A) to terminate the Asbestos PD Trust pursuant to Section
           5.2 below;

                      (B) to settle the liability of any insurer under any insurance policy or legal action related thereto with respect to the Asbestos PD Insurance Asset; provided, however, that the Asbestos PD Trust will give Reorganized AWI prior written notice of any such settlement; or

                      (C) to take structural or other actions to minimize any tax on the Asbestos PD Trust Assets.

                     2.3 CLAIMS ADMINISTRATION. The Trustee shall promptly proceed to implement the Asbestos PD Claims Resolution Procedures.


                                  ARTICLE III

                       ACCOUNTS, INVESTMENTS, AND PAYMENTS

                     3.1 ACCOUNTS. The Trustee may, from time to time, create such accounts and reserves within the Asbestos PD Trust estate as he or she may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Asbestos Property Damage Claims and may, with respect to any such account or reserve, restrict the use of monies therein.

                     3.2 INVESTMENTS. Investment of monies held in the Asbestos PD Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

                     (a) The Asbestos PD Trust shall not hold, directly or indirectly, more than 5% of the equity in any entity or business enterprise or acquire, directly or indirectly, equity in any entity or business enterprise if, immediately following such acquisition, the Asbestos PD Trust would hold more than 5% of the equity in such entity or business enterprise.

                     (b) The Asbestos PD Trust shall not acquire or hold any long-term debt securities unless (i) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P's"), or have been given an equivalent investment grade rating by another nationally recognized


                                Exhibit 1.21 - 6
statistical rating agency, or (ii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

                     (c) The Asbestos PD Trust shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

                     (d) The Asbestos PD Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by Moody's or "A" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

                     (e) The Asbestos PD Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the Asbestos PD Trust would exceed 2% of the aggregate value of the Asbestos PD Trust estate. The Asbestos PD Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the Asbestos PD Trust would exceed 5% of the aggregate value of the Asbestos PD Trust Assets.

                     (f) The Asbestos PD Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.

                     (g) The Asbestos PD Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.

                     (h) The Asbestos PD Trust shall not acquire or hold any options.

                     3.3 SOURCE OF PAYMENTS. All Asbestos PD Trust expenses and payments and all liabilities with respect to Asbestos Property Damage Claims shall be payable solely by the Trustees out of the Asbestos PD Trust Assets. Neither AWI, Reorganized AWI, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of AWI, Reorganized AWI, nor the Trustee, or any of their respective officers, agents, advisors, or employees shall be liable for the payment of any Asbestos PD Trust expense or any other liability of the Asbestos PD Trust.


                                   ARTICLE IV

                                     TRUSTEE

                     4.1 NUMBER. There shall be one (1) Trustee. The initial Trustee shall be the person named on the signature page hereof.

                     4.2 TERM OF SERVICE.

                     (a) The Trustee shall serve from the Effective Date until the earliest of (i) his or her death, (ii) the effective date of his or her resignation pursuant to Section 4.2(b) below, (iii) his or her removal pursuant to Section 4.2(c) below, and (iv) the termination of the Asbestos PD Trust pursuant to Section 5.2 below.


                                Exhibit 1.21 - 7

                     (b) A Trustee may resign at any time by written notice to the holders of the remaining Asbestos Property Damage Claims and Reorganized AWI. Such notice shall specify a date when such resignation shall take place, which shall not be earlier than the date of the appointment of a successor trustee, where practicable.

                     (c) A Trustee may be removed by an order of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. "Good cause" shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, or a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustee hereunder. Such removal shall take effect at such time as the Bankruptcy Court shall determine.

                     4.3 APPOINTMENT OF A SUCCESSOR TRUSTEE.

                     (a) In the event of a vacancy in the position of Trustee, Reorganized AWI shall nominate a successor Trustee (the "SUCCESSOR PD TRUSTEE"). The appointment of the Successor PD Trustee shall be subject to the approval of the Bankruptcy Court, after notice to the remaining holders of Asbestos Property Damage Claims.

                     (b) Immediately upon the appointment of any Successor PD Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the Successor PD Trustee without any further act. No Successor PD Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

                     (c) Each Successor PD Trustee shall serve until the earliest of (i) his or her death, (ii) the effective date of his or her resignation pursuant to Section 4.2(b) above, (iii) his or her removal pursuant to Section 4.2(c) above, or (iv) the termination of the Asbestos PD Trust pursuant to Section 5.2 below.

                     4.4 LIABILITY OF TRUSTEE, OFFICERS AND EMPLOYEES. The Trustee and the individuals identified as Additional Indemnitees in Section 2.1(c)(N) above shall not be liable to the Asbestos PD Trust, to any entity holding an Asbestos Property Damage Claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustee and the Additional Indemnitees shall not be liable for any act or omission of any other Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Trustee or Additional Indemnitee.

                     4.5 COMPENSATION AND EXPENSES OF THE TRUSTEE.

                     (a) The Trustee shall receive compensation from the Asbestos PD Trust for his or her services as a Trustee in the amount of $_____________ per annum, plus a per diem allowance for business performed in the amount of $__________. The Trustee may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Trustee hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustee shall be made subject to the approval of the Bankruptcy Court after notice to Reorganized AWI and the holders of remaining Asbestos Property Damage Claims.

                     (b) The Asbestos PD Trust will promptly reimburse the Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the performance of his or her duties hereunder.

                     (c) The Asbestos PD Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court pursuant to Section 2.2(c)(A) above.


                                Exhibit 1.21 - 8

                     4.6 INDEMNIFICATION OF TRUSTEE AND ADDITIONAL INDEMNITEES.

                     (a) The Asbestos PD Trust shall indemnify and defend the Trustee, as well as the Additional Indemnitees, in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the Asbestos PD Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. Notwithstanding the foregoing, the Trustee and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.

                     (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a Trustee or an Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which he or she is indemnified by the Asbestos PD Trust pursuant to Section 4.6(a) above, shall be paid by the Asbestos PD Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustee or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such Trustee or Additional Indemnitee is not entitled to be indemnified by the Asbestos PD Trust.

                     (c) The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a Trustee or Additional Indemnitee including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a Trustee, officer, employee, agent or other representative.

                     4.7 TRUSTEE'S LIEN. The Trustee and the Additional Indemnitees shall have a first priority lien upon the Asbestos PD Trust Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.

                     4.8 TRUSTEE'S EMPLOYMENT OF EXPERTS. The Trustee may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, and other parties deemed by the Trustee to be qualified as experts on the matters submitted to him or her, and the written opinion of or information provided by any such parties on any matters submitted to them by the Trustee shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of or information provided by any such party.

                     4.9 TRUSTEE'S INDEPENDENCE. The Trustee shall not, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized AWI. The Trustee shall not act as an attorney for any person who holds an Asbestos Property Damage Claim.

                     4.10 BOND. The Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.


                                   ARTICLE V

                               GENERAL PROVISIONS

                     5.1 IRREVOCABILITY. The Asbestos PD Trust is irrevocable.

                     5.2 TERMINATION.

                     (a) The Asbestos PD Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events:


                                Exhibit 1.21 - 9

                      (A) the Trustee decides to terminate the Asbestos PD Trust because all Asbestos Property Damage Claims have been liquidated and paid to the extent provided in this Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures or disallowed by a final, non-appealable order; or

                      (B) if the Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PD Trust in a manner consistent with this Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                      (C) to the extent that any rule against perpetuities shall be deemed applicable to the Asbestos PD Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

                     (b) On the Termination Date, after payment of all the Asbestos PD Trust's liabilities has been provided for, all monies remaining in the Asbestos PD Trust estate shall be given to organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that the tax-exempt organization(s) shall not bear any relationship to Reorganized AWI within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 5.2(b) cannot be modified or amended.

                     (c) On the Termination Date, after satisfaction of all Asbestos Property Damage Claims, any rights to any remaining Asbestos PD Insurance Asset shall revert to Reorganized AWI.

                     5.3 AMENDMENTS. The Trustee, with the approval of the Bankruptcy Court after notice to Reorganized AWI and the remaining holders of Asbestos Property Damage Claims, may modify or amend this Asbestos PD Trust Agreement and the Asbestos PD Trust Bylaws. Any modification or amendment made pursuant to this Section 5.3 must be done in writing.

                     5.4 SEVERABILITY. Should any provision in this Asbestos PD Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Asbestos PD Trust Agreement.

                     5.5 NOTICES. Notices to entities asserting Asbestos Property Damage Claims shall be given by first class mail, postage prepaid, at the address or addresses for further information provided for such entity in the proof of claim filed by such holder of an Asbestos Property Damage Claim, or such corrected address as may be provided by such holder in writing to the Trustee.

                     (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the Asbestos PD Trust through the Trustee:

To Reorganized AWI:


                               Exhibit 1.21 - 10

                     Armstrong World Industries, Inc.
                     Corporate Center
                     Post Office Box 3666
                     Lancaster, Pennsylvania  17604-3666
                     Attention:  General Counsel
                     Telecopier:
                     Telephone Confirmation:


                                     and

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York  10153
                     Attention: Stephen Karotkin, Esq.
                     Telecopier: (212) 310-8007
                     Telephone Confirmation: (212) 310-8888

                     (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

                     5.6 SUCCESSORS AND ASSIGNS. The provisions of this Asbestos PD Trust Agreement shall be binding upon and inure to the benefit of AWI, the Asbestos PD Trust, the Trustee, and Reorganized AWI, and their respective successors and assigns, except that neither AWI, the Asbestos PD Trust, the Trustee nor Reorganized AWI may assign or otherwise transfer any of its, or their, rights or obligations under this Asbestos PD Trust Agreement except, in the case of the Asbestos PD Trust and the Trustee, as contemplated by Section
2.1 above.

                     5.7 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Property Damage Claims, and any interests therein, (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights with respect to the Asbestos PD Trust; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this Section 5.7 shall not apply to the holder of a claim that is subrogated to an Asbestos Property Damage Claim as a result of its satisfaction of such Asbestos Property Damage Claim.

                     5.8 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this Asbestos PD Trust Agreement is contained herein and in the documents referred to herein, and this Asbestos PD Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.

                     5.9 HEADINGS. The headings used in this Asbestos PD Trust Agreement are inserted for convenience only and do not constitute a portion of this Asbestos PD Trust Agreement, nor in any manner affect the construction of the provisions of this Asbestos PD Trust Agreement.

                     5.10 GOVERNING LAW. This Asbestos PD Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.


                               Exhibit 1.21 - 11

                     5.11 SETTLOR REPRESENTATIVE AND COOPERATION. AWI is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the Asbestos PD Trust Agreement. AWI agrees to cooperate in implementing the goals and objectives of this Asbestos PD Trust.

                     5.12 DISPUTE RESOLUTION. Any disputes that arise under this Asbestos PD Trust Agreement or under the Asbestos PD Claims Resolution Procedures shall be resolved by submission of the matter to an alternative dispute resolution ("ADR") process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the outcome of such process, that party may apply to the Bankruptcy Court for a judicial determination of the matter. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court.

                     5.13 ENFORCEMENT AND ADMINISTRATION. The provisions of this Asbestos PD Trust Agreement and the Asbestos PD Claims Resolution Procedures attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustee and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 5.13 above.

                     5.14 EFFECTIVENESS. This Asbestos PD Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.

                     5.15 COUNTERPART SIGNATURES. This Asbestos PD Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

                     IN WITNESS WHEREOF, the parties have executed this Asbestos PD Trust Agreement this _____ day of ________________________, _______.



                                  ARMSTRONG WORLD INDUSTRIES, INC., SETTLOR, BY



                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------


                                    TRUSTEE


                                    Name:
                                          --------------------------------






                               Exhibit 1.21 - 12

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                            )
                                 )
                                 )
ARMSTRONG WORLD INDUSTRIES,      )         Chapter 11
INC., et al.,                    )         Case No. 00-4471 (RJN)
                                 )         (Jointly Administered)
                     Debtors     )
---------------------------------)



                                  Exhibit 1.30

                       FORM OF ASBESTOS PI TRUST AGREEMENT

                        ARMSTRONG WORLD INDUSTRIES, INC.
               ASBESTOS PERSONAL INJURY SETTLEMENT TRUST AGREEMENT


                     This Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement ("PI TRUST Agreement"), dated the date set forth on the signature page hereof and effective as of the Effective Date, is entered into by Armstrong World Industries, Inc. ("AWI," the "SETTLOR," or the "DEBTOR"), the Debtor and debtor-in-possession in Case No. 00-4471 (RJN) in the United States Bankruptcy Court for the District of Delaware as Settlor; the Legal Representative for Asbestos-Related Future Claimants ("FUTURE CLAIMANTS' REPRESENTATIVE"); the Official Committee of Asbestos Creditors ("ACC"); and the Trustees ("TRUSTEES") and the members of the PI Trust Advisory Committee ("TAC") identified on the signature page hereof and appointed at Confirmation pursuant to Armstrong World Industries, Inc. First Amended Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, dated March 14, 2003 ("PLAN"), as such Plan may be amended, modified or supplemented from time to time. All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.


                     WHEREAS, at the time of the entry of the order for relief in the Chapter 11 case, AWI was named as a defendant in actions involving personal injury ("PI") or death claims caused by exposure to asbestos-containing products for which AWI, its predecessors, successors and assigns have legal liability ("ASBESTOS PERSONAL INJURY CLAIMS" as defined in the Plan); and


                     WHEREAS, AWI has reorganized under the provisions of Chapter 11 of the Bankruptcy Code in a case pending in the United States Bankruptcy Court for the District of Delaware, known as In re Armstrong World Industries, Inc., Debtor, Case No. 00-4471 (RJN); and


                     WHEREAS, the Plan has been confirmed by the Bankruptcy Court; and


                     WHEREAS, the Plan provides, inter alia, for the creation of the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust ("PI TRUST"); and


                     WHEREAS, pursuant to the Plan, the PI Trust is to use its assets and income to satisfy all Asbestos Personal Injury Claims; and


                     WHEREAS, it is the intent of AWI, the Trustees, the ACC, the TAC, and the Future Claimants' Representative that the PI Trust be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the PI Trust will satisfy all Asbestos Personal Injury Claims pursuant to the AWI Corporation Asbestos Personal Injury Trust Distribution Procedures ("TDP") that are attached hereto as Exhibit 1 in substantially the same manner, and in strict compliance with the terms of this PI Trust Agreement; and


                     WHEREAS, pursuant to the Plan, the PI Trust is intended to qualify as a "qualified settlement fund" within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code ("IRC"); and


                     WHEREAS, the Bankruptcy Court has determined that the PI Trust and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code, and such injunction has been entered in connection with the Confirmation Order;


                     NOW, THEREFORE, it is hereby agreed as follows:


                                Exhibit 1.30 - 1

                                    SECTION 1


                               AGREEMENT OF TRUST


                     1.1 CREATION AND NAME. AWI as Settlor hereby creates a trust known as the "Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust," which is the PI Trust provided for and referred to in the Plan. The Trustees of the PI Trust may transact the business and affairs of the PI Trust in the name of the PI Trust.


                     1.2 PURPOSE. The purpose of the PI Trust is to assume the liabilities of AWI, its predecessors and successors in interest, for all Asbestos Personal Injury Claims (as defined in the Plan), and to use the PI Trust's assets and income to pay the holders of all Asbestos Personal Injury Claims in accordance with this PI Trust Agreement and the TDP in such a way that such holders of Asbestos Personal Injury Claims are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.


                     1.3 TRANSFER OF ASSETS. Pursuant to the Plan, the PI Trust Share (as defined in the Plan) has been transferred and assigned to the PI Trust to settle and discharge all Asbestos Personal Injury Claims. Pursuant to the Plan, AWI, its successors in interest thereto, from and after the Effective Date ("REORGANIZED AWI") and others may also transfer and assign additional assets to the PI Trust from time to time (the "PI TRUST ASSETS"). In all events, the PI Trust Assets will be transferred to the PI Trust free and clear of any liens or other claims by AWI, Reorganized AWI, any creditor, or other entity. AWI, Reorganized AWI, and any other transferors shall also execute and deliver such documents to the PI Trust as the Trustees reasonably request to transfer and assign the PI Trust Assets to the PI Trust.


                     1.4 ACCEPTANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

                     (a) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, hereby expressly accept the transfer and assignment to the PI Trust of the PI Trust Assets in the time and manner contemplated in the Plan.

                     (b) In furtherance of the purposes of the PI Trust, the Trustees, on behalf of the PI Trust, expressly assume all liability for all Asbestos Personal Injury Claims. Except as otherwise provided in this PI Trust Agreement and the TDP, the PI Trust shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that AWI or Reorganized AWI has or would have had under applicable law. Regardless of the foregoing, however, a claimant must meet otherwise applicable federal, state and foreign statutes of limitations and repose, except as otherwise provided in Section 5.1(a)(2) of the TDP.

                     (c) No provision herein or in the TDP shall be construed to mandate distributions on any claims or other actions that would contravene the PI Trust's compliance with the requirements of a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

                     (d) AWI and Reorganized AWI shall be entitled to indemnification from the PI Trust for any expenses, costs, and fees (including attorneys' fees and costs, but excluding any such expenses, costs, and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action related to Asbestos Personal Injury Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against Reorganized AWI.

                     (e) Nothing in this PI Trust Agreement shall be construed in any way to limit the scope, enforceability, or effectiveness of the Section 524(g) injunction issued in connection with the Plan or the PI Trust's assumption of all liability for Asbestos Personal Injury Claims, subject to the provisions of Section 1.4(b) above.


                                Exhibit 1.30 - 2

                                    SECTION 2


                         POWERS AND TRUST ADMINISTRATION


                     2.1 POWERS.

                     (a) The Trustees are and shall act as the fiduciaries to the PI Trust in accordance with the provisions of this PI Trust Agreement and the Plan. The Trustees shall, at all times, administer the PI Trust and the PI Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this PI Trust Agreement, the Trustees shall have the power to take any and all actions that, in the judgment of the Trustees, are necessary or proper to fulfill the purposes of the PI Trust, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.

                     (b) Except as required by applicable law or otherwise specified herein, the Trustees need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.

                     (c) Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustees shall have the power to:


                               (i) receive and hold the PI Trust Assets, vote the Reorganized AWI common stock, and exercise all rights with respect to, and sell, any securities issued by Reorganized AWI that are included in the PI Trust Assets, subject to any restrictions set forth in the Restated Certificate of Reorganized AWI;


                               (ii) invest the monies held from time to time by the PI Trust;


                               (iii) sell, transfer, or exchange any or all of the PI Trust Assets at such prices and upon such terms as the Trustees may consider proper, consistent with the other terms of this PI Trust Agreement;


                               (iv) enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the PI Trust to operate;


                               (v) pay liabilities and expenses of the PI Trust, including, but not limited to, PI Trust expenses;


                               (vi) establish such funds, reserves and accounts within the PI Trust estate, as deemed by the Trustees to be useful in carrying out the purposes of the PI Trust;


                               (vii) sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;


                               (viii) establish, supervise and administer the PI Trust in accordance with the TDP and the terms thereof;


                               (ix) appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing and forecasting, and other consultants and agents as the business of the PI Trust requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustees permit and as the Trustees, in their discretion, deem advisable or necessary in order to carry out the terms of this PI Trust;


                               (x) pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the PI Trust in connection with its alternative dispute resolution activities, reasonable compensation;


                               (xi) compensate the Trustees, the TAC members, and the Future Claimants' Representative as provided below, and their employees, legal, financial, accounting, investment and other advisors, consultants, independent contractors, and agents, and reimburse the Trustees, the TAC members and the Future Claimants'


                                Exhibit 1.30 - 3

           Representative all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;


                               (xii) execute and deliver such instruments as the Trustees consider proper in administering the PI Trust;

                               (xiii) enter into such other arrangements with third parties as are deemed by the Trustees to be useful in carrying out the purposes of the PI Trust, provided such arrangements do not conflict with any other provision of this PI Trust Agreement;

                               (xiv) in accordance with Section 4.6 below, defend, indemnify and hold harmless (and purchase insurance indemnifying) (A) the Trustees and (B) the TAC, the Future Claimants' Representative, the officers and employees of the PI Trust, and any agents, advisors and consultants of the PI Trust, the TAC or the Future Claimants' Representative (the "ADDITIONAL INDEMNITEES"), to the fullest extent that a corporation or trust organized under the law of the PI Trust's situs is from time to time entitled to indemnify and/or insure its directors, trustees, officers, employees, agents, advisors and representatives;

                               (xv) delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the PI Trust Assets to any one or more reputable individuals or recognized institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;


                               (xvi) consult with Reorganized AWI, the TAC and the Future Claimants' Representative at such times and with respect to such issues relating to the conduct of the PI Trust as the Trustees consider desirable; and


                               (xvii) make, pursue (by litigation or otherwise), collect, compromise or settle, in the name of the PI Trust or the name of Reorganized AWI, any claim, right, action, or cause of action included in the PI Trust Assets including, but not limited to, insurance recoveries, before any court of competent jurisdiction; provided that settlement of actions before the Bankruptcy Court require the approval of the Bankruptcy Court after notice to Reorganized AWI.

                     (d) The Trustees shall not have the power to guarantee any debt of other persons.

                     (e) The Trustees shall give the TAC, the Future Claimants' Representative and Reorganized AWI prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.


                     2.2 GENERAL ADMINISTRATION.

                     (a) The Trustees shall adopt and act in accordance with the PI Trust Bylaws. To the extent not inconsistent with the terms of this PI Trust Agreement, the PI Trust Bylaws shall govern the affairs of the PI Trust. In the event of an inconsistency between the PI Trust Bylaws and this PI Trust Agreement, the PI Trust Agreement shall govern.

                     (b) The Trustees shall (i) timely file such income tax and other returns and statements and shall timely pay all taxes required to be paid,
(ii) comply with all withholding obligations, as required under the applicable provisions of the IRC and of any state law and the regulations promulgated thereunder, (iii) meet without limitation all requirements necessary to qualify and maintain qualification of the PI Trust as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC, and (iv) take no action that could cause the PI Trust to fail to qualify as a qualified settlement fund within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the IRC.

                     (c) The Trustees shall timely account to the Bankruptcy Court as follows:


                                Exhibit 1.30 - 4

                               (i) The Trustees shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report containing financial statements of the PI Trust (including, without limitation, a balance sheet of the PI Trust as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustees and accompanied by an opinion of such firm as to the fairness of the financial statements' presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representative, and Reorganized AWI when such reports are filed with the Bankruptcy Court.


                               (ii) Simultaneously with delivery of each set of financial statements referred to in Article 2.2(c)(i) above, the Trustees shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustees shall provide a copy of such report to the TAC, the Future Claimants' Representatives, and Reorganized AWI when such report is filed.


                               (iii) All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court and shall be filed with the Office of the United States Trustee for the District of Delaware.

                     (d) The Trustees shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The budget and cash flow projections shall include determining the Maximum Annual Payment pursuant to Section 2.4 of the TDP, and the Asbestos Personal Injury Claims Payment Ratio pursuant to Section 2.5 of the TDP. The Trustees shall provide a copy of the budget and cash flow projections to the TAC and the Future Claimants' Representative.

                     (e) The Trustees shall consult with the TAC and the Future Claimants' Representative (i) on the general implementation and administration of the PI Trust; (ii) on the general implementation and administration of the TDP; and (iii) on such other matters as may be required under this PI Trust Agreement and the TDP.

                     (f) The Trustees shall be required to obtain the consent of the TAC and the Future Claimants' Representative pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated, in order:

                      (i)        to change the Claims Payment Ratio described in
                                 Section 2.5 of the TDP in the event that the requirements for such a change as set forth in said provision have been met;

                      (ii) to change the Scheduled Diseases, Disease Levels and/or Medical/Exposure Criteria set forth in Section 5.3(a)(3) of the TDP, and/or the Maximum Values set forth in Section 5.3(b)(4) and Section 5.4(a) of the TDP;

                      (iii)      to change the Payment Percentage described in
                                 Section 2.3 of the TDP as provided in Section
                                 4.2 of the TDP;

                      (iv) to establish and/or to change the Claims Materials to be provided holders of Asbestos Personal Injury Claims under Section 6.1 of the TDP;

                      (v) to require that claimants provide additional kinds of medical and/or exposure evidence pursuant to Section 7.1 of the TDP;


                                Exhibit 1.30 - 5

                      (vi) to change the form of release to be provided pursuant to Section 7.8 of the TDP;

                      (vii)      to terminate the PI Trust pursuant to Section
                                 7.2 below;

                      (viii) to settle the liability of any insurer under any insurance policy or legal action related thereto;

                      (ix) to change the compensation of the members of the TAC, the Future Claimants' Representative or Trustees, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;

                      (x) to take structural or other actions to minimize any tax on the PI Trust Assets; or

                      (xi) to amend the PI Trust Bylaws in accordance with the terms thereof;

                      (xii) to amend any provision of this PI Trust Agreement or the TDP in accordance with the terms thereof;

                      (xiii) to appoint members of the Board of Directors of the Reorganized Debtor; or

                      (xiv) to merge any asbestos claims resolution organization formed by the PI Trust with another asbestos claims resolution organization that is not specifically created by this PI Trust Agreement or the TDP, or to contract with another asbestos claims resolution organization or other entity that is not specifically created by this PI Trust Agreement or the TDP, or permit any other party to join in any asbestos claims resolution organization that is formed by the PI Trust pursuant to the PI Trust Agreement or the TDP; provided that such merger, contract or joinder shall not (a) subject Reorganized AWI or any successors in interest thereto, to any risk of having any PI Trust Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the section 524(g) injunction; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section 2.1 of the TDP which requires that such decisions be based on the provisions of the TDP.

                     (g) The Trustees shall meet with the TAC and the Future Claimants' Representative no less often than quarterly. The Trustees shall meet in the interim with the TAC and the Future Claimants' Representative when so requested by either.

                     (h) The Trustees, upon notice from either the TAC or the Future Claimants' Representative, if practicable in view of pending business, shall at their next meeting with the TAC or the Future Claimants' Representative consider issues submitted by the TAC or the Future Claimants' Representative.

                     (i) Periodically, but not less often than once a year, the Trustees shall make available to claimants and other interested parties the number of claims by disease levels that have been resolved both by individual review and by arbitration, as well as by trial, indicating the amounts of the awards and the averages of the awards by jurisdiction pursuant to Section 7.10 of the TDP.


                                Exhibit 1.30 - 6

                     2.3 CLAIMS ADMINISTRATION.


                     The Trustees shall promptly proceed to implement the TDP.



                                    SECTION 3


                       ACCOUNTS, INVESTMENTS, AND PAYMENTS


                     3.1 ACCOUNTS. The Trustees may, from time to time, create such accounts and reserves within the PI Trust estate as they may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Asbestos Personal Injury Claims and may, with respect to any such account or reserve, restrict the use of monies therein.


                     3.2 INVESTMENTS. Investment of monies held in the PI Trust shall be administered in the manner in which individuals of ordinary prudence, discretion, and judgment would act in the management of their own affairs, subject to the following limitations and provisions:

                     (a) The PI Trust shall not acquire, directly or indirectly, equity in any entity (other than Reorganized AWI or any successor to Reorganized
AWI) or business enterprise if, immediately following such acquisition, the PI Trust would hold more than 5% of the equity in such entity or business enterprise. The PI Trust shall not hold, directly or indirectly, more than 10% of the equity in any entity (other than Reorganized AWI or any successor to Reorganized AWI) or business enterprise.

                     (b) The PI Trust shall not acquire or hold any long-term debt securities unless (i) such securities are PI Trust Assets under the Plan,
(ii) such securities are rated "Baa" or higher by Moody's, "BBB" or higher by Standard & Poor's ("S&P'S"), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.

                     (c) The PI Trust shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated "Prime-1" or higher by Moody's or "A-1" or higher by S&P's or has been given an equivalent rating by another nationally recognized statistical rating agency.

                     (d) Excluding any securities by the Debtor or Reorganized AWI, the PI Trust shall not acquire or hold any common or preferred stock or convertible securities unless such stock or securities are rated "A" or high by Moody's or "A" or higher by S&P's or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency.

                     (e) The PI Trust shall not acquire any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof) if, following such acquisition, the aggregate market value of all debt securities and instruments issued by such entity held by the PI Trust would exceed 2% of the aggregate value of the PI Trust estate. The PI Trust shall not hold any debt securities or other instruments issued by any entity (other than debt securities or other instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof and other than debt securities or other instruments of Reorganized AWI or any successor to Reorganized AWI) to the extent that the aggregate market value of all securities and instruments issued by such entity held by the PI Trust would exceed 5% of the aggregate value of the PI Trust Assets.

                     (f) The PI Trust shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.


                                Exhibit 1.30 - 7

                     (g) The PI Trust may acquire and hold any securities or instruments issued y Reorganized AWI or any successor to Reorganized AWI, or obtained as proceeds of litigation or otherwise to resolve disputes, without regard to the limitations set forth in Subsections (a)-(f) above.

                     (h) The PI Trust shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustees, they are adequately collateralized. (i) The PI Trust shall not acquire or hold any options.


                     3.3 SOURCE OF PAYMENTS. All PI Trust expenses and payments and all liabilities with respect to claims shall be payable solely by the Trustees out of the PI Trust Assets. Neither AWI, Reorganized AWI, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of AWI, Reorganized AWI, nor the Trustees, the TAC or Future Claimants' Representative, or any of their officers, agents, advisors, or employees shall be liable for the payment of any PI Trust expense or any other liability of the PI Trust.


                                    SECTION 4


                                    TRUSTEES


                     4.1 NUMBER. There shall be five (5) Trustees. The initial Trustees shall be those persons named on the signature page hereof.


                     4.2 TERM OF SERVICE.

                     (a) The five initial Trustees named pursuant to Article 4.1 above shall each serve an initial two (2) year term. At the expiration of these initial two (2) year terms, the number of Trustees shall be reduced from five
(5) to three (3). At that time, the five initial Trustees, after consultation with the TAC and the Future Claimants' Representative, shall decide which three individuals among their number shall continue to serve, and the three (3) Trustees so selected shall then serve staggered terms of three (3), four (4) and five (5) years each. Thereafter, each Trustee's term of service shall be five
(5) years. The initial Trustees shall serve from the Effective Date until the earlier of (i) the end of his or her term, (ii) his or her death, (iii) his or her resignation pursuant to Section 4.2(b) below, (iv) his or her removal pursuant to Section 4.2(c) below, or (v) the termination of the PI Trust pursuant to Section 7.2 below.

                     (b) A PI Trustee may resign at any time by written notice to the remaining Trustees, the TAC and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take place, which shall not be less than 90 days after the date such notice is given, where practicable.

                     (c) A Trustee may be removed by unanimous vote of the remaining Trustees in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration, or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of
Section 2.2 above, a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustees hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.


                     4.3 APPOINTMENT OF SUCCESSOR TRUSTEES.

                     (a) In the event of a vacancy in the position of PI Trustee, whether by term expiration, resignation or removal, the remaining Trustees shall consult with the TAC and the Future Claimants' Representative concerning appointment of a successor PI Trustee. The vacancy shall be filled by the unanimous vote of the remaining Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In the event that the remaining Trustees cannot agree on a Successor PI Trustee, or a majority of the TAC or the Future Claimants' Representative vetoes the appointment of a successor PI Trustee, the Bankruptcy Court shall make the appointment. Nothing shall prevent the reappointment of a PI Trustee for an additional term or terms.


                                Exhibit 1.30 - 8

                     (b) Immediately upon the appointment of any Successor PI Trustee, all rights, titles, duties, powers and authority of the predecessor PI Trustee hereunder shall be vested in, and undertaken by, the Successor PI Trustee without any further act. No Successor PI Trustee shall be liable personally for any act or omission of his or her predecessor Trustees.

                     (c) Each Successor PI Trustee shall serve until the earlier of (i) the end of a full term of five (5) years if the predecessor PI Trustee completed his or her term, (ii) the end of the remainder of the term of the PI Trustee whom he or she is replacing if said predecessor PI Trustee did not complete said term, (iii) his or her death, (iv) his or her resignation pursuant to Section 4.2(b) above, (v) his or her removal pursuant to Section 4.2(c) above, or (vi) the termination of the PI Trust pursuant to Section 7.2 below.


                     4.4 LIABILITY OF TRUSTEES, OFFICERS AND EMPLOYEES. The Trustees and the individuals identified as Additional Indemnitees in Section 2.1(c)(xiv) above shall not be liable to the PI Trust, to any individual holding an asbestos claim, or to any other person, except for such individual's own breach of trust committed in bad faith or willful misappropriation. In addition, the Trustees and the Additional Indemnitees shall not be liable for any act or omission of any other Trustee or Additional Indemnitee unless such person acted with bad faith in the selection or retention of such other Trustee or Additional Indemnitee.


                     4.5 COMPENSATION AND EXPENSES OF TRUSTEES.

                     (a) The Trustees shall receive compensation from the PI Trust for their services as Trustees in the amount of $_____________ per annum, plus a per diem allowance for meetings or other PI Trust business performed in the amount of $__________. For purposes of the per diem allowance, PI Trust business includes, but is not limited to, attendance at meetings of Reorganized AWI's Board of Directors. For purposes of section 7.4 below, the Trustees shall determine the scope and duration of activities that constitute a meeting and, if the Trustees elect to provide for payment for activities of less than a full day's duration, may provide for partial payment of per diem amounts on a proportional basis for activities of less than a full day's duration. The per annum and per diem compensation payable to the Trustees hereunder shall be reviewed every three (3) years and appropriately adjusted for changes in the cost of living. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court.

                     (b) The PI Trust will promptly reimburse the Trustees for all reasonable out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder.

                     (c) The PI Trust shall include a description of the amounts paid under this Section 4.5 in the accounts to be filed with the Bankruptcy Court and provided to the TAC, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).


                     4.6 INDEMNIFICATION OF TRUSTEES AND ADDITIONAL INDEMNITEES.

                     (a) The PI Trust shall indemnify and defend the Trustees, as well as the Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a corporation or trust organized under the laws of the PI Trust's situs is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the performance of their duties. Notwithstanding the foregoing, the Trustees and the Additional Indemnitees shall not be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.

                     (b) Reasonable expenses, costs and fees (including attorneys' fees and costs) incurred by or on behalf of a PI Trustee or Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative from which they are indemnified by the PI Trust pursuant to Section 4.6(a) above, shall be paid by the PI Trust in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustees or Additional Indemnitee, to repay such amount in the


                                Exhibit 1.30 - 9
event that it shall be determined ultimately by final order that such PI Trustee or Additional Indemnitee is not entitled to be indemnified by the PI Trust.

                     (c) The Trustees may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was a PI Trustee or Additional Indemnitee including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as a PI Trustee, TAC member, Future Claimants' Representative, officer, employee, agent or other representative.


                     4.7 TRUSTEES' LIEN. The Trustees and the Additional Indemnitees shall have a first priority lien upon the PI Trust Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.


                     4.8 TRUSTEES' EMPLOYMENT OF EXPERTS. The Trustees may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors and forecasters, and other parties deemed by the Trustees to be qualified as experts on the matters submitted to them, and the written opinion of or information provided by any such parties on any matters submitted to them by the Trustees shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustees hereunder in good faith and in accordance with the written opinion of or information provided by any such party.


                     4.9 TRUSTEES' INDEPENDENCE. The Trustees shall not, during the term of their service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for Reorganized AWI. Notwithstanding the foregoing, any PI Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the PI Trust pursuant to Section 4.5(a) above, as a director of Reorganized AWI. No PI Trustee shall act as an attorney for any person who holds an asbestos claim.


                     4.10 BOND. The Trustees shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.


                                    SECTION 5


                            TRUST ADVISORY COMMITTEE

                     5.1 MEMBERS. The TAC shall consist of five (5) members, who shall initially be the persons named on the signature page hereof.

                     5.2 DUTIES. The members of the TAC shall serve in a fiduciary capacity representing all holders of present Asbestos Personal Injury Claims. The Trustees must consult with the TAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the TAC on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the TAC.

                     5.3 TERM OF OFFICE.

                     (a) Each member of the TAC shall serve until the earlier of
(i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) below, (iii) his or her removal pursuant to Section 5.3(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

                     (b) A member of the TAC may resign at any time by written notice to the other members of the TAC, the Trustees and the Future Claimants' Representative. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                     (c) A member of the TAC may be removed in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other


                               Exhibit 1.30 - 10
good cause. Such removal shall be made at the recommendation of the remaining members of the TAC with the approval of the Bankruptcy Court.


                     5.4 APPOINTMENT OF SUCCESSOR.

                     (a) In the event of a vacancy caused by the resignation of a TAC member, his or her successor shall be selected by the TAC member who is resigning, unless the remaining members unanimously veto the selection, in which case, the successor shall be selected by a unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the Bankruptcy Court shall appoint the successor. In the event of a vacancy caused by removal or death of a TAC member, or in the event that a resigning or retiring member does not name his or her successor, the remaining members of the TAC by unanimous vote shall name the successor. If the remaining members of the TAC cannot reach unanimous agreement, the Bankruptcy Court shall appoint the successor.

                     (b) Each successor TAC member shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) above, (iii) his or her removal pursuant to Section 5.3(c) above, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

                     5.5 TAC'S EMPLOYMENT OF PROFESSIONALS.

                     (a) The TAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the TAC to be qualified as experts on matters submitted to the TAC (the "PROFESSIONALS"). The TAC and its Professionals shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the TAC to be qualified as an expert on the particular matter submitted to the TAC shall be full and complete authorization and protection in support of any action taken or not taken by the TAC in good faith and in accordance with the written opinion of or information provided by the Professional.

                     (b) The Trust shall promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of legal counsel pursuant to this provision in connection with the TAC's performance of its duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the TAC for all reasonable fees and costs associated with the TAC's employment of any other Professional pursuant to this provision in connection with the TAC's performance of its duties hereunder; provided, however, that (i) the TAC has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the TAC desires to employ such Professional, and (B) why the TAC cannot rely on Professionals retained by the Trust to meet the need of the TAC for such expertise or advice, and (ii) the Trust has approved the TAC's request for reimbursement in writing. If the Trust agrees to pay for the TAC Professional, such reimbursement shall be treated as a Trust expense. If the Trust declines to pay for the TAC Professional, it must set forth its reasons in writing. If the TAC still desires to employ such Professional at Trust expense, the TAC and/or the Trustees shall resolve their dispute pursuant to Section 7.13 below.



                               Exhibit 1.30 - 11

                     5.6 COMPENSATION AND EXPENSES OF TAC. The members of the TAC shall receive compensation from the PI Trust for their services as TAC members in the form of a reasonable hourly rate set by the Trustees for attendance at meetings or other conduct of PI Trust business. The members of the TAC shall also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 5.6 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).

                     5.7 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE TAC.

                      (A)        CONSULTATION PROCESS.

                      (i) In the event the Trustees are required to consult with the TAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustees shall provide the TAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such matter, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                      (ii) The Trustees shall take into consideration the time required for the TAC, if its members so wish, to engage and consult with its own independent financial or investment advisors as to such matter.

                      (B)        CONSENT PROCESS.

                      (i) In the event the Trustees are required to obtain the consent of the TAC pursuant to
                                 Section 2.2(f) above, the Trustees shall provide the TAC with a written notice stating that their consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the TAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the TAC with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the TAC may reasonably request during the time that the Trustees are considering such action, and shall also provide the TAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                      (ii) The TAC must consider in good faith and in a timely fashion any request for its consent by the Trustees, and must in any event advise the Trustees in writing of its consent or its objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The TAC may not withhold its consent unreasonably. If the TAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the TAC does not advise the Trustees in writing of


                               Exhibit 1.30 - 12
                                 its consent or its objections to the action within 30 days of receiving notice regarding such request, the TAC's consent to the proposed actions shall be deemed to have been affirmatively granted.

                      (iii) If, after following the procedures specified in this Section 5.7(b), the TAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the TAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the TAC's objection and withholding of its consent shall be on the TAC.



                                    SECTION 6


                      THE FUTURE CLAIMANTS' REPRESENTATIVE

                     6.1 DUTIES. The initial Future Claimants' Representative shall be the individual identified on the signature pages hereto, namely Dean M. Trafalet, Esquire. He shall serve in a fiduciary capacity, representing the interests of the holders of future Asbestos Personal Injury Claims for the purpose of protecting the rights of such persons. The Trustees must consult with the Future Claimants' Representative on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the Future Claimants' Representative on matters identified in Section 2.2(f) above. Where provided in the TDP, certain other actions by the Trustees are also subject to the consent of the Future Claimants' Representative.

                     6.2 TERM OF OFFICE.

                     (a) The Future Claimants' Representative shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to
Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the PI Trust pursuant to Section 7.2 below.

                     (b) The Future Claimants' Representative may resign at any time by written notice to the Trustees. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.

                     (c) The Future Claimants' Representative may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause.

                     6.3 APPOINTMENT OF SUCCESSOR. A vacancy caused by resignation shall be filled with an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative, and a vacancy caused by death or removal of the Future Claimants' Representative shall be filled with an individual nominated by the Trustees, the TAC or both. In any case, the nominee shall be subject to the approval of the Court.

                     6.4 FUTURE CLAIMANTS' REPRESENTATIVE'S EMPLOYMENT OF PROFESSIONALS.

                     (a) The Future Claimants' Representative may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the Future Claimants' Representative to be qualified as experts on matters submitted to the Future Claimants' Representative (the "PROFESSIONALS"). The Future Claimants' Representative and his or her experts shall at all times have complete access to the PI Trust's officers, employees and agents, as well as to the Professionals retained by the PI Trust, and shall also have complete access to all information generated by them or otherwise available to the PI Trust or the Trustees. In the absence of gross negligence, the written opinion of or information provided by any Professional deemed by the Future Claimants' Representative to be qualified as an expert on the particular matter submitted to the Future Claimants' Representative shall be full and


                               Exhibit 1.30 - 13
complete authorization and protection in support of any action taken or not taken by the Future Claimants' Representative in good faith and in accordance with the written opinion of or information provided by the Professional.

                     (b) The Trust shall promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of legal counsel pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder. The Trust shall also promptly reimburse, or pay directly if so instructed, the Future Claimants' Representative for all reasonable fees and costs associated with the Future Claimants' Representative's employment of any other Professionals pursuant to this provision in connection with the Future Claimants' Representative's performance of his or her duties hereunder; provided, however, that (i) the Future Claimants' Representative has first submitted to the Trust a written request for such reimbursement setting forth the reasons (A) why the Future Claimants' Representative desires to employ the Professional, and (B) why the Future Claimants' Representative cannot rely on Professionals retained by the Trust to meet the need of the Future Claimants' Representative for such expertise or advice, and (ii) the Trust has approved the Future Claimants' Representative's request for reimbursement in writing. If the Trust agrees to pay for the Future Claimants' Representative's Professional, such reimbursement shall be treated as a Trust Expense. If the Trust declines to pay for the Future Claimants' Representative's Professional, it must set forth its reasons in writing. If the Future Claimants' Representative still desires to employ the Professional at Trust expense, the Future Claimants' Representative and/or the Trustees shall resolve their dispute pursuant to Section 7.13 below.

                     6.5 COMPENSATION AND EXPENSES OF THE FUTURE CLAIMANTS' REPRESENTATIVE. The Future Claimants' Representative shall receive compensation from the PI Trust in the form of the Future Claimants' Representative's normal hourly rate for services performed. The PI Trust will promptly reimburse the Future Claimants' Representative for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a PI Trust expense. The PI Trust shall include a description of the amounts paid under this Section 6.5 in the accounts to be filed with the Bankruptcy Court and provided to the Trustees, the Future Claimants' Representative, and Reorganized AWI pursuant to Section 2.2(c)(i).


                     6.6 PROCEDURES FOR CONSULTATION WITH AND OBTAINING THE CONSENT OF THE FUTURE CLAIMANTS REPRESENTATIVE.

                      (a)        CONSULTATION PROCESS.

                      (i) In the event the Trustees are required to consult with the Future Claimants' Representative pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustees shall provide the Future Claimants' Representative with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professionals and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such matter, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustees.

                      (ii) The Trustees shall take into consideration the time required for the Future Claimants' Representative, if he or she so wishes, to


                               Exhibit 1.30 - 14
                                 engage and consult with his or her own
                                 independent financial or investment advisors as to such matter.

                      (b)        CONSENT PROCESS.

                      (i) In the event the Trustees are required to obtain the consent of the Future Claimants' Representative pursuant to Section 2.2(f) above, the Trustees shall provide the Future Claimants' Representative with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustees propose to take, and explaining in detail the reasons why the Trustees desire to take such action. The Trustees shall provide the Future Claimants' Representative as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustees shall also provide the Future Claimants' Representative with such reasonable access to Professional and other experts retained by the PI Trust and its staff (if any) as the Future Claimants' Representative may reasonably request during the time that the Trustees are considering such action, and shall also provide the Future Claimants' Representative the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustees.

                      (ii) The Future Claimants' Representative must consider in good faith and in a timely fashion any request for his or her consent by the Trustees, and must in any event advise the Trustees in writing of his or her consent or objection to the proposed action within 30 days of receiving the original request for consent from the Trustees. The Future Claimants' Representative may not withhold his or her consent unreasonably. If the Future Claimants' Representative decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the Future Claimants' Representative does not advise the Trustees in writing of his or her consent or objections to the proposed action within 30 days of receiving the notice from the Trustees regarding such consent, the Future Claimants' Representative's consent shall be deemed to have been affirmatively granted.

                      (iii) If, after following the procedures specified in this Section 5.7(b), the Future Claimants' Representative continues to object to the proposed action and to withhold its consent to the proposed action, the Trustees and/or the Future Claimants' Representative shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the validity of the Future Claimants' Representative's objection and withholding of his or her consent shall be on the Future Claimants' Representative.


                               Exhibit 1.30 - 15

                                    SECTION 7


                               GENERAL PROVISIONS


                     7.1 IRREVOCABILITY. The PI Trust is irrevocable.


                     7.2 TERMINATION.

                     (a) The PI Trust shall automatically terminate on the date ninety (90) days after the first to occur of the following events:

                      (i) the Trustees decide to terminate the PI Trust because (A) they deem it unlikely that new asbestos claims will be filed against the PI Trust, (B) all Asbestos Personal Injury Claims duly filed with the PI Trust have been liquidated and paid to the extent provided in this PI Trust Agreement and the TDP or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the PI Trust; or

                      (ii) if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the PI Trust in a manner consistent with this PI Trust Agreement and the TDP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

                      (iii) to the extent that any rule against perpetuities shall be deemed applicable to the PI Trust, twenty-one (21) years less ninety-one
                                 (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

                     (b) On the Termination Date, after payment of all the PI Trust's liabilities have been provided for, all monies remaining in the PI Trust estate shall be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos related lung disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to Reorganized AWI within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(b) cannot be modified or amended.


                     7.3 AMENDMENTS. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the unanimous consent of the TAC and the Future Claimants' Representative, may modify or amend this PI Trust Agreement and the PI Trust By-laws. The Trustees, after consultation with the TAC and the Future Claimants' Representative, and subject to the consent of the TAC and the Future Claimants' Representative, may modify or amend the TDP; provided, however, that no amendment to the TDP shall be inconsistent with the provisions limiting amendments to that document provided therein, and in particular the provisions limiting amendment of the Claims Payment Ratio set forth in Section 2.5 of the TDP and of the Payment Percentage set forth in Section 4.2 of the TDP. Any modification or amendment made pursuant to this Article must be done in writing. Notwithstanding anything contained in this PI Trust Agreement to the contrary, neither this PI Trust Agreement, the PI Trust Bylaws, the TDP, nor any document annexed to the foregoing shall be


                               Exhibit 1.30 - 16
modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the PI Trust's qualified settlement fund status under Section 468B of the Internal Revenue Code.


                     7.4 MEETINGS. The Trustees, the TAC, and the Future Claimants' Representative, shall be deemed to have attended a meeting in the event such person spends a substantial portion of the day conferring, in person or by telephone conference call, on PI Trust matters with the TAC, the Future Claimants' Representative, or Trustees, as applicable. A Trustee shall also be deemed to have attended a meeting in the event he or she spends a substantial portion of the day engaging in activities related to Reorganized AWI, including attendance at its Board of Directors meetings. The Trustees, the TAC and the Future Claimants' Representative shall have complete discretion to determine whether a meeting, as described herein, occurred for purposes of Sections 4.5, 5.6, and 6.5 above.


                     7.5 SEVERABILITY. Should any provision in this PI Trust Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this PI Trust Agreement.


                     7.6 NOTICES. Notices to persons asserting claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person's legal representative, in each case as provided on such person's claim form submitted to the PI Trust with respect to his or her PI Trust Claim.

                     (a) Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by telex, telecopy or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

To the PI Trust through the Trustees:


To the TAC:



To the Future Claimants' Representative:



To Reorganized AWI:



                     (b) All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.


                               Exhibit 1.30 - 17

                     7.7 SUCCESSORS AND ASSIGNS. The provisions of this PI Trust Agreement shall be binding upon and inure to the benefit of AWI, the PI Trust, the Trustees and Reorganized AWI, and their respective successors and assigns, except that neither AWI, the PI Trust, the Trustees nor Reorganized AWI may assign or otherwise transfer any of its, or their, rights or obligations under this PI Trust Agreement except, in the case of the PI Trust and the Trustees, as contemplated by Section 2.1 above.


                     7.8 LIMITATION ON CLAIM INTERESTS FOR SECURITIES LAWS PURPOSES. Asbestos Personal Injury Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and
(d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this Section 7.8 shall not apply to the holder of a claim that is subrogated to a PI Trust Claim as a result of its satisfaction of such PI Trust Claim.


                     7.9 ENTIRE AGREEMENT; NO WAIVER. The entire agreement of the parties relating to the subject matter of this PI Trust Agreement is contained herein and in the documents referred to herein, and this PI Trust Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.


                     7.10 HEADINGS. The headings used in this PI Trust Agreement are inserted for convenience only and do not constitute a portion of this PI Trust Agreement, nor in any manner affect the construction of the provisions of this PI Trust Agreement.


                     7.11 GOVERNING LAW. This PI Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.


                     7.12 SETTLOR REPRESENTATIVE AND COOPERATION. AWI is hereby irrevocably designated as the Settlor, and it is hereby authorized to take any action required of the Settlor in connection with the PI Trust Agreement. AWI agrees to cooperate in implementing the goals and objectives of this PI Trust.


                     7.13 DISPUTE RESOLUTION. Any disputes that arise under this PI Trust Agreement or under the TDP shall be resolved by submission of the matter to an alternative dispute resolution ("ADR") process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s), that party may apply to the Bankruptcy Court for a judicial determination of the matter. In either case, if the dispute arose pursuant to the consent provision set forth in Section 5.7(b) (in the case of the TAC) or Section 6.6(b) (in the case of the Future Claimants' Representative), the burden of proof shall be on the party or parties who withheld consent to show that the objection was valid. Should the dispute not be resolved by ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court. Notwithstanding anything else herein contained, to the extent any provision of this PI Trust Agreement is inconsistent with any provision of the Plan or the TDP, the Plan or the TDP shall control.


                     7.14 ENFORCEMENT AND ADMINISTRATION. The provisions of this PI Trust Agreement and the TDP attached hereto shall be enforced by the Bankruptcy Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustees and over any disputes hereunder not resolved by alternative dispute resolution in accordance with Section 7.13 above.


                               Exhibit 1.30 - 18

                     7.15 EFFECTIVENESS. This PI Trust Agreement shall not become effective until it has been executed and delivered by all the parties hereto.


                     7.16 COUNTERPART SIGNATURES. This PI Trust Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.


















                               Exhibit 1.30 - 19

                     IN WITNESS WHEREOF, the parties have executed this PI Trust Agreement this _____ day of
                            ------------------------, -------.




                            ARMSTRONG WORLD INDUSTRIES, INC., SETTLOR, BY



                            Name:
                                 ----------------------------------------


                            Title:
                                  ---------------------------------------

                            TRUSTEES

                            ---------------------------------------------

                            ---------------------------------------------

                            ---------------------------------------------

                            ---------------------------------------------

                            ---------------------------------------------





                               Exhibit 1.30 - 20

                            ASBESTOS CLAIMANTS' COMMITTEE

                            By:_____________________________________

                            TRUST ADVISORY COMMITTEE

                            ---------------------------------------------

                            ---------------------------------------------

                            ---------------------------------------------

                            ---------------------------------------------



                            FUTURE CLAIMANTS' REPRESENTATIVE


                            ---------------------------------------------
                            Dean M. Trafalet, Esq.













                               Exhibit 1.30 - 21

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                               )
                                    )
                                    )
ARMSTRONG WORLD INDUSTRIES,         )        Chapter 11
INC., et al.,                       )        Case No. 00-4471 (RJN)
                                    )        (Jointly Administered)
                     Debtors        )
------------------------------------)


                                  EXHIBIT 1.31

                    FORM OF ARMSTRONG WORLD INDUSTRIES, INC.
                    ASBESTOS PERSONAL INJURY SETTLEMENT TRUST
                             DISTRIBUTION PROCEDURES

                        ARMSTRONG WORLD INDUSTRIES, INC.


        ASBESTOS PERSONAL INJURY SETTLEMENT TRUST DISTRIBUTION PROCEDURES


The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Distribution Procedures ("TDP") contained herein provide for resolving all Asbestos Personal Injury Claims (as that term is defined in the Armstrong World Industries, Inc. Plan of Reorganization ("PLAN")) caused by exposure to asbestos-containing products for which Armstrong World Industries, Inc. ("AWI") and its predecessors, successors, and assigns have legal responsibility (hereinafter for all purposes of this TDP referred to as "PI TRUST CLAIMS"), as provided in and required by the Plan and by the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement ("PI TRUST AGREEMENT"). The Plan and PI Trust Agreement establish the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust ("PI TRUST"). The Trustees of the PI Trust ("TRUSTEES") shall implement and administer this TDP in accordance with the PI Trust Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan and the PI Trust Agreement.


                                    SECTION I


                                  INTRODUCTION

           1.1 PURPOSE. This TDP has been adopted pursuant to the PI Trust Agreement. It is designed to provide fair and equitable treatment for all PI Trust Claims that may presently exist or may arise in the future in substantially the same manner.

           1.2 INTERPRETATION. Nothing in this TDP shall be deemed to create a substantive right for any claimant.


                                   SECTION II


                                    OVERVIEW


           2.1 PI TRUST GOALS. The goal of the PI Trust is to treat all claimants equitably. This TDP furthers that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system. To this end, the TDP establishes a schedule of eight asbestos-related diseases ("DISEASE LEVELS"), all of which have presumptive medical and exposure requirements ("MEDICAL/EXPOSURE CRITERIA"), and seven of which have specific liquidated values ("SCHEDULED VALUES"), anticipated average values ("AVERAGE VALUES") and caps on their liquidated values ("MAXIMUM VALUES"). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values, which are set forth in Sections 5.3 and 5.4 below, have all been selected and derived with the intention of achieving a fair allocation of the PI Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of AWI and the rights claimants would have in the tort system absent the bankruptcy.

           2.2 CLAIMS LIQUIDATION PROCEDURES. PI Trust Claims shall be processed based on their place in the FIFO Processing Queue to be established pursuant to
Section 5.1(a) below. The PI Trust shall take all reasonable steps to resolve PI Trust Claims as efficiently and expeditiously as possible at each stage of claims processing and arbitration. To this end, the PI Trust, in its sole discretion, may conduct settlement discussions with claimants' representatives of more than one claim at a time, provided that the claimants' respective positions in the FIFO Processing Queue are maintained and each claim is individually evaluated pursuant to the valuation factors set forth in Section 5.3(b)(2) below. The PI Trust shall also make every effort to resolve each year at least that number of PI Trust Claims required to exhaust the Maximum Annual Payment and the Maximum Available Payment for Category A and Category B claims, as those terms are defined below.


The PI Trust shall liquidate all PI Trust Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I - V, VII and VIII under the Expedited Review Process described in Section 5.3(a) below. Claims involving Disease Levels I - V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the PI


                                Exhibit 1.31 - 1

Trust's Individual Review Process described in Section 5.3(b) below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.


PI Trust Claims involving Disease Levels II - VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the PI Trust's Individual Review Process. However, the liquidated value of a PI Trust Claim that undergoes the Individual Review Process for valuation purposes may be determined to be less than its Scheduled Value, and in any event shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(4) below, unless the claim qualifies as an Extraordinary Claim as defined in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the PI Trust's Individual Review Process.


Based upon AWI's claims settlement history in light of applicable tort law, and current projections of present and future unliquidated claims, the Scheduled Values and Maximum Values set forth in Section 5.3(b)(4) have been established for each of the Disease Levels that are eligible for Individual Review of their liquidated values, with the expectation that the combination of settlements at the Scheduled Values and those resulting from the Individual Review Process will result in the Average Values also set forth in that provision.


All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim shall be subject to binding or non-binding arbitration as set forth in Section 5.10 below, at the election of the claimant, under procedures that are provided in Attachment A hereto. PI Trust Claims that are the subject of a dispute with the PI Trust that cannot be resolved by non-binding arbitration may enter the tort system as provided in Sections 5.11 and 7.6 below. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable (subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below) as provided in Section 7.7 below.

           2.3 APPLICATION OF THE PAYMENT PERCENTAGE. After the liquidated value of a PI Trust Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment), as defined in Section 5.3(a)(3) below, is determined pursuant to the procedures set forth herein for Expedited Review, Individual Review, arbitration, or litigation in the tort system, the claimant will ultimately receive a pro-rata share of that value based on a Payment Percentage described in Section 4.2 below. The Initial Payment Percentage has been set at ___ percent (___%), and shall apply to all PI Trust Voting Claims accepted as valid by the PI Trust, unless adjusted by the PI Trust pursuant to the consent of the PI Trust Advisory Committee ("TAC") and the Legal Representative for Future Asbestos Claimants ("FUTURE CLAIMANTS' REPRESENTATIVE") (who are described in Section 3.1 below) pursuant to Section
4.2 below. The term "PI VOTING TRUST CLAIMS" includes (i) Pre-Petition Liquidated Claims as defined in Section 5.2(a) below; (ii) claims filed against AWI in the tort system or actually submitted to AWI pursuant to an administrative settlement agreement prior to the Petition Date of December 6, 2000; and (iii) all claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (November 1, 2002 (the "PLAN FILING DATE")), provided, however, that the holder of a claim described in subsection (i), (ii) or (iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the PI Trust pursuant to Section 6.1 below by the Initial Claims Filing Date defined in
Section 5.1(a) below. The Initial Payment Percentage has been calculated on the assumption that the Average Values set forth in Section 5.3(b)(4) below will be achieved with respect to existing present claims and projected future claims involving Disease Levels II - VIII.


The Payment Percentage may be adjusted upwards or downwards from time to time by the PI Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the PI Trust's assets and its liabilities, as well as the then-estimated value of pending and future claims. However, any adjustment to the Initial Payment Percentage shall be made only pursuant to Section 4.2 below. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the TDP will not receive additional payments, except as provided in Section 4.2 below relating to circumstances in which the PI Trust has received a substantial recovery of insurance proceeds. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the PI Trust's assets, no guarantee can be made of any Payment Percentage of a PI Trust Claim's liquidated value, other than of a PI Trust Voting Claim.

           2.4 PI TRUST'S DETERMINATION OF THE MAXIMUM ANNUAL PAYMENT AND MAXIMUM AVAILABLE PAYMENT. The PI Trust shall estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the PI Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal,


                                Exhibit 1.31 - 2
calculated so that the application of PI Trust funds over its life shall correspond with the needs created by the anticipated flow of claims (the "MAXIMUM ANNUAL PAYMENT"), taking into account the Payment Percentage provisions set forth in Sections 2.3 above and 4.2 below. The PI Trust's distributions to all claimants for that year shall not exceed the Maximum Annual Payment determined for that year.


In distributing the Maximum Annual Payment, the PI Trust shall first allocate the amount in question to outstanding Pre-Petition Liquidated Claims and to liquidated PI Trust Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "MAXIMUM AVAILABLE PAYMENT"), if any, shall then be allocated and used to satisfy all other liquidated PI Trust Claims, subject to the Claims Payment Ratio set forth in Section 2.5 below. In the event there are insufficient funds in any year to pay the total number of outstanding Pre-Petition Liquidated Claims and/or previously liquidated Disease Level I Claims, the available funds allocated to that group of claims shall be paid to the maximum extent to claimants in the particular group based on their place in their respective FIFO Payment Queue. Claims in either group for which there are insufficient funds shall be carried over to the next year and placed at the head of their FIFO Payment Queue.


           2.5 CLAIMS PAYMENT RATIO. Based upon AWI's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, has been set at 65% for Category A claims, which consist of PI Trust Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Petition Date, and at 35% for Category B claims, which are PI Trust Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and
III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio shall not apply to any Pre-Petition Liquidated Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment described in
Section 2.4 above, 65% of that amount will be available to pay Category A claims and 35% will be available to pay Category B claims that have been liquidated since the Petition Date.


In the event there are insufficient funds in any year to pay the liquidated claims within either or both of the Categories, the available funds allocated to the particular Category shall be paid to the maximum extent to claimants in that Category based on their place in the FIFO Payment Queue described in Section 5.1(c) below, which will be based upon the date of claim liquidation. Claims for which there are insufficient funds allocated to the relevant Category shall be carried over to the next year where they will be placed at the head of the FIFO Payment Queue. If there are excess funds in either or both Categories, because there is an insufficient amount of liquidated claims to exhaust the respective Maximum Available Payment amount for that Category, then the excess funds for either or both Categories will be rolled over and remain dedicated to the respective Category to which they were originally allocated.


The 65%/35% Claims Payment Ratio and its rollover provision shall apply to all PI Trust Voting Claims as defined in Section 2.3 above, and shall not be amended until the fifth anniversary of the Effective Date. Thereafter, both the Claims Payment Ratio and its rollover provision shall be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice. However, the accumulation, rollover and subsequent delay of claims resulting from the application of the Claims Payment Ratio, shall not, in and of itself, constitute such circumstances. Nor may an increase in the numbers of Category B claims beyond those predicted or expected be considered as a factor in deciding whether to reduce the percentage allocated to Category A claims.


In considering whether to make any amendments to the Claims Payment Ratio and/or its rollover provisions, the Trustees shall consider the reasons for which the Claims Payment Ratio and its rollover provisions were adopted, the settlement history that gave rise to its calculation, and the foreseeability or lack of foreseeability of the reasons why there would be any need to make an amendment. In that regard, the Trustees should keep in mind the interplay between the Payment Percentage and the Claims Payment Ratio as it affects the net cash actually paid to claimants.


In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants' Representative pursuant to the consent process set forth in Sections 5.7(b) and 6.6(b) of the PI Trust Agreement. However, the Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "REDUCED PAYMENT OPTION").


                                Exhibit 1.31 - 3

           2.6 INDEMNITY AND CONTRIBUTION CLAIMS. As set forth in Section 5.5 below, PI Trust Claims for indemnity and contribution ("INDIRECT PI TRUST CLAIMS"), if any, shall be subject to the same categorization, evaluation, and payment provisions of this TDP as all other PI Trust Claims.

                                   SECTION III

                               TDP ADMINISTRATION

           3.1 PI TRUST ADVISORY COMMITTEE AND FUTURE CLAIMANTS' REPRESENTATIVE. Pursuant to the Plan and the PI Trust Agreement, the PI Trust and this TDP shall be administered by the Trustees in consultation with the TAC, which represents the interests of holders of present PI Trust Claims, and the Future Claimants' Representative, who represents the interests of holders of PI Trust Claims that will be asserted in the future. The Trustees shall obtain the consent of the TAC and the Future Claimants' Representative on any amendments to these Procedures pursuant to Section 8.1 below, and on such other matters as are otherwise required below and in Section 2.2(f) of the PI Trust Agreement. The Trustees shall also consult with the TAC and the Future Claimants' Representative on such matters as are provided below and in Section 2.2(e) of the PI Trust Agreement. The initial members of the TAC and the initial Future Claimants' Representative are identified in the PI Trust Agreement.

           3.2 CONSENT AND CONSULTATION PROCEDURES. In those circumstances in which consultation or consent is required, the Trustees will provide written notice to the TAC and the Future Claimants' Representative of the specific amendment or other action that is proposed. The Trustees will not implement such amendment nor take such action unless and until the parties have engaged in the Consultation Process described in Sections 5.7(a) and 6.6(a), or the Consent Process described in Sections 5.7(b) and 6.6(b) of the PI Trust Agreement, respectively.

                                   SECTION IV

                     PAYMENT PERCENTAGE; PERIODIC ESTIMATES

           4.1 UNCERTAINTY OF AWI'S PERSONAL INJURY ASBESTOS LIABILITIES. As discussed above, there is inherent uncertainty regarding AWI's total asbestos-related tort liabilities, as well as the total value of the assets available to the PI Trust to pay PI Trust Claims. Consequently, there is inherent uncertainty regarding the amounts that holders of PI Trust Claims will receive. To seek to ensure substantially equivalent treatment of all present and future PI Trust Claims, the Trustees must determine from time to time the percentage of full liquidated value that holders of present and future PI Trust Claims will be likely to receive, i.e, the "Payment Percentage" described in
Section 2.3 above and Section 4.2 below.

           4.2 COMPUTATION OF PAYMENT PERCENTAGE. As provided in Section 2.3 above, the Initial Payment Percentage shall be __ percent (___%), and shall apply to all PI Trust Voting Claims as defined in Section 2.3 above, unless the Trustees, with the consent of the TAC and the Future Claimants' Representative, determine that the Initial Payment Percentage should be changed to assure that the PI Trust will be in a financial position to pay holders of unliquidated and/or unpaid PI Trust Voting Claims and present and future PI Trust Claims in substantially the same manner.


In making any such adjustment, the Trustees, the TAC and the Future Claimants' Representative shall take into account the fact that the holders of PI Trust Voting Claims voted on the Plan relying on the findings of experts that the Initial Payment Percentage represented a reasonably reliable estimate of the PI Trust's total assets and liabilities over its life based on the best information available at the time, and shall thus give due consideration to the expectations of PI Trust Voting Claimants that the Initial Payment Percentage would be applied to their PI Trust Claims.


Except with respect to PI Trust Voting Claims to which the Initial Payment Percentage applies, the Payment Percentage shall be subject to change pursuant to the terms of this TDP and the PI Trust Agreement if the Trustees determine that an adjustment is required. No less frequently than once every three years, commencing with the first day of January occurring after the Plan is consummated, the Trustees shall reconsider the then applicable Payment Percentage to assure that it is based on accurate, current information and may, after such reconsideration, change the Payment Percentage if necessary with the consent of the TAC and the Future Claimants' Representative. The Trustees shall


                                Exhibit 1.31 - 4
also reconsider the then applicable Payment Percentage at shorter intervals if they deem such reconsideration to be appropriate or if requested to do so by the TAC or the Future Claimants' Representative.


The Trustees must base their determination of the Payment Percentage on current estimates of the number, types, and values of present and future PI Trust Claims, the value of the assets then available to the PI Trust for their payment, all anticipated administrative and legal expenses, and any other material matters that are reasonably likely to affect the sufficiency of funds to pay a comparable percentage of full value to all holders of PI Trust Claims. When making these determinations, the Trustees shall exercise common sense and flexibly evaluate all relevant factors. The Payment Percentage applicable to Category A or Category B claims may not be reduced to alleviate delays in payments of claims in the other Category; both Categories of claims shall receive the same Payment Percentage, but the payment may be deferred as needed, and a Reduced Payment Option may be instituted as described in Section 2.5 above.


The uncertainty surrounding the amount of the PI Trust's future assets is due in significant part to the fact that the estimates of those assets do not take into account the possibility that the PI Trust may receive substantial additional funds from successful recoveries of insurance proceeds that have been assigned to the PI Trust with respect to which the coverage is presently in dispute or the solvency of the carrier is in doubt. If the PI Trust successfully resolves an insurance coverage dispute or otherwise receives a substantial recovery of insurance proceeds, the PI Trust will use those proceeds first to maintain the Payment Percentage then in effect. If the insurance recovery exceeds the amount estimated to be reasonably necessary to maintain the Payment Percentage then in effect, the PI Trust, with the consent of the TAC and the Future Claimants' Representative, shall adjust the Payment Percentage upward to reflect the increase in available assets, and shall also make supplemental payments to claimants who previously liquidated their claims against the PI Trust and received payments based on a lower Payment Percentage. The amount of any such supplemental payment shall be the liquidated value of the claim in question times the newly adjusted Payment Percentage, less all amounts previously paid the claimant with respect to the claim.

           4.3 APPLICABILITY OF THE PAYMENT PERCENTAGE. No holder of a PI Trust Voting Claim, other than a PI Trust Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment) as defined in Section 5.3(a)(3) below shall receive a payment that exceeds the Initial Payment Percentage times the liquidated value of the claim. Except as otherwise provided in Section 5.1(c) below for PI Trust Claims involving deceased or incompetent claimants for which approval of the PI Trust's offer by a court or through a probate procESS is required, no holder of any other PI Trust Claim, other than a PI Trust Claim for Other Asbestos Disease (Disease Level I - Cash Discount Payment), shall receive a payment that exceeds the liquidated value of the claim times the Payment Percentage in effect at the time of payment. PI Trust Claims involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) shall not be subject to the Payment Percentage, but shall instead be paid the full amount of their Scheduled Value as set forth in Section 5.3(a)(3) below.


If a redetermination of the Payment Percentage has been proposed in writing by the Trustees to the TAC and the Future Claimants' Representative but has not yet been adopted, the claimant shall receive the lower of the current Payment Percentage or the proposed Payment Percentage. However, if the proposed Payment Percentage was the lower amount but was not subsequently adopted, the claimant shall thereafter receive the difference between the lower proposed amount and the higher current amount. Conversely, if the proposed Payment Percentage was the higher amount and was subsequently adopted, the claimant shall thereafter receive the difference between the lower current amount and the higher adopted amount.


                                    SECTION V


                         RESOLUTION OF PI TRUST CLAIMS.


           5.1 ORDERING, PROCESSING AND PAYMENT OF CLAIMS.


           5.1(A) ORDERING OF CLAIMS.

           5.1(A)(1) ESTABLISHMENT OF THE FIFO PROCESSING QUEUE. The PI Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO PROCESSING QUEUE"). For all claims filed on or before the date six months after the Effective Date (the "INITIAL CLAIMS FILING Date"), a claimant's position in the FIFO Processing Queue shall be determined as of the earlier of (i) the date prior to the Petition Date (if any) that the specific claim was either filed against AWI in the tort system or was actually submitted to AWI pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time


                                Exhibit 1.31 - 5
the claim was subject to a tolling agreement with AWI; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claim was filed in the Bankruptcy Court for purposes of voting on the Plan in accordance with the voting procedures adopted by the Court; or (v) the date after the Effective Date but on or before the Initial Claims Filing Date that the claim was filed with the PI Trust.


Following the Initial Claims Filing Date, the claimant's position in the FIFO Processing Queue shall be determined by the date the claim was filed with the PI Trust. If any claims are filed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the date of the diagnosis of the claimant's asbestos-related disease. If any claims are filed and diagnosed on the same date, the claimant's position in the FIFO Processing Queue shall be determined by the date of the claimant's birth, with older claimants given priority over younger claimants.


           5.1(A)(2) EFFECT OF STATUTES OF LIMITATIONS AND REPOSE. To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against AWI prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or
(ii) for claims that were not filed against AWI in the tort system prior to the Petition Date, the applicable statute of limitation and repose that was in effect at the time of the filing with the PI Trust. However, the running of the relevant statute of limitation shall be tolled as of the earliest of (A) the actual filing of the claim against AWI prior to the Petition Date, whether in the tort system or by submission of the claim to AWI pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against AWI at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in this Chapter 11 proceeding; or (E) the filing of a proof of claim with the requisite supporting documentation with the PI Trust after the Effective Date.


If a PI Trust Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated as timely filed if it is actually filed with the PI Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the PI Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any PI Trust Claim by the PI Trust may be deferred at the election of the claimant pursuant to Section 6.3 below.


           5.1(B) PROCESSING OF CLAIMS. As a general practice, the PI Trust will review its claims files on a regular basis and notify all claimants whose claims are likely to come up in the FIFO Processing Queue in the near future. However, claims that were not filed (i) against AWI in the tort system or actually submitted to AWI pursuant to an administrative settlement agreement prior to the Petition Date, or (ii) against another defendant in the tort system prior to the Plan Filing Date, shall not be processed until after the Initial Claims Filing Date.


           5.1(C) PAYMENT OF CLAIMS. PI Trust Claims that have been liquidated by the Expedited Review Process as provided in Section 5.3(a) below, by the Individual Review Process as provided in Section 5.3(b) below, by arbitration as provided in Section 5.10 below, or by litigation in the tort system provided in
Section 5.11 below, shall be paid in FIFO order based on the date their liquidation became final (the "FIFO PAYMENT QUEUE"), all such payments being subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio, except as otherwise provided herein.


Where the claimant is deceased or incompetent, and the settlement and payment of his or her claim must be approved by a court of competent jurisdiction or through a probate process prior to acceptance of the claim by the claimant's representative, an offer made by the PI Trust on the claim shall remain open so long as proceedings before that court or in that probate process remain pending, provided that the PI Trust has been furnished with evidence that the settlement offer has been submitted to such court or probate process for approval. If the offer is ultimately approved by the court or through the probate process and accepted by the claimant's representative, the PI Trust shall pay the claim in the amount so offered, multiplied by the Payment Percentage in effect at the time the offer was first made.


If any claims are liquidated on the same date, the claimant's position in the FIFO Payment Queue shall be determined by the date of the diagnosis of the claimant's asbestos-related disease. If any claims are liquidated on the same


                                Exhibit 1.31 - 6
date and the respective claimants' asbestos-related diseases were diagnosed on the same date, the position of those claimants in the FIFO Payment Queue shall be determined by the PI Trust based on the dates of the claimants' birth, with older claimants given priority over younger claimants.

           5.2 RESOLUTION OF PRE-PETITION LIQUIDATED PI TRUST CLAIMS.


           5.2(A) PROCESSING AND PAYMENT. As soon as practicable after the Effective Date, the PI Trust shall pay, upon submission by the claimant of the applicable PI Trust proof of claim form (included in Attachment B) together with all documentation required thereunder, all PI Trust Claims that were liquidated by (i) a binding settlement agreement for the particular claim entered into prior to the Petition Date that is judicially enforceable by the claimant, (ii) a jury verdict or non-final judgment in the tort system obtained prior to the Petition Date, or (iii) by a judgment that became final and non-appealable prior to the Petition Date (collectively "PRE-PETITION LIQUIDATED CLAIMS").


The liquidated value of a Pre-Petition Liquidated Claim shall be the unpaid portion of the amount agreed to in the binding settlement agreement, the unpaid portion of the amount awarded by the jury verdict or non-final judgment, or the unpaid portion of the amount of the final judgment, as the case may be, plus interest, if any, that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Petition Date; however, pursuant to Section 7.4 below, the liquidated value of a Pre-Petition Liquidated Claim shall not include any punitive or exemplary damages. In the absence of a final order of the Bankruptcy Court determining whether a settlement agreement is binding and judicially enforceable, a dispute between the claimant and the PI Trust over this issue shall be resolved pursuant to the same procedures in this TDP that are provided for resolving the validity and/or liquidated value of a PI Trust Claim (i.e., arbitration and litigation in the tort system as set forth in Sections 5.10 and
5.11 below).


Pre-Petition Liquidated Claims shall be processed and paid in accordance with their order in a separate FIFO queue to be established by the PI Trust based on the date the PI Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims shall not be subject to or taken into account in consideration of the Claims Payment Ratio, but shall be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above. If any Pre-Petition Liquidated Claims were filed on the same date, the claimants' position in the FIFO queue for such claims shall be determined by the date on which the claim was liquidated. If any Pre-Petition Liquidated Claims were both filed and liquidated on the same dates, the position of those claimants in the FIFO queue shall be determined by the dates of the claimants' birth, with older claimants given priority over younger claimants.


           5.2(B) MARSHALLING OF SECURITY. Holders of Pre-Petition Liquidated Claims that are secured by letters of credit, appeal bonds, or other security or sureties shall first exhaust their rights against any applicable security or surety before making a claim against the PI Trust. Only in the event that such security or surety is insufficient to pay the Pre-Petition Liquidated Claim in full shall the deficiency be processed and paid as a Pre-Petition Liquidated Claim.

           5.3 RESOLUTION OF UNLIQUIDATED PI TRUST CLAIMS. Within six months after the establishment of the PI Trust, the Trustees with the consent of the TAC and the Future Claimants' Representative shall adopt procedures for reviewing and liquidating all unliquidated PI Trust Claims, which shall include deadlines for processing such claims. Such procedures shall also require claimants seeking resolution of unliquidated PI Trust claims to first file a proof of claim form, together with the required supporting documentation, in accordance with the provisions of Sections 6.1 and 6.2 below. It is anticipated that the PI Trust shall provide an initial response to the claimant within six months of receiving the proof of claim form.


The proof of claim form shall require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims shall be deemed to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future shall be treated as subsumed into the higher Disease Level for both processing and payment purposes.


Upon filing of a valid proof of claim form with the required supporting documentation, the claimant shall be placed in the FIFO Processing Queue in accordance with the ordering criteria described in Section 5.1(a) above, and shall advise the PI Trust whether the claim should be liquidated under the PI Trust's Expedited Review Process described in Section 5.3(a) below or, in certain circumstances, the PI Trust's Individual Review Process described in
Section 5.3(b) below.


                                Exhibit 1.31 - 7

           5.3(A) EXPEDITED REVIEW PROCESS.

           5.3(A)(1) IN GENERAL. The PI Trust's Expedited Review Process is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level
VI) where the claim can easily be verified by the PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing PI Trust Claims than does the Individual Review Process described in
Section 5.3(b) below. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.


Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level shall be paid the Scheduled Value for such Disease Level set forth in Section 5.3(a)(3) below. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review shall be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the PI Trust's Individual Review Process set forth in Section 5.3(b) below.


           5.3(A)(2) CLAIMS PROCESSING UNDER EXPEDITED REVIEW. All claimants seeking liquidation of their claims pursuant to Expedited Review shall file the PI Trust's proof of claim form provided in Attachment B hereto. As a proof of claim form is reached in the FIFO Processing Queue, the PI Trust shall determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and shall advise the claimant of its determination. If a Disease Level is determined, the PI Trust shall tender to the claimant an offer of payment of the Scheduled Value (as adjusted by the applicable Payment Percentage) for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the PI Trust. If the claimant accepts the Scheduled Value and returns the release properly executed, the claim shall be placed in the FIFO Payment Queue, following which the Trust shall disburse payment subject to the limitations of the Maximum Available Payment and Claims Payment Ratio, if any.


           5.3(A)(3) DISEASE LEVELS, SCHEDULED VALUES AND MEDICAL/EXPOSURE CRITERIA. The eight Disease Levels covered by this TDP, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria shall apply to all PI Trust Voting Claims filed with the PI Trust on or before the Initial Claims Filing Date provided in Section 5.1 above. Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Trustees may add to, change or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

                               SCHEDULED
DISEASE LEVEL                  VALUE        MEDICAL/EXPOSURE CRITERIA
-------------                  -----        -------------------------

Mesothelioma (Level VIII)      $110,000     (1) Diagnosis(1) of mesothelioma;
                                            and (2) credible evidence of AWI
                                            Exposure (as defined in Section
                                            5.7(b)(3) below).

Lung Cancer 1 (Level VII)      $ 42,500     (1) Diagnosis of a primary lung
                                            cancer plus evidence of an
                                            underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease(2), (2) six months AWI
                                            Exposure prior to December 31, 1982,


----------------------------------
(1) The requirements for a diagnosis of an asbestos-related disease that may be compensated under the provisions of this TDP are set forth in Section 5.7 below.

(2) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, V, and VII, means a report submitted by a qualified physician stating that the claimant has or had an X-ray reading of 1/0 or higher on the ILO scale or CT scan read by a qualified physician showing bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification (or, solely for claims filed


                                Exhibit 1.31 - 8

                                            (3) Significant Occupational
                                            Exposure to asbestos (as defined in
                                            Section 5.7(b)(2) below), and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question.

Lung Cancer 2 (Level VI)       None         (1) Diagnosis of a primary lung
                                            cancer; (2) AWI Exposure prior to
                                            December 31, 1982, and (3)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question.

                                            Lung Cancer 2 (Level VI) claims are
                                            claims that do not meet the more
                                            stringent medical and/or exposure
                                            requirements of Lung Cancer (Level
                                            VII) claims. All claims in this
                                            Disease Level will be individually
                                            evaluated. The estimated likely
                                            average of the individual evaluation
                                            awards for this category is $15,000,
                                            with such awards capped at $50,000,
                                            unless the claim qualifies for
                                            Extraordinary Claim treatment (as
                                            described in Section 5.4(a) below).

                                            Level VI claims that show no
                                            evidence of either an underlying
                                            Bilateral Asbestos-Related
                                            Non-malignant Disease or Significant
                                            Occupational Exposure may be
                                            individually evaluated, although it
                                            is not expected that such claims
                                            will be treated as having any
                                            significant value, especially if the
                                            claimant is also a Smoker. (3) In
                                            any event, no presumption of
                                            validity will be available for any
                                            claims in this category.

Other Cancer (Level V)         $ 21,500     (1) Diagnosis of a primary
                                            colo-rectal, laryngeal, esophageal,
                                            pharyngeal, or stomach cancer, plus
                                            evidence of an underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, (2) six months AWI Exposure
                                            prior to December 31, 1982, (3)
                                            Significant Occupational Exposure to
                                            asbestos, and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the other cancer in
                                            question.

-----------------------------
against AWI or another asbestos defendant in the tort system prior to the Petition Date, if an ILO reading is not available, a chest x-ray reading or CT scan read by a qualified physician showing bilateral interstitial fibrosis, bilateral interstitial markings, bilateral pleural plaques, bilateral pleural thickening, or bilateral pleural calcification consistent with, or compatible with, a diagnosis of asbestos-related disease).

(3) There is no distinction between Non-Smokers and Smokers for either Lung Cancer (Level VII) or Lung Cancer (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the $42,500 Scheduled Value for Lung Cancer 1 (Level VII) shown above. "Non-Smoker" means a claimant who either (a) never smoked or (b) has not smoked during any portion of the twelve (12) years immediately prior to the diagnosis of the lung cancer.


                                Exhibit 1.31 - 9

Severe Asbestosis (Level IV)   $ 42,500     (1) Diagnosis of asbestosis with ILO
                                            of 2/1 or greater, or asbestosis
                                            determined by pathological evidence
                                            of asbestos (4), plus (a)TLC less
                                            than 65%, or (b) FVC less than 65%
                                            and FEV1/FVC ratio greater than 65%,
                                            (2) six months AWI Exposure prior to
                                            December 31, 1982, (3) Significant
                                            Occupational Exposure to asbestos,
                                            and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the pulmonary disease in
                                            question.

Asbestosis/
Pleural Disease (Level III)    $  9,700     (1) Diagnosis of asbestosis with ILO
                                            of 1/0 or greater or asbestosis
                                            determined by pathology, or
                                            bilateral pleural disease of B2 or
                                            greater, plus (a) TLC less than 80%,
                                            or (b) FVC less than 80% and
                                            FEV1/FVC ratio greater than or equal
                                            to 65%, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            (3) Significant Occupational
                                            Exposure to asbestos, and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            pulmonary disease in question.

Asbestosis/
Pleural Disease (Level II)     $  3,700     (1) Diagnosis of a Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            and (3) five years cumulative
                                            occupational exposure to asbestos.

Other Asbestos Disease (Level I -
Cash Discount Payment)         $   400      (1) Diagnosis of a Bilateral
                                            Asbestos- Related Nonmalignant
                                            Disease or an asbestos-related
                                            malignancy other than mesothelioma,
                                            and (2) AWI Exposure prior to
                                            December 31, 1982.


           5.3(B) INDIVIDUAL REVIEW PROCESS

           5.3(B)(1) IN GENERAL.

           5.3(B)(1)(A) REVIEW OF MEDICAL/EXPOSURE CRITERIA. The PI Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of a PI Trust Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, and VII-VIII. In such a case, the PI Trust shall either deny the claim, or, if the PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim as defined in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value for such a claim.


           5.3(B)(1)(B) REVIEW OF LIQUIDATED VALUE. Claimants holding claims involving Disease Levels II - VIII shall also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any PI Trust Claim that


-------------------------------
(4) Proof of asbestosis may be based on the pathological grading system for asbestosis described in the Special Issue of the Archives of Pathology and Laboratory Medicine, "Asbestos-associated Diseases," Vol. 106, No. 11, App. 3 (October 8, 1982).

                               Exhibit 1.31 - 10
undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII shall not exceed the Maximum Value for the relevant Disease Level set forth in Section 5.3(b)(4) below, unless the claim meets the requirements of an Extraordinary Claim described in Section 5.4(a) below, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their PI Trust Claims later than would have been the case had the claimant elected the Expedited Review Process.


           5.3(B)(2) VALUATION FACTORS TO BE CONSIDERED IN INDIVIDUAL REVIEW. The PI Trust shall liquidate the value of each PI Trust Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The PI Trust will thus take into consideration the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product for which AWI has legal responsibility prior to December 31, 1982 (for example, alternative causes, and the strength of documentation of injuries; (iv) the industry of exposure; and (v) settlements, verdicts, and the claimant's and other law firms' experience in the Claimant's Jurisdiction for similarly situated claims.


For these purposes, the "CLAIMANT'S JURISDICTION" is the jurisdiction in which the claim was filed (if at all) against AWI in the tort system prior to the Petition Date. If the claim was not filed against AWI in the tort system prior to the Petition Date, the claimant may elect as the Claimant's Jurisdiction either (i) the jurisdiction in which the claimant resides at the time of diagnosis or when the claim is filed with the PI Trust; or (ii) a jurisdiction in which the claimant experienced exposure to an asbestos-containing product for which AWI has legal responsibility.


           5.3(B)(3) PROCESSING AND PAYMENT LIMITATIONS FOR CLAIMS INVOLVING DISEASE LEVELS III AND II. The PI Trust shall administer Individual Review for Disease Levels III and II so that Individual Review does not reduce payments to claimants electing the Scheduled Value for such PI Trust Claims under Expedited Review. As one means of implementing this requirement, the following shall apply for Disease Levels III and II claims:


           5.3(B)(3)(A) DISEASE LEVEL III CLAIMS. No more than 8 percent of Disease Level III claims paid in any year shall be PI Trust Claims allowed under Individual Review, and the total payments to such Disease Level III claims allowed under Individual Review shall be no more than 12 percent of payments to all Disease Level III claimants during any year.


           5.3(B)(3)(B) DISEASE LEVEL II CLAIMS. No more than 15 percent of Disease Level II claims paid in any year shall be PI Trust Claims allowed under Individual Review, and the total payments to such Disease Level II claims allowed under Individual Review shall be no more than 25 percent of payments to all Disease Level II claimants during any year.


           5.3(B)(4) SCHEDULED, AVERAGE AND MAXIMUM VALUES. The Scheduled, Average and Maximum Values for the Disease Levels compensable under this TDP are the following:

SCHEDULED DISEASE                  SCHEDULED VALUE                AVERAGE VALUE          MAXIMUM VALUE
-----------------                  ---------------                -------------          -------------
Mesothelioma (Level VIII)             $110,000                       $130,500               $400,000

Lung Cancer1 (Level VII)              $ 42,500                       $ 43,800               $150,000

Lung Cancer 2 (Level VI)              None                           $ 15,000               $ 50,000

Other Cancer (Level V)                $ 21,500                       $ 21,800               $ 75,000

Severe Asbestosis (Level IV)          $ 42,500                       $ 44,300               $140,000



                               Exhibit 1.31 - 11

Asbestosis/Pleural Disease
           (Level III)                $  9,700                       $ 10,100               $ 20,000

Asbestosis/Pleural Disease
           (Level II)                 $  3,700                       $  4,200               $ 10,000

Other Asbestos Disease
Cash Discount Payment
           (Level I)                  $    400                       None                   None



These Scheduled Values, Average Values and Maximum Values shall apply to all PI Trust Voting Claims filed with the PI Trust on or before the Initial Claims Filing Date as provided in Section 5.1 above. Thereafter, the PI Trust, with the consent of the TAC and the Future Claimants' Representative pursuant to Sections 5.7(b) and 6.6(b) of the PI Trust Agreement, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

           5.4 CATEGORIZING CLAIMS AS EXTRAORDINARY AND/OR EXIGENT HARDSHIP

           5.4(A) EXTRAORDINARY CLAIMS. "EXTRAORDINARY CLAIM" means a PI Trust Claim that otherwise satisfies the Medical Criteria for Disease Levels II - VIII, and that is held by a claimant whose exposure to asbestos (i) occurred predominately as the result of working in a manufacturing facility of AWI during a period in which AWI was manufacturing asbestos-containing products at that facility, or (ii) was at least 75% the result of exposure to asbestos-containing product for which AWI has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims shall be presented for Individual Review and, if valid, shall be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels II - V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, shall be placed in the Trust's FIFO Queue ahead of all other PI Trust Claims except Exigent Hardship Claims, which shall be first in said Queue, based on its date of liquidation and shall be subject to the Maximum Available Payment and Claims Payment Ratio described above.


           5.4(B) EXIGENT HARDSHIP CLAIMS. At any time the PI Trust may liquidate and pay certain PI Trust Claims that qualify as Exigent Hardship Claims as defined below. Such claims may be considered separately no matter what the order of processing otherwise would have been under this TDP. An Exigent Hardship Claim, following its liquidation, shall be placed first in the FIFO Payment Queue ahead of all other liquidated PI Trust Claims, and shall be subject to the Maximum Available Payment and Claims Payment Ratio described above. A PI Trust Claim qualifies for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the PI Trust, in its sole discretion, determines (i) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (ii) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.

           5.5 SECONDARY EXPOSURE CLAIMS. If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim pursuant to Section 5.3(b) above. In such a case, the claimant must establish that the occupationally exposed person would have met the exposure requirements under this TDP that would have been applicable had that person filed a direct claim against the PI Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels described in Section 5.3(a)(3) above, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to asbestos products produced by AWI, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B hereto contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under this TDP shall be applicable to such claims.

           5.6 INDIRECT PI TRUST CLAIMS. Indirect PI Trust Claims, as defined by the Plan that are asserted against the PI Trust based upon theories of contribution or indemnification under applicable law, may not be processed or


                               Exhibit 1.31 - 12
paid by the PI Trust unless (a) such claim satisfied the requirements of the Bar Date established by the Bankruptcy Court for such claims, if applicable, and is not otherwise discharged by Section 502(e) of the Code, and (b) the holder of such claim (the "INDIRECT CLAIMANT") establishes to the satisfaction of the Trustees that (i) the Indirect Claimant has paid in full the liability and obligations of the Trust to the individual claimant to whom the PI Trust would otherwise have had a liability or obligation under these Procedures (the "DIRECT CLAIMANT"), (ii) the Direct Claimant and the Indirect Claimant have forever released the Trust from all liability to the Direct Claimant, and (iii) the claim is not otherwise barred by a statute of limitation or repose or by other applicable law. In no event shall any Indirect Claimant have any rights against the PI Trust superior to the rights of the related Direct Claimant against the PI Trust, including any rights with respect to the timing, amount or manner of payment. In addition, no Indirect Claim may be liquidated and paid in an amount that exceeds what the Indirect Claimant has actually paid the related Direct Claimant.


The PI Trust shall not pay any Indirect Claimant unless and until the Indirect Claimant's aggregate liability for the Direct Claimant's claim has been fixed, liquidated and paid fully by the Indirect Claimant by settlement (with an appropriate full release in favor of the PI Trust) or a Final Order (as defined in the Plan) provided that such claim is valid under the applicable state law. In any case where the Indirect Claimant has satisfied the claim of a Direct Claimant against the PI Trust under applicable law by way of a settlement, the Indirect Claimant shall obtain for the benefit of the PI Trust a release in form and substance satisfactory to the Trustees. The Trustees may develop and approve a separate proof of claim form for such Indirect PI Trust Claims.


Indirect PI Trust Claims that have not been disallowed, discharged, or otherwise resolved by prior order of the Court shall be processed in accordance with procedures to be developed and implemented by the Trustees, which procedures (a) shall determine the validity, allowability and enforceability of such claims; and (b) shall otherwise provide the same liquidation and payment procedures and rights to the holders of such claims as the PI Trust would have afforded the holders of the underlying valid PI Trust Claims.


           5.7 EVIDENTIARY REQUIREMENTS

           5.7(A) MEDICAL EVIDENCE.

           5.7(A)(1) IN GENERAL. All diagnoses of a Disease Level shall be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the PI Trust as a diagnosis.


           5.7(A)(1)(A). DISEASE LEVELS I-IV. Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) shall be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) an X-ray reading by a certified B-reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis, and (C) pulmonary function testing(5) if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV)(6), and (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) an X-ray reading by a certified B reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis.

------------------------------
(5) "PULMONARY FUNCTION TESTING" shall mean spirometry testing that is in material compliance with the quality criteria established by the American Thoracic Society ("ATS") and is performed on equipment which is in material compliance with ATS standards for technical quality and calibration.

(6) All diagnoses of Asbestos/Pleural Disease (Disease Levels II and III) not based on pathology shall be presumed to be based on findings of bilateral asbestosis or pleural disease, and all diagnoses of Mesothelioma (Disease Level
VIII) shall be presumed to be based on findings that the disease involves a malignancy. However, the PI Trust may rebut such presumptions.


                               Exhibit 1.31 - 13

           5.7(A)(1)(B). DISEASE LEVELS V-VIII. Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Petition Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) shall be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the malignant asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.


           5.7(A)(1)(C). TREATMENT OF CERTAIN PRE-PETITION CLAIMS. If the holder of a PI Trust Claim has available the medical evidence described in Sections 5.7(a)(1)(A) and 5.7(a)(1)(B), or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the holder shall provide such medical evidence to the PI Trust notwithstanding the exceptions in Sections 5.7(a)(1)(A) and 5.7(a)(1)(B).


           5.7(A)(2) CREDIBILITY OF MEDICAL EVIDENCE. Before making any payment to a claimant, the PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards. The PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to AWI to settle for payment similar disease cases prior to AWI's bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumptively reliable, although the PI Trust may seek to rebut the presumption.


In addition, claimants who otherwise meet the requirements of this TDP for payment of a PI Trust Claim shall be paid irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, any relevant evidence submitted in a proceeding in the tort system involving another defendant, other than any findings of fact, a verdict, or a judgment, may be introduced by either the claimant or the PI Trust in any Individual Review proceeding conducted pursuant to 5.3(b) or any Extraordinary Claim proceeding conducted pursuant to 5.4(a).


           5.7(B) EXPOSURE EVIDENCE


           5.7(B)(1) IN GENERAL. As set forth in Section 5.3(a)(3) above, to qualify for any Disease Level, the claimant must demonstrate a minimum exposure to an asbestos-containing product manufactured or distributed by AWI. Claims based on conspiracy theories that involve no exposure to an asbestos-containing product produced by AWI are not compensable under this TDP. To meet the presumptive exposure requirements of Expedited Review set forth in Section 5.3(a)(3) above, the claimant must show (i) for all Disease Levels, AWI Exposure as defined in Section 5.7(b)(3) below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months AWI Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level
IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months AWI Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos as defined below. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product manufactured or distributed by AWI.


           5.7(B)(2) SIGNIFICANT OCCUPATIONAL EXPOSURE. "SIGNIFICANT OCCUPATIONAL EXPOSURE" means employment for a cumulative period of at least five years, with a minimum of two years prior to December 31, 1982, in an industry and an occupation in which the claimant (a) handled raw asbestos fibers on a regular basis; (b) fabricated asbestos-containing products so that the claimant in the fabrication process was exposed on a regular basis to raw asbestos fibers; (c) altered, repaired or otherwise worked with an asbestos-containing product such that the claimant was exposed on a regular basis to asbestos fibers; or (d) was employed in an industry and occupation such that the claimant worked on a regular basis in close proximity to workers engaged in the activities described in (a), (b) and/or (c).


           5.7(B)(3) AWI EXPOSURE. The claimant must demonstrate meaningful and credible exposure prior to December 31, 1982, to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained, or repaired by AWI and/or any entity, including an AWI contracting unit, for which AWI has


                               Exhibit 1.31 - 14
legal responsibility. That meaningful and credible exposure evidence may be established by an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the PI Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The specific exposure information required by the PI Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the PI Trust, which is attached as Attachment B hereto. The PI Trust can also require submission of other or additional evidence of exposure when it deems such to be necessary.

           5.7 CLAIMS AUDIT PROGRAM. The PI Trust with the consent of the TAC and the Futures Claimants' Representative may develop methods for auditing the reliability of medical evidence, including additional reading of x-rays, CT scans and verification of pulmonary function tests, as well as the reliability of evidence of exposure to asbestos, including exposure to asbestos-containing products manufactured or distributed by AWI prior to December 31, 1982. In the event that the PI Trust reasonably determines that any individual or entity has engaged in a pattern or practice of providing unreliable medical evidence to the Trust, it may decline to accept additional evidence from such provider in the future.


Further, in the event that an audit reveals that fraudulent information has been provided to the PI Trust, the PI Trust may penalize any claimant or claimant's attorney by disallowing the PI Trust Claim or by other means including, but not limited to, requiring the source of the fraudulent information to pay the costs associated with the audit and any future audit or audits, reordering the priority of payment of all affected claimants' PI Trust Claims, raising the level of scrutiny of additional information submitted from the same source or sources, refusing to accept additional evidence from the same source or sources, seeking the prosecution of the claimant or claimant's attorney for presenting a fraudulent claim in violation of 18 U.S.C. ss.152, and seeking sanctions from the Bankruptcy Court.


           5.9 SECOND DISEASE (MALIGNANCY) CLAIMS. The holder of a PI Trust Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) may assert a new PI Trust Claim against the PI Trust for a malignant disease (Disease Levels V - VIII) that is subsequently diagnosed. Any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease shall not be reduced by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed by the time the claimant was paid with respect to his or her original claim involving the non-malignant disease.

           5.10 ARBITRATION.

           5.10(A) ESTABLISHMENT OF ARBITRATION PROCEDURES. The PI Trust, with the consent of the TAC and the Future Claimants' Representative, shall institute binding and non-binding arbitration procedures in accordance with the Arbitration Rules included in Attachment A hereto for resolving disputes concerning whether a Pre-Petition settlement agreement with AWI is binding and judicially enforceable in the absence of a final order of the Bankruptcy Court determining the issue, whether the PI Trust's outright rejection or denial of a claim was proper, or whether the claimant's medical condition or exposure history meets the requirements of this TDP for purposes of categorizing a claim involving Disease Levels I - VIII. Binding and non-binding arbitration shall also be available for resolving disputes over the liquidated value of a claim involving Disease Levels II - VIII.


In all arbitrations, the arbitrator shall consider the same medical and exposure evidentiary requirements that are set forth in Section 5.7 above. In the case of an arbitration involving the liquidated value of a claim involving Disease Levels II - VIII, the arbitrator shall consider the same valuation factors that are set forth in Section 5.3(b)(2) above. With respect to all claims eligible for arbitration, the claimant, but not the PI Trust, may elect either non-binding or binding arbitration. The Arbitration Rules set forth in Attachment A hereto may be modified by the PI Trust with the consent of the TAC and the Future Claimants' Representative. Such amendments may include adoption of mediation procedures as well as establishment of an Extraordinary Claims Panel to review such claims pursuant to Section 5.4(a) above.


           5.10(B) CLAIMS ELIGIBLE FOR ARBITRATION. In order to be eligible for arbitration, the claimant must first complete the Individual Review Process with respect to the disputed issue. Individual Review will be treated as completed for these purposes when the claim has been individually reviewed by the PI Trust, the PI Trust has made an offer on the claim, the claimant has rejected the liquidated value resulting from the Individual Review, and the claimant has notified the PI Trust of the rejection in writing.


           5.10(C) LIMITATIONS ON AND PAYMENT OF ARBITRATION AWARDS. In the case of a non-Extraordinary Claim involving Disease Levels II - VIII, the arbitrator shall not return an award in excess of the Maximum Value for the appropriate


                               Exhibit 1.31 - 15

Disease Level as set forth in Section 5.3(a)(4) above, and for an Extraordinary Claim involving one of those Disease Levels, the arbitrator shall not return an award greater than the Maximum Extraordinary Value for such a claim as set forth in Section 5.4(a) above. A claimant who submits to arbitration and who accepts the arbitral award will receive payments in the same manner as one who accepts the Trust's original valuation of the claim.


           5.11 LITIGATION. Claimants who elect non-binding arbitration and then reject their arbitral awards retain the right to institute a lawsuit in the tort system against the PI Trust pursuant to Section 7.6 below. However, a claimant shall be eligible for payment of a judgment for monetary damages obtained in the tort system from the PI Trust's available cash only as provided in Section 7.7 below.


                                   SECTION VI

                                CLAIMS MATERIALS

          6.1 CLAIMS MATERIALS. The PI Trust shall prepare suitable and efficient claims materials ("CLAIMS MATERIALS") for all PI Trust Claims, and shall provide such Claims Materials upon a written request for such materials to the PI Trust. The proof of claim form to be submitted to the PI Trust shall require the claimant to assert the highest Disease Level for which the claim qualifies at the time of filing. The proof of claim form shall also include a certification by the claimant or his or her attorney sufficient to meet the requirements of Rule 11(b) of the Federal Rules of Civil Procedure. A copy of the proof of claim form to be used by the PI Trust for Pre-Petition Liquidated Claims and unliquidated PI Trust Claims is included in Attachment B hereto. The proof of claim form may be changed by the PI Trust with the consent of the TAC and the Future Claimants' Representative.


          6.2 CONTENT OF CLAIMS MATERIALS. The Claims Materials shall include a copy of this TDP, such instructions as the Trustees shall approve, and a detailed proof of claim form. If feasible, the forms used by the PI Trust to obtain claims information shall be the same or substantially similar to those used by other asbestos claims resolution organizations. Instead of collecting some or all of the claims information from a claimant or the claimant's attorney, the PI Trust may also obtain such information from electronic data bases maintained by any other asbestos claims resolution organization. However, the PI Trust shall inform the claimant that it plans to obtain information as available from such other organizations and may do so unless the claimant objects in writing or provides such information directly to the PI Trust. If requested by the claimant, the PI Trust shall accept information provided electronically. The claimant may, but will not be required to, provide the PI Trust with evidence of recovery from other asbestos defendants and claims resolution organizations.

           6.3 WITHDRAWAL OR DEFERRAL OF CLAIMS. A claimant can withdraw a PI Trust Claim at any time upon written notice to the PI Trust and file another such claim subsequently without affecting the status of the claim for statute of limitations purposes, but any such claim filed after withdrawal shall be given a place in the FIFO Processing Queue based on the date of such subsequent filing. A claimant can also request that the processing of his or her PI Trust Claim by the PI Trust be deferred for a period not to exceed three (3) years without affecting the status of the claim for statute of limitation purposes, in which case the claimant shall also retain his or her original place in the FIFO Processing Queue. Except for PI Trust Claims held by representatives of deceased or incompetent claimants for which court or probate approval of the PI Trust's offer is required, or a PI Trust Claim for which deferral status has been granted, a claim will be deemed to have been withdrawn if the claimant neither accepts, rejects, nor initiates arbitration within six months of the PI Trust's offer of payment or rejection of the claim. Upon written request and good cause, the PI Trust may extend either the deferral or withdrawal period for an additional six months.

           6.4 FILING REQUIREMENTS AND FEES. The Trustees shall have the discretion to determine, with the consent of the TAC and the Futures Representative, (a) whether a claimant must have previously filed a PI Trust Claim in the tort system to be eligible to file the claim with the PI Trust and
(b) whether a filing fee should be required for any PI Trust claims.


                                   SECTION VII


              GENERAL GUIDELINES FOR LIQUIDATING AND PAYING CLAIMS


           7.1 SHOWING REQUIRED. To establish a valid PI Trust Claim, a claimant must meet the requirements set forth in this TDP. The PI Trust may require the submission of X-rays, CT scans, laboratory tests, medical examinations or


                               Exhibit 1.31 - 16
reviews, other medical evidence, or any other evidence to support or verify the claim, and may further require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods, and procedures to assure that such evidence is reliable.


          7.2 COSTS CONSIDERED. Notwithstanding any provisions of this TDP to the contrary, the Trustees shall always give appropriate consideration to the cost of investigating and uncovering invalid PI Trust Claims so that the payment of valid PI Trust Claims is not further impaired by such processes with respect to issues related to the validity of the medical evidence supporting a PI Trust Claim. The Trustees shall also have the latitude to make judgments regarding the amount of transaction costs to be expended by the PI Trust so that valid PI Trust Claims are not unduly further impaired by the costs of additional investigation. Nothing herein shall prevent the Trustees, in appropriate circumstances, from contesting the validity of any claim against the PI Trust whatever the costs, or to decline to accept medical evidence from sources that the Trustees have determined to be unreliable pursuant to the Claims Audit Program described in Section 5.7 above.

           7.3 DISCRETION TO VARY THE ORDER AND AMOUNTS OF PAYMENTS IN EVENT OF LIMITED LIQUIDITY. Consistent with the provisions hereof and subject to the FIFO Processing and Liquidation Queues, the Maximum Annual Payment, the Maximum Available Payment and the Claims Payment Ratio requirements set forth above, the Trustees shall proceed as quickly as possible to liquidate valid PI Trust Claims, and shall make payments to holders of such claims in accordance with this TDP promptly as funds become available and as claims are liquidated, while maintaining sufficient resources to pay future valid claims in substantially the same manner.

Because the PI Trust's income over time remains uncertain, and decisions about payments must be based on estimates that cannot be done precisely, they may have to be revised in light of experiences over time, and there can be no guarantee of any specific level of payment to claimants. However, the Trustees shall use their best efforts to treat similar claims in substantially the same manner, consistent with their duties as Trustees, the purposes of the PI Trust, the established allocation of funds to claims in Categories A and B, and the practical limitations imposed by the inability to predict the future with precision. In the event that the PI Trust faces temporary periods of limited liquidity, the Trustees may, with the consent of the TAC and the Future Claimants' Representative, suspend the normal order of payment and may temporarily limit or suspend payments altogether, and may offer a Reduced Payment Option as described in Section 2.5 above.

           7.4 PUNITIVE DAMAGES. In determining the value of any liquidated or unliquidated PI Trust Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, shall not be considered or allowed, notwithstanding their availability in the tort system.

           7.5 INTEREST.

           7.5(A) IN GENERAL. Except for PI Trust Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, interest shall be paid on all PI Trust Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant shall receive interest for a period in excess of seven
(7) years. The applicable interest rate shall be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the PI Trust shall have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.


           7.5(B) UNLIQUIDATED PI TRUST CLAIMS. Interest shall be payable on the Scheduled Value of any unliquidated PI Trust Claim that meets the requirements of Disease Levels II - V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unliquidated PI Trust Claim that meets the requirements of Disease Level VI shall be based on the Average Value of such a claim. Interest on all such unliquidated claims shall be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against AWI prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; or (c) the claim was filed with the PI Trust after the Effective Date.


           7.5(C) LIQUIDATED PRE-PETITION CLAIMS. Interest shall also be payable on the liquidated value of all Pre-Petition Liquidated Claims described in
Section 5.2(a) above. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest shall be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of Pre-Petition Liquidated Claims liquidated by a binding,


                               Exhibit 1.31 - 17
judicially enforceable settlement, interest shall be measured from the date of payment back to the date that is one year after the Petition Date.

           7.6 SUITS IN THE TORT SYSTEM. If the holder of a disputed claim disagrees with the PI Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration as provided in Section 5.10 above, the holder may file a lawsuit in the Claimant's Jurisdiction as defined in Section 5.3(b)(2) above. Any such lawsuit must be filed by the claimant in her or her own right and name and not as a member or representative of a class, and no such lawsuit may be consolidated with any other lawsuit. All defenses (including, with respect to the PI Trust, all defenses which could have been asserted by AWI) shall be available to both sides at trial; however, the PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the Proof of Claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

           7.7 PAYMENT OF JUDGMENTS FOR MONEY DAMAGES. If and when a claimant obtains a judgment in the tort system, the claim shall be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant shall receive from the PI Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the PI Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant shall receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions set forth above).


In the case of non-Extraordinary claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims shall not exceed the Maximum Values for such Disease Levels set forth in Section 5.3(b)(4). In the case of Extraordinary Claims, the total amounts paid with respect to such claims shall not exceed the Maximum Value for such claims set forth in Section 5.4(a) above. Under no circumstances shall interest be paid pursuant to Section 7.5 or under any statute on any judgments obtained in the tort system.


           7.8 RELEASES. The Trustees shall have the discretion to determine the form and substance of the releases to be provided to the PI Trust in order to maximize recovery for claimants against other tortfeasors without increasing the risk or amount of claims for indemnification or contribution from the PI Trust. As a condition to making any payment to a claimant, the PI Trust shall obtain a general, partial, or limited release as appropriate in accordance with the applicable state or other law. If allowed by state law, the endorsing of a check or draft for payment by or on behalf of a claimant shall constitute such a release.


           7.9 THIRD-PARTY SERVICES. Nothing in this TDP shall preclude the PI Trust from contracting with another asbestos claims resolution organization to provide services to the PI Trust so long as decisions about the categorization and liquidated value of PI Trust Claims are based on the relevant provisions of this TDP, including the Disease Levels, Scheduled Values, Average Values, Maximum Values, and Medical/Exposure Criteria set forth above.


           7.10 PI TRUST DISCLOSURE OF INFORMATION. Periodically, but not less often than once a year, the Trust shall make available to claimants and other interested parties, the number of claims by disease levels that have been resolved both by the Individual Review Process and by arbitration as well as by litigation in the tort system indicating the amounts of the awards and the averages of the awards by jurisdiction.

                                  SECTION VIII

                                  MISCELLANEOUS

           8.1 AMENDMENTS. Except as otherwise provided herein, the Trustees may amend, modify, delete, or add to any provisions of this TDP (including, without limitation, amendments to conform this TDP to advances in scientific or medical knowledge or other changes in circumstances), provided they first obtain the consent of the TAC and the Future Claimants' Representative pursuant to the Consent Process set forth in Sections 5.7(b) and 6.6(b) of the PI Trust


                               Exhibit 1.31 - 18

Agreement, except that the right to amend the Claims Payment Ratio is governed by the restrictions in Section 2.5 above, and the right to adjust the Payment Percentage is governed by Section 4.2 above.


           8.2 SEVERABILITY. Should any provision contained in this TDP be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this TDP. Should any provision contained in this TDP be determined to be inconsistent with or contrary to AWI obligations to any insurance company providing insurance coverage to AWI in respect of claims for personal injury based on exposure to asbestos-containing products manufactured or produced by AWI, the PI Trust with the consent of the TAC and the Future Claimants' Representative, may amend this TDP and/or the PI Trust Agreement to make the provisions of either or both documents consistent with the duties and obligations of AWI to said insurance company.


           8.3 GOVERNING LAW. Except for purposes of determining the liquidated value of any PI Trust Claim, administration of this TDP shall be governed by, and construed in accordance with, the laws of the State of Delaware. The law governing the liquidation of PI Trust Claims in the case of Individual Review, arbitration or litigation in the tort system shall be the law of the Claimant's Jurisdiction as described in Section 5.3(b)(2) above.
























                               Exhibit 1.31 - 19

                                   EXHIBIT "B"

                                   (PROPOSED)

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

------------------------------------------x
IN RE                                     :
                                          :        CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,               :
   INC., ET AL.,                          :        00-4471 (RJN)
                                          :
                                DEBTORS.  :        (JOINTLY ADMINISTERED)
------------------------------------------x


                       ORDER (I) APPROVING THE DISCLOSURE
                   STATEMENT AND (II) ESTABLISHING NOTICE AND
                OBJECTION PROCEDURES FOR CONFIRMATION OF THE PLAN

                     Upon consideration of the proposed disclosure statement, dated March 14, 2003 (as the same has been amended upon the filing of written modifications with the United States Bankruptcy Court for the District of Delaware (the "Court") or as announced at the hearings conducted by the Court on February 28, 2003 and April 4, 2003 (collectively, the "Hearing"), the "Disclosure Statement") of Armstrong World Industries, Inc., as debtor and debtor in possession ("AWI"), with respect to AWI's First Amended Plan of Reorganization, dated March 14, 2003 (as the same has been or may be amended, the "Plan"); and upon the record of the Hearing and all of the proceedings had before the Court; [and any objections to the Disclosure Statement having been withdrawn, overruled by the Court, or rendered moot by reason of modifications made to the Disclosure Statement and/or the Plan]; and it appearing that the Court has jurisdiction over this matter; and due and sufficient notice of the filing of the Disclosure Statement, the Hearing, and this order as proposed having been provided, and it appearing that no other or further notice need be provided; and just cause existing for the relief granted herein;


                     THE COURT HEREBY FINDS AS FOLLOWS:

                     I. The Disclosure Statement contains adequate information within the meaning of section 1125 of title 11 of the United States Code (the "Bankruptcy Code").

                     II. Actual notice of the Hearing was provided to all creditors who timely filed a proof of claim, all creditors listed in the Schedules as having a noncontingent, liquidated, and undisputed claim, all holders of AWI's debt securities, the holder of AWI's equity securities, all parties who have filed notices of appearance in this chapter 11 case pursuant to Bankruptcy Rule 2002, all parties on AWI's Core Group Service List and All Notices List in this case pursuant to the Court's Order Establishing Case Management Procedures and Hearing Schedule, dated February 11, 2002, the Securities and Exchange Commission, and the Internal Revenue Service and such notice constitutes sufficient notice to all interested parties.

                     III. Notice of the Hearing was published once in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today at least one month prior to the Hearing, and the form and manner of such notice by publication constituted sufficient notice to all unknown creditors and parties in interest consistent with principles of due process.

                     IV. The form and manner of notice of the time set for filing objections to, and the time, date, and place of the Hearing to consider the approval of the Disclosure Statement was adequate and comports with due process.

                     V. The procedures set forth below regarding notice and the form of notice to be included in the solicitation packages annexed hereto as Exhibit "A" (the "Confirmation Hearing Notice") to all creditors of the time, date, and place of the hearing to confirm the Plan (as such hearing may be continued from time to time in accordance with this order, the "Confirmation Hearing") are adequate, comply with Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and constitute sufficient notice to all interested parties.

                     VI. The manner of notice provided for in this order to be given by publication to all unknown holders of Asbestos Personal Injury Claims (as such term is defined in the Plan) and the form of such notice in the form annexed hereto as Exhibit "B" (the "Asbestos Publication Notice") regarding the deadline for voting on, and objecting to confirmation of, the Plan and other information relating to the solicitation of votes on the Plan are adequate, comply with Bankruptcy Rules 2002 and 3017, and constitute sufficient notice to all unknown holders of Asbestos Personal Injury Claims consistent with principles of due process.

                     VII. The manner of notice provided for in this order to be given by publication of the time, date, and place of the Confirmation Hearing, the deadline for voting on, and objecting to confirmation of, the Plan, as well as other procedures relating to the Confirmation Hearing and the solicitation of votes on the Plan and the form of notice in the form annexed hereto as Exhibit "C" (the "Confirmation Hearing Publication Notice") are adequate, comply with Bankruptcy Rules 2002 and 3017, and constitute sufficient notice to all unknown creditors and parties in interest consistent with principles of due process.

                     VIII. The notice of the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction (as such terms are defined in the Plan) set forth in the Confirmation Hearing Notice and the Confirmation Hearing Publication Notice complies with Bankruptcy Rule 2002(c)(3) as such notices include in conspicuous language statements that the Plan proposes the injunctions, briefly describe the nature of the injunctions, and identify the entities subject to the injunctions.

                     IX. The period during which AWI may solicit votes on the Plan is a reasonable time for creditors and equity security holders to make an informed decision to accept or reject the Plan.


                     NOW, THEREFORE, IT IS:

                     ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement is APPROVED in all respects; and it is further

                     ORDERED that the Confirmation Hearing will commence at [_:__] _.m. Eastern Time on [____ __], 2003, at the [____], Courtroom [__],
[____], [____, ____ __], or as soon thereafter as counsel may be heard with Bankruptcy Judge Randall J. Newsome and District Judge Alfred M. Wolin presiding jointly over the Confirmation Hearing; provided, however, that the Confirmation Hearing may be continued from time to time by the Court or AWI without further notice to any party in interest except an announcement made at the Confirmation Hearing; and it is further

                     ORDERED that objections, if any, to confirmation of the Plan or proposed modifications to the Plan must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of each objection to confirmation of the Plan or proposed modification to the Plan, and (iv) be filed, together with proof of service, with the Court and served so that they are actually received no later than 4:00 p.m. Wilmington, Delaware time on [____ __], 2003 by the Clerk of the Court and each of the following parties: (a) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.); (b) the attorneys for the agent for AWI's prepetition bank lenders (the "Prepetition Lenders"), Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.); (c) the attorneys for AWI's postpetition lenders (the "DIP Lenders"), Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.); (d) the attorneys for the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee"), Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.); (e) the attorneys for the Official Committee of Asbestos Claimants (the "Asbestos Personal Injury Claimants' Committee"), Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn:
Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.); (f) the attorneys for the Official Committee of Asbestos Property Damage Claimants (the "Asbestos Property Damage Claimants' Committee"), Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.); (g) the attorneys for the legal representative for AWI's future asbestos personal injury claimants (the "Future Claimants' Representative," and together with the Unsecured Creditors' Committee, the Asbestos Personal Injury Claimants' Committee, and the Asbestos Property Damage Claimants' Committee, the "Committees"), Kaye Scholer, LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 17th Floor, 1000 West Street,

Wilmington, Delaware 19801 (Attn: James L. Patton, Jr., Esq.); and (h) the United States Trustee for the District of Delaware (the "U.S. Trustee"), 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.) (collectively, the "Notice Parties"); and it is further

                     ORDERED that objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled; and it is further

                     ORDERED that AWI, the DIP Lenders, the Prepetition Lenders, and the Committees may file and serve replies, if any, to any objections to confirmation or proposed modifications to the Plan, and such replies shall be filed and served so that such replies are actually received by no later than 4:00 p.m., Wilmington, Delaware time on [____ __], 2003 by the Court, the objecting party, and each of the Notice Parties; and it is further

                     ORDERED that the Voting Deadline, as such term is defined in the Plan and used in the Voting Procedures approved by an order of the Court dated [____], 2003, will be 5:00 p.m., Wilmington, Delaware time on [____], 2003; and it is further

                     ORDERED that the equity securityholders of Armstrong Holdings, Inc. shall have standing to file objections to confirmation of the Plan; and it is further

                     ORDERED that AWI is hereby authorized and directed to mail or cause to be mailed by first-class mail within thirty (30) days after entry of this order a Solicitation Package (as such terms is defined in the Voting Procedures) to all entities as provided in the Voting Procedures; and it is further

                     ORDERED that, within thirty (30) days after entry of this order, AWI also shall mail Solicitation Packages to (i) the U.S. Trustee, (ii) the attorneys for the agent for the Prepetition Lenders, (iii) the attorneys for the agent for the DIP Lenders, (iv) the attorneys for the Committees, (v) all persons or entities that have filed a request for notice pursuant to Bankruptcy Rule 2002 in AWI's chapter 11 case, (vi) the Securities and Exchange Commission, and (vii) the Internal Revenue Service; and it is further

                     ORDERED that, with respect to addresses from which notices of the hearing to approve the Disclosure Statement were returned to AWI as undeliverable by the United States Postal Service, AWI is excused from mailing Solicitation Packages to those entities listed at such addresses unless AWI is provided with accurate addresses for such entities prior to [____], 2003, such entities shall be deemed unknown creditors for notice purposes, and failure to mail Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing and the Voting Deadline; and it is further

                     ORDERED that AWI shall publish the Asbestos Publication Notice once in each of the publications set forth on Exhibit "D" hereto on a date not less than thirty (30) calendar days prior to the Confirmation Hearing; and it is further

                     ORDERED that AWI shall publish the Confirmation Hearing Publication Notice not less than thirty (30) calendar days prior to the Confirmation Hearing (i) twice in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today, (ii) once in each of the trade publications set forth on Exhibit "E" hereto, and (iii) once in each of the newspapers set forth on Exhibit "F" hereto; and it is further

                     ORDERED that the provision of notice in accordance with the procedures set forth in this order and the Voting Procedures shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to confirmation, or proposing modifications to, the Plan, and the Voting Deadline; and it is further

                     ORDERED that AWI is authorized to make nonsubstantive changes to the Disclosure Statement, the Plan, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other related materials prior to their mailing to parties in interest; and it is further

                     ORDERED that AWI is authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this order without seeking further order of the Court.


Dated:     Wilmington, Delaware
           April __, 2003




                                      ----------------------------------------
                                      THE HONORABLE RANDALL J. NEWSOME
                                      UNITED STATES BANKRUPTCY JUDGE

                                                                     EXHIBIT A
                                                              [Mailing Notice]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

------------------------------------------x
IN RE                                     :
                                          :         CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,               :
   INC., ET AL.,                          :         00-4471 (RJN)
                                          :
                                DEBTORS.  :         (JOINTLY ADMINISTERED)
------------------------------------------x


                 NOTICE OF (I) APPROVAL OF DISCLOSURE STATEMENT;
                 (II) ESTABLISHMENT OF A RECORD DATE FOR VOTING
                       PURPOSES; (III) HEARING TO CONSIDER
                  CONFIRMATION OF THE PLAN; (IV) PROCEDURES FOR
                   OBJECTING TO CONFIRMATION OF THE PLAN; AND
               (V) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN

PLEASE TAKE NOTICE THAT:

                     1. By order dated __________ __, 2003 (the "Order"), the
United States Bankruptcy Court for the District of Delaware (the "Court") approved the Disclosure Statement, dated March 14, 2003 (as may be amended, the "Disclosure Statement") for the First Amended Plan of Reorganization of Armstrong World Industries, Inc., filed by Armstrong World Industries, Inc. ("AWI"), dated March 14, 2003 (as may be amended, the "Plan") as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan. The Disclosure Statement and the Plan are contained in the separate, bound document that accompanies this notice.

                     2. In addition, the Court entered an order (the "Voting Procedures Order") establishing voting procedures in connection with the Plan (the "Voting Procedures"). The Voting Procedures, which are contained in Exhibit "D" to the Disclosure Statement, (i) contain special balloting instructions and solicitation and tabulation procedures, (ii) establish a record date for voting purposes only, (iii) provide special procedures for voting Asbestos Personal Injury Claims,(1) (iv) set forth special procedures relating to the voting of Debt Securities, and (v) require certain Claim holders who wish to vote on the Plan and whose Claims are the subject of an objection or who wish to vote their Claim in a different amount, to file a motion with the Court, in accordance with the Voting Procedures, requesting temporary allowance of such Claim for voting purposes in an amount deemed proper by the Court. CREDITORS, ESPECIALLY HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND THEIR ATTORNEYS, SHOULD REVIEW THE VOTING PROCEDURES CAREFULLY.

                     3. The Order establishes the deadline by which votes to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) (or for holders of Debt Securities only, the Special Voting Agent (Innisfree M&A Incorporated)) as _______ __, 200_ at 5:00 p.m (Wilmington, Delaware time) (THE "VOTING DEADLINE").

                     4. THE PLAN PROPOSES TWO INJUNCTIONS: (I) AN ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND (II) A CLAIMS TRADING INJUNCTION.



--------------------------
(1) Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Disclosure Statement and the Voting Procedures.

                     5. THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION IS AN INJUNCTION UNDER SECTION 524(G) OF THE BANKRUPTCY CODE, APPLICABLE TO ALL PERSONS AND ENTITIES, THAT RESULTS IN THE PERMANENT CHANNELING OF ALL ASBESTOS PERSONAL INJURY CLAIMS AGAINST ANY PI PROTECTED PARTY TO A NEW TRUST FOR RESOLUTION AND PAYMENT. PURSUANT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND THE PLAN, THE FOLLOWING ENTITIES WILL BE PI PROTECTED PARTIES AND, THEREFORE, PROTECTED BY THE SCOPE OF THE INJUNCTION:

o     AWI;

o     Reorganized AWI;

o     Holdings;

o     AWWD;

o     any Affiliate;

o Interface Solutions, Inc., a corporation organized under the laws of Pennsylvania, or Armacell LLC, a limited liability company organized under the laws of Delaware, but only to the extent that either such Entity is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims;

o any distributor of AWI's asbestos-containing flooring products, but only to the extent that such Entity is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims;

o any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

o any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI, or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

o any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

      o such Entity's ownership of a financial interest in AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or predecessor in interest of AWI or Reorganized AWI;

      o such Entity's involvement in the management of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, or any predecessor in interest of AWI or Reorganized AWI;

      o such Entity's service as an officer, director, or employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS,

            Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

      o such Entity's provision of insurance to (a) AWI, (b) Reorganized AWI, (c) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (d) any predecessor in interest of AWI or Reorganized AWI, or (e) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.) or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a PI Protected Party; or

      o such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                     6. THE CLAIMS TRADING INJUNCTION IS AN INJUNCTION THAT PROHIBITS THE TRANSFER (WITH CERTAIN EXCEPTIONS) OF ASBESTOS PROPERTY DAMAGE CLAIMS OR ASBESTOS PERSONAL INJURY CLAIMS AFTER THE EFFECTIVE DATE OF THE PLAN. SEE SECTION 1.47 OF THE PLAN FOR A DETAILED DESCRIPTION OF THE CLAIMS TRADING INJUNCTION.

                     7. A hearing (the "Confirmation Hearing") to consider the confirmation of the Plan will be held at _:__ _.m. (Eastern Time) on _________ __, 2003, before the Honorable Randall J. Newsome and the Honorable Alfred M. Wolin, sitting jointly, in __________. The Confirmation Hearing may be continued from time to time without further notice other than the announcement by AWI of the adjourned date(s) at the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, pursuant to 11 U.S.C. ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties other than by filing such modifications with the Court prior to the Confirmation Hearing or announcing any such modifications at the Confirmation Hearing.

                     8. In accordance with the Voting Procedures, Solicitation Packages, including copies of the Plan and Disclosure Statement, will be mailed to all known creditors, except to individual holders of Asbestos Personal Injury Claims who are represented by counsel known to AWI. Holders of Claims, other than individual holders of Asbestos Personal Injury Claims who are represented by known counsel, that are entitled to vote on the Plan will receive ballots and instructions for voting in the Solicitation Packages. Individual holders of Asbestos Personal Injury Claims who are represented by known counsel may receive a copy of the Disclosure Statement and a ballot from their counsel and may authorize their counsel to vote their Claims. To the extent counsel is not authorized to vote their claims, individual holders of Asbestos Personal Injury Claims will be sent Solicitation Packages directly once counsel provides their names and addresses to AWI. Individual holders of Asbestos Personal Injury Claims or attorneys for the holders of Asbestos Personal Injury Claims also may receive a Solicitation Package by calling the Special Voting Agent toll-free at
(877) 750-2689. Such materials also may be viewed at and downloaded from AWI's website, www.armstrongplan.com.

                     9. Shareholders of Armstrong Holdings, Inc. do not have a direct interest in AWI and, therefore, are not entitled to vote on the Plan. Shareholders will be receiving, however, a Disclosure Statement and, pursuant to the Order, are entitled to file objections to confirmation of the Plan.

                     10. In addition, unless otherwise set forth in the objection, Claims that are the subject of an objection are not entitled to vote on the Plan and, therefore, did not receive a Ballot in their Solicitation Packages. Holders of claims that are wholly unliquidated, contingent, and/or undetermined will receive a Ballot entitling such holder to vote in the amount of $1. If you disagree with AWI's classification of, or objection to, your Claim and believe that you should be entitled to vote on the Plan, then you must (i) have timely filed a proof of Claim by the applicable Bar Date and (ii) serve on AWI's counsel at the addresses set forth in paragraph 12(b) of this notice and file with the Court a motion for an order pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (a "Claimant's Voting Motion") temporarily allowing such Claim in a different amount or in a different class for purposes of voting to accept or reject the Plan. Pursuant to the Voting Procedures Order, all Claimant's Voting Motions must be filed on or before the fifteenth (15th) day after the deadline by which AWI must have served the Solicitation Packages ([INSERT DATE]). In accordance with Bankruptcy Rule 3018, as to any creditor filing a Claimant's Voting Motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing. Creditors may contact the Voting Agent toll-free at (877) 866-0655 to receive a Ballot for any Claim for which a proof of claim and a Claimant's Voting Motion have been timely filed. Claimant's Voting Motions that are not timely filed and served in the manner as set forth above shall not be considered.

                     11. If you hold a Claim against AWI as of _________ __, 2003, the Record Date as established in the Voting Procedures Order, and are entitled to vote to accept or reject the Plan, you have received with this Notice a Ballot and voting instructions appropriate for your Claim. For your vote to accept or reject the Plan to be counted, a Ballot (or a Master Ballot, in the case of a Master Ballot submitted by (i) a law firm on behalf of multiple holders of Asbestos Personal Injury Claims or (ii) a Debt Nominee on behalf of beneficial owners of Debt Securities) to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (or, solely for Debt Securities, the Special Voting Agent) by the Voting Deadline. In accordance with the Voting Procedures, all Ballots other than Ballots for holders of Debt Securities are to be returned by mail to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095. Ballots other than Ballots for holders of Debt Securities may also be returned by hand delivery or overnight courier to the Voting Agent, Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). All Ballots for holders of Debt Securities (including record holder Ballots, Master Ballots, and prevalidated owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, are to be returned to the Special Voting Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (Attn:
Armstrong World Industries, Inc.).

                     12. Objections to the confirmation of, or proposed modifications to, the Plan, if any, must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection or proposed modification, and (iv) be filed, together with proof of service, with the Court and served so that they are ACTUALLY RECEIVED no later than 4:00 p.m. (Wilmington, Delaware time) on _________ __, 2003 (THE "OBJECTION DEADLINE") by all of the following parties:

a)         the Clerk, 824 Market Street, Fifth Floor, Wilmington, Delaware
           19801;

b) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.);

c) the attorneys for the agent for AWI's prepetition bank lenders (the "Prepetition Lenders"), Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.);

d) the attorneys for AWI's postpetition lenders (the "DIP Lenders"), Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.);

e) the attorneys for the Official Committee of Unsecured Creditors (the "Creditors' Committee"), Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew
           N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.);

f) the attorneys for the Official Committee of Asbestos Claimants (the "Asbestos PI Claimants' Committee"), Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn: Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.);

g) the attorneys for the Official Committee of Asbestos Property Damage Claimants (the "Asbestos PD Committee"), Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.);

h) the attorneys for the Future Claimants' Representative (together with the Creditors' Committee, the Asbestos PI Claimants' Committee, and the Asbestos PD Committee, the "Committees"), Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young, Conway, Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington Delaware 19801 (Attn: James
           L. Patton, Jr., Esq.); and

i) the United States Trustee for the District of Delaware, 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.).

Objections not timely filed and served in the manner set forth above shall not be considered and shall be overruled. AWI, the DIP Lenders, the Prepetition Lenders, and the Committees may serve replies to such objections and proposed modifications by no later than [_________ __], 2003.

                     13. Any holder of a Claim that (i) is scheduled in AWI's schedules of assets and liabilities dated January 30, 2001, or any amendment thereof at zero or in an unknown amount or as disputed, contingent, or unliquidated, and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, or (ii) other than an Asbestos Personal Injury Claim, is not scheduled and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, shall not be treated as a creditor with respect to such Claim for purposes of (a) receiving notices regarding, or distributions under, the Plan, or (b) voting on the Plan.

                     14. Any party in interest wishing to obtain (i) information about the Voting Procedures or (ii) copies of the Disclosure Statement, the Plan, or the Voting Procedures Order (a) should telephone AWI's Special Voting Agent, Innisfree M&A Incorporated, toll-free at (877) 750-2689, or (b) may view such documents at AWI's website, at www.armstrongplan.com. All documents that are filed with the Court may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801.



RICHARDS, LAYTON & FINGER, P.A.                  WEIL, GOTSHAL & MANGES LLP
One Rodney Square                                767 Fifth Avenue
P.O. Box 551                                     New York, New York  10153
Wilmington, Delaware  19899                      Stephen Karotkin
Mark D. Collins (No. 2981)                       Debra A. Dandeneau
Rebecca Booth (No. 4031)

                ATTORNEYS FOR THE DEBTOR AND DEBTOR IN POSSESSION

                                                                     EXHIBIT B
                                             [Asbestos Personal Injury Notice]


                   ARMSTRONG WORLD INDUSTRIES, INC. BANKRUPTCY

                     NOTICE TO HOLDERS OF ASBESTOS PERSONAL
                   INJURY CLAIMS OF VOTING DEADLINE AND OTHER
              INFORMATION RELATING TO THE SOLICITATION OF VOTES TO
                   ACCEPT OR REJECT THE PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.


                     On [____ __], 2003, the United States Bankruptcy Court for the District of Delaware (the "Court") entered an order approving the Disclosure Statement, dated March 14, 2003 (as may be amended, the "Disclosure Statement"), for the First Amended Plan of Reorganization of Armstrong World Industries, Inc., dated March 14, 2003 (as may be amended, the "Plan"), as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan.

                     In addition, the Court entered an order establishing voting procedures (the "Voting Procedures") for creditors to vote on the Plan.

SPECIAL VOTING PROCEDURES FOR ASBESTOS PERSONAL INJURY CLAIMS

                     The Voting Procedures contain special procedures for distributing the Plan, the Disclosure Statement, and certain related documents (a "Solicitation Package") to holders of Asbestos Personal Injury Claims and for the voting on the Plan on behalf of holders of Asbestos Personal Injury Claims. Under the Voting Procedures, a single Solicitation Package will be mailed to each attorney known by AWI to represent or potentially represent individuals who may hold or assert Asbestos Personal Injury Claims. SOLICITATION PACKAGES AND A BALLOT TO VOTE ON THE PLAN WILL NOT BE SENT TO INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS, EXCEPT TO THE EXTENT (I) AN INDIVIDUAL REQUESTS A SOLICITATION PACKAGE, (II) A PROOF OF AN ASBESTOS PERSONAL INJURY CLAIM HAS BEEN SIGNED AND FILED BY AN INDIVIDUAL PRIOR TO THE VOTING RECORD DATE ESTABLISHED BY ORDER OF THE COURT, OR (III) AN ATTORNEY TIMELY ADVISES AWI'S VOTING AGENT, TRUMBULL SERVICES, LLC (THE "VOTING AGENT"), OF THE NAMES AND ADDRESSES OF INDIVIDUALS WHO HOLD OR MAY ASSERT ASBESTOS PERSONAL INJURY CLAIMS WHO SHOULD RECEIVE THEIR OWN SOLICITATION PACKAGE. An attorney may also choose to transmit a Solicitation Package to his or her clients directly.

                     If you would like to directly obtain a copy of the Plan, Disclosure Statement, or notice of the hearing to consider confirmation of the Plan and the procedures relating thereto, please call Innisfree M&A Incorporated toll-free at (877) 750-2689, 9:00 AM - 6:00 PM, Eastern Time, Monday through Friday. You may also review such documents on AWI's website, www.armstrongplan.com. You may also wish to contact your attorney.

                     Under the Voting Procedures, attorneys for holders of Asbestos Personal Injury Claims may vote on the Plan on behalf of their clients if they are authorized by their clients to do so. If you are unsure whether your attorney is authorized to vote on the Plan on your behalf, please contact your attorney.

DEADLINE FOR VOTING ON THE PLAN

                     All ballots on the Plan must be actually received by the Voting Agent by 5:00 P.M., WILMINGTON, DELAWARE TIME, ON [_____ __,] 2003 (the "Voting Deadline"). Ballots may be received by the Voting Agent by mail at Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095, or by hand delivery or overnight courier at Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). Ballots will not be accepted by the Voting Agent by facsimile or electronic transmission.

EFFECT OF NOT VOTING ON THE PLAN

                     This notice is only for purposes of notifying you of your right to vote on the Plan and receive a Disclosure Statement if you wish. You are NOT required to file a proof of claim with the Bankruptcy Court at this time.

                     The deadline for the receipt of ballots by the Voting Agent is [____], 2003, at 5:00 p.m., Wilmington, Delaware time. Any holder of an Asbestos Personal Injury Claim who does not submit a ballot that is received by the Voting Agent by the Voting Deadline will not be entitled to have his or her vote tabulated by the Voting Agent. However, any individual who holds an Asbestos Personal Injury Claim but who does not submit a ballot that is received by the Voting Agent by the Voting Deadline will not forfeit or lose his or her Asbestos Personal Injury Claim. Such holders will still be able to file a claim at a later date against the Asbestos Personal Injury Trust, which will be established pursuant to the Plan.

                     While it is not required that a holder of an Asbestos Personal Injury Claim vote on the Plan, it is important that all holders of Asbestos Personal Injury Claims do cast votes to accept or reject the Plan. The Plan requires that at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan vote in favor of the Plan. Moreover, the names and addresses of all holders of Asbestos Personal Injury Claims or their lawyers, as applicable, who vote on the Plan will be forwarded to the Asbestos Personal Injury Trust so that claimants can later be notified of the opportunity and procedures to file an Asbestos Personal Injury Claim against the Asbestos Personal Injury Trust. Therefore, it is important for all holders of Asbestos Personal Injury Claims (or their attorney, if authorized) to vote on the Plan.

INJUNCTIONS PROPOSED TO BE ISSUED UNDER THE PLAN.

                     The Plan proposes two injunctions: (i) an Asbestos PI Permanent Channeling Injunction and (ii) a Claims Trading Injunction. The Asbestos PI Permanent Channeling Injunction is an injunction under section 524(g) of the Bankruptcy Code, applicable to all persons and entities, that results in the permanent channeling of all Asbestos Personal Injury Claims against any PI Protected Party to a new trust for resolution and payment. The Claims Trading Injunction is an injunction that prohibits the transfer (with certain exceptions) of Asbestos Property Damage Claims or Asbestos Personal Injury Claims after the Effective Date of the Plan. See the Plan and the Disclosure Statement for the specific terms and conditions of the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

QUESTIONS OR ADDITIONAL INFORMATION

                     If you have any questions about the ballot or any part of the voting process, call Innisfree M&A Incorporated toll-free at (877) 750-2689, 9:00 a.m. - 6:00 p.m., Eastern Time, Monday through Friday. You may also wish to contact your attorney.

                                                                     EXHIBIT C
                                                    [Plication Hearing Notice]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-------------------------------------x
IN RE                                :
                                     :         CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,          :
   INC., ET AL.,                     :         00-4471 (RJN)
                                     :
                           DEBTORS.  :         (JOINTLY ADMINISTERED)
-------------------------------------x

                 NOTICE OF (I) APPROVAL OF DISCLOSURE STATEMENT;
                     (II) ESTABLISHMENT OF A RECORD DATE FOR
                   VOTING PURPOSES; (III) HEARING TO CONSIDER
                  CONFIRMATION OF THE PLAN; (IV) PROCEDURES FOR
                   OBJECTING TO CONFIRMATION OF THE PLAN; AND
               (V) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN


PLEASE TAKE NOTICE THAT:

                     1. By order dated __________ __, 2003 (the "Order"), the
United States Bankruptcy Court for the District of Delaware (the "Court") approved the Disclosure Statement, dated March 14, 2003 (as may be amended, the "Disclosure Statement") for the First Amended Plan of Reorganization of Armstrong World Industries, Inc., filed by Armstrong World Industries, Inc. ("AWI"), dated March 14, 2003 (as may be amended, the "Plan") as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan.

                     2. In addition, the Court entered an order (the "Voting Procedures Order") establishing voting procedures in connection with the Plan (the "Voting Procedures"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Disclosure Statement and the Voting Procedures. The Voting Procedures, which are contained in Exhibit "D" to the Disclosure Statement, (i) contain special balloting instructions and solicitation and tabulation procedures, (ii) establish a record date for voting purposes only, (iii) provide special procedures for voting Asbestos Personal Injury Claims, (iv) set forth special procedures relating to the voting of Debt Securities, and (v) require certain Claim holders who wish to vote on the Plan and whose Claims are the subject of an objection or who wish to vote their Claim in a different amount, to file a motion with the Court, in accordance with the Voting Procedures, requesting temporary allowance of such Claim for voting purposes in an amount deemed proper by the COURT. CREDITORS, ESPECIALLY HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND THEIR ATTORNEYS, SHOULD REVIEW THE VOTING PROCEDURES CAREFULLY.

                     3. The Order establishes the deadline by which votes to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) (or for holders of Debt Securities only, the Special Voting Agent (Innisfree M&A Incorporated)) as _______ __, 2003 at 5:00 p.m. (Wilmington, Delaware time) (THE "VOTING DEADLINE").

                     4. THE PLAN PROPOSES TWO INJUNCTIONS: (I) AN ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND (II) A CLAIMS TRADING INJUNCTION. THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION IS AN INJUNCTION UNDER SECTION 524(G) OF THE BANKRUPTCY CODE, APPLICABLE TO ALL PERSONS AND ENTITIES, THAT RESULTS IN THE PERMANENT CHANNELING OF ALL ASBESTOS PERSONAL INJURY CLAIMS AGAINST ANY PI PROTECTED PARTY TO A NEW TRUST FOR RESOLUTION AND PAYMENT. THE CLAIMS TRADING INJUNCTION IS AN INJUNCTION THAT PROHIBITS THE TRANSFER (WITH CERTAIN EXCEPTIONS) OF ASBESTOS PROPERTY DAMAGE CLAIMS OR ASBESTOS PERSONAL INJURY CLAIMS AFTER THE EFFECTIVE DATE OF THE PLAN. SEE THE PLAN AND THE DISCLOSURE STATEMENT FOR THE SPECIFIC TERMS AND CONDITIONS OF THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND THE CLAIMS TRADING INJUNCTION.

                     5. A hearing (the "Confirmation Hearing") to consider the confirmation of the Plan will be held at _:__ _.m. (Eastern Time) on _________ __, 2003, before the Honorable Randall J. Newsome and the Honorable Alfred M. Wolin, sitting jointly, in__. The Confirmation Hearing may be continued from time to time without further notice other than the announcement by AWI of the adjourned date(s) at the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, pursuant to 11 U.S.C. ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties other than by filing such modifications with the Court prior to the Confirmation Hearing or announcing any such modifications at the Confirmation Hearing.

                     6. In accordance with the Voting Procedures, Solicitation Packages, including copies of the Plan and Disclosure Statement, will be mailed to all known creditors, except to individual holders of Asbestos Personal Injury Claims who are represented by counsel known to AWI. Holders of Claims, other than individual holders of Asbestos Personal Injury Claims who are represented by known counsel, that are entitled to vote on the Plan will receive ballots and instructions for voting in the Solicitation Packages. Individual holders of Asbestos Personal Injury Claims who are represented by known counsel may receive a copy of the Disclosure Statement and a ballot from their counsel and may authorize their counsel to vote their Claims. To the extent counsel is not authorized to vote their claims, individual holders of Asbestos Personal Injury Claims will be sent Solicitation Packages directly once counsel provides their names and addresses to AWI. Individual holders of Asbestos Personal Injury Claims or attorneys for the holders of Asbestos Personal Injury Claims also may receive a Solicitation Package by calling the Special Voting Agent toll-free at
(877) 750-2689. Such materials also may be viewed at and downloaded from AWI's website, www.armstrongplan.com.

                     7. Shareholders of Armstrong Holdings, Inc. do not have a direct interest in AWI and, therefore, are not entitled to vote on the Plan. Shareholders will be receiving, however, a Disclosure Statement and, pursuant to the Order, are entitled to file objections to confirmation of the Plan.

                     8. Any holder of a Claim that AWI believes, in accordance with the Voting Procedures Order, is entitled to vote to accept or reject the Plan, has been mailed a Ballot and voting instructions appropriate for such Claim. The Record Date for determining creditors entitled to vote on the Plan is ____ __, 2003. For any vote to accept or reject the Plan to be counted, a Ballot (or a Master Ballot, in the case of a Master Ballot submitted by (i) a law firm on behalf of multiple holders of Asbestos Personal Injury Claims or (ii) a Debt Nominee on behalf of beneficial owners of Debt Securities) to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (or, solely for Debt Securities, the Special Voting Agent) by the Voting Deadline. In accordance with the Voting Procedures, all Ballots other than Ballots for holders of Debt Securities are to be returned by mail to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095. Ballots other than Ballots for holders of Debt Securities may also be returned by hand delivery or overnight courier to the Voting Agent, Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). All Ballots for holders of Debt Securities (including record holder Ballots, Master Ballots, and prevalidated owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, are to be returned to the Special Voting Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (Attn: Armstrong World Industries, Inc.).

                     9. Objections to the confirmation of, or proposed modifications to, the Plan, if any, must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection or proposed modification, and (iv) be filed, together with proof of service, with the Court and served so that they are ACTUALLY RECEIVED no later than 4:00 p.m. (Wilmington, Delaware time) on _________ __, 2003 (THE "OBJECTION DEADLINE") by all of the following parties: (a) the Clerk, 824 Market Street, Fifth Floor, Wilmington, Delaware 19801; (b) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.); (c) the attorneys for the agent for AWI's prepetition bank lenders, Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.); (d) the attorneys for AWI's postpetition lenders, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.); (e) the attorneys for the Official Committee of Unsecured Creditors, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.);
(f) the attorneys for the Official Committee of Asbestos Claimants, Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn: Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.); (g) the attorneys for the Official Committee of Asbestos Property Damage Claimants, Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.); (h) the attorneys for the Future Claimants' Representative, Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young, Conway, Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington Delaware 19801 (Attn: James L. Patton, Jr., Esq.); and (i) the United States Trustee for the District of Delaware, 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.). Objections not timely filed and served in the manner set forth above shall not be considered and shall be overruled.

                     10. Any holder of a Claim that (i) is scheduled in AWI's schedules of assets and liabilities dated January 30, 2001, or any amendment thereof at zero or in an unknown amount or as disputed, contingent, or unliquidated, and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, or (ii) other than an Asbestos Personal Injury Claim, is not scheduled and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, shall not be treated as a creditor with respect to such Claim for purposes of (a) receiving notices regarding, or distributions under, the Plan, or (b) voting on the Plan.

                     11. Any party in interest wishing to obtain (i) information about the Voting Procedures or (ii) copies of the Disclosure Statement, the Plan, or the Voting Procedures Order (a) should telephone AWI's Special Voting Agent, Innisfree M&A Incorporated, toll-free at (877) 750-2689, or (b) may view such documents at AWI's website, at www.armstrongplan.com. All documents that are filed with the Court may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801.


RICHARDS, LAYTON & FINGER, P.A.                    WEIL, GOTSHAL & MANGES LLP
One Rodney Square                                  767 Fifth Avenue
P.O. Box 551                                       New York, New York  10153
Wilmington, Delaware  19899                        Stephen Karotkin
Mark D. Collins (No. 2981)                         Debra A. Dandeneau
Rebecca Booth (No. 4031)

                ATTORNEYS FOR THE DEBTOR AND DEBTOR IN POSSESSION

                                                                     EXHIBIT D


                 ASBESTOS PUBLICATION NOTICE TRADE PUBLICATIONS

Subject to modification before AWI commences its solicitation process, the Asbestos Publication Notice will be published in one time insertions in the following publications, so long as an issue of such publication will be printed and mailed prior to thirty days prior to the Confirmation Hearing:


                  --------------------------------------------
                                   PUBLICATION
                  ============================================
                                 Field & Stream
                  --------------------------------------------
                                     Parade
                  --------------------------------------------
                                 Reader's Digest
                  --------------------------------------------
                               Sports Illustrated
                  --------------------------------------------
                                   USA Weekend
                  --------------------------------------------

                                                                     EXHIBIT E

                               TRADE PUBLICATIONS
    -------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  MEDIA NAME            NEXT AVAILABLE ISSUE DATE*           MAIL DATE           SPACE CLOSE         MATERIALS CLOSE
====================================================================================================================================
A H A News                                    April 28, 2003              April 28, 2003       April 14, 2003        April 14, 2003
------------------------------------------------------------------------------------------------------------------------------------
BOMA                                               May                      May 2, 2003         April 4, 2003        April 11, 2003
------------------------------------------------------------------------------------------------------------------------------------
Building Operating Management                      June                    June 20, 2003         May 1, 2003           May 1, 2003
------------------------------------------------------------------------------------------------------------------------------------
Buildings                                          June                    June 1, 2003          May 1, 2003          March 1, 2003
------------------------------------------------------------------------------------------------------------------------------------
Business Officer                                   June                    June 3, 2003        April 15, 2003        April 30, 2003
------------------------------------------------------------------------------------------------------------------------------------
Chronicle of Higher Education                  May 2, 2003                  May 2, 2003        April 21, 2003        April 21, 2003
------------------------------------------------------------------------------------------------------------------------------------
College Planning & Management                      May                     May 20, 2003         April 4, 2003        April 11, 2003
------------------------------------------------------------------------------------------------------------------------------------
Commercial Property News                       May 16, 2003                May 16, 2003        April 10, 2003        April 17, 2003
------------------------------------------------------------------------------------------------------------------------------------
Facilities Manager                             July/August                 July 20, 2003        May 23, 2003          May 30, 2003
------------------------------------------------------------------------------------------------------------------------------------
Facility Management Journal                    July/August                 July 1, 2003         June 2, 2003          June 10, 2003
------------------------------------------------------------------------------------------------------------------------------------
Facility Manager                               July/August                 July 1, 2003         May 16, 2003          June 6, 2003
------------------------------------------------------------------------------------------------------------------------------------
FacilityCare                                     May/June                   May 1, 2003        April 22, 2003        April 29, 2003
------------------------------------------------------------------------------------------------------------------------------------
Governing                                          June                    June 1, 2003        April 23, 2003        April 30, 2003
------------------------------------------------------------------------------------------------------------------------------------
Government Executive                               June                    June 1, 2003          May 1, 2003           May 7, 2003
------------------------------------------------------------------------------------------------------------------------------------
Health Facilities Management                       June                    June 1, 2003          May 1, 2003           May 1, 2003
------------------------------------------------------------------------------------------------------------------------------------
Journal of Property Management                 July/August                 July 10, 2003        June 2, 2003          June 9, 2003
------------------------------------------------------------------------------------------------------------------------------------
National Real Estate Investor                      May                      May 1, 2003         April 4, 2003         April 4, 2003
------------------------------------------------------------------------------------------------------------------------------------
Nation's Cities Weekly                         May 12, 2003                May 12, 2003        April 21, 2003        April 28, 2003
------------------------------------------------------------------------------------------------------------------------------------
School Administrator                               June                    May 27, 2003        April 15, 2003        April 25, 2003
------------------------------------------------------------------------------------------------------------------------------------
State Government News                           June/July                  June 6, 2003        April 25, 2003          May 1, 2003
------------------------------------------------------------------------------------------------------------------------------------
University Business                                June                    May 27, 2003          May 1, 2003           May 8, 2003
------------------------------------------------------------------------------------------------------------------------------------


* Based upon entry of order approving disclosure statement on April 4, 2003


** Many of the publications listed above publish infrequently and have early deadlines for the submission of advertising. Therefore, the availability of the publications will be dependent upon the actual date on which the order approving the disclosure statement is entered and whether an issue of such publication will be printed and mailed prior to thirty days prior to the Confirmation Hearing.

                                                                     EXHIBIT F

              REGIONAL NEWSPAPERS
------------------------------------------------
Mobile Register
------------------------------------------------
Daily News
------------------------------------------------
LA Times
------------------------------------------------
Pensacola News Journal
------------------------------------------------
Macon Telegraph
------------------------------------------------
Kankakee Daily Journal
------------------------------------------------
Baltimore Sun
------------------------------------------------
Jackson Clarion Ledger
------------------------------------------------
Columbus Dispatch
------------------------------------------------
Stillwater Newspress
------------------------------------------------
Portland Oregonian
------------------------------------------------
Beaver County Times
------------------------------------------------
Lancaster Intelligencer
------------------------------------------------
Williamsport Sun-Gazette
------------------------------------------------

                                   EXHIBIT "C"

                         PROJECTED FINANCIAL INFORMATION
                        ARMSTRONG WORLD INDUSTRIES, INC.

For purposes of developing the Plan of Reorganization (as such plan may be amended or modified, the "PLAN") for Armstrong World Industries, Inc. ("AWI")1 and evaluating its feasibility, the following financial projections were prepared. These financial projections reflect AWI's estimate of its expected consolidated financial position, results of operations, and cash flows. Accordingly, the projections reflect AWI's judgment, as of the date of this Disclosure Statement, of expected future operating and business conditions, which are subject to change.

All estimates and assumptions shown within the projections were developed by AWI. The assumptions disclosed herein are those that AWI believes to be significant to the projections. Although AWI is of the opinion that these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, such as change in demand of public and private commercial and residential building construction and renovation, laws and regulations, foreign currency and interest rates, inflation, or other related factors affecting AWI's businesses. Despite AWI's efforts to foresee and plan for the effects of changes in these circumstances, AWI cannot predict their impact with certainty. Consequently, actual financial results could vary significantly from projected results.

THE PROJECTED FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY AWI OR ANY OTHER PERSON AS TO THE ACCURACY OF THE PROJECTED FINANCIAL INFORMATION OR THAT ANY PROJECTIONS SET FORTH HEREIN WILL BE REALIZED.

The Projected Financial Information was prepared by AWI; it has not been audited or reviewed by independent accountants. The significant assumptions used in the preparation of the Projected Financial Information are stated below.

THE PROJECTED FINANCIAL INFORMATION, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN.

It is projected that AWI will emerge from chapter 11 on July 1, 2003 (the "EFFECTIVE DATE"). The reorganization will be accounted for in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

The following Projected Financial Information is included herein:

       >> Projected Consolidated Balance Sheets of Reorganized Armstrong World Industries as of the Effective Date (which reflects the projected accounting effects of the Plan's consummation and of "fresh start" accounting as promulgated by SOP 90-7) and at December 31 for each of the years from 2003 through 2007.

       >> Projected Consolidated Statements of Income of Reorganized Armstrong World Industries for each of the six month period ending December 31, 2003, and each of the years ending December 31, 2004 through 2007.


----------------------
1 Any capitalized term used but not defined in this Exhibit "C" will have the meaning ascribed to such term in the Plan.

       >> Projected Consolidated Statements of Cash Flow of Reorganized Armstrong World Industries for each of the six month period ending December 31, 2003, and each of the years ending December 31, 2004 through 2007.

The Projected Financial Information has been prepared on the basis of generally accepted accounting principles consistent with those currently utilized by Armstrong World Industries in the preparation of its consolidated financial statements except as noted in the following assumptions. The projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below and with the audited consolidated financial statements for the fiscal year ended December 31, 2001 contained in the 2001 Form 10-K. (Note:
The company anticipates filing its 2002 Form 10-K in March, 2003. Because this document will contain important information, users of this document are encouraged to read it, when it becomes available. It will be available free from the company's website or from the SEC at www.sec.gov).

WHILE AWI BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE
REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT ANY PROJECTIONS WILL BE REALIZED.

A.         GENERAL ASSUMPTIONS

The forecast was created on a basis of combined business unit operations using segmental data for the business reporting entities, which include domestic and international affiliates of AWI which are not in chapter 11.

The Business Plan assumes certain specific economic and business conditions for 2003, with general assumptions based upon future macroeconomic indicators, historic growth and estimated directions of specific markets thereafter which were available in late 2002. AWI has not incorporated the impact of any recent revisions to the macroeconomic assumptions because it believes there is a high degree of volatility inherent in the recent revisions, the duration and extent of which is uncertain, including the destabilizing effect of international political tensions existing during the first quarter of 2003.

                               ECONOMIC CONDITIONS
NORTH AMERICA

Plans have been built around a moderate economic recovery, with an assumption of 3.1% Real GDP improvement in 2003 and similar sustained modest growth for the duration of the forecasted period.

In the residential market, housing starts and single-family sales are projected to remain strong, but are expected to fall 2-3% in 2003 from record levels in 2002. The forecast assumes that home affordability, climbing in recent years, will continue to enable ownership, which has grown from 64% to 68% over the previous decade. In support of this assumption, interest rates are expected to rise 0.5-0.7% in 2003, but will remain near historically low levels in the forecasted period, continuing to fuel personal and commercial investment.

Recovery in the commercial markets is anticipated to be slower than the growth in residential, but some renewed confidence by commercial developers is expected to take hold in 2003 as the economy rebounds and vacancy rates, which rose significantly in 2002, fall. Moderate growth in commercial should persist in 2004-2007, driven by a stronger economy and low interest rates. Similar trends are anticipated in the U.S. retail segment.

EUROPE

Armstrong competes in most countries throughout Western Europe. In general, much like the United States, Western Europe has seen lower interest rates support the housing market while helping to keep the continent from sliding into a significant economic recession. There are concerns that home affordability is becoming an economic strain, and, in some areas, there is a general softening of demand. Discretionary spending on "other housing spending" is also being fueled by interest rates.

For purposes of this forecast, it is assumed that a moderate (1-2%) economic recovery in Europe will take place in 2003, with similar moderate growth in the periods forecasted. This growth will vary by region, with some countries (U.K., Russia, and Poland) growing more quickly than others in the Eurozone.

ASIA

The expected strong growth of the Chinese market (7.0% GDP in 2003) is expected to lead economic expansion in the area. The forecast assumes that, due to relatively low interest rates, low inflation, and continued manufacturing expansion by U.S. and European firms in the area, economic growth is anticipated to continue in the mid-single digits for the foreseeable future, though this will vary by country. Some countries, such as Japan and Korea, are expected to experience more moderate growth.

                                FOREIGN EXCHANGE

The projected figures include the results of AWI's international operations, which pursue sales in over 75 countries throughout the world. The most significant currencies relating to these operations are the Canadian Dollar, British Pound, Euro and Swiss Franc. Constant rates of exchange for these currencies have been used to translate results into US dollars for these projections, as follows (US Dollar = 1 foreign currency unit):

           Canadian Dollar                $0.6407
           British Pound                  $1.5479
           Euro                           $0.986
           Swiss Franc                    $0.6712

Although these rates are likely to fluctuate in value against the US Dollar over time, such changes may not occur with all currencies simultaneously. As an indication of the sensitivity of the projections to exchange rate changes, the Company has estimated that a simultaneous 5% change in all of the above rates would impact the translation of 2003 projected results into US Dollars as follows:

           Cash & Cash Equivalents as of 6/30/03               $2.5 million
           Non-filed entity debt                               $2.5 million
           Net sales for 6 months to 12/31/2003                $18 million
           Operating income for 6 months to 12/31/2003         $1 million

Because the Company hedges most of its known transactional foreign currency exposures for periods of up to one year, any additional impact resulting from exchange rate changes on such economic exposures is not expected to be material.

                          COMPETITIVE POSITION- FLOORS
AMERICAS

Over the past 10 years ending 2001, the floor coverings market has grown at a Compound Average Growth Rate (CAGR) of 5.6%. Growth has varied for the category types, with customer preference, new product designs, and technology changing the product offering mix and sales results. The Company participates in three of these primary product lines - resilient (vinyl), hardwood, and laminates. Experience varies by product:


           U.S. FLOOR COVERING SALES 1992-2001

                              1992                       2001
                           ($12.4B SALES)           ($20.2B SALES)
                           Carpet 71%                Carpet  65%
                           Vinyl  12%                Ceramic 10%
                           Ceramic 9%                Hardwood 9%
                           Hardwood  5%              Vinyl  8%
                           Rubber  3%                Laminates 4%
                                                      Rubber 4%

Segment sales experience and future expectations in the forecast vary by product:

           WOOD: [historic 10-year CAGR 12%]

           Wood floors have gained significant share of the floor covering segments, growing from 5% to 9% of total share. The Company, selling under the product names Bruce(R), Robbins(R) and Hartco(R), participates in a highly competitive landscape of traditional wood floor and new entry manufacturers. The sales expectations in the forecast are based on assumptions that the wood floor market will continue to take some share away from other types of floor covering surfaces. However, as more suppliers enter the marketplace, price-point pressure will grow. The Company plans on offsetting this pressure through superior new product offerings at continuously improving service levels.


           LAMINATE: [historic 10 year CAGR 25+%]

           The fastest growing market in all of Americas flooring is laminates, and the Company, by some estimates, is #2 in market size for this product. The growing competition in this relatively small market has increased pricing pressure significantly. The product is expected to continue to grow sales in the high single-digit range, with technology and price the largest determinates on margin growth. The Company does not manufacture laminate flooring. Instead, the Company enters into long-term contracts with third party manufacturers for supply of this product.


           RESILIENT: [historic 10 year CAGR 2%]


           While shrinking as a percentage of total floor offerings, resilient/vinyl sales have grown based upon the overall growth of the industry. The forecast assumes that the markets will remain flat in resilient as wood and laminates take share, mainly from carpet. The Company plans on improving product market share by improved performance with key distributors and customers and continuously improving product design offerings and services.

EUROPE

The Company competes in two distinct Flooring markets in Europe, each with its own market demands, supply conditions, and competitive landscapes.

Sports Flooring/Textile is served by the Armstrong Desso business and concentrates primarily on customers throughout Europe, though a small amount of sales also occurs in North America. The sports flooring/textile market in Europe is forecasted to be flat over the forecast period, with a series of highly fragmented manufacturers challenged by excess capacity for the foreseeable future. Sales and margin growth assumptions are consistent with the Company's continued commitment to pursuing market leadership and cost productivity in this flat environment.


Resilient Floors are also facing a flat to declining market during the course of the forecast. The resilient market is characterized as highly fragmented, with excess capacity further depressing market prices. Product preferences on style differ significantly by country, further fragmenting the market. For the period forecasted, AWI is assuming no growth in Western Europe, but growth possibilities in Eastern Europe. Germany, the Company's largest volume region, is expected to remain in its economic stagnation at least through 2003.


The Company will grow revenues and margins by focusing efforts in key targeted market segments and pursuing productivity in manufacturing to drive profit improvement.
                     COMPETITIVE POSITION- BUILDING PRODUCTS
AMERICAS

The Commercial Ceiling business is expected to be virtually flat in 2003, as current office vacancies will defer much new construction. Expectations incorporated in the forecast are for growth of 1.5-2.0% for the duration of the projected period. Retail sales are expected to grow to match residential demand.


Similar to Floors, new product development, styling, price, and services continue to drive market share for products in the Americas. New product developments, especially in alternative material ceilings such as wood and metal, are increasing customer options and competition.

EUROPE

As in the U.S., the commercial markets in Europe are expected to grow, but at a slower rate than GDP due to current vacancies. In addition, sales growth will differ by region, with slight improvements in Western Europe following two years of decline, and moderate growth in Russia and Eastern Europe.


The Company is the leading branded commercial mineral fiber supplier in Western Europe. As pressure is increasingly being placed on traditional mineral fiber by metal and soft ceiling entries, the Company expects to grow its metal ceilings business in Europe.

ASIA

The rapidly growing Chinese industrialization, coupled with preparations for the 2008 Olympics, should continue to attract investment over the projected period. Other countries in the region should also experience growth, especially South Asia. There is strong competition in the region from drywall ceilings, competition that is fueled by excess capacity and low installed pricing, which makes the product attractive versus other ceiling applications.

                         COMPETITIVE POSITION- CABINETS

The market for cabinets in the U.S. is expected to rise 4% in 2003, as remodeling activities from strong home resale levels in 2001-2003 continue to drive demand. From 2004 onwards, however, a moderate (1-2%/year) contraction in the market is anticipated as home resale markets slow and the remodeling activities decline due to slightly increasing interest rates and increased financing costs. The Company contends that share can be gained through improving customer delivery performance, providing superior product quality, and introducing new product styles and offerings.

                                PRICING/INFLATION

Inflation on sales price differs by business, depending on the industry and geography in which it competes, the competitive platform that exists, new products that may be introduced, and the expected demands of the customer. In general, the forecasts assume little to no gain in sales price due to the competitive nature of the businesses.


Inflation on costs other than raw materials is generally assumed to be in line with CPI (U.S.) and other country equivalent calculations of price increase. Inflation pressures are expected to be moderate (<2% in the U.S. and 2-4% in most other countries) in 2003 and the duration of the forecast.


Salary increases are assumed to trend in line with inflation and job availability (unemployment) figures. Where available, contracted wage increases are included in the forecast. Otherwise, similar assumptions on CPI and unemployment are utilized for manufacturing labor cost inflation assumptions.


Principal raw material assumptions differ by business and by product line. Raw materials purchases include the following:


           WOOD:

           Inflation of 4% in 2003 is forecast to normalize pricing from current depressed levels, with 2% increases expected annually from 2004 through 2007.

           PVC/PLASTICIZERS

           In the U.S. operations, materials are expected to be 3% higher in 2003, with increases expected to trend with overall CPI for 2004 through 2007. Europe expectations are similar for 2003, but increases thereafter are expected to be nominal.


           NATURAL GAS

           Market prices for natural gas are expected to be stable over the forecast period, as the market pursues supply/demand equilibrium. In addition, the Company utilizes a formal hedging system to moderate against exposure to large short-term price swings.

               SELLING, GENERAL, ADMINISTRATIVE AND OTHER EXPENSE

Selling, general, administrative and other expenses are forecasted in the individual business entities based upon their expectations of delivering quality products to the customer while attaining productivity within the operations to improve operating margin. Growth and decline outlooks in each business entity are based upon the individual needs of the specific business unit.


In addition, corporate support costs are assessed to the businesses. Cost assessments are based upon a level of effort; generally a calculation based on measurements such as employee headcount per group, man hours per group, invoices processed or materials procured per group. Corporate support costs cover services for accounting, treasury, tax, human resources, communications, legal, safety, shared services, and other corporate officer services.

B.         DISTRIBUTIONS UNDER THE PLAN

Cash, debt securities and common stock of Reorganized AWI will be distributed pursuant to the Plan.

The Asbestos PI Trust and the holders of Allowed Unsecured Claims will share in the Plan consideration, made up of the following components:

       >>     Available Cash

       >>     New Notes, and

       >>     Substantially all of the outstanding common stock of Reorganized
              AWI

ASSET DISTRIBUTIONS

AWI expects to distribute cash and certain other assets on or after the Effective Date as follows:

       >> Assuming the class of Asbestos Property Damage Claims votes to accept the Plan, $2 million (funded exclusively with proceeds from insurance) will be used to fund the Asbestos PD Trust, which will be responsible for satisfying Asbestos Property Damage Claims.

       >> Approximately $350 million of cash will be distributed to the Asbestos PI Trust and to holders of Allowed Unsecured Claims.

       >> Approximately $174 million in book value of insurance assets will be distributed to the Asbestos PI Trust.

           DEBT SECURITIES

           Debt securities, as described below, will be issued on the Effective
           Date:

           AWI will issue three series of new unsecured notes in the principal amounts of $275 million, $250 million, and $250 million, which will mature five, seven, and ten years, respectively, after the Effective Date. COMMON STOCK

           Common Stock of Reorganized AWI will also be issued pursuant to the Plan. Based on, among other things, its analysis of the Projected Financial Information, the market value of securities of other companies serving similar markets and their capitalization rates, AWI's financial advisors, Lazard Freres & Co. LLC, have calculated the Reorganization Value of Reorganized AWI to be $3,000 million. Refer to Section XI, entitled, "REORGANIZATION VALUE," of the Disclosure Statement for a description of the assumptions made and caveats thereto.

SHARE OF DISTRIBUTION

Refer to Section V, entitled, "THE PLAN OF REORGANIZATION," of the Disclosure Statement for a description of the distributions to be made to various classes of creditor.

OTHER LIABILITIES

AWI will reinstate approximately $38 million of liabilities, including loans against Company Owned Life Insurance ("COLI") for certain retired and current executives.

C.         OTHER SPECIFIC ASSUMPTIONS

CASH

It is assumed that interest of 1.3% will be earned on surplus cash balances. A revolving credit facility is assumed to be necessary to enable Reorganized AWI to fund part of the distributions under the Plan and, if necessary, working capital and operating needs. For these purposes, approximately $76 million in borrowings will be required as of the Effective Date under this facility, and repayments of these borrowings will be made no later than December 2003. Interest is calculated accordingly at a rate of 2.3 % per annum on these borrowings based upon an assumed drawdown period of 6 months.

Reorganized AWI will retain $129.2 million in cash for ongoing business needs and certain expenses pursuant to the Plan, as follows: Approximately $27 million will be paid for certain Administrative Expenses, $8 million will be distributed with respect to Allowed Convenience Claims and cure costs with respect to assumed executory contracts, and $4 million will be paid for new debt financing costs.

PROPERTY, PLANT AND EQUIPMENT

To adjust net property, plant and equipment to an estimate of its fair value in accordance with SOP 90-7, AWI plans to review its property, plant and equipment and has hired American Appraisals to obtain appraisals to determine what revisions, if any, should be made to these asset values. Since the appraisal process is not yet complete, a $150 million increase is an estimate used for purposes of the projections. The actual adjustment at the Effective Date could be higher or lower. Any adjustment to this allocation would have no impact on cash flow but would impact the projected statement of income.


For purposes of this projection, the fair value adjustment of the property, plant and equipment is being amortized over eleven years, which approximates the estimated useful remaining life of the assets. However, actual amortization periods used at the Effective Date could be shorter or longer based on the outcome of the appraisal process.

PENSION AND POST-RETIREMENT BENEFIT OBLIGATIONS

In accordance with SOP 90-7, asset and liability accounts representing pension assets and obligations and post-retirement benefit obligations are adjusted to reflect projected actuarial valuations of these assets and liabilities as of the Effective Date. The key assumptions used to project the actuarial valuations are as follows:



-------------------------------------------- ------------------------------ ----------------------------------------------------
                ASSUMPTIONS                              2003                                 2004 AND BEYOND
-------------------------------------------- ------------------------------ ----------------------------------------------------
Discount rate                                            6.50%                                     6.75%
-------------------------------------------- -----------------------------------------------------------------------------------
Mortality assumptions                        Retirement Plan (RP2000) Table, provided by the Society of Actuaries, updated to
                                             2003
-------------------------------------------- ------------------------------ ----------------------------------------------------
Return on assets (pension)                               8.00%                                     8.00%
-------------------------------------------- ------------------------------ ----------------------------------------------------
Health care cost trend rate (post                         11%                                  10% for 2004
retirement benefit)                                                                             9% for 2005
                                                                                                8% for 2006
                                                                                                7% for 2007
                                                                                          6% for 2008 and beyond
-------------------------------------------- ------------------------------ ----------------------------------------------------



INVENTORIES

In accordance with SOP 90-7, inventories are adjusted to recognize the estimated manufacturing profit in finished goods and work in process. In addition, existing LIFO inventory reserves are eliminated as of the Effective Date.

REORGANIZATION GOODWILL

In accordance with SOP 90-7, the reorganization value in excess of amounts allocable to identifiable assets is an intangible asset. This item has no tax or cash flow implications.

DEBT

One tranche of the New Notes is expected to bear interest on a floating basis related to the three month U.S. Dollar LIBOR, and the two fixed rate tranches will bear fixed interest coupons based upon U.S. Treasury notes with like maturities. The floating rate tranche will include a spread (which will be set for the tenor on the notes) determined to be the average corporate spread over three month LIBOR for recently issued syndicated bank credit facilities of comparable size and maturity and comparably rated U.S. companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date The coupon rates for the fixed income tranches will include a spread determined to be the average corporate spread over such Treasury Notes for outstanding issues of comparable maturity and comparably rated U.S companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date.

For the purposes of this forecast, it is assumed that Reorganized AWI will issue New Notes on the following terms:

           >> $275 million, five year floating rate note with interest at 2.35% per annum. However, for the purposes of this forecast, it is assumed that this tranche will be swapped back to fixed rate and accordingly will bear a fixed interest rate of 4.89% per annum for its five year tenor.

           >> $250 million, seven year fixed rate note with interest at 5.45% per annum

           >>         $250 million, ten year fixed rate note with interest at
                      5.65 % per annum


All New Notes are assumed to be publicly tradable, unsecured and have bullet maturities with full repayments of principal to be made at the respective 5, 7 and 10-year anniversaries of the Effective Date and to have interest paid quarterly in the case of the floating rate note and semi-annually in the case of the fixed rate notes, unless otherwise specified.


The above interest rates are based on the assumption that Reorganized AWI will be rated "investment grade" (BBB- or better) by the credit rating agencies. If Reorganized AWI is rated BB+ or lower by the credit rating agencies, depending on credit market conditions at the time of emergence, a BB+ or lower credit rating could cause annual interest expense to increase by approximately $20 million for each of the years in the forecast.


In addition, Reorganized AWI has agreed on a "reasonable efforts basis" to place $775 Million of debt in the public debt markets under a Rule 144 A private placement prior to the Effective Date and, if successful, the Asbestos PI Trust and the holders of Allowed Unsecured Claims would receive $775 million in cash in lieu of the New Notes on the Effective Date. Reorganized AWI would incur incremental fees estimated at $5 Million to place such debt in the public debt markets. Should Reorganized AWI be rated "investment grade" (BBB- or better) by the credit rating agencies, the interest costs of the debt so raised in the public markets should approximate the interest costs of the New Notes indicated above. Similarly, if Reorganized AWI is rated BB+ or lower by the credit rating agencies the initial costs of issuing the publicly placed notes would increase from an estimated $5 Million to $15 Million, and the coupon rates would increase significantly. Funding of either of these amounts may come from available cash or additional borrowings not reflected in this forecast.

INCOME TAXES

As described more fully in Section XIV of the Disclosure Statement, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN," it is expected that Reorganized AWI will receive tax deductions for cash and the value of stock distributed to the Asbestos PI Trust upon such distribution. With respect to debt securities distributed to the Asbestos PI Trust, deductions are received as the debt securities are repaid. These deductions will result in substantial tax net operating losses. The tax net operating losses will be reduced by the amount of debt (excluding asbestos liabilities) and certain other prepetition liabilities cancelled in the reorganization.


An income tax receivable of $57.2 million will result from the carryback of tax net operating losses to years in which income is available and the Company elects for carryback. Assuming the Effective Date is July 1, 2003, $57.2 million should be received by June 30, 2004. This assumes that the Asbestos PI Trust is funded on the Effective Date. If funding occurs after the Effective Date, the income tax receivable would be eliminated and would be offset by an increase in deferred income tax assets.

A deferred income tax asset results from tax net operating losses and deferred deductions available to offset income tax payments in future years. Foreign tax credit carryforwards have been ignored, since it is expected that they will expire unutilized. For purposes of these projections, it is assumed that all other tax benefits are available upon the Effective Date and that no valuation allowance is necessary.

A statutory federal income tax rate of 35% is assumed throughout the projection period. The differences between the statutory and the effective tax rates for the projection period are due primarily to foreign and state income taxes.


The current portion of income taxes payable set forth in the consolidated balance sheets is based on the assumption that payment generally occurs before the end of the calendar year.

LIABILITIES SUBJECT TO COMPROMISE

Liabilities subject to compromise will be discharged at the Effective Date.

                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                      PROJECTED CONSOLIDATED BALANCE SHEETS
                           ($ IN MILLIONS- UNAUDITED)

                                                           -------------------------------------------------------------------------
                                                                                           Pro Forma July 1, 2003
                                                           -------------------------------------------------------------------------
                                                                 Pre-emergence               POR                   Reorganization

                                    Assets                       Balance Sheet           Adjustments               Balance Sheet
                                    ------
Current assets:
     Cash and cash equivalents                                         $ 403.3             $ (274.1)(1,8)               $ 129.2
     Accounts receivable less allowance                                  383.0                    -                       383.0
     Inventories                                                         447.4                 72.7 (2)                   520.1
     Income Tax Benefit                                                   14.7                 57.2 (3)                    71.9
     Other current assets                                                 66.1                 (8.0)(5)                    58.1
                                                           -----------------------------------------               ------------
               Total current assets                                    1,314.5               (152.2)                    1,162.3

Property, plant, and equipment, net                                    1,269.4                150.0 (4)                 1,419.4

Insurance for asbestos related liabilities                               166.1               (166.1)(5)                       -
Prepaid pension costs                                                    437.4               (246.3)(6)                   191.1
Investment in affiliates                                                  47.2                    -                        47.2
Goodwill, net                                                            222.1               (222.1)(7)                       -
Excess Reorganization  Value                                                 -                805.6 (7)                   805.6
Other intangibles, net                                                    86.3                    -                        86.3
Income Tax Benefit                                                       869.5               (412.4)(3)                   457.1
Other noncurrent assets                                                  113.5                 (1.0)(6)                   112.5
                                                           -----------------------------------------               ------------
               Total assets                                          $ 4,526.0             $ (244.5)                  $ 4,281.5
                                                           =========================================               ============


                      Liabilities & Shareholders' Equity

Current liabilities:
     Short-term debt                                                    $ 11.6                  $ -                      $ 11.6
     Current installments of long-term debt                                6.3                    -                         6.3
     Accounts payable and accrued expenses                               363.4                    -                       363.4
     Income taxes                                                         30.6                    -                        30.6
                                                           -----------------------------------------               ------------
          Total current liabilities                                      411.9                    -                       411.9

Liabilities subject to compromise                                      4,861.1             (4,861.1)(8)                       -

Long-term debt                                                            30.7                    -                        30.7
Restructured Debt                                                            -                775.0 (8)                   775.0
Exit Revolver                                                                -                 75.9 (8)                    75.9
Postretirement and post employment benefit liabilities                   258.8                169.5 (6)                   428.3
Pension benefit liabilities                                              179.6                 62.3 (6)                   241.9
Other long-term liabilities                                               77.0                 37.5 (9)                   114.5
Deferred income taxes                                                     20.8                 96.5 (10)                  117.3
Minority interest in subsidiaries                                          9.7                    -                         9.7
                                                           -----------------------------------------               ------------
          Total liabilities                                            5,849.6             (3,644.4)                    2,205.2

Shareholders' equity:
   Equity pre/post emergence                                          (1,323.6)             3,399.9                     2,076.3
   Additional changes in APIC for restricted stock
   Retained earnings                                                                                                          -
                                                           -----------------------------------------               ------------
          Total shareholders' equity                                  (1,323.6)             3,399.9                     2,076.3


          Total liabilities and shareholders' equity                 $ 4,526.0             $ (244.5)                  $ 4,281.5
                                                           =========================================               ============



                                      C-11 A

                             ** TABLE CONTINUED **

                                                             -----------------------------------------------------------------------
                                                                                      Reorganized Projected at
                                                             -----------------------------------------------------------------------
                                                                                            December 31,
                                                             -----------------------------------------------------------------------
                                    Assets                      2003          2004            2005           2006            2007
                                    ------
Current assets:
     Cash and cash equivalents                                $ 135.8       $ 348.2         $ 559.6        $ 810.6       $ 1,090.2
     Accounts receivable less allowance                         339.4         366.3           384.3          403.3           422.5
     Inventories                                                485.4         490.8           498.9          512.2           522.1
     Income Tax Benefit                                          71.9          14.7            14.7           14.7            14.7
     Other current assets                                        58.9          59.5            59.5           59.6            59.8
                                                            -----------------------------------------------------------------------
               Total current assets                           1,091.4       1,279.5         1,517.0        1,800.4         2,109.3

Property, plant, and equipment, net                           1,418.7       1,401.4         1,390.3        1,372.5         1,354.6

Insurance for asbestos related liabilities                          -             -               -              -               -
Prepaid pension costs                                           198.5         213.3           227.7          241.5           254.8
Investment in affiliates                                         49.5          53.7            59.4           64.9            70.8
Goodwill, net                                                       -             -               -              -               -
Excess Reorganization  Value                                    805.6         805.6           805.6          805.6           805.6
Other intangibles, net                                           84.9          79.5            72.2           66.3            60.4
Income Tax Benefit                                              438.9         402.6           366.2          329.9           293.6
Other noncurrent assets                                         114.7         122.6           129.9          137.4           145.3
                                                            -----------------------------------------------------------------------
               Total assets                                 $ 4,202.2     $ 4,358.2       $ 4,568.3      $ 4,818.5       $ 5,094.4
                                                            =======================================================================


                      Liabilities & Shareholders' Equity

Current liabilities:
     Short-term debt                                           $ 11.6        $ 11.6          $ 11.6         $ 11.6          $ 11.6
     Current installments of long-term debt                       6.3           6.3             6.3            6.3             6.3
     Accounts payable and accrued expenses                      336.9         339.6           352.2          363.7           373.1
     Income taxes                                                32.1          32.1            32.1           32.1            32.1
                                                            -----------------------------------------------------------------------
          Total current liabilities                             386.9         389.6           402.2          413.7           423.1

Liabilities subject to compromise                                   -             -               -              -               -

Long-term debt                                                   26.4          19.6            13.9            9.7             8.4
Restructured Debt                                               775.0         775.0           775.0          775.0           775.0
Exit Revolver                                                       -             -               -              -               -
Postretirement and post employment benefit liabilities          428.1         425.2           421.5          417.0           412.7
Pension benefit liabilities                                     242.9         244.6           246.5          248.2           250.0
Other long-term liabilities                                     106.8         111.6           112.8          113.9           114.8
Deferred income taxes                                           113.9         131.9           152.4          175.0           197.6
Minority interest in subsidiaries                                10.6          12.9            15.3           18.0            20.8
                                                            -----------------------------------------------------------------------
          Total liabilities                                   2,090.6       2,110.4         2,139.6        2,170.5         2,202.4

Shareholders' equity:
   Equity pre/post emergence                                  2,076.3       2,076.3         2,076.3        2,076.3         2,076.3
   Additional changes in APIC for restricted stock                                              5.6           11.2            16.8
   Retained earnings                                             35.3         171.5           346.8          560.5           798.9
                                                            -----------------------------------------------------------------------
          Total shareholders' equity                          2,111.6       2,247.8         2,428.7        2,648.0         2,892.0


          Total liabilities and shareholders' equity        $ 4,202.2     $ 4,358.2       $ 4,568.3      $ 4,818.5       $ 5,094.4
                                                            =======================================================================



                              ** TABLE COMPLETE **


                                     C-11 B

           EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS CONCERNING "POR ADJUSTMENTS".

1. Cash projected to be paid as of the Effective Date includes $350 million to the Asbestos PI Trust and the holders of Allowed Unsecured Claims paid out of cash and cash equivalent balances and drawings under the Revolving Credit Facility. The remaining cash and cash equivalent balance of $129.2 million will be used for distributions and payments with respect to Allowed Convenience Claims, cure amounts under assumed executory contracts, Exit Financing Costs, and certain Administrative Expenses, as well as operating cash needs estimated in this projection to be $90 million

2. To adjust inventory to its approximate fair value through the elimination of the LIFO reserve ($52.6 million) and recognition of the estimated manufacturing profit in finished goods inventory ($20.1 million). Following the Effective Date, inventory will continue to be calculated on the LIFO method for both book and tax purposes, where permitted.


3. Armstrong will receive tax deductions for cash, debt and the value of equity securities contributed to the Asbestos PI Trust. An income tax receivable of $57.2 million will result from carryback of losses to years with available income. Deferred income tax assets of $457.1 million result from deferred deductions available to offset income tax payment in future periods. For purposes of these projections, it is assumed that all tax benefits, other than foreign tax credit carryforwards, are available upon the Effective Date and no valuation allowance is necessary. Foreign tax carryforwards were ignored because they are expected to expire unutilized.


4. To adjust net property, plant and equipment to an estimate of its fair value in accordance with the fresh start accounting provisions of SOP 90-7. Since the appraisal process is not yet complete, $150 million is an estimate used for purposes of these projections.


5. To record the transfer, at book value, of certain insurance related assets to the Asbestos PI Trust.


6. To record the fair value of the benefit plans as of the Effective Date, in accordance with SOP 90-7 and FAS 106, 112, and 87.


7. In accordance with the fresh start accounting provisions SOP 90-7, existing goodwill is eliminated and excess reorganization value is recorded for amounts in excess of value allocable to identifiable assets.

8. To record the discharge of Liabilities Subject to Compromise through the distribution pursuant to the Plan of debt securities, common stock, and the cash previously mentioned in Note 1.

           o Armstrong will issue five, seven and ten year notes in the aggregate principal amount of $775 million.

           o Reorganized AWI has an estimated equity value of $2,076.3 million. New Common Stock of Reorganized AWI will be issued with an estimated value of $2,026.3 million after deducting $50.0 million of value for the New Warrants and before dilution from the equity incentive plan. The Existing AWI Common Stock will be cancelled, and the holder thereof will receive New Warrants with an expected fair value of approximately $40-$50 million.

           o Restricted stock awards granted at the Effective Date are expensed over the term of the award based on the fair value of the stock at the date of grant. As the restricted stock vests, the fair value is credited to equity as a component of Additional Paid In Capital.

9. To record liabilities reinstated on the books of Reorganized AWI.


10. To the extent that the above adjustments give rise to temporary book/tax differences, deferred taxation has been provided on these amounts at statutory rates of income tax.

INCOME STATEMENT IMPACT

SOP 90-7 adjustments impact the consolidated statement of income as follows:

1. Manufacturing profit in inventory as part of the finished goods inventory adjustment to fair value. Disposal of this inventory based on estimated sales is projected to increase cost of sales by approximately $20 million in the second half of 2003.


2. The fair value adjustment of the property, plant and equipment is being amortized over eleven years, unfavorably impacting the P&L by $6.8 million in the second half of 2003 and $13.6 million per year thereafter.


3. Projected reorganization expense incurred after the Effective Date in the amount of $9.2 million in 2003 and $2.0 million in 2004 has been included in the determination of Operating Income.

                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                     PROJECTED CONSOLIDATED INCOME STATEMENT
                           ($ IN MILLIONS - UNAUDITED)

                                                     ---------------------------------------------------------------------------
                                                                                Reorganized Projected at
                                                                                     December 31,
                                                     ---------------------------------------------------------------------------
                                                       2H 2003           2004            2005            2006              2007
                                                       -------           ----            ----            ----              ----
 Net Sales                                           $ 1,677.8      $ 3,536.6       $ 3,712.8       $ 3,888.0         $ 4,068.6
 Cost of Goods Sold                                    1,203.4        2,492.0         2,601.7         2,708.7           2,829.8
 Depreciation                                             79.8          137.1           136.6           137.0             136.8
                                                     ---------------------------------------------------------------------------
 Gross Profit                                            394.6          907.5           974.5         1,042.3           1,102.0
       SGA                                               304.0          645.6           660.7           674.3             699.8
       Amortization                                        8.2           17.9            18.8            17.4              17.4
       Equity in earnings from affiliates                (10.9)         (21.2)          (24.0)          (24.9)            (25.8)
       Post Confirmation Reorganization Expense            9.2            2.0             0.0             0.0               0.0
                                                     ---------------------------------------------------------------------------
Operating income (loss)                                 $ 84.1        $ 263.2         $ 319.0         $ 375.5           $ 410.6
       Interest expense                                   25.0           48.9            48.7            48.4              48.3
       Other (income) expense                             (2.9)          (3.1)           (5.9)           (8.9)            (12.4)
       Minority interest                                   0.9            2.3             2.6             2.8               2.9
       Reorganization expense                              0.0            0.0             0.0             0.0               0.0
                                                     ---------------------------------------------------------------------------
Earnings before income taxes                            $ 61.1        $ 215.1         $ 273.6         $ 333.2           $ 371.8
       Income tax expense                                 25.8           78.9            98.3           119.5             133.4

                                                     ---------------------------------------------------------------------------
Net earnings from Continued Operations                  $ 35.3        $ 136.2         $ 175.3         $ 213.7           $ 238.4
                                                     ===========================================================================



SEGMENTAL DATA
                                                       2H 2003           2004            2005            2006              2007
                                                       -------           ----            ----            ----              ----
Net Sales

Resilient Floor                                        $ 613.4      $ 1,288.8       $ 1,331.7       $ 1,374.9         $ 1,424.1
Wood Floor                                               380.6          792.4           821.8           844.2             866.8
Textile & Sports Floor                                   133.7          266.1           271.4           276.8             282.3
Eliminations                                              (2.1)          (9.4)           (9.8)          (10.3)            (10.8)
                                                     ---------------------------------------------------------------------------
Total Floor                                          $ 1,125.6      $ 2,337.9       $ 2,415.1       $ 2,485.6         $ 2,562.4
Building Products                                        435.1          926.9           977.3         1,013.3           1,040.2
Cabinets                                                 117.1          271.8           320.4           389.1             466.0
                                                     ---------------------------------------------------------------------------
Total Company                                        $ 1,677.8      $ 3,536.6       $ 3,712.8       $ 3,888.0         $ 4,068.6
                                                     ===========================================================================

Operating Income

Resilient Floor                                         $ 55.1        $ 107.8         $ 120.5         $ 137.4           $ 148.8
Wood Floor                                                29.8           66.2            76.1            85.3              92.3
Textile & Sports Floor                                     0.8           14.0            18.0            22.0              25.0
                                                     ---------------------------------------------------------------------------
Total Floor                                             $ 85.7        $ 188.0         $ 214.6         $ 244.7           $ 266.1
Building Products                                         55.2          127.4           146.2           155.4             159.4
Cabinets                                                   5.5           16.8            25.8            41.8              53.6
Corporate/other (including Fresh Start adjustments)      (62.3)         (69.0)          (67.6)          (66.4)            (68.5)
                                                     ---------------------------------------------------------------------------
Total Company                                           $ 84.1        $ 263.2         $ 319.0         $ 375.5           $ 410.6
                                                     ===========================================================================


                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                 PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ IN MILLIONS - UNAUDITED)

                                                                     ---------------------------------------------------------------
                                                                                          Reorganized Projected at
                                                                                             December 31,
                                                                     ---------------------------------------------------------------
                                                                       2H 2003          2004          2005        2006        2007
                                                                       -------          ----          ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                       $ 35.3       $ 136.2       $ 175.3     $ 213.7     $ 238.4
       Depreciation and amortization                                      88.0         155.0         155.4       154.4       154.2
       Deferred income taxes                                              (3.4)         18.0          20.5        22.6        22.5
       Equity (earnings) change in affiliates                            (10.9)        (21.2)        (24.0)      (24.9)      (25.8)
       (Increase) decrease in receivables                                 43.6         (26.9)        (18.0)      (19.0)      (19.2)
       (Increase) decrease in inventories                                 34.7          (5.4)         (8.1)      (13.3)       (9.9)
       (Increase) decrease in other current assets                        (0.8)         56.6           0.0        (0.1)       (0.2)
       (Increase) decrease in other noncurrent assets                      8.7          13.6          14.6        15.0        15.1
       Increase (decrease)  in accounts payable and accrued expenses     (26.5)          2.7          18.2        17.1        15.0
       Increase (decrease) in income taxes payable                         1.6           0.0           0.0         0.0         0.0
       Increase (decrease) in other long-term liabilities                 (7.0)          3.7          (0.7)       (1.7)       (1.6)
       Other, including foreign exchange translation                       1.1           2.2           2.6         2.9         2.9
        impact on operating assets                                   --------------------------------------------------------------

NET CASH PROVIDED (USED BY) OPERATING ACTIVITIES                       $ 164.4       $ 334.5       $ 335.8     $ 366.7     $ 391.4

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital Expenditures                                              (86.1)       (132.3)       (137.0)     (130.8)     (130.4)
       Distributions of equity affiliates                                  8.6          17.0          18.3        19.4        19.9
                                                                     --------------------------------------------------------------
NET CASH PROVIDED (USED FOR) INVESTING ACTIVITIES                      $ (77.5)     $ (115.3)     $ (118.7)   $ (111.4)   $ (110.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Total Debt (non-revolver)                                          (4.4)         (6.8)         (5.7)       (4.3)       (1.3)
       Total Revolver                                                    (75.9)          0.0           0.0         0.0         0.0
                                                                     --------------------------------------------------------------
NET CASH PROVIDED (USED FOR) FINANCING ACTIVITIES                      $ (80.3)       $ (6.8)       $ (5.7)     $ (4.3)     $ (1.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     $ 6.6       $ 212.4       $ 211.4     $ 251.0     $ 279.6
Cash and cash equivalents at beginning of period                       $ 129.2       $ 135.8       $ 348.2     $ 559.6     $ 810.6

Cash and cash equivalents at end of period                             $ 135.8       $ 348.2       $ 559.6     $ 810.6   $ 1,090.2
                                                                     ===============================================================

                      IMPORTANT INFORMATION FOR HOLDERS OF
                    COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

In connection with the proposed Plan , the Board of Directors of Armstrong Holdings, Inc. ("AHI") contemplates proposing the dissolution and winding-up of AHI. In that regard, AHI intends to file relevant materials with the U.S. Securities and Exchange Commission ("SEC"), including a proxy or consent solicitation statement with respect to approval by AHI's shareholders of the dissolution of AHI and a plan of liquidation. Because those documents will contain important information, stockholders of AHI are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov. AHI stockholders will receive information at an appropriate time on how to obtain documents related to such matters for free from AHI. Such documents are not currently available.


Directors and executive officers of AHI and its subsidiaries may be deemed to be participants in AHI's solicitation of proxies or consents from its stockholders in connection with this matter. Information about such directors and executive officers and their respective stock ownership and other interests is set forth in AHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2001. Participants in AHI's solicitation may also be deemed to include various directors, executive officers and other persons:


DIRECTORS: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol,
           Michael D. Lockhart, James E. Marley, Ruth M. Owades, M. Edward Sellers, Jerre L. Stead


OFFICERS:  Matthew J. Angello, Leonard A. Campanaro, Chan W. Galbato, Gerard L.
           Glenn, David E. Gordon, Michael D. Lockhart, John N. Rigas, William
           C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, April L.
           Thornton


As of the date of this communication, none of these participants individually beneficially owns more than 1% of AHI's common stock. Except as disclosed above, to the knowledge of AHI, none of these persons has any interest, direct or indirect, by security holdings or otherwise, in AHI. Stockholders will be able to obtain additional information regarding the interests of the participants by reading the proxy or consent solicitation statement of AHI if and when it becomes available.

                                   EXHIBIT "D"


                        ARMSTRONG WORLD INDUSTRIES, INC.
                  BALLOT SOLICITATION AND TABULATION PROCEDURES
                  ---------------------------------------------

1. Definitions:..............................................................................................................1

           a. "Asbestos Publication Notice"..................................................................................1

           b. "Bankruptcy Court".............................................................................................1

           c. "Claims Settlement Guidelines".................................................................................1

           d. "Confirmation Hearing".........................................................................................1

           e. "Debt Nominees"................................................................................................1

           f. "Depository"...................................................................................................1

           g. "Disclosure Statement".........................................................................................1

           h. "Disclosure Statement Order"...................................................................................1

           i. "Debt Securities"..............................................................................................1

           j. "Debt Securities Trustee"......................................................................................1

           k. "Equity Nominees"..............................................................................................1

           l. "Equity Securities Transfer Agents"............................................................................2

           m. "General Bar Date Order".......................................................................................2

           n. "Holdings Equity Securities"...................................................................................2

           o. "Lenders"......................................................................................................2

           p. "Master Ballot"................................................................................................2

           q. "Plan".........................................................................................................2

           r. "Publication Notice"...........................................................................................2

           s. "Record Amount"................................................................................................2

           t. "Solicitation Package".........................................................................................2

           u. "Special Voting Agent".........................................................................................2

           v. "Voting Agent".................................................................................................2

           w. "Voting Deadline"..............................................................................................3

           x. "Voting Record Date"...........................................................................................3

2. PublicationNotices........................................................................................................3

           a. Publication Notice.............................................................................................3

           b. Asbestos Publication Notice....................................................................................3

3. Distribution of Solicitation Packages.....................................................................................3

           a. Scheduled Claims...............................................................................................3

           b. Filed Claims...................................................................................................3

           c. Asbestos Personal Injury Claims................................................................................4

           d. Parties to Executory Contracts and Unexpired Leases............................................................4

           e. Determination of Holders of Record.............................................................................4

           f. Lender Claims..................................................................................................4

           g. Debt Securities and Holdings Equity Securities.................................................................4

           h. Equity Interests...............................................................................................4



           i. Other Parties..................................................................................................6

4. Special Procedures Relating to Asbestos Personal Injury Claims............................................................6

           a. Distribution of Solicitation Packages..........................................................................6

           b. Calculation of Votes With Respect to Asbestos Personal Injury Claims...........................................8

           c. Completion and Return of Master Ballots by Attorneys for Holders of Asbestos Personal Injury Claims............9

5. Return of Ballots.........................................................................................................11

           a. Claimants that Are Entitled to Vote............................................................................11

           b. Authority to Complete and Execute Ballots......................................................................12

           c. Place to Send Completed Ballots................................................................................12

           d. Deadline for Receiving Completed Ballots.......................................................................12

6. Tabulation of Ballots.....................................................................................................12

           a.        Determination of Amount of Claims Voted.................................................................12

           b.        Determination of Number of Claims Voted by Beneficial Owners of Debt Securities.........................15

           c.        Aggregation of Multiple Unsecured Claims (other than Debt
                     Securities) for Voting, Classification, and Treatment under the Plan................................................................................................15

           d.        Ballot Excluded.........................................................................................16

           e.        General Voting Procedures and Standard Assumptions......................................................16



                                   (PROPOSED)

                        ARMSTRONG WORLD INDUSTRIES, INC.
                  BALLOT SOLICITATION AND TABULATION PROCEDURES
                  ---------------------------------------------

The following procedures (the "Voting Procedures") are adopted with respect to
(a) the distribution of Ballot solicitation materials with respect to the Plan (as hereinafter defined) and (b) the return and tabulation of Ballots and Master Ballots.

1.     DEFINITIONS:

       A. "ASBESTOS PUBLICATION NOTICE" means a published notice of (a) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and (b) the procedure for holders of Asbestos Personal Injury Claims to obtain a Solicitation Package in a form approved by the Bankruptcy Court in the Disclosure Statement Order.

       B. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

       C. "CLAIMS SETTLEMENT GUIDELINES" means the settlement guidelines and authority contained in that certain Order Granting Motion of the Debtors for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition Claims Against the Debtors' Estates dated May 31, 2002.

       D. "CONFIRMATION HEARING" means the hearing on the confirmation of the Plan, as such hearing may be adjourned from time to time.

       E. "DEBT NOMINEES" means institutional holders of record of Debt Securities who hold Debt Securities in "street name" on behalf of beneficial owners or otherwise represent such beneficial holders.

       F. "DEPOSITORY" means the Depository Trust Company in the United States, and Euroclear and Clearstream or other similar entity outside the United States.

       G. "DISCLOSURE STATEMENT" means the disclosure statement in connection with the Plan, as approved by the Bankruptcy Court in the Disclosure Statement Order.

       H. "DISCLOSURE STATEMENT ORDER" means the Order of the Bankruptcy Court approving the Disclosure Statement.

       I. "DEBT SECURITIES" means the debt securities of AWI that are either fully registered or registered as to principal only. Debt Securities does not include Claims arising under or in connection with that certain Credit Agreement, dated October 29, 1998, among AWI, JPMorgan Chase Bank, as agent, and the Lenders.

       J. "DEBT SECURITIES TRUSTEE" means the indenture trustee for any issue of debt securities of AWI as to which all or some of such debt securities constitute Debt Securities.

       K. "EQUITY NOMINEES" means institutional holders of record of Holdings Equity Securities who hold Holdings Equity Securities in "street name" on behalf of beneficial owners or otherwise represent such beneficial owners.

       L. "EQUITY SECURITIES TRANSFER AGENTS" means the transfer agent for any issue of Holdings Equity Securities.

       M. "GENERAL BAR DATE ORDER" means the order of the Bankruptcy Court, dated April 18, 2001, which fixed the deadline for filing proofs of claim against AWI's estate for all claims other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims.

       N. "HOLDINGS EQUITY SECURITIES" means any equity securities issued by Armstrong Holdings, Inc.

       O. "LENDERS" means the lenders under that certain Credit Agreement, dated October 29, 1998, among AWI, JPMorgan Chase Bank, as agent, and the lenders party thereto.

       P. "MASTER BALLOT" means a Ballot (a) filed on behalf of one or more beneficial owners of Debt Securities in accordance with the procedures set forth in section 3.f of these Voting Procedures or
              (b) filed on behalf of one or more holders of Asbestos Personal Injury Claims pursuant to section 4.c of these Voting Procedures.

       Q. "PLAN" means the Plan of Reorganization of Armstrong World Industries, Inc. dated November 4, 2002, as may be amended.

       R. "PUBLICATION NOTICE" means a published notice of (a) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and (b) the procedure for holders of Claims to obtain a Solicitation Package in a form approved by the Bankruptcy Court in the Disclosure Statement Order.

       S. "RECORD AMOUNT" means the amount shown on the records of the Debt Securities Trustees and the Debt Nominees (as confirmed by record and depositary listings) as of the Voting Record Date.

       T. "SOLICITATION PACKAGE" means, and will consist of, all of the following:

              i. Notice of the Confirmation Hearing and related matters, substantially in a form approved by the Bankruptcy Court, setting forth, inter alia, the time fixed for filing acceptances and rejections to the Plan, the time fixed for filing objections to confirmation of the Plan, and the date and time of the Confirmation Hearing.

              ii.    Disclosure Statement Order.

              iii. Disclosure Statement (with the Plan attached as an exhibit thereto).

              iv.    Order approving the Voting Procedures described herein.

               v. For Entities entitled to vote, appropriate Ballots and voting instructions.

              vi. For Entities entitled to vote, pre-addressed, postage-paid, return envelopes.

              vii. Any other materials ordered by the Bankruptcy Court to be included as part of the Solicitation Package.

       U. "SPECIAL VOTING AGENT" means with respect to Debt Securities and Holdings Equity Securities, Innisfree M&A Incorporated, or such other firm that may be retained by AWI to act as the solicitation and tabulation agent with respect to the Plan.

       V. "VOTING AGENT" means with respect to the holder of the Equity Interests and all holders of Claims entitled to vote on the Plan other than the holders of Debt Securities, Trumbull Services, LLC, or such other firm that may be retained by AWI to act as the solicitation and tabulation agent with respect to the Plan.

       W. "VOTING DEADLINE" means the date that is established by the Bankruptcy Court as the deadline for the return of Ballots on the Plan.

       X. "VOTING RECORD DATE" means the date that is two (2) Business Days after the date of the Disclosure Statement Order.

       Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

2.     PUBLICATION NOTICES:

       A.     PUBLICATION NOTICE:

              AWI will cause the Publication Notice to be published (i) twice in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today, (ii) once, in each of the trade publications as set forth in the Disclosure Statement Order, and (iii) once, in each of the newspapers set forth on Exhibit "A" hereto on a date not less than thirty (30) calendar days prior to the Confirmation Hearing.

       B.     ASBESTOS PUBLICATION NOTICE:

              AWI will cause the Asbestos Publication Notice to be published once in each of the publications set forth on Exhibit "B" hereto on a date not less than thirty (30) calendar days prior to the Confirmation Hearing.

3.     DISTRIBUTION OF SOLICITATION PACKAGES:

           A.         SCHEDULED CLAIMS:

                      The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim against AWI listed in the Schedules as of the Voting Record Date as liquidated, undisputed, and noncontingent (other than holders of Debt Securities) and with a claim amount in excess of $0.00.

           B.        FILED CLAIMS:

                     The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim represented by a proof of claim filed against AWI that has not been withdrawn or disallowed or expunged by an order of the Bankruptcy Court entered on or before the Voting Record Date, other than a proof of claim asserting (a) Claims under, or evidenced by, any Debt Securities and (b) Asbestos Personal Injury Claims, which claims shall be dealt with as described below. If the relevant proof of claim does not indicate the appropriate classification of a Claim, and such classification cannot be determined from the Schedules, such Claim shall be treated as an Unsecured Claim. Each holder of an Asbestos Property Damage Claim that timely filed a proof of claim that has not been withdrawn, expunged, or disallowed by the Voting Record Date will be sent a Solicitation Package and, if no objection to such Asbestos Property Damage Claim is pending as of the Voting Record Date, a Ballot.

       C.     ASBESTOS PERSONAL INJURY CLAIMS:

              The Voting Agent will cause Solicitation Packages to be served with respect to Asbestos Personal Injury Claims in the manner described in section 4.a hereof.

       D.     PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES:

              (i) Each Entity that is listed on the Schedules as a party to an executory contract or an unexpired lease with AWI, irrespective of whether, pursuant to section 365(a) of the Bankruptcy Code, such contract is, in fact, an "executory contract" or such lease is, in fact, an "unexpired lease," and (ii) any other Entity listed as a party to any contract listed on Exhibit 8.2, Exhibit 8.4, or
              Exhibit 8.5(b) to the Plan will receive a Solicitation Package.

       E.     DETERMINATION OF HOLDERS OF RECORD:

              Except with respect to Asbestos Personal Injury Claims, Claims under, or evidenced by, any Debt Securities, or Holdings Equity Securities, the Solicitation Package will be served upon the Entity that holds a Claim or the Equity Interests as of the Voting Record Date, and AWI will have no obligation to cause a Solicitation Package to be served upon any subsequent holder of such Claim (as evidenced by any notice of assignment of such Claim entered on the Bankruptcy Court's docket or that only becomes effective after the Voting Record Date or otherwise) or Equity Interest.

       F.     LENDER CLAIMS

              JPMorgan Chase Bank, as agent, will provide, within [five (5) business days of the entry of the order approving these Voting Procedures], the Voting Agent with a list of the names, addresses, and holdings of the Lenders as of the Voting Record Date. The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim held by a Lender as of the Voting Record Date. The Lenders shall then return the Ballots to the Voting Agent by the Voting Deadline.

       G.     DEBT SECURITIES AND HOLDINGS EQUITY SECURITIES:

              To all holders of Debt Securities and Holdings Equity Securities, according to the following procedures:

              (I)    LIST OF RECORD HOLDERS:

                     Pursuant to Bankruptcy Rules 1007(i) and 3017(e), within five (5) Business Days after the Voting Record Date, the Debt Securities Trustees and Equity Securities Transfer Agents shall provide to the Special Voting Agent (a) a copy of the list of the names, addresses, and holdings of the holders of Debt Securities or Holdings Equity Securities, as applicable, as of the Voting Record Date, (b) a set of mailing labels for such holders, and (c) such other information as the Special Voting Agent deems reasonably necessary to perform its duties hereunder. Upon request by the Special Voting Agent, the Debt Securities Trustees and Equity Securities Transfer Agents shall provide additional sets of mailing labels. The Special Voting Agent shall use such lists, mailing labels, and other information only for purposes consistent with these Voting Procedures.

              (II)   DETERMINATION OF NUMBER OF BENEFICIAL OWNERS:

                     As soon as practicable after the entry of the Disclosure Statement Order, the Special Voting Agent shall attempt to contact the institutional holders of record of the Debt Securities and Holdings Equity Securities to determine whether such holders hold as Debt Nominees or Equity

                     Nominees and to ascertain the number of beneficial owners of such Debt Securities or Holdings Equity Securities holding through each such Debt Nominee or Equity Nominee.

              (III) DISTRIBUTION TO RECORD HOLDERS OTHER THAN DEBT NOMINEES AND EQUITY NOMINEES:

                     The Special Voting Agent will cause to be served upon each registered record holder (other than Debt Nominees and Equity Nominees), as of the Voting Record Date, of any Debt Securities or Holdings Equity Securities, a Solicitation Package.

              (IV)   DISTRIBUTION TO DEBT NOMINEES AND EQUITY NOMINEES:

                     For Debt Securities and Holdings Equity Securities, the Special Voting Agent will cause to be served upon each Debt Nominee and Equity Nominee materials comprising Solicitation Packages, in sufficient numbers estimated to allow dissemination of Solicitation Packages to each of the beneficial owners of Debt Securities and Holdings Equity Securities for which it serves, together with a copy of these Voting Procedures, and with instructions to each such Debt Nominee and Equity Nominee to (i) contact the Special Voting Agent for additional sets of Solicitation Packages, if necessary, and (ii) promptly (within five (5) Business Days after receipt of the Solicitation Packages) distribute the Solicitation Packages to the beneficial owners for which it serves. Upon request by a Debt or Equity Securities Nominee, the Special Voting Agent shall send any such Entity a Solicitation Package.

                     (1)    DEBT NOMINEES' OPTIONS FOR OBTAINING VOTES:

                     Debt Nominees will have two options for obtaining the votes of beneficial owners of Debt Securities, consistent with customary practices for obtaining the votes of securities held in street name:

                            (a) The Debt Nominee may "prevalidate" the individual Ballot contained in the Solicitation Package and then forward the Solicitation Package to the beneficial owner of the Debt Securities for voting within five
                                   (5) Business Days after the receipt by such Debt Nominee of the Solicitation Package, with the beneficial owner then returning the individual Ballot directly to the Special Voting Agent in the return envelope to be provided in the Solicitation Package. A Debt Nominee "prevalidates" a beneficial owner's Ballot by indicating thereon the record holder of the Debt Securities voted, the amount of Debt Securities held by the beneficial owner, and the appropriate account numbers through which the beneficial owner's holdings are derived. The beneficial owner shall return the "prevalidated" Ballot to the Special Voting Agent.

                            (b) The Debt Nominee may forward the Solicitation Package to the beneficial owner of the Debt Securities for voting along with a return envelope provided by and addressed to the Debt Nominee, with the beneficial owner then returning the individual Ballot to the Debt Nominee. In such case, the Debt Nominee will summarize the votes of its respective beneficial owners on a Master Ballot that will be provided to the Debt Nominee separately by the Special Voting Agent, in accordance with any instructions set forth in the instructions to the Master Ballot, and then return the Master Ballot to the Special Voting Agent. THE DEBT NOMINEE SHOULD ADVISE THE BENEFICIAL OWNERS TO RETURN THEIR INDIVIDUAL BALLOTS TO THE DEBT NOMINEE BY A DATE CALCULATED BY THE DEBT NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO

                                   THE SPECIAL VOTING AGENT SO THAT THE MASTER
                                   BALLOT IS ACTUALLY RECEIVED BY THE SPECIAL
                                   VOTING AGENT BY THE VOTING DEADLINE.

                            (c) Debt Nominees that elect to use the Master Ballot voting process are required to retain the Ballots cast by their respective beneficial owners for inspection for one (1) year following the Voting Deadline, unless otherwise instructed in writing by AWI or ordered by the Bankruptcy Court. Each Debt Nominee that elects to "prevalidate" Ballots must maintain a list of those beneficial owners as of the Voting Record Date to whom Ballots were sent for one (1) year following the Voting Deadline, unless otherwise instructed in writing by AWI or ordered by the Bankruptcy Court.

              (2)    REIMBURSEMENT OF EXPENSES:

                     AWI will, upon written request, reimburse Debt Securities Trustees, Debt Nominees, Equity Securities Transfer Agents, and Equity Nominees, or any of their agents, for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described above, and will utilize the guidelines of the New York Stock Exchange in approving such requests.

       H.     EQUITY INTERESTS:

              The Voting Agent will cause a Solicitation Package to be served upon the holder of record of the Equity Interests in AWI.

              I.     OTHER PARTIES:

              The Voting Agent will cause a Solicitation Package to be served upon the Securities and Exchange Commission, the Office of the United States Trustee for the District of Delaware, the attorneys for the agent for the AWI's prepetition bank lenders, the attorneys for the Debtors' postpetition bank lenders, the attorneys for the Unsecured Creditors' Committee, the attorneys for the Asbestos PI Claimants' Committee, the attorneys for the Asbestos Property Damage Committee, the attorneys for the Future Claimants' Representative, and on each party that filed a notice of appearance with the Bankruptcy Court and has not withdrawn such notice of appearance as of the Voting Record Date.

4.         SPECIAL PROCEDURES RELATING TO ASBESTOS PERSONAL INJURY CLAIMS:

       A.     DISTRIBUTION OF SOLICITATION PACKAGES:

              The Voting Agent will cause Solicitation Packages to be served with respect to Asbestos Personal Injury Claims as follows:

              (I) TO ATTORNEYS REPRESENTING INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

                     (1) A single Solicitation Package will be served upon each attorney known by AWI (as reflected in information furnished to AWI by the Center for Claims Resolution and as contained in any lists of attorneys furnished to AWI on or before the entry of the Disclosure Statement Order) to represent or potentially represent individuals who may hold or assert Asbestos Personal Injury Claims. SOLICITATION PACKAGES WILL NOT BE SERVED UPON THE INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS, EXCEPT TO THE EXTENT (I) AN INDIVIDUAL HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM REQUESTS A SOLICITATION PACKAGE, (II) A PROOF OF ASBESTOS

                            PERSONAL INJURY CLAIM IS SIGNED AND FILED BY AN INDIVIDUAL HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM PRIOR TO THE VOTING RECORD DATE, OR (III) AN ATTORNEY TIMELY ADVISES THE VOTING AGENT, PURSUANT TO SECTION 4.A(I)(2) HEREOF, OF THE NAMES AND ADDRESSES OF INDIVIDUALS WHO HOLD OR MAY ASSERT ASBESTOS PERSONAL INJURY CLAIMS WHO SHOULD RECEIVE THEIR OWN SOLICITATION PACKAGES. The Solicitation Package to be sent to each attorney will contain a separate copy of excerpts of these Voting Procedures pertaining directly to Asbestos Personal Injury Claims and a Master Ballot (as described more fully below) for the computation of votes on the Plan.

                     (2) If an attorney who receives a Solicitation Package either (i) is unable to certify with respect to any holder of an Asbestos Personal Injury Claim represented by such attorney that such attorney has the authority to vote on the Plan on behalf of such holder (see section 4.c(ii) hereof) or (ii) wishes any holder of an Asbestos Personal Injury Claim represented by such attorney to cast his or her own Ballot on the Plan, such attorney shall, within ten
                            (10) Business Days after the mailing of the Solicitation Package, furnish the Voting Agent with the name and address of each such holder.

              (II)   TO INDIVIDUALS WHO HOLD OR ASSERT ASBESTOS PERSONAL INJURY
                     CLAIMS:

                     (1) TRANSMITTAL BY THE VOTING AGENT: If (x) an individual who holds or asserts an Asbestos Personal Injury Claim requests a Solicitation Package either by written or telephonic notice to the Voting Agent, or (y) an attorney who represents or purports to represent the holder of an Asbestos Personal Injury Claim furnishes names and addresses of individuals in accordance with section 4.a(i)(2) hereof to the Voting Agent, then the Voting Agent will cause to be mailed a Solicitation Package, together with a Ballot, directly to each such individual who holds or asserts an Asbestos Personal Injury Claim as to which it has received names and addresses within five (5) Business Days after receiving an individual request for a Solicitation Package or names and addresses of individual holders of Asbestos Personal injury Claims from any attorneys. If an individual who holds or asserts an Asbestos Personal Injury Claim signs and files a proof of Asbestos Personal Injury Claim prior to the Voting Record Date, then the Voting Agent will cause to be mailed a Solicitation Package, together with a Ballot, directly to each such individual by the deadline for mailing Solicitation Packages to holders of Claims other than Asbestos Personal Injury Claims established by the Bankruptcy Court in the Disclosure Statement Order.

                     (2) TRANSMITTAL BY AN ATTORNEY: An attorney may choose to transmit the Solicitation Packages to his or her clients directly. If an attorney chooses to transmit the Solicitation Packages to his or her clients directly, such attorney must, within ten (10) Business Days after the mailing of the Solicitation Package, furnish a written request to the Voting Agent for a specified amount of Solicitation Packages and individual Ballots, which will be provided to such attorney within five (5) Business Days after receipt of such written request. AWI will reimburse such attorney for the actual postage incurred by the attorney. Attorneys seeking reimbursement shall submit reasonable evidence of postage expenses incurred in order to obtain such reimbursement.

       (III)  TO HOLDERS OF ASBESTOS PI CONTRIBUTION CLAIMS:

              The Voting Agent will cause a Solicitation Package to be served upon each holder of an Asbestos PI Contribution Claim that has not been withdrawn or disallowed or expunged by an order of the Bankruptcy Court entered on or before the Voting Record Date.

B.     CALCULATION OF VOTES WITH RESPECT TO ASBESTOS PERSONAL INJURY CLAIMS:

       (I)    INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

              Each holder of an Asbestos Personal Injury Claim (other than an Asbestos PI Contribution Claim) will have a single vote in an amount that will be based upon the type of disease that forms the basis for such holder's asserted Asbestos Personal Injury Claim. The amount of an Asbestos Personal Injury Claim, for voting purposes only, is as follows:

              (1) If the basis for the Asbestos Personal Injury Claim is alleged to be "MESOTHELIOMA" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "mesothelioma" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (2) If the basis for the Asbestos Personal Injury Claim is alleged to be "LUNG CANCER 1" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "lung cancer 1" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (3) If the basis for the Asbestos Personal Injury Claim is alleged to be "LUNG CANCER 2" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "lung cancer 2" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (4) If the basis for the Asbestos Personal Injury Claim is alleged to be "OTHER CANCER" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "other cancer" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (5) If the basis for the Asbestos Personal Injury Claim is "SEVERE ASBESTOSIS" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "severe asbestosis" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (6) If the basis for the Asbestos Personal Injury Claim is "ASBESTOSIS/PLEURAL DISEASE (LEVEL III)" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the

                     Liquidated Value for "asbestos/pleural disease (level III)" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (7) If the basis for the Asbestos Personal Injury Claim is "ASBESTOSIS/PLEURAL DISEASE (LEVEL II)" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "asbestosis/pleural disease (level
                     II)" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              (8) If the basis for the Asbestos Personal Injury Claim is "OTHER ASBESTOSIS DISEASE" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Liquidated Value for "other asbestosis disease" set forth in the Asbestos PI Trust Distribution Procedures (which Liquidated Value will be set forth in the instructions on the Ballot).

              The designation of the disease category by the holder of an Asbestos Personal Injury Claim or his or her attorney will be for voting purposes only and will not be binding upon the holder, AWI, the Asbestos PI Trust or any other Entity for any purpose other than for voting on the Plan.

       (II)   ASBESTOS PI CONTRIBUTION CLAIMS:

              With respect to the tabulation of Ballots for all Asbestos PI Contribution Claims entitled to vote on the Plan, the amount to be used to tabulate acceptance or rejection of the Plan will be as follows: If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11, 2002), the amount allowed thereunder. Otherwise, each holder of an Asbestos PI Contribution Claim entitled to vote will receive one vote in the amount of $100.00.


C. COMPLETION AND RETURN OF MASTER BALLOTS BY ATTORNEYS FOR HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

       Attorneys who represent individual holders of Asbestos Personal Injury Claims shall be permitted to cast Ballots for such holders, but only to the extent such attorneys have the authority from their clients to do so. Each attorney voting on behalf of the individuals who hold or assert Asbestos Personal Injury Claims who it represents and on whose behalf he or she has authority to vote shall complete a Master Ballot, which will set forth the votes cast by such attorney on behalf of any such clients. The following procedures will govern the completion and return of a Master Ballot:

       (I)    SUMMARIZING VOTES ON THE MASTER BALLOT:

              (1) The Master Ballot shall contain the following options for voting, one of which shall be marked by the attorney:

                     (a) "All claimants listed on the exhibit accompanying this Ballot ACCEPT the Plan."

                     (b) "All claimants listed on the exhibit accompanying this Ballot REJECT the Plan."

                     (c) "All claimants listed on the exhibit accompanying this Ballot ACCEPT the Plan, except as marked on such exhibit."

                     (d) "All claimants listed on the exhibit accompanying this Ballot REJECT the Plan, except as marked on such exhibit."

              (2) The attorney completing the Master Ballot also will have to complete the following summary of votes on the Plan for each disease category of Asbestos Personal Injury Claims for which the attorney is voting on the Plan:

                     (a) "Of the claimants listed in the MESOTHELIOMA disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (b) "Of the claimants listed in the LUNG CANCER 1 disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (c) "Of the claimants listed in the LUNG CANCER 2 disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (d) "Of the claimants listed in the OTHER CANCER disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (e) "Of the claimants listed in the SEVERE ASBESTOSIS disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (f) "Of the claimants listed in the ASBESTOSIS/PLEURAL DISEASE (LEVEL III) disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (g)    "Of the claimants listed in the OTHER
                            ASBESTOSIS/PLEURAL DISEASE (LEVEL II) disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                     (h) "Of the claimants listed in the OTHER ASBESTOSIS DISEASE disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

       (II)   CERTIFICATION BY ATTORNEY OF AUTHORITY TO VOTE:

              (1) The Master Ballot will contain certifications to be completed by the attorney preparing and signing the Master Ballot pursuant to which such attorney will certify that such attorney (i) has the authority to cast a Ballot on the Plan on behalf of the holders of each of the Asbestos Personal Injury Claims listed on the exhibit attached to the Master Ballot, and (ii) has the authority to represent the disease category indicated with respect to each holder of an Asbestos Personal Injury Claim listed on the exhibit attached to the Master Ballot, which disease category is true and correct.

              (2) If the attorney is unable to make such certifications on behalf of any holder of an Asbestos Personal Injury Claim whom he or she represents, the attorney may not cast a vote on behalf of such claimant and must timely send the information relating to the names and addresses of its clients for whom he or she may not vote to the Voting Agent in accordance with section 4.a(i)(2) hereof.

       (III)  SUMMARY SHEET EXHIBIT TO THE MASTER BALLOT:

              (1) Each attorney shall prepare a summary sheet in the form attached to the Master Ballot. This summary sheet will become an exhibit to the Master Ballot and will list each individual holder of an Asbestos Personal Injury Claim represented by such attorney and on whose behalf the attorney is voting on the Plan by name, social security number, and disease type (i.e., mesothelioma, lung cancer 1, etc.). If any exceptions to the vote are noted pursuant to section 4.b(i)(4) or section 4.c(i)(1)(d) hereof, the attorney shall note such exceptions on the summary sheet.

              (2) The entire summary sheet must be attached as an exhibit to the Master Ballot, and the completed Master Ballot and exhibit must be returned to the Voting Agent in accordance with section 5.c(i) of these Voting Procedures.

5.     RETURN OF BALLOTS:

       A.     CLAIMANTS THAT ARE ENTITLED TO VOTE:

              Except as provided herein with respect to Asbestos Personal Injury Claims and Debt Securities, each claimant that has a Claim (i) for which a Claim amount may be determined pursuant to section 6.a hereof as of the Voting Deadline, (ii) which Claim is not treated as unimpaired under the Plan, (iii) which Claim is not in a class that is deemed to have rejected the Plan, and (iv) which Claim is not the subject of an objection that is pending as of the Voting Record Date unless an order is entered by the Bankruptcy Court allowing such Claim by the Voting Deadline, is entitled to vote to accept or reject the Plan. Notwithstanding the immediately preceding sentence, holders of Asbestos Property Damage Claims that provided to AWI's counsel by February 10, 2003 information responsive to the Bankruptcy Court's order on product identification shall be entitled to vote on the Plan unless (i) any such holder waives its right to vote on the Plan pursuant to a settlement agreement entered into with AWI and approved by the Bankruptcy Court prior to the Voting Deadline, or (ii) such Asbestos Property Damage Claim is disallowed prior to the Voting Deadline. The assignee of a transferred and assigned Claim (whether a filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer and assignment has been noted on the Bankruptcy Court's docket and is effective pursuant to Bankruptcy Rule 3001(e) as of the close of business on the Voting Record Date.

       B.     AUTHORITY TO COMPLETE AND EXECUTE BALLOTS:

              If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other Entity acting in a fiduciary or representative capacity, such person must indicate such capacity when signing. The authority of the signatory of each Ballot to complete and execute the Ballot shall be presumed, but each such signatory shall certify, by executing the Ballot, that he or she has such authority and shall provide evidence of such authority upon request of the Voting Agent or Special Voting Agent.

       C.     PLACE TO SEND COMPLETED BALLOTS:

              (I)    VOTING AGENT:

              All Ballots other than Ballots for holders of Debt Securities, should be returned by mail to Trumbull Services, LLC, Attn:
              Armstrong World Industries, Inc., P.O. Box 1117, Windsor, CT 06095. Ballots may also be sent by hand delivery or overnight courier to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095.

              (II)   SPECIAL VOTING AGENT:

              All Ballots for holders of Debt Securities (including, record holder Ballots, Master Ballots for Debt Securities, and "prevalidated" beneficial owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, should be returned by mail, hand delivery, or overnight courier to Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, New York 10022 (Attn: Armstrong World Industries, Inc.).

       D.     DEADLINE FOR RECEIVING COMPLETED BALLOTS:

              (I) All Ballots must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) or the Special Voting Agent (Innisfree M&A Incorporated), as applicable, by 5:00 p.m., New York, New York, time, by the Voting Deadline. Such Ballots may be received by the Voting Agent or Special Voting Agent at the applicable address set forth on the return envelope. Neither the Voting Agent nor the Special Voting Agent will accept Ballots submitted by facsimile or electronic transmission. The Voting Agent and the Special Voting Agent will date and time-stamp all Ballots when received. In addition, the Voting Agent and Special Voting Agent will make a photocopy of all such Ballots received (including all Ballots forwarded to either by the other Agent) and will retain a copy of such Ballots for a period of one (1) year after the Effective Date of the Plan, unless otherwise instructed by AWI, in writing, or otherwise ordered by the Bankruptcy Court.

6.     TABULATION OF BALLOTS:

       A.     DETERMINATION OF AMOUNT OF CLAIMS VOTED:

              (I)    DEBT SECURITIES:

              With respect to the tabulation of Ballots cast by record holders and beneficial owners of Debt Securities, for purposes of voting, the amount that will be used to tabulate acceptance or rejection of the Plan will be the Record Amount. The following additional rules will apply to the tabulation of Ballots cast by record holders and beneficial owners of Debt Securities:

              (1) Votes cast by beneficial owners holding Debt Securities through a Debt Nominee will be applied against the positions held by such entities in the applicable Debt Securities as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated Ballots, will not be counted in excess of the Record Amount of Debt Securities held by such Debt Nominee.

              (2) To the extent that conflicting votes or "overvotes" are submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated Ballots, the Special Voting Agent will attempt to resolve the conflict or overvote prior to the preparation of the vote certification.

              (3) To the extent that overvotes on a Master Ballot or prevalidated Ballots are not reconcilable prior to the preparation of the vote certification, the Special Voting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot or prevalidated Ballots that contained the overvote, but only to the extent of the Debt Nominee's position in the applicable Debt Security.

              (4) Multiple Master Ballots may be completed by a single Debt Nominee and delivered to the Special Voting Agent. Votes reflected by multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot.

              (5) For purposes of tabulating votes, each registered record holder or beneficial owner of a Debt Security will be deemed to have voted the full amount of its Claim relating to such Debt Security.

       (II) CLAIMS OTHER THAN DEBT SECURITIES, ASBESTOS PROPERTY DAMAGE CLAIMS, ASBESTOS PERSONAL INJURY CLAIMS, AND ENVIRONMENTAL CLAIMS:

              With respect to the tabulation of Ballots for all Claims other than (a) Debt Securities, (b) Asbestos Property Damage Claims, (c) Asbestos Personal Injury Claims, and (d) Environmental Claims, for purposes of voting, the amount to be used to tabulate acceptance or rejection of the Plan is as follows (in order of priority):

              (1) If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11, 2002), the amount allowed thereunder.

              (2) The liquidated amount specified in a proof of claim timely filed in accordance with the General Bar Date Order, so long as such Claim has not been disallowed or expunged by the Bankruptcy Court and is not the subject of an objection pending as of the Voting Record Date.

              (3) The Claim amount listed in the Schedules as unliquidated, undisputed, and noncontingent.

              (4) If a claim is recorded in the Schedules or on a proof of claim as unliquidated, contingent and/or undetermined only in part, the holder of the claim shall be entitled to vote that portion of the claim that is liquidated, noncontingent and undisputed in the liquidated, noncontingent and undisputed amount, subject to any limitations set forth herein and unless otherwise ordered by the Court.

              (5)    Wholly Unliquidated, Contingent, and/or Undetermined
                     Claims:

                     (a) If a proof of claim has been timely filed in accordance with the General Bar Date Order and such Claim is wholly unliquidated, contingent, and/or undetermined, the claim amount, for voting purposes only, shall be $1.00 so long as such Claim has not been disallowed or expunged by the Court and is not the subject of an objection pending as of the Voting Record Date.

                     (b) CLAIMANT'S VOTING MOTION: The Confirmation Hearing Notice will include a summary description of the "one dollar, one vote" procedure with respect to holders of filed Claims (other than Asbestos Personal Injury Claims) that are wholly unliquidated, contingent, and/or undetermined as described in section 6.a(ii)(5)(a) above. The Confirmation Hearing Notice will further state that any claimant wishing to have its Claim allowed for voting purposes in a greater amount must serve on AWI and file with the Bankruptcy Court, on or before the fifteenth (15th) day after the deadline by which AWI must have served the Solicitation Packages, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such claim in a different amount for purposes of voting (a "CLAIMANT'S VOTING MOTION"). A Claimant's Voting Motion must set forth with particularity the amount and classification of which such claimant believes its Claim should be allowed for voting purposes, and the evidence in support of that belief.

       (III)  ASBESTOS PROPERTY DAMAGE CLAIMS:

              With respect to the tabulation of Ballots for all Asbestos Property Damage Claims entitled to vote on the Plan, the amount to be used to tabulate acceptance or rejection of the Plan will be as follows:

              If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11, 2002), the amount allowed thereunder. Otherwise, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be $100.00 for each Asbestos Property Damage Claim entitled to vote on the Plan.

       (IV)   ASBESTOS PERSONAL INJURY CLAIMS:

              With respect to the tabulation of Ballots for all Asbestos Personal Injury Claims, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be as described in section 4.b hereof.

       (V)    ENVIRONMENTAL CLAIMS:

              With respect to the tabulation of Ballots for Environmental Claims, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be the amount of the liquidated claim set forth under the applicable environmental settlement agreement, or, if such settlement agreement has not become effective as of the Voting Record Date, $100.00.

       Any holder of a Claim that is not entitled to vote because its Claim is the subject of an objection pending before the Bankruptcy Court, or is entitled to vote but seeks to challenge the amount of the allowed amount of the Claim for voting purposes, may file a Claimant's Voting Motion. A Claimant's Voting Motion must be filed by a holder of a Claim on or before the fifteenth (15th) calendar day after the deadline by which AWI must have served the Solicitation Packages. As to any creditor filing such a motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

B.     DETERMINATION OF NUMBER OF CLAIMS VOTED BY BENEFICIAL OWNERS OF DEBT
       SECURITIES:

       Each beneficial owner of Debt Securities is entitled to one (1) vote on account of its holdings of Debt Securities.

C. AGGREGATION OF MULTIPLE UNSECURED CLAIMS (OTHER THAN DEBT SECURITIES) FOR VOTING, CLASSIFICATION, AND TREATMENT UNDER THE PLAN:

       (I)    SPECIFIC RULES RELATING TO ENTITIES WITH MULTIPLE CLAIMS:

              For purposes of voting, classification, and treatment under the Plan, except as provided in section 6.c(ii) hereof, each Entity that holds or has filed more than one (1) Unsecured Claim (other than an Unsecured Claim under a Debt Security) against AWI shall be treated as if such Entity has only one (1) Unsecured Claim against AWI, the Unsecured Claims (other than Unsecured Claims under Debt Securities) filed by such Entity shall be aggregated, and the total dollar amount of such Entity's Unsecured Claims (other than Unsecured Claims under Debt Securities) against AWI shall be the sum of the aggregated Unsecured Claims of such Entity.

       (II) SPECIFIC RULES RELATING TO TRANSFERS OF UNSECURED CLAIMS OTHER THAN DEBT SECURITIES:

              For purposes of voting, classification, and treatment under the Plan, other than with respect to Debt Securities, the number and amount of Unsecured Claims held by an Entity to which any Unsecured Claim (other than a Debt Security) is transferred and which transfer is effective pursuant to Bankruptcy Rule 3001(e) no later than the close of business on the Voting Record Date shall be determined based upon the identity of the original holder of such Unsecured Claim and whether any Unsecured Claims held by the Entity entitled to vote as of the Voting Record Date would be aggregated pursuant to section 6.c(i) hereof if they were held by the original holder thereof as of the Voting Record Date.

D.     BALLOTS EXCLUDED:

       A Ballot will not be counted if any of the following applies to such
       Ballot:

       (I) The holder submitting the Ballot is not entitled to vote, pursuant to section 5.a hereof.

       (II) The Ballot is not ACTUALLY RECEIVED by the Voting Agent or the Special Voting Agent, as the case may be, in the manner set forth in section 5.c hereof by the Voting Deadline unless AWI shall have granted in writing an extension of the Voting Deadline with respect to such Ballot.

       (III) The Ballot is returned to the Voting Agent or Special Voting Agent, as the case may be, indicating acceptance or rejection of the Plan but is unsigned.

       (IV) The Ballot is postmarked prior to the deadline for submission of Ballots but is received afterward.

       (V) The Ballot is illegible or contains insufficient information to permit the identification of the claimant.

       (VI) The Ballot is transmitted to the Voting Agent or Special Voting Agent, as the case may be, by facsimile or other electronic means.

       (VII) The Ballot is submitted in a form that is not the appropriate Ballot for such claim.

       (VIII) A Ballot that is not completed - including, without limitation, a Master Ballot with respect to an Asbestos Personal Injury Claim on which the attorney fails to make the required certification.

E.     GENERAL VOTING PROCEDURES AND STANDARD ASSUMPTIONS:

       In addition, the following voting procedures and standard assumptions will be used in tabulating Ballots.

       (I) A creditor may not split his, her, or its vote. Accordingly, except as provided in section 6.c(ii) hereof, (a) each creditor shall have a single vote within a particular class, (b) the full amount of all such creditor's claims (calculated in accordance with these procedures) within a particular class shall be deemed to have been voted either to accept or reject a Plan, and (c) any Ballot that partially rejects and partially accepts the Plan shall not be counted. Notwithstanding the foregoing, each beneficial owner of a Debt Security as of the Voting Record Date shall be entitled to a single vote for each issue of Debt Securities held either directly as a registered holder or held through a Debt Nominee.

       (II) The Voting Agent or the Special Voting Agent, in its discretion, may contact voters to cure any defects in the Ballots or Master Ballots.

       (III) Any voter that delivers a valid Ballot or Master Ballot may withdraw his, her, or its vote by delivering a written notice of withdrawal to the Voting Agent or Special Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must (a) be signed by the party who signed the Ballot or Master Ballot to be revoked and (b) be received by the Voting Agent or the Special Voting Agent before the Voting Deadline. AWI may contest the validity of any withdrawals.

       (IV) If multiple Ballots are received from different holders purporting to hold the same Claim, in the absence of contrary information establishing which claimant held such Claim as of the Voting

              Deadline or, in the case of Debt Securities, the Voting Record Date, the latest-dated Ballot that is received prior to the Voting Deadline will be the Ballot that is counted.

       (V) If multiple Ballots are received from a holder of a Claim and someone purporting to be his, her, or its attorney or agent, the Ballot received from the holder of the Claim will be the Ballot that is counted, and the vote of the purported attorney or agent will not be counted.

       (VI) There shall be a rebuttable presumption that any claimant who submits a properly completed superseding Ballot or withdrawal of Ballot on or before the Voting Deadline has sufficient cause, within the meaning of Bankruptcy Rule 3018(a), to change or withdraw such claimant's acceptance or rejection of the Plan.

       (VII) A Ballot that is completed, but on which the claimant did not note whether to accept or reject the Plan, shall not be counted as a vote to accept or reject the Plan.

       (VIII) If no votes to accept or reject the Plan are received with respect to a particular class, other than the class consisting of Asbestos Property Damage Claims, such class will be deemed to have accepted the Plan. If no votes to accept or reject the Plan are received with respect to Asbestos Property Damage Claims, the class consisting of Asbestos Property Damage Claims will be deemed to have rejected the Plan.

       (IX) If multiple Ballots are received from a holder of a Claim for the same Claim, the latest-dated Ballot that is received prior to the Voting Deadline shall be the Ballot that is counted as vote to accept or reject the Plan.

                                    EXHIBIT A

                                   NEWSPAPERS

              ----------------------------------------------------
                               REGIONAL NEWSPAPERS
              ----------------------------------------------------
                                Mobile Register
              ----------------------------------------------------
                                   Daily News
              ----------------------------------------------------
                                    LA Times
              ----------------------------------------------------
                             Pensacola News Journal
              ----------------------------------------------------
                                Macon Telegraph
              ----------------------------------------------------
                             Kankakee Daily Journal
              ----------------------------------------------------
                                 Baltimore Sun
              ----------------------------------------------------
                             Jackson Clarion Ledger
              ----------------------------------------------------
                               Columbus Dispatch
              ----------------------------------------------------
                              Stillwater Newspress
              ----------------------------------------------------
                               Portland Oregonian
              ----------------------------------------------------
                              Beaver County Times
              ----------------------------------------------------
                            Lancaster Intelligencer
              ----------------------------------------------------
                            Williamsport Sun-Gazette
              ----------------------------------------------------

                                    EXHIBIT B

                 ASBESTOS PUBLICATION NOTICE TRADE PUBLICATIONS

Subject to modification before AWI commences its solicitation process, the Asbestos Publication Notice will be published in one time insertions in the following publications, so long as an issue of such publication will be printed and mailed prior to thirty days prior to the Confirmation Hearing:


--------------------------------------------------------------------------------
                                    PUBLICATION
================================================================================
                                   Field & Stream
--------------------------------------------------------------------------------
                                       Parade
--------------------------------------------------------------------------------
                                  Reader's Digest
--------------------------------------------------------------------------------
                                 Sports Illustrated
--------------------------------------------------------------------------------
                                    USA Weekend
--------------------------------------------------------------------------------

                                   EXHIBIT "E"
                        ARMSTRONG WORLD INDUSTRIES, INC.
                              LIQUIDATION ANALYSIS


STATEMENT OF ASSETS
($ in thousands)

                                                                                   BOOK VALUE AS OF  HYPOTHETICAL       ESTIMATED
                                                                                  SEPTEMBER 30, 2002  PERCENTAGE       LIQUIDATION
                                                                                        (NOTE A)       RECOVERY           VALUE
                                                                             Note     (Unaudited)                      (Unaudited)
                                                                         -------------------------    ----------     ---------------
                                                                                          [1]             [2]        [1] * [2] = [3]
Debtor Entity
       Cash and Cash Equivalents                                              B          $205,925          100%            $205,925
       Accounts and notes receivable                                          C           151,415           78%             117,993
       Inventory                                                              D            84,379           62%              52,354
       Income Taxes                                                                       118,900            0%                   0
       Deferred Taxes                                                                      46,800            0%                   0
       Other Current Assets                                                   E            20,050           16%               3,235
       Property, Plant and Equipment, Net                                     F           647,468           11%              69,480
       Other Intangibles                                                      G            49,288            NM             100,000
       Other Non-Current Assets                                               H           488,349           19%              95,120
       Other Investments                                                      I            41,900            NM             101,000
                                                                                     -------------                   ---------------

             Total Assets                                                              $1,854,475                          $745,108

Orderly Liquidation Value of Non-Debtor Entities                              J                                            $841,950
                                                                                                                     ---------------
Assets and Other Items Available for Distribution                                                                        $1,587,058
                                                                                                                     ---------------

Costs Associated with Liquidation:                                            K
       Corporate Payroll/Overhead Costs during Liquidation                                                                 (141,750)
       Chapter 7 Trustee Fees                                                                                               (22,353)
       Chapter 7 Professional Fees                                                                                           (2,700)
       Fees associated with Orderly Liquidation of Non-Debtor Entities                                                      (25,259)
                                                                                                                     ---------------
             Costs Associated with Liquidation                                                                            ($192,062)
                                                                                                                     ---------------

Net Estimated Liquidation Proceeds Available for Distribution                                                            $1,394,996
                                                                                                                     ===============

    DISTRIBUTION ANALYSIS SUMMARY
    ($ in thousands)                                                              ESTIMATED                     ESTIMATED
                                                                                  Allowable                    Liquidation
                                                                                    Claims                        Value
                                                                           -------------------------    -------------------------
    Net Estimated Proceeds Available for Distribution                                                                 $1,394,996

    Less Secured Claims (Note L):
          Other                                                                                $116
                                                                           -------------------------

          Total Secured Claims                                                                                              $116

    Net Estimated Liquidation Proceeds Available After Secured Claims                                                 $1,394,880

    Less Chapter 11 Administrative and Priority Claims (Note M):
                Drawn Letters of Credit                                                     $40,000
                Post-Petition Account Payable                                                62,924
                Post-Petition Accrued Expenses                                               37,332
                Administrative Expense Claims                                                 6,900
                Priority Claims (filed)                                                           0
                Priority Tax Claims (filed)                                                      30
                Professional Fees                                                            18,200
                                                                           -------------------------

          Total Administrative and Priority Claims                                                                      $165,386

    Proceeds Available to Unsecured Claims                                                                            $1,229,494

    Less Unsecured Claims with Debtor entities (Note N):
                Asbestos PI Liability Claim                                              $3,078,432
                Prepetition Account Payable                                                  53,400
                Prepetition Accrued Expenses                                                 56,100
                Filer Debt at Face Value                                                  1,400,700
                ESOP Loan Guarantee                                                         145,900
                Est. Executory Contract Damage Claims                                        21,900
                Other Claims Estimated                                                       15,000
                Debtor's Pre-petition L/C Balance                                            26,500
                                                                                                        -------------------------

          Total Unsecured Claims and Estimated Present and
            Future Asbestos Personal Injury Claims                                                                    $4,797,932

    Net Estimated Deficiency to Unsecured Claims                                                                     ($3,568,438)
                                                                                                        =========================

          Hypothetical Recovery (%)                                                                                        25.6%
                                                                                                        =========================


                          NOTES TO LIQUIDATION ANALYSIS

AWI believes that the Plan meets the "best interest of creditors" test of section 1129(a)(7) of the Bankruptcy Code. AWI believes that the members of each impaired class will receive at least as much as they would if a chapter 7 liquidation was performed for AWI. The analysis is summarized below.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be realized if AWI were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by AWI's management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of AWI and its management, and upon assumptions with respect to the liquidation decisions that could be subject to change. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF AWI WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The Liquidation Analysis was prepared by AWI's management with the assistance of Lazard, based on AWI's balance sheet as of the end of the Third Quarter of 2002, and on the assumption that in a chapter 7 liquidation, AWI would cease operations on June 30, 2003. The Liquidation Analysis assumes that the actual September 30, 2002 balance sheet, on which the analysis is based, is a proxy for the June 30, 2003 balance sheet. It is also assumed that the liquidation of AWI would commence under the direction of a Court-appointed trustee and continue for nine months, during which time all of AWI's major assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors, including holders of Asbestos Personal Injury Claims. Although some assets might be liquidated in less than nine months, other assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than nine months. The liquidation period would allow for the collection of receivables, sale of assets, and wind-down of daily operations. For certain assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through their disposition. The Liquidation Analysis was performed by liquidating debtor assets and assuming an orderly liquidation on a going concern basis for the non-debtor assets and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129(b). The Liquidation Analysis assumes that there are no proceeds from recoveries of any potential preferences, fraudulent conveyances, or other causes of action.

                        FOOTNOTES TO LIQUIDATION ANALYSIS

A summary of the assumptions used by Lazard and AWI's management in preparing the liquidation analysis is set forth below.


NOTE A - Book Values as of September 30, 2002

Unless stated otherwise, the book values used in this Liquidation Analysis are the unaudited book values as of September 30, 2002 of AWI only and are assumed to be representative of AWI's assets and liabilities as of June 30, 2003. The balances exclude investments in affiliates, investments in subsidiaries, and amounts due from subsidiary companies totaling $4,288.8 million, as well as the consolidated assets of non-filed subsidiaries. These assets are valued in Note J below.

NOTE B - Cash and Cash Equivalents

The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. It is assumed that cash and cash equivalents of approximately $206 million held in corporate accounts would be 100% collectible. Other cash, located at non-debtor subsidiaries, is comprised of minimum operating cash and an estimated $47.5 million of excess cash, which has been allocated to the orderly liquidation value of the non-debtor entities.

NOTE C - Accounts Receivable

The accounts receivable assumes that a chapter 7 trustee would retain a staff to process the collection of outstanding accounts receivable. Proceeds from the collection of trade accounts receivable were estimated using the same methodology as the borrowing base certificate prepared on June 30, 2002 for the DIP Agent. This borrowing base certificate methodology was applied to the September 30, 2002 balance sheet values. The result is assumed to be an estimate of the amount of proceeds that would be available to a secured lender in the event of a liquidation as it is generally deemed adequate to cover the amount of the funds advanced based on the anticipated collections. Based on the borrowing base certificate, certain ineligible items were subtracted, and a discount based on the borrowing base advance rate was applied to the net receivables amount.

Accounts and notes receivable have been discounted to approximately 78% of their book value as a result of the application of this methodology.

NOTE D - Inventory

Inventories are comprised of raw materials, work-in-process and finished goods. Proceeds from the collection of inventories were estimated using the same methodology as the borrowing base certificate prepared on June 30, 2002 for the DIP Agent. This borrowing base certificate methodology was applied to the September 30, 2002 balance sheet. Raw materials inventory is generally assumed to be commodity materials and is assumed to be recoverable at 15% of eligible raw materials. It is assumed that the work-in-process inventory will be sold at 25% of eligible work in process. The amount of the finished goods inventory recovery is estimated at 60% of eligible finished goods. This methodology resulted in an overall inventory recovery as a percentage of net book value of 62%. The liquidation of AWI's substantial investment in inventory will require the expenditure of significant funds, including the costs of retaining a sales force and operating the distribution centers during the liquidation period. These costs are discussed in Note K --Costs Associated with Liquidation.

NOTE E - Other Current Assets

Other current assets include prepaid marketing and promotion expenses, prepaid sundry expenses, prepaid taxes, prepaid insurance, and other miscellaneous current assets. Prepaid insurance is assumed to have an 80% recovery rate, the liquidation value of prepaid sundry expenses is assumed to have a 50% recovery rate, and prepaid marketing and promotions, and prepaid taxes are assumed to have a 0% recovery rate. All other current assets are assumed to have no recovery. This methodology resulted in an overall other current asset recovery as a percentage of net book value of 16%.

NOTE F - Property, Plant & Equipment, Net

Property, Plant & Equipment includes owned land, buildings, machinery and equipment. The recovery rates for property, plant and equipment were determined by assumptions of AWI's management. Using this valuation, Property, Plant & Equipment was deemed to have a liquidation value of approximately 11% of its book value.

NOTE G - Other Intangibles

Other intangibles include the AWI brand name and the net amortized value of computer software. Based on a forecast of potential future royalty fees and related administrative costs, and taking into account AWI's own business plan, the liquidation value of the AWI brand name is estimated to be approximately $100 million. The net amortized value of computer software is assumed to have no recovery in a chapter 7 liquidation.

NOTE H - Other Non-Current Assets

Other non-current assets include the pension fund surplus, the trust established in connection with the Thomasville deferred compensation plan, an environmental receivable, and a reserve. The assumed value of the pension fund at liquidation is based upon an analysis conducted by Hewitt Associates. This value is based on estimating the after-tax value of the surplus between the value of the pension plan assets and the cost to purchase the annuity contracts from an insurance company.

NOTE I - Other Investments

Other investments include an investment in Interface Solutions, Inc. ("ISI") and an investment in the WAVE joint venture. The investment in ISI is assumed to have a value of $1 million in a liquidation, and the WAVE joint venture is assumed to have a value of $100 million in a liquidation analysis based on the capitalized value of the historical dividend stream in perpetuity.

NOTE J - Orderly Liquidation Value of Non-Debtor Entities

Orderly Liquidation Value of non-debtor business units includes Armstrong Wood Products, Armstrong European Resilient Flooring (ADE), European Building Products, Textile and Sports Flooring, and Pacific Rim Building Products; net of debt of $71.5 million, plus excess cash of $47.5 million as of October 31, 2002. The entities were valued using the same comparable company multiple methodology as used in determining the Reorganization Value. An additional 25% discount was applied to the multiples to reflect the orderly liquidation versus a full marketing and sales process of a going concern.

NOTE K - Costs Associated with Liquidation

Corporate payroll and operating costs during liquidation are based upon the assumption that corporate functions would be required to oversee the liquidation process. Corporate payroll/overhead costs of $141.8 million are calculated using the pay and benefits ($27 million/month) for 100% of employees of AWI for three months, for 50% of employees of AWI for three months, and for 25% of employees of AWI for three months.

Chapter 7 Trustee Fees include those fees associated with the appointment of a chapter 7 trustee in accordance with Section 326 of the Bankruptcy Code. Trustee fees are estimated based on historical experience in other similar cases and are calculated at 3% of the total cash generated during the liquidation.

Chapter 7 Professional Fees include legal and accounting fees incurred during the nine-month liquidation period. Monthly professional fees are assumed to be $300,000 per month during the beginning of the chapter 7 liquidation and will last for nine months.

In addition, a fee of 3% was assumed to reflect the cost relating to the sale of non-debtor entities.

The costs of administering a chapter 7 liquidation are estimated as follows:

              Corporate payroll/Overhead Costs             $141.8 million
              Trustee Fees                                 $22.3 million
              Professional Fees                            $2.7 million
              Wind-down Costs                              $25.3 million
              Total                                        $192.0 million


NOTE L - Secured Creditor Claims

For purposes of the Liquidation Analysis, AWI's management believes that the only significant secured claims are related to capital lease obligations, utility and mechanic's liens, and the St. Helen's debt. AWI's management believes that the COLI claims will be satisfied by the insurance policies to the extent these policies have value.

NOTE M - Administrative and Priority Claims

Administrative and priority claims include postpetition trade payables and accrued expenses, priority tax claims and other claims. Postpetition accrued expenses include estimates of additional administrative and priority claims in a chapter 7 case.

NOTE N - Prepetition Unsecured Claims and Present and Future Asbestos Personal Injury Claims

For purposes of the Liquidation Analysis, AWI's management has assumed that unsecured claims will consist of Asbestos Personal Injury Claims (net of insurance at book value), and all other Unsecured Claims, including prepetition accounts payable, prepetition accrued expenses, subordinated claims, and unsecured claims. AWI's management has assumed that future, unknown Asbestos Personal Injury Claims either will be treated as "claims" under section 101(5) of the Bankruptcy Code or will receive some allocation of value from the liquidation of AWI's assets to enable payment of such claims. Unsecured claims do not represent net intercompany claims against AWI of $420.1 million, and, if such claims were included and paid pari passu with other unsecured claims, the percentage recovery for creditors would be lower.

                                   EXHIBIT "F"



                SUBSIDIARIES OF ARMSTRONG WORLD INDUSTRIES, INC.

AWI'S DIRECTLY OWNED DIRECT SUBSIDIARIES                              JURISDICTION OF INCORPORATION
Armstrong Cork Finance Corporation                                    Delaware
Armstrong Enterprises, Inc.                                           Vermont
Armstrong Foundation (non-profit)                                     Pennsylvania
Armstrong Holdings Canada, Inc.                                       Delaware
Armstrong Realty Group, Inc.                                          Pennsylvania
Armstrong Ventures, Inc.                                              Delaware
Armstrong Wood Products, Inc. ("AWP")                                 Delaware
Armstrong World Industries Asia, Inc.                                 Nevada
Armstrong World Industries (Delaware) Inc.                            Delaware
Armstrong World Industries (India) Inc.                               Nevada
Armstrong World Industries Latin America, Inc.                        Nevada
Armstrong.com Holding Company                                         Delaware
AWI Licensing Company                                                 Delaware
A W I (NEVADA), INC.                                                  Nevada
Charleswater Products, Inc.                                           Delaware
Chemline Industries, Inc.                                             Delaware
Desseaux Corporation of North America                                 Delaware
IWF, Inc.                                                             Nevada
Natural Plastic Research Institute                                    Delaware
Nitram Liquidators, Inc.                                              Delaware
Worthington Armstrong Venture
 (50%-owned unincorporated affiliate) ("WAVE")

AWI'S DIRECTLY OWNED FOREIGN SUBSIDIARIES                             JURISDICTION OF INCORPORATION
AIPB SPRL                                                             Belgium
Armstrong (Floor) Holdings, B.V.                                      Netherlands
Armstrong (Floor) Holdings Ltd.                                       United Kingdom
Armstrong (Japan) K.K. (IN LIQUIDATION)                               Japan
Armstrong (Singapore) Pte. Ltd.                                       Singapore
Armstrong (U.K.) Investments                                          United Kingdom
Armstrong Architectural Products S.L.                                 Spain
Armstrong Building Products                                           United Kingdom
Armstrong Building Products B.V.                                      Netherlands
Armstrong Building Products Company (Shanghai) Ltd.                   PRC
Armstrong Building Products G.m.b.H.                                  Germany
Armstrong Building Products S.A.                                      France
Armstrong Building Products S.r.l.                                    Italy
Armstrong DLW AG ("DLW")                                              Germany
Armstrong Europa G.m.b.H.                                             Germany
Armstrong Europe Services                                             United Kingdom
Armstrong FSC, Ltd.                                                   Bermuda
Armstrong Floor Products Europe Ltd.                                  United Kingdom
Armstrong Floor Products Europe Ltd. (Rep Office)                     Spain
Armstrong Floor Products Europe S.a.r.l.                              France
Armstrong Metal Ceilings Limited                                      United Kingdom
Armstrong Metalldecken Holding AG ("AWI METALLDECKEN")                Switzerland
Armstrong World do Brasil Ltda.                                       Brazil
Armstrong World Industries (Australia) Pty. Ltd.                      Australia
Armstrong World Industries (China) Ltd.                               PRC
Armstrong World Industries (H.K.) Limited                             Hong Kong
Armstrong World Industries (India) Private Limited                    India
Armstrong World Industries (Thailand) Ltd.                            Thailand


Armstrong World Industries AB                                         Sweden
Armstrong World Industries Canada Ltd.                                Canada
Armstrong World Industries Holding G.m.b.H.                           Germany
Armstrong World Industries Ltd.                                       United Kingdom
Armstrong World Industries Mauritius                                  Mauritius
Armstrong World Industries Pty. Ltd.                                  Australia
Armstrong World Industries de Mexico, S.A. de C.V.                    Mexico
Liberty Commercial Services Ltd.                                      Bermuda

AWP'S DOMESTIC SUBSIDIARIES                                           JURISDICTION OF INCORPORATION
Bruce Hardwood Flooring LLC                                           Delaware
Hartco Flooring Company                                               Tennessee
Robbins Hardwood Flooring, Inc.                                       Delaware
Triangle Pacific International LLC                                    Delaware
Worldwide Kitchens, Inc.                                              Delaware

AWP'S FOREIGN SUBSIDIARIES                                            JURISDICTION OF INCORPORATION
Bruce Hardwood Floors Mexico, S.A. de C.V.                            Mexico
Servitec Mexico, S.A. de C.V.                                         Mexico
Bruce Hardwood Floors (UK) Limited                                    United Kingdom
Bruce Chile Distribuidora Limitada                                    Chile

DLW'S DOMESTIC SUBSIDIARIES                                           JURISDICTION OF INCORPORATION
DDSS North America, Inc.                                              Delaware
Desso (U.S.A.) Inc.                                                   Pennsylvania

DLW'S FOREIGN SUBSIDIARIES                                            JURISDICTION OF INCORPORATION
"Marka" Bodenbelags-Vertriebs-GmbH                                    Germany
Armstrong DLW Belgium N.V.                                            Belgium
Armstrong DLW Licensing GmbH                                          Germany
Birla-DLW Ltd.                                                        India
DLW (Schweiz) AG                                                      Switzerland
DLW Austria Gesellschaft m.b.H.                                       Austria
DLW Beteiligungs GmbH                                                 Germany
DLW Bodenbelags GmbH                                                  Germany
DLW Financial Services Finanzierungsvermittlungs-GmbH                 Germany
DLW Floorings Ltd. (LIQUIDATION IN PROCESS/PLANNED)                   United Kingdom
DLW France S.a.r.l.                                                   France
DLW Iberica S.A.                                                      Spain
DLW Italia S.p.A. (PLANNED NAME CHANGE IN 04/03)                      Italy
DLW Nederland B.V.                                                    Netherlands
DLW Norge A/S                                                         Norway
DLW Scandinavia A/S                                                   Denmark
DLW Versicherungs-und Werbevermittlungs-GmbH                          Germany
DLW vybaveni interieru s.r.o.                                         Czech Republic
Desso Asia Pacific Pte. Ltd.                                          Singapore
Desso Australia Pty. Ltd.                                             Australia
Desso Belgie                                                          Belgium
Desso Dendermonde                                                     Belgium
Desso DLW Sports Systems                                              Belgium
Desso DLW Sports Systems B.V.                                         Netherlands
Desso DLW Sports Systems GmbH                                         Germany
Desso DLW Sports Systems Limited                                      United Kingdom
Desso DLW Sports Systems S.A.                                         Spain
Desso DLW Sports Systems S.a.r.l.                                     France


                                      F-2

Desso DLW Sports Systems Srl.                                         Italy
Desso DLW Textil GmbH                                                 Germany
Desso Danmark A/S                                                     Denmark
Desso Esco Espana S.A.                                                Spain
Desso Esco Italia S.p.A.                                              Italy
Desso Esco (UK) Limited                                               United Kingdom
Desso France SAS                                                      France
Desso Home B.V.                                                       Netherlands
Desso Limited                                                         United Kingdom
Desso Oss B.V.                                                        Netherlands
Desso Ltd.                                                            United Kingdom
Desso Waalwijk B.V.                                                   Netherlands
Indol Grundstucks-Verwaltungs Gesellschaft mbH & Co. OHG              Germany
Roder GmbH Sitzmobelwerke                                             Germany
Tapijtfabriek H. Desseaux N.V.                                        Netherlands

AWI METALLDECKEN'S DOMESTIC SUBSIDIARIES                              JURISDICTION OF INCORPORATION
Gema Metal Ceilings, Inc.                                             Delaware

AWI METALLDECKEN'S FOREIGN SUBSIDIARIES                               JURISDICTION OF INCORPORATION
Argenta Ltd.                                                          Hong Kong
Argenta Pte. Ltd.                                                     Singapore
Armstrong Metalldecken AG                                             Switzerland
Armstrong Metalldecken GmbH                                           Austria
Armstrong Metalldecken Management und Beratung AG                     Switzerland
Gema Metal Ceilings (Asia-Pacific) Pte. Ltd.                          Singapore
Gema Yapi Elemanlari Ticaret AS                                       Turkey
Phonex-Gema AG                                                        Switzerland

WAVE'S FOREIGN SUBSIDIARIES
Perfiles y Techos, S.L. (known as Peytesa)                            Spain
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.              PRC
Worthington Armstrong UK Limited                                      United Kingdom
Worthington Armstrong Venture Europe S.A.                             France





                                      F-3